FREE WRITING PROSPECTUS
FILED PURSUANT TO RULE 433
REGISTRATION FILE NO.: 333-282099-03

Free Writing Prospectus

Structural and Collateral Term Sheet

$884,437,753

(Approximate Initial Pool Balance)

$784,938,000

(Approximate Aggregate Certificate Balance of Offered Certificates)

BANK5 2025-5YR14

as Issuing Entity

Wells Fargo Commercial Mortgage Securities, Inc.

as Depositor

Wells Fargo Bank, National Association

Morgan Stanley Mortgage Capital Holdings LLC

JPMorgan Chase Bank, National Association

Bank of America, National Association

as Sponsors and Mortgage Loan Sellers

Commercial Mortgage Pass-Through Certificates
Series 2025-5YR14

March 26, 2025

WELLS FARGO SECURITIES	BofA SECURITIES	J.P. MORGAN	MORGAN STANLEY
Co-Lead Manager and Joint Bookrunner	Co-Lead Manager and Joint Bookrunner	Co-Lead Manager and Joint Bookrunner	Co-Lead Manager and Joint Bookrunner
Academy Securities, Inc. Co-Manager	Drexel Hamilton Co-Manager	Siebert Williams Shank Co-Manager

STATEMENT REGARDING THIS FREE WRITING PROSPECTUS

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-282099) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter, or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free 1-800-745-2063 (8 a.m. – 5 p.m. EST) or by emailing wfs.cmbs@wellsfargo.com.

Nothing in this document constitutes an offer of securities for sale in any jurisdiction where the offer or sale is not permitted. The information contained herein is preliminary as of the date hereof, supersedes any such information previously delivered to you and will be superseded by any such information subsequently delivered and ultimately by the final prospectus relating to the securities. These materials are subject to change, completion, supplement or amendment from time to time.

This free writing prospectus has been prepared by the underwriters for information purposes only and does not constitute, in whole or in part, a prospectus for the purposes of (i) Regulation (EU) 2017/1129 (as amended), (ii) such Regulation as it forms part of UK domestic law, or (iii) Part VI of the UK Financial Services and Markets Act 2000, as amended; and does not constitute an offering document for any other purpose.

STATEMENT REGARDING ASSUMPTIONS AS TO SECURITIES, PRICING ESTIMATES AND OTHER INFORMATION

The attached information contains certain tables and other statistical analyses (the “Computational Materials”) which have been prepared in reliance upon information furnished by the Mortgage Loan Sellers. Numerous assumptions were used in preparing the Computational Materials, which may or may not be reflected herein. As such, no assurance can be given as to the Computational Materials’ accuracy, appropriateness or completeness in any particular context; or as to whether the Computational Materials and/or the assumptions upon which they are based reflect present market conditions or future market performance. The Computational Materials should not be construed as either projections or predictions or as legal, tax, financial or accounting advice. You should consult your own counsel, accountant and other advisors as to the legal, tax, business, financial and related aspects of a purchase of these securities. Any weighted average lives, yields and principal payment periods shown in the Computational Materials are based on prepayment and/or loss assumptions, and changes in such prepayment and/or loss assumptions may dramatically affect such weighted average lives, yields and principal payment periods. In addition, it is possible that prepayments or losses on the underlying assets will occur at rates higher or lower than the rates shown in the attached Computational Materials. The specific characteristics of the securities may differ from those shown in the Computational Materials due to differences between the final underlying assets and the preliminary underlying assets used in preparing the Computational Materials. The principal amount and designation of any security described in the Computational Materials are subject to change prior to issuance. None of Wells Fargo Securities, LLC, BofA Securities, Inc., J.P. Morgan Securities LLC, Morgan Stanley & Co. LLC, Academy Securities, Inc., Drexel Hamilton, LLC, Siebert Williams Shank & Co., LLC or any of their respective affiliates, make any representation or warranty as to the actual rate or timing of payments or losses on any of the underlying assets or the payments or yield on the securities. The information in this presentation is based upon management forecasts and reflects prevailing conditions and management’s views as of this date, all of which are subject to change. In preparing this presentation, we have relied upon and assumed, without independent verification, the accuracy and completeness of all information available from public sources or which was provided to us by or on behalf of the Mortgage Loan Sellers or which was otherwise reviewed by us.

This free writing prospectus contains certain forward-looking statements. If and when included in this free writing prospectus, the words “expects”, “intends”, “anticipates”, “estimates” and analogous expressions and all statements that are not historical facts, including statements about our beliefs or expectations, are intended to identify forward-looking statements. Any forward-looking statements are made subject to risks and uncertainties which could cause actual results to differ materially from those stated. Those risks and uncertainties include, among other things, declines in general economic and business conditions, increased competition, changes in demographics, changes in political and social conditions, regulatory initiatives and changes in customer preferences, many of which are beyond our control and the control of any other person or entity related to this offering. The forward-looking statements made in this free writing prospectus are made as of the date stated on the cover. We have no obligation to update or revise any forward-looking statement.

Wells Fargo Securities is the trade name for the capital markets and investment banking services of Wells Fargo & Company and its subsidiaries, including but not limited to Wells Fargo Securities, LLC, a member of NYSE, FINRA, NFA and SIPC, Wells Fargo Prime Services, LLC, a member of FINRA, NFA and SIPC, and Wells Fargo Bank, N.A. Wells Fargo Securities, LLC and Wells Fargo Prime Services, LLC are distinct entities from affiliated banks and thrifts.

“BofA Securities” is the marketing name for the global banking and global markets businesses of Bank of America Corporation. Lending, derivatives, and other commercial banking activities are performed globally by banking affiliates of Bank of America Corporation, including Bank of America, N.A., member FDIC. Securities, strategic advisory, and other investment banking activities are performed globally by investment banking affiliates of Bank of America Corporation, including, in the United States, BofA Securities, Inc., which is a registered broker-dealer and member of FINRA and SIPC, and, in other jurisdictions, locally registered entities.

J.P. Morgan is the marketing name for the investment banking businesses of JPMorgan Chase & Co. and its subsidiaries worldwide. Securities, syndicated loan arranging, financial advisory and other investment banking activities are performed by JPMS and its securities affiliates, and lending, derivatives and other commercial banking activities are performed by JPMorgan Chase Bank, National Association and its banking affiliates. JPMS is a member of SIPC and the NYSE.

IMPORTANT NOTICE REGARDING THE OFFERED CERTIFICATES

The information herein is preliminary and may be supplemented or amended prior to the time of sale. In addition, the Offered Certificates referred to in these materials and the asset pool backing them are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis.

The underwriters described in these materials may from time to time perform investment banking services for, or solicit investment banking business from, any company named in these materials. The underwriters and/or their affiliates or respective employees may from time to time have a long or short position in any security or contract discussed in these materials.

The information contained herein supersedes any previous such information delivered to any prospective investor and will be superseded by information delivered to such prospective investor prior to the time of sale.

IMPORTANT NOTICE RELATING TO AUTOMATICALLY-GENERATED EMAIL DISCLAIMERS

Any legends, disclaimers or other notices that may appear at the bottom of any email communication to which this free writing prospectus is attached relating to (1) these materials not constituting an offer (or a solicitation of an offer), (2) any representation that these materials are accurate or complete and may not be updated or (3) these materials possibly being confidential, are not applicable to these materials and should be disregarded. Such legends, disclaimers or other notices have been automatically generated as a result of these materials having been sent via Bloomberg or another system.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

2

BANK5 2025-5YR14	Certificate Structure
I.	Certificate Structure

Class	Expected Ratings (Fitch/KBRA/Moody’s)(1)	Approximate Initial Certificate Balance or Notional Amount(2)		Approx. Initial Credit Support(3)	Pass-Through Rate Description	Weighted Average Life (Years)(4)	Expected Principal Window(4)	Certificate Principal UW NOI Debt Yield(5)		Certificate Principal to Value Ratio(6)
Offered Certificates
A-1	AAAsf/AAA(sf)/Aaa(sf)	$5,730,000		30.000%	(7)	2.43	5/25–11/29	16.5%		42.8%
A-2	AAAsf/AAA(sf)/Aaa(sf)	(8)		30.000%	(7)	(8)	(8)	16.5%		42.8%
A-3	AAAsf/AAA(sf)/Aaa(sf)	(8)		30.000%	(7)	(8)	(8)	16.5%		42.8%
X-A	AAAsf/AAA(sf)/Aaa(sf)	$619,106,000	(9)	N/A	VariableIO(10)	N/A	N/A	N/A		N/A
X-B	A-sf/AAA(sf)/NR	$165,832,000	(11)	N/A	VariableIO(12)	N/A	N/A	N/A		N/A
A-S	AAAsf/AAA(sf)/A1(sf)	$88,444,000		20.000%	(7)	4.98	4/30–4/30	14.5%		48.9%
B	AA-sf/AA-(sf)/NR	$44,222,000		15.000%	(7)	4.98	4/30–4/30	13.6%		51.9%
C	A-sf/A-(sf)/NR	$33,166,000		11.250%	(7)	4.98	4/30–4/30	13.0%		54.2%
Non-Offered Certificates
X-D	BBB-sf/BBB(sf)/NR	$23,438,000(13)	(15)	N/A	VariableIO(14)	N/A	N/A	N/A		N/A
D	BBB+sf/BBB+(sf)/NR	$9,950,000		10.125%	(7)	4.98	4/30–4/30	12.9%		54.9%
E	BBB-sf/BBB(sf)/NR	$13,488,000	(15)	8.600%(15)	(7)	4.98	4/30–4/30	12.7%	(15)	55.8%	(15)
F-RR	BB+sf/BBB-(sf)/NR	$14,151,000	(15)	7.000%(15)	(7)	4.98	4/30–4/30	12.5%	(15)	56.8%	(15)
G-RR	BB-sf/BB+(sf)/NR	$11,055,000		5.750%	(7)	4.98	4/30–4/30	12.3%		57.6%
J-RR	B-sf/B+(sf)/NR	$12,161,000		4.375%	(7)	4.98	4/30–4/30	12.1%		58.4%
K-RR	NR/NR/NR	$38,694,752		0.000%	(7)	4.98	4/30–4/30	11.6%		61.1%

(1)	The expected ratings presented are those of Fitch Ratings, Inc. (“Fitch”), Kroll Bond Rating Agency, LLC (“KBRA”) and Moody’s Investors Service, Inc. (“Moody’s”), which the depositor hired to rate the Offered Certificates. One or more other nationally recognized statistical rating organizations that were not hired by the depositor may use information they receive pursuant to Rule 17g-5 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise, to rate or provide market reports and/or published commentary related to the Offered Certificates. We cannot assure you as to what ratings a non-hired nationally recognized statistical rating organization would assign or that its reports will not express differing, possibly negative, views of the mortgage loans and/or the Offered Certificates. The ratings of each Class of Offered Certificates address the likelihood of the timely distribution of interest and, except in the case of the Class X-A and X-B Certificates, the ultimate distribution of principal due on those Classes on or before the Rated Final Distribution Date. See “Risk Factors—Other Risks Relating to the Certificates—Nationally Recognized Statistical Rating Organizations May Assign Different Ratings to the Certificates; Ratings of the Certificates Reflect Only the Views of the Applicable Rating Agencies as of the Dates Such Ratings Were Issued; Ratings May Affect ERISA Eligibility; Ratings May Be Downgraded” and “Ratings” in the Preliminary Prospectus, expected to be dated March 26, 2025 (the “Preliminary Prospectus”). Fitch, KBRA and Moody’s have informed us that the “sf” designation in their ratings represents an identifier for structured finance product ratings.
(2)	The Certificate Balances and Notional Amounts set forth in the table are approximate. The actual initial Certificate Balances and Notional Amounts may be larger or smaller depending on the initial pool balance of the mortgage loans definitively included in the pool of mortgage loans, which aggregate cut-off date balance may be as much as 5% larger or smaller than the amount presented in the Preliminary Prospectus. In addition, the Notional Amounts of the Class X-A, X-B and X-D Certificates (collectively referred to herein as “Class X Certificates”) may vary depending upon the final pricing of the Classes of Principal Balance Certificates (as defined below) whose Certificate Balances comprise such Notional Amounts and, if as a result of such pricing the pass-through rate of any Class of the Class X Certificates would be equal to zero at all times, such Class of Certificates will not be issued on the closing date of this securitization.
(3)	The Approximate Initial Credit Support with respect to the Class A-1, A-2 and A-3 Certificates represents the approximate credit enhancement for the Class A-1, A-2 and A-3 Certificates in the aggregate.
(4)

Weighted Average Lives and Expected Principal Windows are calculated based on an assumed prepayment rate of 0% CPR and the “Structuring Assumptions” described under “Yield and Maturity Considerations—Weighted Average Life” in the Preliminary Prospectus.

(5)

The Certificate Principal U/W NOI Debt Yield for each Class of Certificates (other than the Class A-1, A-2 and A-3 Certificates) is calculated as the product of (a) the weighted average U/W NOI Debt Yield for the mortgage loans and (b) a fraction, the numerator of which is the total initial Certificate Balance of all of the Classes of Principal Balance Certificates and the denominator of which is the total initial Certificate Balance for such Class of Certificates and all Classes of Principal Balance Certificates senior to such Class of Certificates. The Certificate Principal U/W NOI Debt Yield for each of the Class A-1, A-2 and A-3 Certificates is calculated in the aggregate for those Classes as if they were a single Class and is calculated as the product of (a) the weighted average U/W NOI Debt Yield for the mortgage loans and (b) a fraction, the numerator of which is the total initial Certificate Balance of all of the Classes of Principal Balance Certificates and the denominator of which is the total aggregate initial Certificate Balances for the Class A-1, A-2 and A-3 Certificates. In any event, however, cash flow from each mortgaged property supports only the related mortgage loan and will not be available to support any other mortgage loan.

(6)	The Certificate Principal to Value Ratio for each Class of Certificates (other than the Class A-1, A-2 and A-3 Certificates) is calculated as the product of (a) the weighted average Cut-off Date LTV Ratio for the mortgage loans and (b) a fraction, the numerator of which is the total initial Certificate Balance of such Class of Certificates and all Classes of Principal Balance Certificates senior to such Class of Certificates and the denominator of which is the total initial Certificate Balance of all of the Principal Balance Certificates. The Certificate Principal to Value Ratio for each of the Class A-1, A-2 and A-3 Certificates is calculated in the aggregate for those Classes as if they were a single Class and is calculated as the product of (a) the weighted average Cut-off Date LTV Ratio for the mortgage loans and (b) a fraction, the numerator of which is the total initial aggregate Certificate Balances of such Classes of Certificates and the denominator of which is the total initial Certificate Balance of all of the Principal Balance Certificates. In any event, however, excess mortgaged property value associated with a mortgage loan will not be available to offset losses on any other mortgage loan.
(7)	The pass-through rates for the Class A-1, A-2, A-3, A-S, B, C, D, E, F-RR, G-RR, J-RR and K-RR Certificates (collectively, the “Principal Balance Certificates”) for any distribution date will, in each case, be one of the following: (i) a fixed rate per annum, (ii) a variable rate per annum equal to the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, (iii) a variable rate per annum equal to the lesser of (a) a fixed rate and (b) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date or (iv) a variable rate per annum equal to the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date minus a specified percentage. For purposes of the calculation of the weighted average of the net mortgage interest rates on the mortgage loans for each distribution date, the mortgage interest rates will be adjusted as necessary to a 30/360 basis.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

3

BANK5 2025-5YR14	Certificate Structure

(8)	The exact initial Certificate Balances of the Class A-2 and A-3 Certificates are unknown and will be determined based on the final pricing of those Classes of Certificates. However, the initial Certificate Balances, weighted average lives and principal windows of the Class A-2 and A-3 Certificates are expected to be within the applicable ranges reflected in the following chart. The aggregate initial Certificate Balance of the Class A-2 and A-3 Certificates is expected to be approximately $613,376,000, subject to a variance of plus or minus 5%. In the event that the Class A-3 Certificates is issued with the maximum certificate balance (i.e., with an initial Certificate Balance of $613,376,000), the Class A-2 Certificates will not be issued.

Class of Certificates	Expected Range of Approximate Initial Certificate Balance	Expected Range of Weighted Average Life (Years)	Expected Range of Principal Window
Class A-2	$0 - $300,000,000	N/A – 4.82	N/A / 11/29 – 3/30
Class A-3	$313,376,000 - $613,376,000	4.87 – 4.93	11/29 – 4/30 / 3/30 – 4/30

(9)	The Class X-A Certificates are notional amount certificates. The Notional Amount of the Class X-A Certificates will be equal to the aggregate Certificate Balance of the Class A-1, A-2 and A-3 Certificates outstanding from time to time. The Class X-A Certificates will not be entitled to distributions of principal.
(10)	The pass-through rate for the Class X-A Certificates for any distribution date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, over (b) the weighted average of the pass-through rates on the Class A-1, A-2 and A-3 Certificates for the related distribution date, weighted on the basis of their respective Certificate Balances outstanding immediately prior to that distribution date. For purposes of the calculation of the weighted average of the net mortgage interest rates on the mortgage loans for each distribution date, the mortgage interest rates will be adjusted as necessary to a 30/360 basis.
(11)	The Class X-B Certificates are notional amount certificates. The Notional Amount of the Class X-B Certificates will be equal to the aggregate Certificate Balance of the Class A-S, B and C Certificates outstanding from time to time. The Class X-B Certificates will not be entitled to distributions of principal.
(12)	The pass-through rate for the Class X-B Certificates for any distribution date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, over (b) the weighted average of the pass-through rates on the Class A-S, B and C Certificates for the related distribution date, weighted on the basis of their respective Certificate Balances outstanding immediately prior to that distribution date. For purposes of the calculation of the weighted average of the net mortgage interest rates on the mortgage loans for each distribution date, the mortgage interest rates will be adjusted as necessary to a 30/360 basis.
(13)	The Class X-D Certificates are notional amount certificates. The Notional Amount of the Class X-D Certificates will be equal to the aggregate Certificate Balance of the Class D and E Certificates outstanding from time to time. The Class X-D Certificates will not be entitled to distributions of principal.
(14)	The pass-through rate for the Class X-D Certificates for any distribution date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, over (b) the weighted average of the pass-through rates on the Class D and E Certificates for the related distribution date, weighted on the basis of their respective Certificate Balances outstanding immediately prior to that distribution date. For purposes of the calculation of the weighted average of the net mortgage interest rates on the mortgage loans for each distribution date, the mortgage interest rates will be adjusted as necessary to a 30/360 basis.
(15)	The initial Certificate Balance of each of the Class E and F-RR Certificates is estimated based in part on the estimated ranges of Certificate Balances and estimated fair values described in “Credit Risk Retention” in the Preliminary Prospectus. The initial Certificate Balance of the Class E Certificates is expected to fall within a range of $12,241,000 to $14,744,000, and the initial Certificate Balance of the Class F-RR Certificates is expected to fall within a range of $12,895,000 to $15,398,000, with the ultimate initial Certificate Balance of each determined such that the aggregate fair value of the Class F-RR, G-RR, J-RR and K-RR Certificates will equal at least 5% of the estimated fair value as of the Closing Date of all of the Classes of Certificates (other than the Class R Certificates) issued by the issuing entity. Any variation in the initial Certificate Balance of the Class E Certificates would affect the initial notional amount of the Class X-D certificates. Additionally, the Approximate Initial Credit Support for the Class E Certificates will range between approximately 8.458% and 8.741%.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

4

BANK5 2025-5YR14	Transaction Highlights

II.	Transaction Highlights

Mortgage Loan Sellers:

Mortgage Loan Seller	Number of Mortgage Loans	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	Approx. % of Initial Pool Balance
Wells Fargo Bank, National Association	9	52	$398,767,753	45.1%
Morgan Stanley Mortgage Capital Holdings LLC	10	11	308,920,000	34.9
JPMorgan Chase Bank, National Association	3	6	83,600,000	9.5
Bank of America, National Association	2	2	42,150,000	4.8
JPMorgan Chase Bank, National Association / Wells Fargo Bank, National Association	1	1	51,000,000	5.8
Total	25	72	$884,437,753	100.0%

Loan Pool:

Initial Pool Balance:	$884,437,753
Number of Mortgage Loans:	25
Average Cut-off Date Balance per Mortgage Loan:	$35,377,510
Number of Mortgaged Properties:	72
Average Cut-off Date Balance per Mortgaged Property(1):	$12,283,858
Weighted Average Interest Rate:	6.5488%
Ten Largest Mortgage Loans as % of Initial Pool Balance:	66.2%
Weighted Average Original Term to Maturity (months):	60
Weighted Average Remaining Term to Maturity (months):	59
Weighted Average Original Amortization Term (months)(2):	348
Weighted Average Remaining Amortization Term (months)(2):	347
Weighted Average Seasoning (months):	1

(1)	Information regarding mortgage loans secured by multiple properties is based on an allocation according to relative appraised values or the allocated loan amounts or property-specific release prices set forth in the related loan documents or such other allocation as the related mortgage loan seller deemed appropriate.
(2)	Excludes any mortgage loan that does not amortize.

Credit Statistics:

Weighted Average U/W Net Cash Flow DSCR(1):	1.62x
Weighted Average U/W Net Operating Income Debt Yield(1):	11.6%
Weighted Average Cut-off Date Loan-to-Value Ratio(1):	61.1%
Weighted Average Balloon Loan-to-Value Ratio(1):	60.7%
% of Mortgage Loans with Additional Subordinate Debt(2):	5.8%
% of Mortgage Loans with Single Tenants(3):	2.7%
(1)	With respect to any mortgage loan that is part of a whole loan, loan-to-value ratio, debt service coverage ratio and debt yield calculations include the related pari passu companion loan(s) but exclude any related subordinate companion loan(s) (unless otherwise stated). The debt service coverage ratio, debt yield and loan-to-value ratio information do not take into account any subordinate debt (whether or not secured by the related mortgaged property), that currently exists or is allowed under the terms of any mortgage loan. See “Description of the Mortgage Pool—Mortgage Pool Characteristics” in the Preliminary Prospectus and Annex A-1 to the Preliminary Prospectus.
(2)	The percentage figure expressed as “% of Mortgage Loans with Additional Subordinate Debt” is determined as a percentage of the initial pool balance and does not take into account any future subordinate debt (whether or not secured by the mortgaged property), if any, that may be permitted under the terms of any mortgage loan or the pooling and servicing agreement. See “Description of the Mortgage Pool—Additional Indebtedness” in the Preliminary Prospectus.
(3)	Excludes mortgage loans that are secured by multiple single tenant properties.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

5

BANK5 2025-5YR14	Transaction Highlights

Loan Structural Features:

Amortization: Based on the Initial Pool Balance, 13.1% of the mortgage pool (4 mortgage loans) has scheduled amortization, as follows:

11.5% (3 mortgage loans) require amortization during the entire loan term; and

1.6% (1 mortgage loan) provide for an interest-only period followed by an amortization period.

Interest-Only: Based on the Initial Pool Balance, 86.9% of the mortgage pool (21 mortgage loans) provides for interest-only payments during the entire loan term through maturity. The weighted average Cut-off Date Loan-to-Value Ratio and weighted average U/W Net Cash Flow DSCR for those mortgage loans are 61.6% and 1.64x, respectively.

Hard Lockboxes: Based on the Initial Pool Balance, 57.6% of the mortgage pool (13 mortgage loans) has hard lockboxes in place.

Reserves: The mortgage loans require amounts to be escrowed monthly as follows (excluding any mortgage loans with springing provisions):

Real Estate Taxes:	82.3% of the pool
Insurance:	48.6% of the pool
Capital Replacements:	77.0% of the pool
TI/LC:	54.4% of the pool	(1)
(1)	The percentage of Initial Pool Balance for mortgage loans with TI/LC reserves is based on the aggregate principal balance allocable to loans that include office, mixed use, retail and industrial properties.

Call Protection/Defeasance: Based on the Initial Pool Balance, the mortgage pool has the following call protection and defeasance features:

76.0% of the mortgage pool (19 mortgage loans) features a lockout period, then defeasance only until an open period;

10.5% of the mortgage pool (2 mortgage loans) features a lockout period, then greater of a prepayment premium (1.0%) or yield maintenance until an open period;

7.3% of the mortgage pool (2 mortgage loans) features the greater of a prepayment premium (1.0%) or yield maintenance until an open period; and

6.2% of the mortgage pool (2 mortgage loans) features a lockout period, then greater of a prepayment premium (1.0%) or yield maintenance, followed by defeasance or greater of a prepayment premium (1.0%) or yield maintenance until an open period.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

6

BANK5 2025-5YR14	Issue Characteristics
III.	Issue Characteristics
Securities Offered:	$784,938,000 approximate monthly pay, multi-class, commercial mortgage REMIC pass-through certificates consisting of eight classes (Classes A-1, A-2, A-3, A-S, B, C, X-A and X-B), which are offered pursuant to a registration statement filed with the SEC (such Classes of certificates, the “Offered Certificates”).
Mortgage Loan Sellers:	Wells Fargo Bank, National Association (“WFB”), Morgan Stanley Mortgage Capital Holdings LLC (“MSMCH”), JPMorgan Chase Bank, National Association (“JPMCB”) and Bank of America, National Association (“BANA”).
Joint Bookrunners and Co-Lead Managers:	Wells Fargo Securities, LLC, BofA Securities, Inc., Morgan Stanley & Co. LLC and J.P. Morgan Securities LLC
Co-Managers:	Academy Securities, Inc., Drexel Hamilton, LLC and Siebert Williams Shank & Co., LLC
Rating Agencies:	Fitch Ratings, Inc., Kroll Bond Rating Agency, LLC and Moody’s Investors Service, Inc.
Master Servicer:	Trimont LLC
Special Servicer:	Torchlight Loan Services, LLC
Certificate Administrator:	Computershare Trust Company, N.A.
Trustee:	Computershare Trust Company, N.A.
Operating Advisor:	BellOak, LLC
Asset Representations Reviewer:	BellOak, LLC
U.S. Credit Risk Retention:

For a discussion of the manner in which the U.S. credit risk retention requirements are being addressed by Wells Fargo Bank, National Association, as the retaining sponsor, see “Credit Risk Retention” in the Preliminary Prospectus.

This transaction is being structured with a “third-party purchaser” that will acquire an “eligible horizontal residual interest”, which will be comprised of the Class F-RR, G-RR, J-RR and K-RR Certificates (the “horizontal risk retention certificates”). TL DF8 RR, LLC (in satisfaction of the retention obligations of Wells Fargo Bank, National Association, as the retaining sponsor) will be contractually obligated to retain (or to cause its “majority-owned affiliate” to retain) the horizontal risk retention certificates for a minimum of five years after the closing date, subject to certain permitted exceptions provided for under the risk retention rules. During this time, TL DF8 RR, LLC will agree to comply with hedging, transfer and financing restrictions that are applicable to third party purchasers under the credit risk retention rules. For additional information, see “Credit Risk Retention” in the Preliminary Prospectus.

EU SR Rules and UK Securitization Framework:

No transaction party or any other person intends to retain a material net economic interest in the securitization constituted by the issue of the Certificates, or take any other action in respect of such securitization, in a manner prescribed or contemplated by (i) Regulation (EU) 2017/2402 and related technical standards (collectively the “EU SR Rules”), or (ii) the Securitisation Regulations 2024 and related rules made by the Financial Conduct Authority and the Prudential Regulation Authority (collectively the “UK Securitization Framework”). In particular, no such person undertakes to take any action which may be required by any prospective investor or certificateholder for the purposes of its compliance with any requirement of the EU SR Rules or the UK Securitization Framework. In addition, the arrangements described under “Credit Risk Retention” in the Preliminary Prospectus have not been structured with the objective of ensuring or facilitating compliance by any person with any such requirement. See “Risk Factors—Other Risks Relating to the Certificates—EU SR Rules and UK Securitization Framework” in the Preliminary Prospectus.

Initial Controlling Class Certificateholder:	Torchlight Investors, LLC
Cut-off Date:	The Cut-off Date with respect to each mortgage loan is the due date for the monthly debt service payment that is due in April 2025 (or, in the case of any mortgage loan that has its first due date after April 2025, the date that would have been its due date in April 2025 under the terms of that mortgage loan if a monthly debt service payment were scheduled to be due in that month).
Expected Closing Date:	On or about April 24, 2025.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

7

BANK5 2025-5YR14	Issue Characteristics
Determination Dates:	The 11th day of each month (or if that day is not a business day, the next succeeding business day), commencing in May 2025.
Distribution Dates:	The fourth business day following the Determination Date in each month, commencing in May 2025.
Rated Final Distribution Date:	The Distribution Date in April 2058.
Interest Accrual Period:	With respect to any Distribution Date, the calendar month immediately preceding the month in which such Distribution Date occurs.
Day Count:	The Offered Certificates will accrue interest on a 30/360 basis.
Minimum Denominations:	$10,000 for each Class of Offered Certificates (other than the Class X-A and X-B Certificates) and $1,000,000 for the Class X-A and X-B Certificates. Investments may also be made in any whole dollar denomination in excess of the applicable minimum denomination.
Clean-up Call:	1.0%
Delivery:	DTC, Euroclear and Clearstream Banking
ERISA/SMMEA Status:	Each Class of Offered Certificates is expected to be eligible for exemptive relief under ERISA. Until the SEC adopts rules establishing a different creditworthiness standard, the Class A-1, A-2, A-3, A-S and B Certificates will constitute “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended (“SMMEA”), so long as they are rated in one of the two highest rating categories by one of the rating agencies or another NRSRO, and the other classes of certificates will not constitute “mortgage related securities” for purposes of SMMEA.
Risk Factors:	THE CERTIFICATES INVOLVE CERTAIN RISKS AND MAY NOT BE SUITABLE FOR ALL INVESTORS. SEE THE “SUMMARY OF RISK FACTORS” AND “RISK FACTORS” SECTIONS OF THE PRELIMINARY PROSPECTUS.
Bond Analytics Information:	The Certificate Administrator will be authorized to make distribution date statements, CREFC® reports and certain supplemental reports (other than confidential information) available to certain financial modeling and data provision services, including Bloomberg Financial Markets, L.P., Trepp, LLC, Intex Solutions, Inc., Interactive Data Corp., Markit Group Limited, BlackRock Financial Management, Inc., CMBS.com, Inc., Moody’s Analytics, Inc., Morningstar Credit Information & Analytics, LLC, KBRA Analytics, LLC, MBS Data, LLC, RealInsight, LSEG, CRED iQ, DealView Technologies Ltd. (dba DealX) and Recursion Co.
Tax Treatment	For U.S. federal income tax purposes, the issuing entity will consist of one or more REMICs arranged in a tiered structure. The Offered Certificates will represent REMIC regular interests.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

8

BANK5 2025-5YR14	Characteristics of the Mortgage Pool

IV.	Characteristics of the Mortgage Pool(1)

A.	Ten Largest Mortgage Loans

Mortgage Loan Seller	Mortgage Loan Name	City	State	Number of Mortgage Loans / Mortgaged Properties	Mortgage Loan Cut-off Date Balance ($)	% of Cut-off Date Pool Balance (%)	Property Type	Number of SF/ Units/ Rooms/Pads	Cut-off Date Balance Per SF/ Unit/ Room/ Pad ($)	Cut-off Date LTV Ratio (%)	Balloon or ARD LTV Ratio (%)	U/W NCF DSCR (x)	U/W NOI Debt Yield (%)
WFB	Southeast Workforce MHC Portfolio	Various	Various	1 / 35	$88,000,000	9.9%	Manufactured Housing	1,919	$54,716	66.5%	66.5%	1.53x	8.9%
WFB	Harden Ranch Plaza	Salinas	CA	1 / 1	83,300,000	9.4	Retail	445,399	187	64.1	64.1	1.62	10.6
MSMCH	1401 H	Washington	DC	1 / 1	68,000,000	7.7	Office	357,252	246	65.7	65.7	2.07	15.7
MSMCH	Grand Plaza	Chicago	IL	1 / 1	67,000,000	7.6	Multifamily	481	332,640	66.3	66.3	1.36	7.8
WFB	8044 Montgomery	Cincinnati	OH	1 / 1	60,000,000	6.8	Office	402,044	149	64.5	64.5	1.69	12.6
JPMCB/WFB	The Spiral	New York	NY	1 / 1	51,000,000	5.8	Office	2,844,343	730	45.1	45.1	1.99	11.4
MSMCH	Atlanta Galleria Hotel Portfolio	Atlanta	GA	1 / 2	47,000,000	5.3	Hospitality	547	85,923	64.4	64.4	2.08	16.8
JPMCB	Sycamore Portfolio	Los Angeles	CA	1 / 4	44,100,000	5.0	Various	107,742	409	48.1	48.1	1.42	11.0
MSMCH	Box House Hotel	Brooklyn	NY	1 / 1	41,000,000	4.6	Hospitality	128	320,313	55.4	53.1	1.36	13.2
WFB	Radius at Harbor Bay	Alameda	CA	1 / 10	36,492,753	4.1	Various	643,220	329	66.8	62.9	1.45	10.8
Top Three Total/Weighted Average				3 / 37	$239,300,000	27.1%				65.4%	65.4%	1.71x	11.4%
Top Five Total/Weighted Average				5 / 39	$366,300,000	41.4%				65.4%	65.4%	1.65x	11.0%
Top Ten Total/Weighted Average				10 / 57	$585,892,753	66.2%				61.7%	61.3%	1.66x	11.6%
Non-Top Ten Total/Weighted Average				15 / 15	$298,545,000	33.8%				59.9%	59.5%	1.54x	11.5%
(1)	With respect to any mortgage loan that is part of a whole loan, Cut-off Date Balance Per SF/Unit/Room/Pad ($), loan-to-value ratio, debt service coverage ratio and debt yield calculations include the related pari passu companion loan(s) but exclude any related subordinate companion loan(s) (unless otherwise stated). With respect to each mortgage loan, debt service coverage ratio, debt yield and loan-to-value ratio information do not take into account subordinate debt (whether or not secured by the related mortgaged property), if any, that currently exists or is allowed under the terms of such mortgage loan.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

9

BANK5 2025-5YR14	Characteristics of the Mortgage Pool

B.	Summary of the Whole Loans

No.	Property Name	Mortgage Loan Seller in BANK 2025-5YR14	Mortgage Loan Cut-off Date Balance	Aggregate Pari-Passu Companion Loan Cut-off Date Balance(1)	Combined Cut-off Date Balance	Controlling Pooling / Trust and Servicing Agreement	Master Servicer	Special Servicer	Related Pari Passu Companion Loan(s) Securitizations	Combined UW NCF DSR(2)	Combined UW NOI Debt Yield(2)	Combined Cut-off Date LTV(2)
1	Southeast Workforce MHC Portfolio	WFB	$88,000,000	$17,000,000	$105,000,000	BANK5 2025-5YR14	Trimont	Torchlight	Future Securitization	1.53x	8.9%	66.5%
3	1401 H	MSMCH	$68,000,000	$20,000,000	$88,000,000	BANK5 2025-5YR14	Trimont	Torchlight	Future Securitization	2.07x	15.7%	65.7%
4	Grand Plaza	MSMCH	$67,000,000	$93,000,000	$160,000,000	MSBAM 2025-5C1	Midland	Argentic	MSBAM 2025-5C1	1.36x	7.8%	66.3%
6	The Spiral	JPMCB/ WFB	$51,000,000	$2,025,700,000	$2,076,700,000	HY 2025-SPRL	Trimont	Midland	HY 2025-SPRL; BANK5 2025-5YR13; MSBAM 2025-5C1; Benchmark 2025-V13; Benchmark 2025-V14(3)	1.39x	8.3%	62.0%
10	Radius at Harbor Bay	WFB	$36,492,753	$174,886,035	$211,378,788	WFCM 2025-5C3	Trimont	Argentic	WFCM 2025-5C3; BANK5 2025-5YR13;	1.45x	10.8%	66.8%
13	Redmond Town Center	WFB	$30,375,000	$91,125,000	$121,500,000	BMARK 2025-V14(3)	Midland	Greystone	Benchmark 2025-V14(3); BMO 2025-5C9(4)	1.48x	10.6%	67.5%
14	Las Olas City Centre	JPMCB	$30,000,000	$115,000,000	$145,000,000	BMARK 2025-V14(3)	Midland	Greystone	Benchmark 2025-V14(3); BMO 2025-5C9(4)	1.78x	12.8%	65.1%
15	Logan Cargo Park	MSMCH	$30,000,000	$90,000,000	$120,000,000	MSBAM 2025-5C1	Midland	Argentic	MSBAM 2025-5C1	1.26x	9.1%	56.2%
16	Gateway Center North	BANA	$25,000,000	$275,000,000	$300,000,000	BANK5 2024-5YR11	Trimont	Midland	BANK5 2024-5YR11; BANK5 2024-5YR12; BANK5 2025-5YR13; MSBAM 2025-5C1	1.20x	8.5%	67.7%
18	Prosper South Bend Apartments	MSMCH	$22,000,000	$43,000,000	$65,000,000	MSBAM 2025-5C1	Midland	Argentic	MSBAM 2025-5C1	1.28x	9.1%	69.1%
(1)	The Aggregate Pari Passu Companion Loan Cut-off Date Balance excludes the related Subordinate Companion Loans.
(2)	DSCR, Debt Yield and LTV calculations include any related pari passu companion loans and exclude any subordinate companion loans and/or mezzanine loans, as applicable.
(3)	The Benchmark 2025-V14 securitization transaction is expected to close on April 15, 2025.
(4)	The BMO 2025-5C9 securitization transaction is expected to close on March 31, 2025.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

10

BANK5 2025-5YR14	Characteristics of the Mortgage Pool

C.	Mortgage Loans with Additional Secured and Mezzanine Financing

Loan No.	Mortgage Loan Seller	Mortgage Loan Name	Mortgage Loan Cut-off Date Balance ($)	% of Initial Pool Balance (%)	Sub Debt Cut-off Date Balance ($)	Mezzanine Debt Cut-off Date Balance ($)	Total Debt Interest Rate (%)(1)	Mortgage Loan U/W NCF DSCR (x)(2)	Total Debt U/W NCF DSCR (x)	Mortgage Loan Cut-off Date U/W NOI Debt Yield (%)(2)	Total Debt Cut-off Date U/W NOI Debt Yield (%)	Mortgage Loan Cut-off Date LTV Ratio (%)(2)	Total Debt Cut-off Date LTV Ratio (%)
6	JPMCB/WFB	The Spiral	$51,000,000	5.8%	$773,300,000	NAP	5.7355%	1.99x	1.39x	11.4%	8.3%	45.1%	62.0%
Total/Weighted Average			$51,000,000	5.8%	$773,300,000		5.7355%	1.99x	1.39x	11.4%	8.3%	45.1%	62.0%
(1)	Total Debt Interest Rate for any specified mortgage loan reflects the weighted average of the interest rates on the respective components of the total debt.
(2)	With respect to any mortgage loan that is part of a whole loan, the loan-to-value ratio, debt service coverage ratio and debt yield calculations include the related pari passu companion loan(s) but excludes any related subordinate companion loan or mezzanine debt.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

11

BANK5 2025-5YR14	Characteristics of the Mortgage Pool

D.	Previous Securitization History(1)

Loan No.	Mortgage Loan Seller	Mortgage Loan or Mortgaged Property Name	City	State	Property Type	Mortgage Loan or Mortgaged Property Cut-off Date Balance ($)	% of Cut-off Date Pool Balance (%)	Previous Securitization
2.00	WFB	Harden Ranch Plaza	Salinas	CA	Retail	$83,300,000	9.4%	WFCM 2015-C28
9.00	MSMCH	Box House Hotel	Brooklyn	NY	Hospitality	41,000,000	4.6	CSAIL 2019-C16
13.00	WFB	Redmond Town Center	Redmond	WA	Retail	30,375,000	3.4	GSMS 2020-GSA2
16.00	BANA	Gateway Center North	Brooklyn	NY	Retail	25,000,000	2.8	WFRBS 2014-C24
17.00	WFB	Boudin at the Wharf	San Francisco	CA	Retail	24,000,000	2.7	COMM 2015-CR24
21.00	WFB	San Clemente Self Storage	San Clemente	CA	Self Storage	12,400,000	1.4	WFCM 2015-LC20
22.00	JPMCB	La Plaza Hubbard	Chicago	IL	Mixed Use	9,500,000	1.1	MSBAM 2015-C22
24.00	MSMCH	Market Center	Baton Rouge	LA	Retail	6,650,000	0.8	CSAIL 2015-C1
	Total					$232,225,000	26.3%
(1)	The table above represents the most recent securitization with respect to the mortgaged property securing the related mortgage loan, based on information provided by the related borrower or obtained through searches of a third-party database. While loans secured by the above mortgaged properties may have been securitized multiple times in prior transactions, mortgage loans in this securitization are only listed in the above chart if the mortgage loan paid off a loan in another securitization. The information has not otherwise been confirmed by the mortgage loan sellers.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

12

BANK5 2025-5YR14	Characteristics of the Mortgage Pool

E.	Property Type Distribution(1)

Property Type	Number of Mortgaged Properties	Aggregate Cut-off Date Balance ($)	% of Cut-off Date Balance (%)	Weighted Average Cut-off Date LTV Ratio (%)	Weighted Average Balloon LTV Ratio (%)	Weighted Average U/W NCF DSCR (x)		Weighted Average U/W NOI Debt Yield (%)	Weighted Average U/W NCF Debt Yield (%)	Weighted Average Interest Rate (%)
Office	5	$214,157,225	24.2%	60.4%	60.3%	1.89	x	13.3%	12.4%	6.4766%
CBD	3	149,000,000	16.8	58.5	58.5	1.98		13.6	12.7	6.3263
Suburban	2	65,157,225	7.4	64.7	64.4	1.67		12.5	11.7	6.8203
Retail	8	180,343,300	20.4	61.5	61.0	1.51		10.7	10.3	6.5204
Anchored	4	115,194,600	13.0	63.9	63.9	1.52		10.2	9.8	6.3566
Lifestyle Center	1	30,375,000	3.4	67.5	67.5	1.48		10.6	10.1	6.7000
Single Tenant	2	28,123,700	3.2	45.6	42.3	1.56		12.9	12.7	6.8014
Unanchored	1	6,650,000	0.8	58.8	58.8	1.38		11.3	10.3	7.3500
Multifamily	4	153,200,000	17.3	62.7	62.7	1.43		9.2	9.0	6.2208
Garden	3	86,200,000	9.7	59.9	59.9	1.48		10.4	10.1	6.7344
High Rise	1	67,000,000	7.6	66.3	66.3	1.36		7.8	7.7	5.5600
Hospitality	6	127,650,000	14.4	60.7	59.8	1.73		15.2	13.4	7.4648
Full Service	2	46,047,945	5.2	64.0	63.5	1.92		16.5	14.2	7.2117
Select Service	1	41,000,000	4.6	55.4	53.1	1.36		13.2	11.9	7.9360
Limited Service	3	40,602,055	4.6	62.2	62.2	1.89		15.8	13.9	7.2761
Manufactured Housing	36	92,770,000	10.5	66.5	66.5	1.52		8.9	8.8	5.6797
Manufactured Housing/RV Park	16	49,154,286	5.6	66.5	66.5	1.53		8.9	8.8	5.6580
Manufactured Housing	20	43,615,714	4.9	66.6	66.6	1.51		8.8	8.7	5.7042
Mixed Use	10	69,548,808	7.9	58.0	56.5	1.46		11.3	11.0	7.0314
Office/Retail	1	33,081,700	3.7	48.1	48.1	1.42		11.0	11.0	7.6300
R&D/Lab/Office	8	26,967,108	3.0	66.8	62.9	1.45		10.8	10.6	6.1260
Office/Retail/Flex	1	9,500,000	1.1	67.4	67.4	1.61		13.4	12.3	7.5170
Industrial	2	34,368,420	3.9	57.5	57.1	1.28		9.3	9.0	6.8016
Warehouse/Distribution	1	30,000,000	3.4	56.2	56.2	1.26		9.1	8.8	6.9000
R&D	1	4,368,420	0.5	66.8	62.9	1.45		10.8	10.6	6.1260
Self Storage	1	12,400,000	1.4	37.3	37.3	2.40		14.5	14.4	5.9250
Self Storage	1	12,400,000	1.4	37.3	37.3	2.40		14.5	14.4	5.9250
Total/Weighted Average	72	$884,437,753	100.0%	61.1%	60.7%	1.62	x	11.6%	10.9%	6.5488%
(1)	Because this table presents information relating to the mortgaged properties and not the mortgage loans, the information for mortgage loans secured by more than one mortgaged property is based on allocated loan amounts (allocating the principal balance of the mortgage loan to each of those properties according to the relative appraised values of the mortgaged properties or the allocated loan amounts or property-specific release prices set forth in the related mortgage loan documents or such other allocation as the related mortgage loan seller deemed appropriate). With respect to any mortgage loan that is part of a whole loan, the loan-to-value ratio, debt service coverage ratio and debt yield calculations include the related pari passu companion loan(s) but exclude any related subordinate companion loan(s) (unless otherwise stated). With respect to each mortgage loan, debt service coverage ratio, debt yield and loan-to-value ratio information do not take into account any subordinate debt (whether or not secured by the related mortgaged property) that currently exists or is allowed under the terms of such mortgage loan. See Annex A-1 to the Preliminary Prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

13

BANK5 2025-5YR14	Characteristics of the Mortgage Pool

G.	Geographic Distribution(1)

Location	Number of Mortgaged Properties	Aggregate Cut-off Date Balance ($)	% of Cut-off Date Balance (%)	Weighted Average Cut-off Date LTV Ratio (%)	Weighted Average Balloon LTV Ratio (%)	Weighted Average U/W NCF DSCR (x)		Weighted Average U/W NOI Debt Yield (%)	Weighted Average U/W NCF Debt Yield (%)	Weighted Average Interest Rate (%)
California	17	$200,292,753	22.6%	57.1%	56.0%	1.59	x	11.3%	11.0%	6.5019%
Northern California	12	143,792,753	16.3	61.6	60.0	1.57		11.1	10.7	6.2057
Southern California	5	56,500,000	6.4	45.7	45.7	1.64		11.8	11.7	7.2558
New York	4	131,500,000	14.9	54.6	53.7	1.60		11.9	11.1	6.7932
Florida	20	92,539,048	10.5	65.0	65.0	1.62		10.6	10.2	6.1529
Illinois	2	76,500,000	8.6	66.4	66.4	1.39		8.5	8.3	5.8030
District of Columbia	1	68,000,000	7.7	65.7	65.7	2.07		15.7	14.3	6.8000
Texas	2	64,200,000	7.3	56.8	56.8	1.55		10.8	10.5	6.7050
Ohio	1	60,000,000	6.8	64.5	64.5	1.69		12.6	11.8	6.8800
Georgia	2	47,000,000	5.3	64.4	64.4	2.08		16.8	14.4	6.8250
Other(2)	23	144,405,952	16.3	64.3	64.3	1.45		10.2	9.7	6.6247
Total/Weighted Average	72	$884,437,753	100.0%	61.1%	60.7%	1.62	x	11.6%	10.9%	6.5488%
(1)	Because this table presents information relating to the mortgaged properties and not the mortgage loans, the information for mortgage loans secured by more than one mortgaged property is based on allocated loan amounts (allocating the principal balance of the mortgage loan to each of those properties according to the relative appraised values of the mortgaged properties or the allocated loan amounts or property-specific release prices set forth in the related mortgage loan documents or such other allocation as the related mortgage loan seller deemed appropriate). With respect to any mortgage loan that is part of a whole loan, the loan-to-value ratio, debt service coverage ratio and debt yield calculations include the related pari passu companion loan(s) but exclude any related subordinate companion loan(s) (unless otherwise stated). With respect to each mortgage loan, debt service coverage ratio, debt yield and loan-to-value ratio information do not take into account any subordinate debt (whether or not secured by the related mortgaged property) that currently exists or is allowed under the terms of such mortgage loan. See Annex A-1 to the Preliminary Prospectus.
(2)	Includes 9 other states.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

14

BANK5 2025-5YR14	Characteristics of the Mortgage Pool

H.	Characteristics of the Mortgage Pool(1)

CUT-OFF DATE BALANCE
Range of Cut-off Date Balances ($)	Number of Mortgage Loans	Aggregate Cut-off Date Balance ($)	Percent by Aggregate Cut-off Date Pool Balance (%)
4,770,000 - 5,000,000	1	$4,770,000	0.5%
5,000,001 - 15,000,000	5	51,050,000	5.8
15,000,001 - 20,000,000	1	17,150,000	1.9
20,000,001 - 30,000,000	5	131,000,000	14.8
30,000,001 - 50,000,000	7	263,167,753	29.8
50,000,001 - 70,000,000	4	246,000,000	27.8
70,000,001 - 88,000,000	2	171,300,000	19.4
Total:	25	$884,437,753	100.0%
Average:	$35,377,510
UNDERWRITTEN NOI DEBT SERVICE COVERAGE RATIO
Range of U/W NOI DSCRs (x)	Number of Mortgage Loans	Aggregate Cut-off Date Balance ($)	Percent by Aggregate Cut-off Date Pool Balance (%)
1.23 - 1.50	7	$229,362,753	25.9%
1.51 - 2.00	13	459,525,000	52.0
2.01 - 2.42	5	195,550,000	22.1
Total:	25	$884,437,753	100.0%
Weighted Average:	1.71x
UNDERWRITTEN NOI DEBT YIELD
Range of U/W NOI Debt Yields (%)	Number of Mortgage Loans	Aggregate Cut-off Date Balance ($)	Percent by Aggregate Cut-off Date Pool Balance (%)
7.8 - 8.0	1	$67,000,000	7.6%
8.1 - 12.0	13	485,887,753	54.9
12.1 - 16.0	10	284,550,000	32.2
16.1 - 16.8	1	47,000,000	5.3
Total:	25	$884,437,753	100.0%
Weighted Average:	11.6%

LOAN PURPOSE
Loan Purpose	Number of Mortgage Loans	Aggregate Cut-off Date Balance ($)	Percent by Aggregate Cut-off Date Pool Balance (%)
Refinance	21	$731,437,753	82.7%
Acquisition	3	145,000,000	16.4
Recapitalization	1	8,000,000	0.9
Total:	25	$884,437,753	100.0%
MORTGAGE RATE
Range of Mortgage Rates (%)	Number of Mortgage Loans	Aggregate Cut-off Date Balance ($)	Percent by Aggregate Cut-off Date Pool Balance (%)
5.4997 - 5.5000	1	$51,000,000	5.8%
5.5001 - 6.0000	3	167,400,000	18.9
6.0001 - 6.5000	3	124,562,753	14.1
6.5001 - 7.0000	11	400,575,000	45.3
7.0001 - 7.5000	1	6,650,000	0.8
7.5001 - 8.0000	5	119,750,000	13.5
8.0001 - 8.0530	1	14,500,000	1.6
Total:	25	$884,437,753	100.0%
Weighted Average:	6.5488%
UNDERWRITTEN NCF DEBT SERVICE COVERAGE RATIO
Range of U/W NCF DSCRs (x)	Number of Mortgage Loans	Aggregate Cut-off Date Balance ($)	Percent by Aggregate Cut-off Date Pool Balance (%)
1.20 - 1.50	11	$338,387,753	38.3%
1.51 - 2.00	11	418,650,000	47.3
2.01 - 2.40	3	127,400,000	14.4
Total:	25	$884,437,753	100.0%
Weighted Average:	1.62x
UNDERWRITTEN NCF DEBT YIELD
Range of U/W NCF Debt Yields (%)	Number of Mortgage Loans	Aggregate Cut-off Date Balance ($)	Percent by Aggregate Cut-off Date Pool Balance (%)
7.7 - 8.0	1	$67,000,000	7.6%
8.1 - 12.0	16	616,887,753	69.7
12.1 - 14.4	8	200,550,000	22.7
Total:	25	$884,437,753	100.0%
Weighted Average:	10.9%

(1)	With respect to any mortgage loan that is part of a whole loan, the loan-to-value ratio, debt service coverage ratio and debt yield calculations include the related pari passu companion loan(s) but exclude any related subordinate companion loan(s) (unless otherwise stated). With respect to each mortgage loan, debt service coverage ratio, debt yield and loan-to-value ratio information do not take into account any subordinate debt (whether or not secured by the related mortgaged property), that currently exists or is allowed under the terms of such mortgage loan. See Annex A-1 to the Preliminary Prospectus. Prepayment provisions for each mortgage loan reflects the entire life of the loan (from origination to maturity).

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

15

BANK5 2025-5YR14	Characteristics of the Mortgage Pool

ORIGINAL TERM TO MATURITY
Original Terms to Maturity (months)	Number of Mortgage Loans	Aggregate Cut- off Date Balance	Percent by Aggregate Cut-off Date Pool Balance (%)
60	25	$884,437,753	100.0%
Total:	25	$884,437,753	100.0%
Weighted Average:	60 months
REMAINING TERM TO MATURITY
Range of Remaining Terms to Maturity (months)	Number of Mortgage Loans	Aggregate Cut- off Date Balance	Percent by Aggregate Cut-off Date Pool Balance (%)
55 - 60	25	$884,437,753	100.0%
Total:	25	$884,437,753	100.0%
Weighted Average:	59 months
ORIGINAL AMORTIZATION TERM(1)
Original Amortization Terms (months)	Number of Mortgage Loans	Aggregate Cut- off Date Balance	Percent by Aggregate Cut-off Date Pool Balance (%)
Non-Amortizing	21	$768,445,000	86.9%
300	1	24,000,000	2.7
360	3	91,992,753	10.4
Total:	25	$884,437,753	100.0%
Weighted Average(3):	348 months
REMAINING AMORTIZATION TERM(2)
Range of Remaining Amortization Terms (months)	Number of Mortgage Loans	Aggregate Cut- off Date Balance	Percent by Aggregate Cut-off Date Pool Balance (%)
Non-Amortizing	21	$768,445,000	86.9%
300	1	24,000,000	2.7
357 - 360	3	91,992,753	10.4
Total:	25	$884,437,753	100.0%
Weighted Average(3):	347 months
LOCKBOXES
Type of Lockbox	Number of Mortgage Loans	Aggregate Cut- off Date Balance	Percent by Aggregate Cut-off Date Pool Balance (%)
Hard / Springing Cash Management	11	$412,617,753	46.7%
Springing	8	$205,320,000	23.2
Soft / Springing Cash Management	4	169,500,000	19.2
Hard / In Place Cash Management	2	97,000,000	11.0
Total:	25	$884,437,753	100.0%
PREPAYMENT PROVISION SUMMARY
Prepayment Provision	Number of Mortgage Loans	Aggregate Cut- off Date Balance	Percent by Aggregate Cut-off Date Pool Balance (%)
Lockout / Defeasance / Open	19	$672,467,753	76.0%
Lockout / GRTR 1% or YM / Open	2	92,770,000	10.5
GRTR 1% or YM / Open	2	64,200,000	7.3
Lockout / GRTR 1% or YM / GRTR 1% or YM or Defeasance / Open	2	55,000,000	6.2
Total:	25	$884,437,753	100.0%

CUT-OFF DATE LOAN-TO-VALUE RATIO
Range of Cut-off Date LTV Ratios (%)	Number of Mortgage Loans	Aggregate Cut- off Date Balance	Percent by Aggregate Cut-off Date Pool Balance (%)
37.3 - 40.0	1	$12,400,000	1.4%
40.1 - 50.0	3	119,100,000	13.5
50.1 - 60.0	6	149,850,000	16.9
60.1 - 69.1	15	603,087,753	68.2
Total:	25	$884,437,753	100.0%
Weighted Average:	61.1%
BALLOON or ARD LOAN-TO-VALUE RATIO
Range of Balloon LTV Ratios (%)	Number of Mortgage Loans	Aggregate Cut- off Date Balance	Percent by Aggregate Cut-off Date Pool Balance (%)
37.3 - 40.0	1	$12,400,000	1.4%
40.1 - 50.0	3	119,100,000	13.5
50.1 - 60.0	6	149,850,000	16.9
60.1 - 69.1	15	603,087,753	68.2
Total:	25	$884,437,753	100.0%
Weighted Average:	60.7%
AMORTIZATION TYPE
Amortization Type	Number of Mortgage Loans	Aggregate Cut- off Date Balance	Percent by Aggregate Cut-off Date Pool Balance (%)
Interest Only	21	$768,445,000	86.9%
Amortizing Balloon	3	101,492,753	11.5
Interest Only, Amortizing Balloon	1	14,500,000	1.6
Total:	25	$884,437,753	100.0%
ORIGINAL TERM OF INTEREST-ONLY PERIOD FOR PARTIAL IO LOANS
IO Terms (months)	Number of Mortgage Loans	Aggregate Cut- off Date Balance	Percent by Aggregate Cut-off Date Pool Balance (%)
24	1	$14,500,000	1.6%
Total:	1	$14,500,000	1.6%
Weighted Average:	24 months
SEASONING
Seasoning (months)	Number of Mortgage Loans	Aggregate Cut- off Date Balance	Percent by Aggregate Cut-off Date Pool Balance (%)
0	10	$410,450,000	46.4%
1	12	361,495,000	40.9
3	2	87,492,753	9.9
5	1	25,000,000	2.8
Total:	25	$884,437,753	100.0%
Weighted Average:	1 month
(1)	The original amortization term shown for any mortgage loan that is interest only for part of its term does not include the number of months in its interest only period and reflects only the number of months as of the commencement of amortization remaining from the end of such interest-only period.
(2)	The remaining amortization term shown for any mortgage loan that is interest only for part of its term does not include the number of months in its interest only period and reflects only the number of months as of the commencement of amortization remaining from the end of such interest-only period.
(3)	Excludes the non-amortizing mortgage loans.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

16

BANK5 2025-5YR14	Certain Terms and Conditions
V.	Certain Terms and Conditions
Interest Entitlements:	The interest entitlement of each Class of Certificates (other than the Class R Certificates) on each Distribution Date generally will be the interest accrued during the related Interest Accrual Period on the related Certificate Balance or Notional Amount at the related pass-through rate, net of any prepayment interest shortfalls allocated to that Class for such Distribution Date as described below. If prepayment interest shortfalls arise from voluntary prepayments (without the Master Servicer’s consent) on particular non-specially serviced loans during any collection period, the Master Servicer is required to make a compensating interest payment to offset those shortfalls, generally up to an amount equal to the portion of its master servicing fees that accrue at 0.25 basis points per annum. The remaining amount of prepayment interest shortfalls will be allocated to reduce the interest entitlement on all Classes of Certificates that are entitled to interest, on a pro rata basis, based on their respective amounts of accrued interest for the related Distribution Date. If a Class receives less than the entirety of its interest entitlement on any Distribution Date, then the shortfall (excluding any shortfall due to prepayment interest shortfalls), together with interest thereon, will be added to its interest entitlement for the next succeeding Distribution Date.
Principal Distribution Amount:	The Principal Distribution Amount for each Distribution Date generally will be the aggregate amount of principal received or advanced in respect of the mortgage loans, net of any non-recoverable advances and interest thereon and workout-delayed reimbursement amounts that are reimbursed to the Master Servicer, the Special Servicer or the Trustee during the related collection period. Non-recoverable advances and interest thereon are reimbursable from principal collections and advances before reimbursement from other amounts. Workout-delayed reimbursement amounts are reimbursable from principal collections.
Subordination, Allocation of Losses and Certain Expenses:	The chart below describes the manner in which the payment rights of certain Classes of Certificates will be senior or subordinate, as the case may be, to the payment rights of other Classes of Certificates. The chart also shows the corresponding entitlement to receive principal and/or interest of certain Classes of Certificates on any distribution date in descending order. It also shows the manner in which losses are allocated to certain Classes of Certificates in ascending order (beginning with the Non-Offered Certificates, other than the Class X-D and R Certificates) to reduce the balance of each such Class to zero; provided that no principal payments or mortgage loan losses will be allocated to the Class X-A, X-B, X-D or R Certificates, although principal payments and losses may reduce the Notional Amounts of the Class X-A, X-B and X-D Certificates, and, therefore, the amount of interest they accrue.

(1)	The Class X-A, X-B and X-D Certificates are interest-only certificates.
(2)	Other than the Class X-D and R Certificates.
Distributions:	On each Distribution Date, funds available for distribution from the mortgage loans, net of specified trust fees, expenses and reimbursements will generally be distributed in the following amounts and order of priority (in each case to the extent of remaining available funds):
1. Class A-1, A-2, A-3, X-A, X-B and X-D Certificates: To interest on the Class A-1, A-2, A-3, X-A, X-B and X-D Certificates, pro rata, according to their respective interest entitlements.

2.               Class A-1, A-2 and A-3 Certificates: To principal on the Class A-1, A-2 and A-3 Certificates in the following amounts and order of priority: (i) first, to principal on the Class A-1 Certificates until their Certificate Balance is reduced to zero, up to the Principal

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

17

BANK5 2025-5YR14	Certain Terms and Conditions

Distribution Amount for such Distribution Date; (ii) second, to principal on the Class A-2 Certificates until their Certificate Balance is reduced to zero, up to the remainder of the Principal Distribution Amount for such Distribution Date; and (iii) third, to principal on the Class A-3 Certificates until their Certificate Balance is reduced to zero, up to the remainder of the Principal Distribution Amount for such Distribution Date. However, if the Certificate Balance of each and every Class of Principal Balance Certificates, other than the Class A-1, A-2 and A-3 Certificates, has been reduced to zero as a result of the allocation of Mortgage Loan losses and expenses and any of the Class A-1, A-2 and A-3 Certificates remains outstanding, then the Principal Distribution Amount will be distributed to the Class A-1, A-2 and A-3 Certificates, pro rata, based on their respective outstanding Certificate Balances, until their Certificate Balances have been reduced to zero.

3.               Class A-1, A-2 and A-3 Certificates: To reimburse the holders of the Class A-1, A-2 and A-3 Certificates, pro rata, on the basis of previously allocated unreimbursed losses, for any previously unreimbursed losses (plus interest thereon) on the mortgage loans that were previously allocated in reduction of the Certificate Balances of such Classes.

4.               Class A-S Certificates: To make distributions on the Class A-S Certificates as follows: (a) first, to interest on the Class A-S Certificates in the amount of the interest entitlement for that Class; (b) next, to the extent of the portion of the Principal Distribution Amount remaining after distributions in respect of principal to each Class with a higher distribution priority (in this case, the Class A-1, A-2 and A-3 Certificates), to principal on the Class A-S Certificates until their Certificate Balance is reduced to zero; and (c) next, to reimburse the holders of the Class A-S Certificates for any previously unreimbursed losses (plus interest thereon) on the mortgage loans that were previously allocated to that Class in reduction of their Certificate Balance.

5.               Class B Certificates: To make distributions on the Class B Certificates as follows: (a) first, to interest on the Class B Certificates in the amount of the interest entitlement for that Class; (b) next, to the extent of the portion of the Principal Distribution Amount remaining after distributions in respect of principal to each Class with a higher distribution priority (in this case, the Class A-1, A-2, A-3 and A-S Certificates), to principal on the Class B Certificates until their Certificate Balance is reduced to zero; and (c) next, to reimburse the holders of the Class B Certificates for any previously unreimbursed losses (plus interest thereon) on the mortgage loans that were previously allocated to that Class in reduction of their Certificate Balance.

6.               Class C Certificates: To make distributions on the Class C Certificates as follows: (a) first, to interest on the Class C Certificates in the amount of the interest entitlement for that Class; (b) next, to the extent of the portion of the Principal Distribution Amount remaining after distributions in respect of principal to each Class with a higher distribution priority (in this case, the Class A-1, A-2, A-3, A-S and B Certificates), to principal on the Class C Certificates until their Certificate Balance is reduced to zero; and (c) next, to reimburse the holders of the Class C Certificates for any previously unreimbursed losses (plus interest thereon) on the mortgage loans that were previously allocated to that Class in reduction of their Certificate Balance.

7.               After the Class A-1, A-2, A-3, A-S, B and C Certificates are paid all amounts to which they are entitled, the remaining funds available for distribution will be used to pay interest, principal and loss reimbursement amounts on the Class D, E, F-RR, G-RR, J-RR and K-RR Certificates sequentially in that order in a manner analogous to the Class C Certificates.

Allocation of Yield Maintenance Charges and Prepayment Premiums:

If any yield maintenance charge or prepayment premium is collected during any particular collection period with respect to any mortgage loan, then on the Distribution Date corresponding to that collection period, the Certificate Administrator will pay that yield maintenance charge or prepayment premium (net of liquidation fees payable therefrom) in the following manner:

(1)         to each of the Class A-1, A-2, A-3, A-S, B, C, D and E Certificates, the product of (a) the yield maintenance charge or prepayment premium, (b) the related Base Interest Fraction (as defined in the Preliminary Prospectus) for such class and the applicable principal prepayment, and (c) a fraction, the numerator of which is equal to the amount of principal distributed to such class for that Distribution Date, and the denominator of which is the total amount of principal distributed to the Class A-1, A-2, A-3, A-S, B, C, D, E, F-RR, G-RR, J-RR and K-RR Certificates,

(2)         to the Class X-A Certificates, the excess, if any, of (a) the product of (i) such yield maintenance charge or prepayment premium and (ii) a fraction, the numerator of which is equal to the total amount of principal distributed to the Class A-1, A-2 and A-3 Certificates and the denominator of which is the total amount of principal

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

18

BANK5 2025-5YR14	Certain Terms and Conditions

distributed to the Class A-1, A-2, A-3, A-S, B, C, D, E, F-RR, G-RR, J-RR and K-RR Certificates over (b) the total amount of such yield maintenance charge or prepayment premium distributed to the Class A-1, A-2 and A-3 Certificates as described above;

(3)         to the Class X-B Certificates, the excess, if any, of (a) the product of (i) such yield maintenance charge or prepayment premium and (ii) a fraction, the numerator of which is equal to the total amount of principal distributed to the Class A-S, B and C Certificates and the denominator of which is the total amount of principal distributed to the Class A-1, A-2, A-3, A-S, B, C, D, E, F-RR, G-RR, J-RR and K-RR Certificates over (b) the total amount of such yield maintenance charge or prepayment premium distributed to the Class A-S, B and C Certificates as described above; and

(4)         to the Class X-D Certificates, any remaining portion of such yield maintenance charge or prepayment premium not distributed as described above;

provided, however, that after the notional amounts of the Class X-A, X-B and X-D Certificates and the Certificate Balances of the Class A-1, A-2, A-3, A-S, B, C, D and E Certificates have been reduced to zero, all prepayment premiums and yield maintenance charges with respect to the mortgage loans will be allocated among the holders of the Class F-RR, G-RR, J-RR and K-RR Certificates as provided in the BANK5 2025-5YR14 pooling and servicing agreement.

No prepayment premiums or yield maintenance charges will be distributed to the holders of the Class R Certificates. For a description of when prepayment premiums and yield maintenance charges are generally required on the mortgage loans, see Annex A-1 to the Preliminary Prospectus. See also “Risk Factors—Risks Relating to the Mortgage Loans—Risks Relating to Enforceability of Yield Maintenance Charges, Prepayment Premiums or Defeasance Provisions” and “Risk Factors—Other Risks Relating to the Certificates—Your Yield May Be Affected by Defaults, Prepayments and Other Factors” in the Preliminary Prospectus. Prepayment premiums and yield maintenance charges will be distributed on each Distribution Date only to the extent they are actually received on the mortgage loans as of the related Determination Date.

Realized Losses:

The Certificate Balances of the Class A-1, A-2, A-3, A-S, B, C, D, E, F-RR, G-RR, J-RR and K-RR Certificates will be reduced without distribution on any Distribution Date as a write-off to the extent of any losses realized on the mortgage loans allocated to such Class on such Distribution Date. Such losses will be applied in the following order, in each case until the related Certificate Balance is reduced to zero: first, to the Class K-RR Certificates; second, to the Class J-RR Certificates; third, to the Class G-RR Certificates; fourth, to the Class F-RR Certificates; fifth, to the Class E Certificates; sixth, to the Class D Certificates; seventh, to the Class C Certificates; eighth, to the Class B Certificates; ninth, to the Class A-S Certificates; and, finally, pro rata, to the Class A-1, A-2 and A-3 Certificates based on their outstanding Certificate Balances.

The Notional Amount of the Class X-A Certificates will be reduced by the amount of all losses that are allocated to the Class A-1, A-2 or A-3 Certificates as write-offs in reduction of their Certificate Balances. The Notional Amount of the Class X-B Certificates will be reduced by the amount of all losses that are allocated to the Class A-S, B or C Certificates as write-offs in reduction of their Certificate Balances. The Notional Amount of the Class X-D Certificates will be reduced by the amount of all losses that are allocated to the Class D or E Certificates as write-offs in reduction of their Certificate Balances.

P&I Advances:

The Master Servicer or, if the Master Servicer fails to do so, the Trustee, will be obligated to advance delinquent debt service payments with respect to the mortgage loans it services (other than balloon payments, excess interest and default interest) and assumed debt service payments on mortgage loans with delinquent balloon payments (excluding any related companion loan), except to the extent any such advance is deemed non-recoverable from collections on the related mortgage loan. In addition, if an Appraisal Reduction Amount exists for a given mortgage loan, the interest portion of any P&I advance for such mortgage loan will be reduced, which will have the effect of reducing the amount of interest available for distribution to the Certificates, which with respect to the Certificates (other than the Class R Certificates) will be applied in reverse alphabetical order of their Class designations (except that interest payments on the Class A-1, A-2, A-3, X-A, X-B and X-D Certificates would be affected on a pari passu basis).

The Special Servicer will not be required to make any P&I Advance or any recoverability determination with respect to any P&I Advance.

Servicing Advances:	The Master Servicer or, if the Master Servicer fails to do so, the Trustee, will be obligated to make servicing advances, including the payment of delinquent property taxes, insurance premiums and ground rent, except to the extent that those advances are deemed non-recoverable from collections on the related mortgage loan. The Master Servicer or the Trustee, as applicable, will

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

19

BANK5 2025-5YR14	Certain Terms and Conditions
have the primary obligation to make any required servicing advances with respect to any serviced whole loan. With respect to any non-serviced whole loan, the master servicer or trustee, as applicable, under the related lead securitization servicing agreement will have the primary obligation to make any required servicing advances with respect to such non-serviced whole loan.
Appraisal Reduction Amounts and Collateral Deficiency Amounts:

An “Appraisal Reduction Amount” generally will be created in the amount, if any, by which the principal balance of a required appraisal loan (which is a mortgage loan (other than a non-serviced mortgage loan) with respect to which certain defaults, modifications or insolvency events have occurred as further described in the Preliminary Prospectus) plus other amounts overdue or advanced in connection with such mortgage loan exceeds 90% of the appraised value of the related mortgaged property plus certain escrows and reserves (including letters of credit) held with respect to the mortgage loan. With respect to any serviced whole loan, any Appraisal Reduction Amount will be allocated first to the related subordinate companion loan(s), if any, and then, pro rata, to the related mortgage loan and the related pari passu companion loan(s). With respect to any non-serviced mortgage loan, appraisal reduction amounts are expected to be calculated in a similar manner under the related non-serviced pooling and servicing agreement.

A mortgage loan will cease to be a required appraisal loan when the same has ceased to be a specially serviced loan (if applicable), has been brought current for at least three consecutive months and no other circumstances exist that would cause such mortgage loan to be a required appraisal loan.

A “Collateral Deficiency Amount” will exist with respect to any mortgage loan that is modified into an AB loan structure and remains a corrected mortgage loan and will generally equal the excess of (i) the stated principal balance of such AB modified loan (taking into account the related junior note(s) and any pari passu notes included therein), over (ii) the sum of (in the case of a whole loan, solely to the extent allocable to the subject mortgage loan) (x) the most recent appraised value of the related mortgaged property plus (y) solely to the extent not reflected or taken into account in such appraised value (or in the calculation of any related Appraisal Reduction Amount) and to the extent on deposit with, or otherwise under the control of, the lender as of the date of such determination, any capital or additional collateral contributed by the related borrower at the time the mortgage loan (and as part of the modification thereto) became an AB modified loan plus (z) any other escrows or reserves (in addition to any amounts set forth in the immediately preceding clause (y) and solely to the extent not reflected or taken into account in the calculation of any related Appraisal Reduction Amount) held by the lender with respect to the mortgage loan as of the date of such determination.

A “Cumulative Appraisal Reduction Amount” with respect to any mortgage loan will be the sum of any Appraisal Reduction Amount and any Collateral Deficiency Amount.

Appraisal Reduction Amounts will affect the amount of debt service advances in respect of the related mortgage loan. Additionally, Cumulative Appraisal Reduction Amounts will be taken into account in the determination of the identity of the Class whose majority constitutes the “controlling class certificateholder” and is entitled to appoint the directing certificateholder.

Clean-Up Call and Exchange Termination:

On each Distribution Date occurring after the aggregate unpaid principal balance of the pool of mortgage loans is less than 1.0% of the principal balance of the mortgage loans as of the cut-off date, certain specified persons will have the option to purchase all of the remaining mortgage loans (and the trust’s interest in all property acquired through exercise of remedies in respect of any mortgage loan) at the price specified in the Preliminary Prospectus. Exercise of the option will terminate the trust and retire the then-outstanding Certificates.

If the aggregate Certificate Balances of each of the Class A-1, A-2, A-3, A-S, B, C, D and E Certificates have been reduced to zero, the trust may also be terminated in connection with an exchange of all the then-outstanding Certificates (other than the Class R Certificates) for the mortgage loans and REO properties then remaining in the issuing entity, subject to payment of a price specified in the Preliminary Prospectus, but all of the holders of those outstanding Classes of Certificates (other than the Class R Certificates) would have to voluntarily participate in the exchange.

Liquidation Loan Waterfall:	Following the liquidation of any mortgage loan or mortgaged property, the net liquidation proceeds generally will be applied (after reimbursement of advances and certain trust fund expenses), first, as a recovery of accrued interest, other than delinquent interest that was not advanced as a result of Appraisal Reduction Amounts, second, as a recovery of principal until all principal has been recovered, and then as a recovery of delinquent interest that was not advanced as a result of Appraisal Reduction Amounts. Please see “Description of the Certificates—Distributions—Application Priority of Mortgage Loan Collections or Whole Loan Collections” in the Preliminary Prospectus.
Control Eligible Certificates:	The Class F-RR, G-RR, J-RR and K-RR Certificates.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

20

BANK5 2025-5YR14	Certain Terms and Conditions
Directing Certificateholder/ Controlling Class:

A directing certificateholder may be appointed by the “controlling class certificateholder”, which will be the holder(s) of a majority of the Controlling Class.

The “Controlling Class” will be, as of any time of determination, the most subordinate Class of Control Eligible Certificates then-outstanding that has an aggregate Certificate Balance (as notionally reduced by any Cumulative Appraisal Reduction Amounts allocable to such Class) at least equal to 25% of the initial Certificate Balance of that Class; provided, however, that if at any time the Certificate Balances of the Certificates other than the Control Eligible Certificates have been reduced to zero as a result of principal payments on the Mortgage Loans, then the Controlling Class will be the most subordinate Class of Control Eligible Certificates that has a Certificate Balance greater than zero without regard to any Cumulative Appraisal Reduction Amounts. The Controlling Class as of the Closing Date will be the Class K-RR Certificates.

Control and Consultation/ Replacement of Special Servicer by Directing Certificateholder:

The rights of various parties to replace the Special Servicer and approve or consult with respect to major actions of the Special Servicer will vary according to defined periods.

A “Control Termination Event” will occur when the Class F-RR Certificates have a Certificate Balance (taking into account the application of any Cumulative Appraisal Reduction Amounts to notionally reduce the Certificate Balance of such Class) of less than 25% of the initial Certificate Balance of that Class; provided, that a Control Termination Event will not be deemed continuing in the event that the Certificate Balances of the Certificates other than the Control Eligible Certificates have been reduced to zero as a result of principal payments on the Mortgage Loans.

A “Consultation Termination Event” will occur when there is no Class of Control Eligible Certificates that has a then-outstanding Certificate Balance at least equal to 25% of the initial Certificate Balance of that Class, in each case, without regard to the application of any Cumulative Appraisal Reduction Amounts; provided, however, that a Consultation Termination Event will not be deemed continuing in the event that the Certificate Balances of the Certificates other than the Control Eligible Certificates have been reduced to zero as a result of principal payments on the Mortgage Loans.

If no Control Termination Event has occurred and is continuing, except with respect to the Excluded Loans (as defined below) with respect to the directing certificateholder (i) the directing certificateholder will be entitled to grant or withhold approval of asset status reports prepared, and material servicing actions proposed, by the Special Servicer, and (ii) the directing certificateholder will be entitled to terminate and replace the Special Servicer with or without cause, and appoint itself or another person as the successor special servicer. It will be a condition to such appointment that Fitch, KBRA and Moody’s (and any rating agency rating any securities backed by any pari passu companion loan(s) serviced under this transaction) confirm that the appointment would not result in a qualification, downgrade or withdrawal of any of their then-current ratings of Certificates (and any certificates backed by any pari passu companion loan(s) serviced under this transaction).

If a Control Termination Event has occurred and is continuing but no Consultation Termination Event has occurred and is continuing, the Special Servicer will be required to consult with the directing certificateholder (other than with respect to Excluded Loans as to such party) and the Operating Advisor in connection with asset status reports and material special servicing actions.

If a Consultation Termination Event has occurred and is continuing, the Special Servicer must seek to consult with the Operating Advisor in connection with asset status reports and material special servicing actions, and, in general, no directing certificateholder will be recognized or have any right to terminate the Special Servicer or approve, direct or consult with respect to servicing matters.

With respect to each serviced whole loan, the rights of the directing certificateholder described above will be subject to the consultation rights of the holders of the related pari passu companion loans. Those consultation rights will generally extend to asset status reports and material special servicing actions involving the related whole loan, will be as set forth in the related intercreditor agreement, and will be in addition to the rights of the directing certificateholder in this transaction described above.

With respect to each non-serviced whole loan, the applicable servicing agreement for the related controlling pari passu companion loan(s) generally grants (or will grant) the directing certificateholder under the related securitization (or, in some cases, a controlling companion loan holder) control rights that may include the right to approve or disapprove various material servicing actions involving the related whole loan. The directing certificateholder for this securitization (so long as no Consultation Termination Event has occurred and is occurring) generally will nonetheless have the right to be consulted on a non-binding basis with respect to such actions. For purposes of the servicing of any such whole loan contemplated by this paragraph, the occurrence and continuance of a Control Termination Event or Consultation Termination Event under this securitization will not limit the control or other rights of the directing

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

21

BANK5 2025-5YR14	Certain Terms and Conditions

certificateholder (or equivalent) under the securitization of the related controlling pari passu companion loan(s).

The control rights and consent and consultation rights described in the preceding paragraphs are subject to various limitations, conditions and exceptions as described in the Preliminary Prospectus.

Notwithstanding any contrary description set forth above, in the event that, with respect to any mortgage loan, the controlling class certificateholder or the directing certificateholder is a Borrower Party, the controlling class certificateholder and the directing certificateholder will have no right to receive asset status reports or such other information as may be specified in the BANK5 2025-5YR14 pooling and servicing agreement, to grant or withhold approval of, or consult with respect to, asset status reports prepared, and material servicing actions proposed, by the Special Servicer, with respect to such mortgage loan, and such mortgage loan will be referred to as an “Excluded Loan” as to such party.

In addition, notwithstanding any contrary description set forth above, in the event that, with respect to any mortgage loan, a controlling class certificateholder is a Borrower Party, such controlling class certificateholder will have no right to receive asset status reports or such other information as may be specified in the BANK5 2025-5YR14 pooling and servicing agreement with respect to such mortgage loan.

“Borrower Party” means a borrower, a mortgagor or a manager of a mortgaged property, an Accelerated Mezzanine Loan Lender, or any Borrower Party Affiliate. “Accelerated Mezzanine Loan Lender” means a mezzanine lender under a mezzanine loan that has been accelerated or as to which foreclosure or enforcement proceedings have been commenced against the equity collateral pledged to secure such mezzanine loan. “Borrower Party Affiliate” means, with respect to a borrower, a mortgagor, a manager of a Mortgaged Property or an Accelerated Mezzanine Loan Lender, (x) any other person controlling or controlled by or under common control with such borrower, mortgagor, manager or Accelerated Mezzanine Loan Lender, as applicable, or (y) any other person owning, directly or indirectly, 25% or more of the beneficial interests in such borrower, mortgagor, manager or Accelerated Mezzanine Loan Lender.

Replacement of Special Servicer:

If a Control Termination Event has occurred and is continuing, the Special Servicer may be removed and replaced without cause upon the affirmative direction of certificate owners holding not less than 66-2/3% of a certificateholder quorum, following a proposal from certificate owners holding not less than 25% of the appraisal-reduced voting rights of all Principal Balance Certificates. The certificateholders who initiate a vote on a termination and replacement of the Special Servicer without cause must cause Fitch, KBRA and Moody’s to confirm the then-current ratings of the Certificates (or decline to review the matter) and cause the payment of the fees and expenses incurred in the replacement. If no Control Termination Event has occurred and is continuing, the Special Servicer may be replaced by the directing certificateholder, subject to Fitch, KBRA and Moody’s (and any rating agency rating any securities backed by any pari passu companion loan(s) serviced under this transaction) confirming the then-current ratings of the Certificates (and any certificates backed by any pari passu companion loans serviced under this transaction) or declining to review the matter.

In addition, if at any time the Operating Advisor determines, in its sole discretion exercised in good faith, that (i) the Special Servicer is not performing its duties as required under the pooling and servicing agreement in accordance with the Servicing Standard and (ii) the replacement of the Special Servicer would be in the best interest of the certificateholders as a collective whole, then the Operating Advisor will have the right to recommend the replacement of the Special Servicer and will submit its formal recommendation to the Trustee and the Certificate Administrator (along with its rationale, its proposed replacement special servicer and other relevant information justifying its recommendation).

The Operating Advisor’s recommendation to replace the Special Servicer must be confirmed by an affirmative vote of holders of Principal Balance Certificates whose holders voted on the matter, provided that the holders of Principal Balance Certificates that so voted on the matter (i) hold Principal Balance Certificates representing at least 20% of the outstanding Certificate Principal Balance of all Principal Balance Certificates on an aggregate basis and (ii) consist of at least three certificateholders or certificate owners that are not “risk retention affiliated” with each other.

In the event the holders of Principal Balance Certificates evidencing at least a majority of a quorum of certificateholders elect to remove and replace the Special Servicer (which requisite affirmative votes must be received within 180 days of the posting of the notice of the Operating Advisor’s recommendation to replace the Special Servicer to the Certificate Administrator’s website), the Certificate Administrator will be required to receive a Rating Agency Confirmation from each of the Rating Agencies at that time, and confirmation from the applicable rating

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

22

BANK5 2025-5YR14	Certain Terms and Conditions
agencies that such replacement will not result in the downgrade, withdrawal or qualification of the then-current ratings of any class of any related serviced pari passu companion loan securities.
Excluded Special Servicer:	In the event that, with respect to any mortgage loan, the Special Servicer is a Borrower Party, the Special Servicer will be required to resign as special servicer of such mortgage loan (referred to as an “excluded special servicer loan”). If no Control Termination Event has occurred and is continuing, the directing certificateholder will be entitled to appoint (and may replace with or without cause) a separate special servicer that is not a Borrower Party (referred to as an “excluded special servicer”) with respect to such excluded special servicer loan unless such excluded special servicer loan is also an excluded loan. Otherwise, upon resignation of the Special Servicer with respect to an excluded special servicer loan, the resigning Special Servicer will be required to use reasonable efforts to appoint the excluded special servicer.
Appraisal Remedy:	If the Class of Certificates comprising the Controlling Class loses its status as Controlling Class because of the application of an Appraisal Reduction Amount or Collateral Deficiency Amount, the holders of a majority of the voting rights of such Class may require the Special Servicer to order a second appraisal for any mortgage loan in respect of which an Appraisal Reduction Amount or Collateral Deficiency Amount has been applied. The Special Servicer must thereafter determine whether, based on its assessment of such second appraisal, any recalculation of the Appraisal Reduction Amount or Collateral Deficiency Amount is warranted, and if so warranted, the Special Servicer will recalculate such Appraisal Reduction Amount or Collateral Deficiency Amount. Such Class will not be able to exercise any direction, control, consent and/or similar rights of the Controlling Class unless and until reinstated as the Controlling Class through such determination; and pending such determination, the rights of the Controlling Class will be exercised by the Control Eligible Certificates, if any, that would be the Controlling Class taking into account the subject appraisal reduction amount.
Sale of Defaulted Assets:

There will be no “fair value” purchase option. Instead, the BANK5 2025-5YR14 pooling and servicing agreement will authorize the Special Servicer to sell defaulted mortgage loans serviced by the Special Servicer to the highest bidder in a manner generally similar to sales of REO properties.

The sale of a defaulted loan (other than a non-serviced whole loan) for less than par plus accrued interest and certain other fees and expenses owed on the loan will be subject to consent or consultation rights of the directing certificateholder and/or Operating Advisor, as described in the Preliminary Prospectus. Generally speaking, the holder of a pari passu companion loan will have consent and/or consultation rights, as described in the Preliminary Prospectus. If the subject whole loan includes one or more subordinate companion loans, those subordinate companion loans may be included in such sale as well.

With respect to each serviced whole loan, if such whole loan becomes a defaulted loan under the BANK5 2025-5YR14 pooling and servicing agreement, the Special Servicer will generally be required to sell both the mortgage loan and the related pari passu companion loan(s) as a single whole loan. If the subject whole loan includes one or more subordinate companion loans, those subordinate companion loans may be included in such sale as well.

With respect to each non-serviced whole loan, the applicable servicing agreement governing the servicing of such whole loan generally will provide that, if the related pari passu companion loan(s) serviced under such agreement become a defaulted loan under such servicing agreement, then the related special servicer may offer to sell to any person (or may offer to purchase) for cash such whole loan during such time as such applicable pari passu companion loan(s) constitutes a defaulted loan under such servicing agreement. Generally speaking, in connection with any such sale, the related special servicer is required to sell both the mortgage loan and the related pari passu companion loan(s) as a whole loan. The directing certificateholder for this securitization generally will have consent and/or consultation rights as the holder of an interest in the related mortgage loan, as described in the Preliminary Prospectus. If the subject whole loan includes one or more subordinate companion loans, those subordinate companion loans may be included in such sale as well.

The procedures for the sale of any whole loan that becomes a defaulted whole loan, and any associated consultation rights, are subject to various limitations, conditions and exceptions as described in the Preliminary Prospectus.

“As-Is” Appraisals:	Appraisals must be conducted on an “as-is” basis, and must be no more than 12 months old, for purposes of determining Appraisal Reduction Amounts and market value in connection with REO sales. Required appraisals may consist of updates of prior appraisals. Internal valuations by the Special Servicer are permitted if the principal balance of a mortgage loan is less than $2,000,000.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

23

BANK5 2025-5YR14	Certain Terms and Conditions
Operating Advisor:

The Operating Advisor will have certain review and consultation rights relating to the performance of the Special Servicer and with respect to its actions taken in connection with the resolution and/or liquidation of specially serviced loans. With respect to each mortgage loan (other than a non-serviced mortgage loan) or serviced whole loan, the Operating Advisor will be responsible for:

●                 reviewing the actions of the Special Servicer with respect to any specially serviced loan;

●                 reviewing (i) all reports by the Special Servicer made available to Privileged Persons on the Certificate Administrator’s website that are relevant to the Operating Advisor’s obligations under the pooling and servicing agreement and (ii) each Asset Status Report (as defined in the Preliminary Prospectus) (after the occurrence and during the continuance of an Operating Advisor Consultation Event (as defined below)) and Final Asset Status Report (as defined in the Preliminary Prospectus);

●                 recalculating and reviewing for accuracy and consistency with the BANK5 2025-5YR14 pooling and servicing agreement the mathematical calculations by the Special Servicer and the corresponding application of the non-discretionary portion of the applicable formulas required to be utilized in connection with Appraisal Reduction Amounts, Collateral Deficiency Amounts and net present value calculations used in the Special Servicer’s determination of what course of action to take in connection with the workout or liquidation of a specially serviced loan; and

●                preparing an annual report (if any mortgage loan (other than any non-serviced mortgage loan) or serviced whole loan was a specially serviced loan at any time during the prior calendar year or an Operating Advisor Consultation Event (as defined below) occurred during the prior calendar year) that sets forth whether the Operating Advisor believes, in its sole discretion exercised in good faith, that the Special Servicer is operating in compliance with the Servicing Standard with respect to its performance of its duties under the pooling and servicing agreement with respect to specially serviced loans (and, after the occurrence and continuance of an Operating Advisor Consultation Event (as defined below), with respect to major decisions on non-specially serviced loans) during the prior calendar year on a “asset-level basis”. The Operating Advisor will identify (1) which, if any, standards the Operating Advisor believes, in its sole discretion exercised in good faith, the Special Servicer has failed to comply with and (2) any material deviations from the Special Servicer’s obligations under the pooling and servicing agreement with respect to the resolution or liquidation of any specially serviced loan or REO property (other than with respect to any REO property related to any non-serviced mortgage loan). In preparing any Operating Advisor Annual Report (as defined in the Preliminary Prospectus), the Operating Advisor will not be required to report on instances of non-compliance with, or deviations from, the Servicing Standard or the Special Servicer’s obligations under the pooling and servicing agreement that the Operating Advisor determines, in its sole discretion exercised in good faith, to be immaterial.

With respect to each mortgage loan (other than any non-serviced mortgage loan) or serviced whole loan, after the Operating Advisor has received notice that an Operating Advisor Consultation Event (as defined below) has occurred and is continuing, in addition to the duties described above, the Operating Advisor will be required to perform the following additional duties:

●                 to consult (on a non-binding basis) with the Special Servicer in respect of asset status reports and

●                 to consult (on a non-binding basis) with the Special Servicer with respect to “major decisions” processed by the Special Servicer.

An “Operating Advisor Consultation Event” will occur when the Certificate Balances of the Class F-RR, G-RR, J-RR and K-RR Certificates in the aggregate (taking into account the application of any Cumulative Appraisal Reduction Amounts to notionally reduce the Certificate Balances of such Classes) is 25% or less of the initial Certificate Balances of such Classes in the aggregate.

Asset Representations Reviewer:

The Asset Representations Reviewer will be required to review certain delinquent mortgage loans after a specified delinquency threshold has been exceeded (an “Asset Review Trigger”) and the required percentage of certificateholders vote to direct a review of such delinquent loans. An Asset Review Trigger will occur when either (1) mortgage loans with an aggregate outstanding principal balance of 25.0% or more of the aggregate outstanding principal balance of all of the mortgage loans (including any REO

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

24

BANK5 2025-5YR14	Certain Terms and Conditions

loans (or a portion of any REO loan in the case of a whole loan)) held by the issuing entity as of the end of the applicable collection period are delinquent loans or (2)(A) prior to and including the second anniversary of the Closing Date, at least 10 mortgage loans are delinquent loans as of the end of the applicable collection period and the outstanding principal balance of such delinquent loans in the aggregate constitutes at least 15.0% of the aggregate outstanding principal balance of all of the mortgage loans (including any REO loans (or a portion of any REO loan in the case of a whole loan)) held by the issuing entity as of the end of the applicable collection period, or (B) after the second anniversary of the Closing Date, at least 15 mortgage loans are delinquent loans as of the end of the applicable collection period and the outstanding principal balance of such delinquent loans in the aggregate constitutes at least 20.0% of the aggregate outstanding principal balance of all of the mortgage loans (including any REO loans (or a portion of any REO loan in the case of a whole loan)) held by the issuing entity as of the end of the applicable collection period. See “Pooling and Servicing Agreement—The Asset Representations Reviewer—Asset Review” in the Preliminary Prospectus.

The Asset Representations Reviewer may be terminated and replaced without cause. Upon (i) the written direction of certificateholders evidencing not less than 25% of the voting rights (without regard to the application of any Cumulative Appraisal Reduction Amounts) requesting a vote to terminate and replace the Asset Representations Reviewer with a proposed successor Asset Representations Reviewer that is an eligible asset representations reviewer, and (ii) payment by such holders to the Certificate Administrator of the reasonable fees and expenses to be incurred by the Certificate Administrator in connection with administering such vote, the Certificate Administrator will promptly provide notice to all certificateholders and the Asset Representations Reviewer of such request by posting such notice on its internet website, and by mailing such notice to all certificateholders and the Asset Representations Reviewer. Upon the written direction of certificateholders evidencing at least 75% of a certificateholder quorum (without regard to the application of any Cumulative Appraisal Reduction Amounts), the Trustee will terminate all of the rights and obligations of the Asset Representations Reviewer under the BANK5 2025-5YR14 pooling and servicing agreement by written notice to the Asset Representations Reviewer, and the proposed successor Asset Representations Reviewer will be appointed. See “Pooling and Servicing Agreement—The Asset Representations Reviewer” in the Preliminary Prospectus.

Dispute Resolution Provisions:

The mortgage loan sellers will be subject to the dispute resolution provisions set forth in the BANK5 2025-5YR14 pooling and servicing agreement to the extent those provisions are triggered with respect to any mortgage loan sold to the depositor by a mortgage loan seller and such mortgage loan seller will be obligated under the related mortgage loan purchase agreement to comply with all applicable provisions and to take part in any mediation or arbitration proceedings that may result.

Generally, in the event that a Repurchase Request (as defined in the Preliminary Prospectus) is not “Resolved” (as defined below) within 180 days after the related mortgage loan seller receives such Repurchase Request, then the enforcing servicer will be required to send a notice to the “Initial Requesting Certificateholder” (if any) and the Certificate Administrator indicating the enforcing servicer’s intended course of action with respect to the Repurchase Request. If (a) the enforcing servicer’s intended course of action with respect to the Repurchase Request does not involve pursuing further action to exercise rights against the related mortgage loan seller with respect to the Repurchase Request and the Initial Requesting Certificateholder, if any, or any other certificateholder or certificate owner wishes to exercise its right to refer the matter to mediation (including non-binding arbitration) or arbitration, or (b) the enforcing servicer’s intended course of action is to pursue further action to exercise rights against the related mortgage loan seller with respect to the Repurchase Request but the Initial Requesting Certificateholder, if any, or any other certificateholder or certificate owner does not agree with the dispute resolution method selected by the enforcing servicer, then the Initial Requesting Certificateholder, if any, or such other certificateholder or certificate owner may deliver a written notice to the Special Servicer indicating its intent to exercise its right to refer the matter to either mediation or arbitration.

“Resolved” means, with respect to a Repurchase Request, (i) that the related Material Defect has been cured, (ii) the related mortgage loan has been repurchased in accordance with the related mortgage loan purchase agreement, (iii) a mortgage loan has been substituted for the related mortgage loan in accordance with the related mortgage loan purchase agreement, (iv) the applicable mortgage loan seller has made a Loss of Value Payment (as defined in the Preliminary Prospectus), (v) a contractually binding agreement is entered into between the enforcing servicer, on behalf of the issuing entity, and the related mortgage loan seller that settles the related mortgage loan seller’s obligations under the related mortgage loan purchase agreement, or (vi) the related mortgage loan is no longer property of the issuing entity as a result of a sale or other disposition in accordance with the BANK5 2025-5YR14 pooling and servicing agreement. See “Pooling and Servicing Agreement—Dispute Resolution Provisions” in the Preliminary Prospectus.

Investor Communications:	The Certificate Administrator is required to include on any Form 10–D any request received from a certificateholder to communicate with other certificateholders related to certificateholders exercising their rights under the terms of the BANK5 2025-5YR14 pooling and servicing agreement. Any certificateholder wishing to communicate with other certificateholders regarding the exercise of its rights under the terms of the BANK5 2025-5YR14 pooling and servicing

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

25

BANK5 2025-5YR14	Certain Terms and Conditions
agreement will be able to deliver a written request signed by an authorized representative of the requesting investor to the Certificate Administrator.
Certain Fee Offsets:	If a workout fee is earned by the Special Servicer following a loan default with respect to any mortgage loan that it services, then certain limitations will apply based on modification fees paid by the borrower. The modification fee generally must not exceed 1% of the principal balance of the loan as modified in any 12-month period. In addition, if the loan re-defaults, any subsequent workout fee on that loan must be reduced by a portion of the modification fees paid by the borrower in the previous 12 months. Likewise, liquidation fees collected in connection with a liquidation or partial liquidation of a mortgage loan must be reduced by a portion of the modification fees paid by the borrower in the previous 12 months.
Deal Website:	The Certificate Administrator will be required to maintain a deal website, which will include, among other items: (a) summaries of asset status reports prepared by the Special Servicer, (b) inspection reports, (c) appraisals, (d) various “special notices” described in the Preliminary Prospectus, (e) the “Investor Q&A Forum”, (f) a voluntary “Investor Registry” and (g) the “Risk Retention Special Notices” tab. Investors may access the deal website following execution of a certification and confidentiality agreement.
Initial Controlling Class Certificateholder:	It is expected that Torchlight Investors, LLC or its affiliate will be the initial controlling class certificateholder.
Whole Loans:	Each of the mortgaged properties identified above under “IV. Characteristics of the Mortgage Pool—B. Summary of the Whole Loans” secures both a mortgage loan to be included in the trust fund and one or more other mortgage loans that will not be included in the trust fund, each of which will be pari passu or subordinate in right of payment with the mortgage loan included in the trust fund. We refer to each such group of mortgage loans as a “whole loan”. Such “—Summary of the Whole Loans” section includes further information regarding the various notes in each whole loan, the holders of such notes, the lead servicing agreement for each such whole loan, and the applicable master servicer and applicable special servicer under such lead servicing agreement.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

26

Manufactured Housing	Loan #1	Cut-off Date Balance:	$88,000,000
Various	Southeast Workforce MHC Portfolio	Cut-off Date LTV:	66.5%
Various		UW NCF DSCR:	1.53x
		UW NOI Debt Yield:	8.9%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

27

Manufactured Housing	Loan #1	Cut-off Date Balance:	$88,000,000
Various	Southeast Workforce MHC Portfolio	Cut-off Date LTV:	66.5%
Various		UW NCF DSCR:	1.53x
		UW NOI Debt Yield:	8.9%

KENTUCKY
VIRGINIA
Bristol
Kingsport
Johnson City
APPALACHIAN MOUNTAINS
TENNESSEE
Morristown
Greeneville
Boone
KNOXVILLE
Oak Ridge
Newport
NORTH CAROLINA
Lenoir
Seymour
Pigeon Forge
Hickory
Maryville
Morganton
Asheville
Marion
Gatlinburg
Candler
Etowah
Forest City
Bessemer City
Shelby
Gastonia
Greer
Spartanburg
York
Greenville
Clemson
GEORGIA
Toccoa
Anderson
Laurens
SOUTH CAROLINA
Clinton
Gainesville

Martinsville
Danville
VIRGINIA
Reidsville
Roanoke Rapids
Henderson
Winston-Salem
Greensboro
Burlington
Enfield
Wake Forest
High Point
Durham
RALEIGH
Rocky Mount
Statesville
Chapel Hill
Cary
Wilson
Salisbury
Smithfield
Greenville
Kannapolis
Sanford
Goldsboro
Concord
CHARLOTTE
Pinehurst
Southern Pines
NORTH CAROLINA
Mint Hill
Matthews
New Bern
Fayetteville
Rock Hill
Rockingham
Laurinburg
Jacksonville
Cheraw
SOUTH CAROLINA
Florence
Leland
Wilmington
Columbia
Sumter
North Myrtle Beach
Conway
Myrtle Beach
Atlantic Ocean
Orangeburg

Macon
Auburn
COLUMBUS
Phenix City
Warner Robins
Dublin
Statesboro
SAVANNAH
Cordele
Eufaula
Hinesville
AL
GEORGIA
Albany
Jesup
Ozark
Tifton
Waycross
Dothan
Moultrie
Brunswick
Valdosta
Marianna
Thomasville
St. Marys
TALLAHASSEE
JACKSONVILLE
Panama City
Perry
Lake City
FLORIDA
Gainesville
Gulf of Mexico
Ocala

Nashville
Memphis
TENNESSEE
Knoxville
Winston-Salem
Durham
Raleigh
Asheville
Charlotte
NORTH CAROLINA
Gastonia
Greenville
Wilmington
Atlanta
Athens
Columbia
SOUTH CAROLINA
Augusta
Myrtle Beach
Macon
Charleston
GEORGIA
Columbus
Savannah
Tallahassee
Jacksonville
FLORIDA
Tampa
Orlando
Miami

Southeast Workforce MHC Portfolio

1	Florida Sun Estates	Tallahassee, FL
2	Tampa Sun Estates 3 & 4	Tampa, FL
3	Lake Mary MHP	Longwood, FL
4	Tampa Sun Estates	Tampa, FL
5	Pelican Sun Estates 1 & 2	Tampa, FL
6	Circle Drive Mobile Home Park	Salisbury, NC
7	University Sun Estates 2 & 3	Orlando, FL
8	Maitland Sun Estates	Maitland, FL
9	St Pete Sun Estates	St. Petersburg, FL
10	Asheville SV 1 & 2	Asheville & Weaverville, NC
11	St Pete Sun Estates 2	St. Petersburg, FL
12	Hickory Corner Mobile Home Park	Maryville, TN
13	Creekside Mobile Home Park	Enfield, NC
14	Commerce Park Sun Estates 1 & 2	Ocala, FL
15	Tampa Sun Estates 5	Ruskin, FL
16	Tampa Sun Estates 6	Lutz, FL
17	Hillside Village Mobile Home Park	Gastonia, NC
18	Meadowview Mobile Home Park	Maryville, TN
19	Countryside Mobile Home Park	Moore, SC
20	Charlotte Southern Villages 2	Concord, NC
21	University Sun Estates	Orlando, FL
22	Knoxville SV 1 & 2	Maryville & Friendsville, TN
23	Dogwood Mobile Home Park	Gastonia, NC
24	Cherry Valley Mobile Home Park	Candler, NC
25	Eastgate Mobile Home Park	Greer, SC
26	North Orlando Sun Estates 2	Deland, FL
27	Gaddy Mobile Home Park	Kannapolis, NC
28	Archdale Mobile Home Park	Bessemer City, NC
29	Tampa Sun Estates 2	Tampa, FL
30	Woodland Mobile Home Park	Gastonia, NC
31	Salisbury Mobile Home Park	Salisbury, NC
32	Eastside Village Mobile Home Park	Spartanburg, SC
33	Villages Sun Estates	Leesburg, FL
34	Florida Sun Estates 2	Tallahassee, FL
35	Sunshine Mobile Home Park	Cocoa, FL

Holiday
PASCO COUNTY
Land O' Lakes
Wesley Chapel
Tarpon Springs
Lutz
HILLSBOROUGH COUNTY
New Tampa
Gulf of Mexico
Lake Magdalene
Palm Harbor
Citrus Park
Carrollwood
Dunedin
Oldsmar
Temple Terrace
Thonotosassa
Safety Harbor
Town 'n' Country
TAMPA
Clearwater Beach
PINELLAS COUNTY
Mango
Clearwater
Old Tampa Bay
Brandon
Largo
Palm River
Progress Village
Riverview
Seminole
Pinellas Park
Hillsborough Bay
Gibsonton
Boyette
MacDill Air Force Base
ST. PETERSBURG
Tampa Bay
Apollo Beach
Gulfport
St. Pete Beach
Ruskin
Sun City Center
Wimauma

PUTNAM
FLAGLER
Ormond Beach
Atlantic Ocean
MARION
Pierson
Daytona Beach
Ocala
OCALA NATIONAL FOREST
Port Orange
New Smyrna Beach
DeLand
The Villages
Lady Lake
Deltona
LAKE
DeBary
VOLUSIA
Wildwood
Mount Dora
Sanford
Leesburg
Apopka
Winter Springs
Bushnell
Oviedo
SUMTER
Minneola
Winter Park
Titusville
Clermont
Alafaya
ORLANDO
ORANGE
Dade City
Celebration
Cocoa
PASCO
Kissimmee
Viera
Zephyrhills
POLK
St. Cloud
Melbourne
BREVARD
Davenport
OSCEOLA
Lakeland

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

28

Mortgage Loan No. 1 – Southeast Workforce MHC Portfolio

Mortgage Loan Information				Mortgaged Property Information
Mortgage Loan Seller:	WFB			Single Asset/Portfolio:	Portfolio
Credit Assessment (KBRA/Fitch/Moody’s):	NR/NR/NR			Location:	Various
Original Balance(1):	$88,000,000			General Property Type:	Manufactured Housing
Cut-off Date Balance(1):	$88,000,000			Detailed Property Type:	Various
% of Initial Pool Balance:	9.9%			Title Vesting:	Fee
Loan Purpose:	Refinance			Year Built/Renovated:	Various/Various
Borrower Sponsors:	Jason A. Bates, Michael Weinberg & Ryan Narus			Size:	1,919 Pads
Guarantors:	Jason A. Bates, Michael Weinberg & Ryan Narus			Cut-off Date Balance Per Pad(1):	$54,716
Mortgage Rate:	5.6580%			Maturity Date Balance Per Pad(1):	$54,716
Note Date:	3/18/2025			Property Manager:	Affordable Housing Affiliates, LLC
Maturity Date:	4/11/2030				(borrower-affiliated)
Term to Maturity:	60 months			Underwriting and Financial Information
Amortization Term:	0 months			UW NOI:	$9,336,238
IO Period:	60 months			UW NCF:	$9,240,288
Seasoning:	0 months			UW NOI Debt Yield(1):	8.9%
Prepayment Provisions:	L(2),YM1(51),O(7)			UW NCF Debt Yield(1):	8.8%
Lockbox/Cash Mgmt Status:	Springing/Springing			UW NOI Debt Yield at Maturity(1):	8.9%
Additional Debt Type(1):	Pari Passu			UW NCF DSCR(1):	1.53x
Additional Debt Balance(1):	$17,000,000			Most Recent NOI:	$8,646,986 (12/31/2024)
Future Debt Permitted (Type):	No (NAP)			2nd Most Recent NOI:	$7,022,604 (12/31/2023)
				3rd Most Recent NOI:	$4,133,935 (12/31/2022)
Reserves(2)				Most Recent Occupancy:	85.9% (1/16/2025)
Type	Initial	Monthly	Cap	2nd Most Recent Occupancy:	83.8% (12/31/2023)
RE Taxes:	$154,077	$69,643	NAP	3rd Most Recent Occupancy:	78.1% (12/31/2022)
Insurance:	$89,008	$44,504	NAP	Appraised Value (as of)(3):	$157,900,000 (2/1/2025)
Replacement Reserve:	$0	$7,996	$191,904	Appraised Value per Pad(3):	$82,282
				Cut-off Date LTV Ratio(1)(3):	66.5%
				Maturity Date LTV Ratio(1)(3):	66.5%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan Amount:	$105,000,000	100.0%	Loan Payoff:	$79,277,568	75.5%
			Return of Equity:	$19,772,758	18.8%
			Closing Costs:	$5,706,588	5.4%
			Upfront Reserves:	$243,085	0.2%
Total Sources:	$105,000,000	100.0%	Total Uses:	$105,000,000	100.0%

(1)	The Southeast Workforce MHC Portfolio Mortgage Loan (as defined below) is part of the Southeast Workforce MHC Portfolio Whole Loan (as defined below), with an aggregate original principal amount of $105,000,000. The information presented is based on the Southeast Workforce MHC Portfolio Whole Loan.
(2)	See “Escrows and Reserves” below for further discussion.
(3)	The Appraised Value is based on the “As Portfolio” value, inclusive of a 3.1% portfolio premium. The appraisal appraised the Southeast Workforce MHC Portfolio Properties as of various dates in January and February 2025, which produced an aggregate “as is” appraised value of $153,175,000, which equates to a Cut-off Date LTV Ratio and Maturity Date LTV Ratio of 68.5% and 68.5%, respectively.

The Mortgage Loan. The largest mortgage loan (the “Southeast Workforce MHC Portfolio Mortgage Loan”) is part of a whole loan (the “Southeast Workforce MHC Portfolio Whole Loan”) evidenced by two pari passu promissory notes with an aggregate original principal amount of $105,000,000. The Southeast Workforce MHC Portfolio Whole Loan is secured by a first priority fee mortgage encumbering the borrowers’ fee interests in 35 manufactured housing properties totaling 1,919 pads located across four states (collectively the “Southeast Workforce MHC Portfolio Properties”). The Southeast Workforce MHC Portfolio Mortgage Loan is evidenced by the controlling A-1 Note, with an original principal balance of $88,000,000. The Southeast Workforce MHC Portfolio Whole Loan is expected to be serviced pursuant to the pooling and servicing agreement for the BANK5 2025-5YR14 transaction. See “Description of the Mortgage Pool—The Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement” in the Preliminary Prospectus.

The table below summarizes the promissory notes that comprise the Southeast Workforce MHC Portfolio Whole Loan.

Southeast Workforce MHC Portfolio Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Note
A-1	$88,000,000	$88,000,000	BANK5 2025-5YR14	Yes
A-2	$17,000,000	$17,000,000	WFB	No
Whole Loan	$105,000,000	$105,000,000

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

29

Manufactured Housing	Loan #1	Cut-off Date Balance:	$88,000,000
Various	Southeast Workforce MHC Portfolio	Cut-off Date LTV:	66.5%
Various		UW NCF DSCR:	1.53x
		UW NOI Debt Yield:	8.9%

The Borrowers and the Borrower Sponsors. The borrowers for the Southeast Workforce MHC Portfolio are AG Archdale LLC, Asheville SV LLC, Charlotte SV 2 LLC, AG Cherry Valley, LLC, AG Circle Drive LLC, CP Sun Estates LLC, AG Countryside LLC, AG Creekside LLC, AG Dogwood LLC, AG Eastgate LLC, AG Eastside LLC, Florida Sun Estates LLC, Florida Sun Estates 2 LLC, AG Gaddy LLC, AG Hickory Corner LLC, AG Hillside LLC, Knoxville SV 1 LLC, Lake Mary MHP LLC, Maitland Sun Estates LLC, AG Meadowview, LLC, North Orlando Sun Estates 2 LLC, Pelican Sun Estates LLC, AG Salisbury LLC, St Pete Sun Estates 1 LLC, St Pete Sun Estates 2 LLC, Sunshine Equity Partners 1 LLC, Tampa Sun Estates LLC, Tampa Sun Estates 2 LLC, Tampa Sun Estates 3 and 4 LLC, Tampa Sun Estates 5 LLC, Tampa Sun Estates 6 LLC, University Sun Estates LLC, University Sun Estates 2 and 3 LLC, Villages Sun Estates LLC, and AG Woodland Acres LLC, each a single-purpose limited liability company, with two independent directors in its organizational structure.

The borrower sponsors and non-recourse carve-out guarantors for the Southeast Workforce MHC Portfolio Whole Loan are Jason A. Bates, Michael Weinberg and Ryan Narus. Jason Bates is the CEO and Managing Partner of Affordable Housing Affiliates (“AHA”), Michael Weinberg is a General Partner of AHA, and Ryan Narus is the COO of AHA. AHA is a southeastern based manufactured housing community (“MHC”) investor and operator. AHA has acquired more than 2,200 pads located in 4 states, and currently owns and manages over 40 MHCs, focusing on markets in the southeastern United States.

The Properties. The Southeast Workforce MHC Portfolio Properties comprise 35 manufactured housing properties totaling 1,919 pads and located across four states (FL, NC, SC and TN). The Southeast Workforce MHC Portfolio Properties are located in Florida (18 properties, 60.2% of pads), North Carolina (11 properties, 24.5% of pads), South Carolina (3 properties, 7.5% of pads) and Tennessee (3 properties, 7.8% of pads). There are 151 mobile homes owned by borrower affiliates comprising 7.9% of the total pads; however, no income from the home rents is being underwritten. The sponsor acquired the properties in separate transactions between 2017 and 2023 and has invested approximately $10.6 million on various capital improvements including freshly paved roads, fencing, mailboxes, grounds maintenance and new accounting and rent payment systems.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

30

Manufactured Housing	Loan #1	Cut-off Date Balance:	$88,000,000
Various	Southeast Workforce MHC Portfolio	Cut-off Date LTV:	66.5%
Various		UW NCF DSCR:	1.53x
		UW NOI Debt Yield:	8.9%

Portfolio Summary
Property Name	City, State	Pads	Year Built / Renovated	Occupancy(1)	Allocated Whole Loan Cut-off Date Balance	% of Allocated Whole Loan Cut-off Date Balance	Appraised Value	UW NOI	% of UW NOI
Florida Sun Estates	Tallahassee, FL	307	1971 / NAP	56.4%	$13,330,000	12.7%	$22,500,000	$1,060,943	11.4%
Tampa Sun Estates 3 & 4	Tampa, FL	112	1944, 1949-1954, 1952 / NAP	75.0%	$5,900,000	5.6%	$8,400,000	$572,449	6.1%
Lake Mary MHP	Longwood, FL	70	1969 / NAP	98.6%	$5,350,000	5.1%	$7,600,000	$532,917	5.7%
Tampa Sun Estates	Tampa, FL	70	1952 / NAP	88.6%	$4,940,000	4.7%	$7,000,000	$481,135	5.2%
University Sun Estates 2 & 3	Orlando, FL	52	1974 / NAP	98.1%	$3,710,000	3.5%	$5,300,000	$371,683	4.0%
Pelican Sun Estates 1 & 2	Tampa, FL	64	1946 / NAP	79.7%	$4,340,000	4.1%	$6,200,000	$350,704	3.8%
Circle Drive Mobile Home Park	Salisbury, NC	63	1967 / NAP	100.0%	$3,725,000	3.5%	$5,300,000	$344,727	3.7%
Maitland Sun Estates	Maitland, FL	39	1930 / NAP	97.4%	$3,570,000	3.4%	$5,100,000	$305,627	3.3%
St Pete Sun Estates	St. Petersburg, FL	44	1950 / NAP	88.6%	$3,220,000	3.1%	$4,600,000	$306,955	3.3%
Asheville SV 1 & 2	Asheville, Weaverville, NC	48	1985 / 2023	95.8%	$3,175,000	3.0%	$4,500,000	$277,758	3.0%
Countryside Mobile Home Park	Moore, SC	65	1984 / NAP	100.0%	$2,700,000	2.6%	$3,825,000	$277,336	3.0%
St Pete Sun Estates 2	St. Petersburg, FL	41	1950 / NAP	90.2%	$3,010,000	2.9%	$4,300,000	$282,359	3.0%
Tampa Sun Estates 6	Lutz, FL	33	1968 / NAP	97.0%	$2,750,000	2.6%	$3,900,000	$262,379	2.8%
Tampa Sun Estates 5	Ruskin, FL	38	1958 / NAP	92.1%	$2,800,000	2.7%	$4,000,000	$250,424	2.7%
Hickory Corner Mobile Home Park	Maryville, TN	54	1950 / 2020	100.0%	$2,970,000	2.8%	$4,225,000	$254,345	2.7%
Hillside Village Mobile Home Park	Gastonia, NC	39	1960 / NAP	100.0%	$2,750,000	2.6%	$3,900,000	$239,357	2.6%
Charlotte Southern Villages 2	Concord, NC	42	1967 / NAP	97.6%	$2,650,000	2.5%	$3,750,000	$230,928	2.5%
Meadowview Mobile Home Park	Maryville, TN	43	1992 / 2021	100.0%	$2,750,000	2.6%	$3,900,000	$234,950	2.5%
Commerce Park Sun Estates 1 & 2	Ocala, FL	79	1948-1988 / NAP	73.4%	$2,870,000	2.7%	$4,100,000	$234,244	2.5%
Creekside Mobile Home Park	Enfield, NC	105	1980-1990 / NAP	96.2%	$2,875,000	2.7%	$4,100,000	$225,396	2.4%
Cherry Valley Mobile Home Park	Candler, NC	33	1998 / NAP	100.0%	$2,170,000	2.1%	$3,075,000	$203,178	2.2%
Dogwood Mobile Home Park	Gastonia, NC	33	1960 / NAP	100.0%	$2,175,000	2.1%	$3,100,000	$205,181	2.2%
North Orlando Sun Estates 2	Deland, FL	31	1967 / NAP	96.8%	$1,900,000	1.8%	$2,700,000	$189,629	2.0%
University Sun Estates	Orlando, FL	37	1958 / NAP	86.5%	$2,380,000	2.3%	$3,400,000	$204,843	2.2%
Eastgate Mobile Home Park	Greer, SC	42	1980, 2002 / NAP	97.6%	$1,925,000	1.8%	$2,725,000	$189,549	2.0%
Knoxville SV 1 & 2	Maryville, Friendsville, TN	53	1986, 2015 / NAP	79.2%	$2,325,000	2.2%	$3,425,000	$175,166	1.9%
Gaddy Mobile Home Park	Kannapolis, NC	29	1967 / NAP	100.0%	$1,780,000	1.7%	$2,525,000	$156,139	1.7%
Tampa Sun Estates 2	Tampa, FL	23	1948-1970 / NAP	100.0%	$1,620,000	1.5%	$2,300,000	$156,608	1.7%
Archdale Mobile Home Park	Bessemer City, NC	29	1960 / NAP	100.0%	$1,680,000	1.6%	$2,400,000	$132,920	1.4%
Woodland Mobile Home Park	Gastonia, NC	25	1960 / NAP	100.0%	$1,550,000	1.5%	$2,200,000	$117,849	1.3%
Eastside Village Mobile Home Park	Spartanburg, SC	36	1973 / NAP	100.0%	$1,300,000	1.2%	$1,850,000	$110,151	1.2%
Florida Sun Estates 2	Tallahassee, FL	47	1972 / NAP	83.0%	$1,120,000	1.1%	$1,600,000	$96,967	1.0%
Sunshine Mobile Home Park	Cocoa, FL	32	1956 / NAP	68.8%	$1,090,000	1.0%	$1,550,000	$109,026	1.2%
Salisbury Mobile Home Park	Salisbury, NC	25	1967 / NAP	100.0%	$1,425,000	1.4%	$2,025,000	$106,842	1.1%
Villages Sun Estates	Leesburg, FL	36	1969 / NAP	77.8%	$1,175,000	1.1%	$1,800,000	$85,575	0.9%
Total/Wtd. Avg.		1,919		85.9%	$105,000,000	100.0%	$157,900,000(2)	$9,336,238	100.0%

(1)	Occupancy is based on the underwritten rent rolls dated January 16, 2025.
(2)	The Appraised Value is based on the “As Portfolio” value, inclusive of a 3.1% portfolio premium. The appraisal appraised the Southeast Workforce MHC Portfolio Properties as of various dates in January and February 2025, which produced an aggregate “as is” appraised value of $153,175,000.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

31

Manufactured Housing	Loan #1	Cut-off Date Balance:	$88,000,000
Various	Southeast Workforce MHC Portfolio	Cut-off Date LTV:	66.5%
Various		UW NCF DSCR:	1.53x
		UW NOI Debt Yield:	8.9%

Portfolio Unit Mix
Property Name	Total Pads	MH Pads	RV Pads	Other	% MHC Pads	% RV Pads	% Other
Florida Sun Estates	307	307	0	0	100.0%	0.0%	0.0%
Tampa Sun Estates 3 & 4	112	103	1	8	92.0%	0.9%	7.1%
Lake Mary MHP	70	70	0	0	100.0%	0.0%	0.0%
Tampa Sun Estates	70	68	1	1	97.1%	1.4%	1.4%
University Sun Estates 2 & 3	52	52	0	0	100.0%	0.0%	0.0%
Pelican Sun Estates 1 & 2	64	59	1	4	92.2%	1.6%	6.3%
Circle Drive Mobile Home Park	63	62	0	1	98.4%	0.0%	1.6%
Maitland Sun Estates	39	37	0	2	94.9%	0.0%	5.1%
St Pete Sun Estates	44	43	1	0	97.7%	2.3%	0.0%
Asheville SV 1 & 2	48	47	0	1	97.9%	0.0%	2.1%
Countryside Mobile Home Park	65	65	0	0	100.0%	0.0%	0.0%
St Pete Sun Estates 2	41	41	0	0	100.0%	0.0%	0.0%
Tampa Sun Estates 6	33	31	0	2	93.9%	0.0%	6.1%
Tampa Sun Estates 5	38	36	0	2	94.7%	0.0%	5.3%
Hickory Corner Mobile Home Park	54	44	10	0	81.5%	18.5%	0.0%
Hillside Village Mobile Home Park	39	39	0	0	100.0%	0.0%	0.0%
Charlotte Southern Villages 2	42	42	0	0	100.0%	0.0%	0.0%
Meadowview Mobile Home Park	43	42	0	1	97.7%	0.0%	2.3%
Commerce Park Sun Estates 1 & 2	79	77	0	2	97.5%	0.0%	2.5%
Creekside Mobile Home Park	105	104	1	0	99.0%	1.0%	0.0%
Cherry Valley Mobile Home Park	33	33	0	0	100.0%	0.0%	0.0%
Dogwood Mobile Home Park	33	32	0	1	97.0%	0.0%	3.0%
North Orlando Sun Estates 2	31	29	0	2	93.5%	0.0%	6.5%
University Sun Estates	37	34	3	0	91.9%	8.1%	0.0%
Eastgate Mobile Home Park	42	42	0	0	100.0%	0.0%	0.0%
Knoxville SV 1 & 2	53	53	0	0	100.0%	0.0%	0.0%
Gaddy Mobile Home Park	29	29	0	0	100.0%	0.0%	0.0%
Tampa Sun Estates 2	23	20	0	3	87.0%	0.0%	13.0%
Archdale Mobile Home Park	29	29	0	0	100.0%	0.0%	0.0%
Woodland Mobile Home Park	25	25	0	0	100.0%	0.0%	0.0%
Eastside Village Mobile Home Park	36	36	0	0	100.0%	0.0%	0.0%
Florida Sun Estates 2	47	47	0	0	100.0%	0.0%	0.0%
Sunshine Mobile Home Park	32	32	0	0	100.0%	0.0%	0.0%
Salisbury Mobile Home Park	25	25	0	0	100.0%	0.0%	0.0%
Villages Sun Estates	36	36	0	0	100.0%	0.0%	0.0%
Total/Wtd. Avg.	1,919	1,871	18	30	97.5%	0.9%	1.6%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

32

Manufactured Housing	Loan #1	Cut-off Date Balance:	$88,000,000
Various	Southeast Workforce MHC Portfolio	Cut-off Date LTV:	66.5%
Various		UW NCF DSCR:	1.53x
		UW NOI Debt Yield:	8.9%

Appraisal. According to the appraisal, the Southeast Workforce MHC Portfolio had an “As Portfolio” appraised value of $157,900,000 as of February 1, 2025, which is inclusive of an approximately 3.1% portfolio premium. Additionally, the appraisal appraised the Southeast Workforce MHC Portfolio Properties as of various dates in January and February 2025, which produced an aggregate “as is” appraised value of $153,175,000.

Environmental Matters. According to the Phase I environmental site assessments as of various dates between October 2024 and March 2025, there was no evidence of any recognized environmental conditions at the Southeast Workforce MHC Portfolio Properties.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and Underwritten Net Cash Flow at the Southeast Workforce MHC Portfolio Properties:

	Cash Flow Analysis
	2022(1)	2023(1)	2024	UW	UW Per Pad
Gross Potential Rent	$9,081,717	$10,850,552	$12,606,423	$15,829,500(2)	$8,249
RUBS Income	$262,727	$417,346	$434,228	$434,228	$226
Other Income	$166,849	$437,387	$463,766	$463,766	$242
(Vacancy / Credit Loss)	($1,140,536)	($31,341)	($224,456)	($2,375,421)	($1,238)
Effective Gross Income	$8,370,757	$11,673,943	$13,279,961	$14,352,074	$7,479

Real Estate Taxes	$995,577	$789,390	$771,790	$795,442	$415
Insurance	$88,331	$170,441	$162,840	$508,615	$265
Other Operating Expenses	$3,152,914	$3,691,507	$3,698,346	$3,711,778	$1,934
Total Operating Expenses	$4,236,822	$4,651,338	$4,632,975	$5,015,836	$2,614

Net Operating Income	$4,133,935(3)	$7,022,604(3)	$8,646,986	$9,336,238	$4,865
Replacement Reserves	$0	$0	$0	$95,950	$50
Net Cash Flow	$4,133,935	$7,022,604	$8,646,986	$9,240,288	$4,815

Occupancy (%)	78.1%	83.8%	85.9%	85.7%(4)
NOI DSCR(5)	0.69x	1.17x	1.44x	1.55x
NCF DSCR(5)	0.69x	1.17x	1.44x	1.53x
NOI Debt Yield(5)	3.9%	6.7%	8.2%	8.9%
NCF Debt Yield(5)	3.9%	6.7%	8.2%	8.8%

(1)	The borrower sponsor acquired six of the 35 properties in 2022 and 2023. 2022 includes partial cash flows for North Orlando Sun Estates 2, Tampa Sun Estates 6, Lake Mary MHP, Asheville SV 1 & 2, and Charlotte Southern Villages 2, and 2023 includes partial cash flow for Knoxville SV 1 & 2.
(2)	UW Gross Potential Rent is based on the underwritten rent roll dated January 16, 2025.
(3)	The increase in NOI year-over-year is primarily due to the borrower acquiring six of the properties in 2022 and 2023 (17.9% of NOI) and occupancy increasing from 78.1% in 2022 to 85.9% in 2024.
(4)	The underwritten vacancy is 14.3%. The Southeast Workforce MHC Portfolio was 85.9% physically occupied as of the January 16, 2025 rent roll.
(5)	DSCRs and Debt Yields are based on the Southeast Workforce MHC Portfolio Whole Loan.

Escrows and Reserves.

Taxes – The Southeast Workforce MHC Portfolio Whole Loan documents require an upfront reserve of $154,077 for real estate taxes plus ongoing monthly reserves in an amount equal to 1/12 of the taxes that the lender estimates will be payable during the next twelve months, initially $69,643.

Insurance – The Southeast Workforce MHC Portfolio Whole Loan documents require an upfront reserve of $89,008 for insurance and ongoing monthly reserves in an amount equal to 1/12 of the insurance premiums that the lender estimates will be payable during the next twelve months, initially estimated to be $44,504.

Replacement Reserve – The Southeast Workforce MHC Portfolio Whole Loan documents require ongoing monthly reserves in an amount equal to $7,996 for replacements, subject to a cap of $191,904.

Lockbox and Cash Management. Upon the occurrence of a Cash Trap Event Period (as defined below) the Southeast Workforce MHC Portfolio borrowers are required to establish a lender-controlled lockbox account and deposit all rents and direct all credit card companies to pay all amounts due directly into such lockbox account. During the continuance of a Cash Trap Event Period, all funds in the lockbox account are required to be swept into the cash management account controlled by the lender and disbursed on each payment date in accordance with the Southeast Workforce MHC Portfolio Whole Loan documents and all excess funds are required to be swept to an excess cash flow subaccount controlled by the lender.

A “Cash Trap Event Period” will commence upon the earlier of the following:

(i)	the occurrence and continuance of an event of default under the Southeast Workforce MHC Portfolio Whole Loan documents; or
(ii)	the net cash flow debt service coverage ratio (“NCF DSCR”) falling below 1.10x.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

33

Manufactured Housing	Loan #1	Cut-off Date Balance:	$88,000,000
Various	Southeast Workforce MHC Portfolio	Cut-off Date LTV:	66.5%
Various		UW NCF DSCR:	1.53x
		UW NOI Debt Yield:	8.9%

A Cash Trap Event Period will end upon the occurrence of the following:

●	with regard to clause (i) above, the cure of such event of default; or
●	with regard to clause (ii) above, the NCF DSCR is equal to or greater than 1.15x for 2 consecutive calendar quarters.

Release of Property. Provided no event of default is ongoing, the Southeast Workforce MHC Portfolio borrowers have the right, at any time after the lockout period and prior to the open period start date, to obtain the release of any of the Southeast Workforce MHC Portfolio Properties from the lien of the Southeast Workforce MHC Portfolio Whole Loan, provided that certain conditions are satisfied, including, but not limited to, the following:

(i)	partial prepayment in an amount equal to 115% of the allocated loan amount for the property being released with a payment of any applicable yield maintenance premium;
(ii)	the NCF DSCR immediately following the release being equal to or greater than the NCF DSCR immediately prior to the release;
(iii)	the net cash flow debt yield (“NCF DY”) immediately following the release being equal to or greater than the NCF DY immediately prior to the release;
(iv)	compliance with all applicable REMIC requirements; and
(v)	rating agency confirmation that such release will not result in a downgrade, withdrawal or qualification of the respective ratings assigned to the BANK5 2025-5YR14 certificates.

Subordinate and Mezzanine Indebtedness. None.

Letter of Credit. None.

Right of First Offer/Right of First Refusal. None.

Ground Lease. None.

Terrorism Insurance. The Southeast Workforce MHC Portfolio Whole Loan documents require that the “all risk” insurance policy required to be maintained by the borrower, in an amount equal to the full replacement cost of the Southeast Workforce MHC Portfolio Properties, contain no exclusion for damage or destruction caused by acts of terrorism, as well as business interruption insurance covering a period of restoration of 6 months and a 6-month extended period of indemnity.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

34

Retail – Anchored	Loan #2	Cut-off Date Balance:	$83,300,000
1488-1826 North Main Street	Harden Ranch Plaza	Cut-off Date LTV:	64.1%
Salinas, CA 93906		UW NCF DSCR:	1.62x
		UW NOI Debt Yield:	10.60%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

35

Retail – Anchored	Loan #2	Cut-off Date Balance:	$83,300,000
1488-1826 North Main Street	Harden Ranch Plaza	Cut-off Date LTV:	64.1%
Salinas, CA 93906		UW NCF DSCR:	1.62x
		UW NOI Debt Yield:	10.60%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

36

Retail – Anchored	Loan #2	Cut-off Date Balance:	$83,300,000
1488-1826 North Main Street	Harden Ranch Plaza	Cut-off Date LTV:	64.1%
Salinas, CA 93906		UW NCF DSCR:	1.62x
		UW NOI Debt Yield:	10.60%

Harden Ranch Plaza
1488-1826 North Main Street
Salinas, CA 93906
Santa Cruz 19 miles
Watsonville
SANTA CRUZ COUNTY
Pajaro
Aromas
Pajaro Dunes
Las Lomas
Elkhorn
Monterey Bay
Moss Landing State Wildlife Area
Moss Landing
Dolan Rd.
San Jose 50 miles
Prunedale Shopping Center
Manzanita Park Sports Complex
Manzanita Regional Park
Prune Tree Center
Salinas River State Beach
Castroville
Castroville Station Shopping Center
Prunedale
Crazy Horse Canyon Rd.
San Juan Grade Rd.
Espinosa Rd.
Bolsa Knolls
GABILAN RANGE
Salinas River National Wildlife Refuge
Nashua Rd.
Castroville Rd.
Northridge Mall
Natividad Rd.
Boronda Rd.
Old Stage Rd.
Westridge Plaza
Salinas
Natividad Medical Center
Boronda Plaza
Salinas Sports Complex
Marina Municipal Airport
Marina
Boronda
Mountain Valley Ctr.
Blanco Rd.
Reservation Rd.
Salinas AMTRAK
Hartnell College
Alisal St.
Hartnell College Alisal Campus
Salinas Municipal Airport
Marina State Beach
MONTEREY COUNTY
Cal. State University at Monterey Bay
Monterey College of Law
Salinas Valley Health Medical Center
Davis Rd.
Harkins Rd.
Alisal Rd.
Bayonet & Black Horse Golf Course
Cabrillo Hwy.
Seaside
Ford Ord National Monument
SALINAS VALLEY
AMTRAK
Del Rey Oaks
River Rd.
WeatherTech Raceway Laguna Seca
Monterey Zoo
Toro Regional Park
Monterey Regional Airport
Monterey-Salinas Hwy.
Corral de Tierra Country Club
Tehama Golf Club
SANTA LUCIA RANGE
San Benancio Rd.
Los Angeles 289 miles
Redwood City
Fremont
Palo Alto
Santa Clara
Milpitas
Sunnyvale
Mtn. View
Cupertino
SAN JOSE
Pescadero
Los Gatos
Morgan Hill
Pacific Ocean
Gilroy
Santa Cruz
Watsonville
Hollister
Salinas
Monterey
Seaside
Carmel

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

37

Mortgage Loan No. 2 – Harden Ranch Plaza

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	WFB			Single Asset/Portfolio:	Single Asset
Credit Assessment (Fitch/Moody’s/KBRA):	NR/NR/NR			Location:	Salinas, CA 93906
Original Balance:	$83,300,000			General Property Type:	Retail
Cut-off Date Balance:	$83,300,000			Detailed Property Type:	Anchored
% of Initial Pool Balance:	9.4%			Title Vesting:	Fee
Loan Purpose:	Refinance			Year Built/Renovated:	1991-1994, 2002/NAP
Borrower Sponsors(1):	Various			Size:	445,399 SF
Guarantors(1):	Various			Cut-off Date Balance PSF:	$187
Mortgage Rate:	6.1100%			Maturity Date Balance PSF:	$187
Note Date:	3/3/2025			Property Manager:	Crosspoint Realty Services, Inc.
Maturity Date:	3/11/2030
Term to Maturity:	60 months
Amortization Term:	0 months			Underwriting and Financial Information
IO Period:	60 months			UW NOI:	$8,827,726
Seasoning:	1 month			UW NCF:	$8,383,247
Prepayment Provisions:	L(25),D(28),O(7)			UW NOI Debt Yield:	10.6%
Lockbox/Cash Mgmt Status:	Soft/Springing			UW NCF Debt Yield:	10.1%
Additional Debt Type:	NAP			UW NOI Debt Yield at Maturity:	10.6%
Additional Debt Balance:	NAP			UW NCF DSCR:	1.62x
Future Debt Permitted (Type):	No (NAP)			Most Recent NOI:	$8,921,972 (12/31/2024)
				2nd Most Recent NOI:	$8,646,972 (12/31/2023)
Reserves(2)				3rd Most Recent NOI:	$8,367,479 (12/31/2022)
Type	Initial	Monthly	Cap	Most Recent Occupancy:	97.1% (3/1/2025)
RE Taxes:	$79,288	$79,288	NAP	2nd Most Recent Occupancy:	100.0% (12/31/2024)
Insurance:	$0	Springing	NAP	3rd Most Recent Occupancy:	100.0% (12/31/2023)
Replacement Reserve:	$700,000	Springing	$270,000	Appraised Value (as of):	$129,900,000 (12/20/2024)
TI/LC Reserve:	$900,000	Springing	$900,000	Appraised Value PSF:	$292
Rent Concession Reserve:	$208,845	$0	NAP	Cut-off Date LTV Ratio:	64.1%
Existing TI/LC Obligation Reserve:	$523,338	$0	NAP	Maturity Date LTV Ratio:	64.1%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount:	$83,300,000	99.8%	Loan Payoff:	$79,799,135	95.6%
Sponsor Equity	$198,301	0.2%	Upfront Reserves:	$2,411,471	2.9%
			Closing Costs:	$1,287,695	1.5%

Total Sources:	$83,498,301	100.0%	Total Uses:	$83,498,301	100.0%
(1)	See “The Borrowers and the Borrower Sponsors” section below for further discussion of the borrower sponsors and non-recourse carveout guarantors.
(2)	See “Escrows and Reserves” section below for further discussion of reserve requirements.

The Mortgage Loan. The second largest mortgage loan (the “Harden Ranch Plaza Mortgage Loan”) is a mortgage loan in the original principal amount of $83,300,000 and secured by the fee interest in a 445,399 SF anchored retail property located in Salinas, California (the “Harden Ranch Plaza Property”).

The Borrowers and the Borrower Sponsors. The borrowers for the Harden Ranch Plaza Mortgage Loan are Salinas Shopping Center Associates Limited Partnership, a California limited partnership and Harden Ranch Plaza Associates, LLC, a Delaware limited liability company, as tenants-in-common, each a single purpose entity with two independent directors.

The borrower sponsors and non-recourse carveout guarantors are Russell R. Pratt (“Russ Pratt”), Russell R. Pratt Living Trust dated February 18, 1992, John Frederick Goldsmith (“Fred Goldsmith”), Margaret Osborne Goldsmith, and John Frederick Goldsmith and Margaret Osborne Goldsmith Living Trust, dated March 31, 1999.

Russ Pratt is the president of The Pratt Company, a commercial real estate development and operating company which specializes in retail shopping center, self-storage and, most recently, multifamily properties. Over the past 35 years, Russ Pratt has completed 15 shopping centers, totaling over three million SF of retail space in addition to completing three self-storage facilities consisting of over 230,000 SF. In addition, Russ Pratt is a past trustee of the International Council of Shopping Centers.

Fred Goldsmith is the head of Pratt Goldsmith Incorporated (“PGI”), a commercial real estate property management company that is a related entity to both the borrower and the property manager. The Harden Ranch Plaza Property is professionally managed by Crosspoint Realty Services, Inc. and overseen by PGI.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

38

Retail – Anchored	Loan #2	Cut-off Date Balance:	$83,300,000
1488-1826 North Main Street	Harden Ranch Plaza	Cut-off Date LTV:	64.1%
Salinas, CA 93906		UW NCF DSCR:	1.62x
		UW NOI Debt Yield:	10.60%

The Property. The Harden Ranch Plaza Property is a multi-tenant anchored retail center totaling 445,399 SF located in Salinas, California. Built in 1991-1994, 2002, the Harden Ranch Plaza Property is situated on a 40.34-acre site and comprises 19 single story buildings and three leased-fee pad sites whereby the tenants (Olive Garden, Red Lobster and Auto Zone) own their improvements and lease the underlying land from the borrower. The Harden Ranch Plaza Property is anchored by Ashley Furniture Home Store, Safeway, In-Shape Health Clubs, Marshall’s, Ross Dress for Less, Michael’s Stores, Inc., and Walgreens. The Harden Ranch Plaza Property contains 3,483 parking spaces (7.82 spaces per 1,000 SF). As of March 1, 2025, the Harden Ranch Plaza Property was 97.1% leased to 76 tenants and has averaged a historical occupancy of 98.2% since construction in 1991.

Major Tenants.

Ashley Furniture Home Store (53,098 SF; 11.9% of NRA; 7.3% of UW Rent). Ashley Furniture Home Store (“Ashley Furniture”) is one of the world’s largest manufacturers of home furnishings, with over 35,000 employees and 30 million square feet of manufacturing and distribution space across the globe. Ashley Furniture has been a tenant since 2002 and is on a lease expiring May 31, 2038, with no extension or termination options. The tenant reported 2024 sales of approximately $92 per SF and an occupancy cost of 23.3%.

Safeway (52,686 SF; 11.8% of NRA; 8.7% of UW Rent). Safeway (Moody’s: Ba2/S&P: BB+) is an American supermarket chain founded in 1915 and is a wholly owned subsidiary of Albertsons Companies, Inc. (NYSE: ACI, (“Albertsons”)). Albertsons, headquartered in Boise, Idaho, operates as a food and drug retailer in the United States. Albertsons operates stores across 35 states and the District of Columbia under 20 banners, including Safeway. Safeway has been a tenant since 1991 and is on a lease expiring August 31, 2026, with four, five-year extension options and no termination options. The tenant reported 2024 sales of approximately $740 SF and an occupancy cost of 2.9%.

In-Shape Health Clubs (36,015 SF; 8.1% of NRA; 3.0% of UW Rent). In-Shape Health Clubs has 63 full-service health clubs located in the state of California. In-Shape Health Clubs amenities include an outdoor pool, group fitness studios, strength & weight training, onsite childcare, basketball courts, spas, saunas, and steam rooms. In-Shape Health Clubs has been a tenant since 2012 and is on a lease expiring August 31, 2028, with two, five-year renewal options and no termination options.

The following table presents certain information relating to the tenancy at the Harden Ranch Plaza Property:

Tenant Summary(1)
Tenant Name	Credit Rating (Fitch/Moody's/ S&P)(2)	Tenant SF	Approx. % of SF	Annual UW Rent(3)	% of Total Annual UW Rent	Annual UW Rent PSF(3)	Lease Expiration	Renewal Options	Termination Option (Y/N)
Major Tenants
Ashley Furniture Home Store	NR/NR/NR	53,098	11.9%	$727,159	7.3%	$13.69	5/31/2028	None	N
Safeway	NR/Ba2/BB+	52,686	11.8%	$857,705	8.7%	$16.28	8/31/2026	4 x 5 years	N
In-Shape Health Clubs	NR/NR/NR	36,015	8.1%	$299,628	3.0%	$8.32	8/31/2028	2 x 5 years	N
Marshall’s	NR/NR/NR	27,000	6.1%	$391,500	3.9%	$14.50	1/31/2027	2 x 5 years	N
Ross Dress for Less(4)	NR/A2/BBB+	25,258	5.7%	$378,870	3.8%	$15.00	1/31/2027	4 x 5 years	N
Major Tenant Subtotal/Wtd. Avg.		194,057	43.6%	$2,654,862	26.8%	$13.68

Non-Major Tenants		238,342	53.5%	$7,258,800	73.2%	$30.46
Occupied Collateral Subtotal/Wtd. Avg.		432,399	97.1%	$9,913,662	100.0%	$22.93
Vacant Space		13,000	2.9%
Total/Wtd. Avg.		445,399	100.0%

(1)	Based on the underwritten rent roll dated March 1, 2025.
(2)	Credit Ratings are those of the parent company, whether or not the parent guarantees the lease.
(3)	The Annual UW Rent and Annual UW Rent PSF includes contractual rent steps through February 2026 totaling $144,107.
(4)	Ross Dress for Less has exercisable co-tenancy remedies related to former tenant Factory2U, which vacated in 2018. The replacement tenant, El Reparo Western Apparel, does not satisfy lease criteria required to cure the co-tenancy trigger event. The tenant’s co-tenancy remedies include (i) paying reduced rent at 2% of sales for one year, and (ii) if the lease-required replacement tenant is not in-place, either terminating its lease or resume paying full, unabated rent. The loan underwriting is based on the Ross Dress for Less tenant’s paying full, unabated rent. If the Ross Dress for Less tenant were to pay percentage rent based on 2% of sales, the resulting net cash flow debt service coverage ratio would be 1.62x. If the Ross Dress for Less tenant were to terminate its lease, the resulting net cash flow debt service coverage ratio would be 1.58x.
(5)	Non-Major Tenants Tenant SF and Annual UW Rent includes four leased-fee tenants (25,725 SF; 5.8% of NRA; 7.4% of UW Rent) whereby the tenants operate under a ground lease and own their own improvements.

The following table presents a summary of sales and occupancy costs for certain major retail tenants at the Harden Ranch Plaza Property.

Tenant Sales(1)(2)
	2022 Sales (PSF)	2023 Sales (PSF)	2024 Sales (PSF)	Occupancy Cost(3)
Ashley Furniture Home Store	$133	$106	$92	23.3%
Safeway	$724	$753	$740	2.9%
Marshall's	$691	$714	$710	2.8%
Ross Dress for Less	$670	$689	$742	2.8%
(1)	Information obtained from the borrower sponsors, shown as of December 31 of each respective year.
(2)	Tenants shown in the Tenant Summary table above are Major tenants of the Harden Ranch Plaza Property that report sales data.
(3)	Occupancy cost is based on underwritten base rent and reimbursements divided by most recent reported sales.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

39

Retail – Anchored	Loan #2	Cut-off Date Balance:	$83,300,000
1488-1826 North Main Street	Harden Ranch Plaza	Cut-off Date LTV:	64.1%
Salinas, CA 93906		UW NCF DSCR:	1.62x
		UW NOI Debt Yield:	10.60%

The following table presents certain information relating to the lease rollover schedule at the Harden Ranch Plaza Property:

Lease Rollover Schedule(1)
Year	# of Leases Rolling	SF Rolling	Approx. % of Total SF Rolling	Approx. Cumulative % of SF Rolling	Total UW Rent Rolling	Approx. % of Total Rent Rolling	Approx. Cumulative % of Total Rent Rolling	UW Rent PSF Rolling
MTM/2025(2)	13	32,375	7.3%	7.3%	$941,368	9.5%	9.5%	$29.08
2026	6	68,306	15.3%	22.6%	$1,379,951	13.9%	23.4%	$20.20
2027	11	72,611	16.3%	38.9%	$1,594,586	16.1%	39.5%	$21.96
2028	12	103,785	23.3%	62.2%	$1,705,524	17.2%	56.7%	$16.43
2029	11	27,577	6.2%	68.4%	$1,042,503	10.5%	67.2%	$37.80
2030	7	29,980	6.7%	75.1%	$785,305	7.9%	75.1%	$26.19
2031	2	8,321	1.9%	77.0%	$299,653	3.0%	78.2%	$36.01
2032	7	24,143	5.4%	82.4%	$718,825	7.3%	85.4%	$29.77
2033	1	3,000	0.7%	83.1%	$112,200	1.1%	86.5%	$37.40
2034	4	36,407	8.2%	91.3%	$765,856	7.7%	94.3%	$21.04
2035	1	8,780	2.0%	93.2%	$219,500	2.2%	96.5%	$25.00
2036 & Thereafter	2	17,114	3.8%	97.1%	$348,391	3.5%	100.0%	$20.36
Vacant	0	13,000	2.9%	100.0%	$0	0.0%	100.0%	$0.00
Total/Wtd. Avg.	77	445,399	100.0%		$9,913,662	100.0%		$22.93(3)
(1)	Based on the underwritten rent roll dated March 1, 2025 and includes rent steps through February 2026 totaling $144,107.
(2)	MTM/2025 includes 1,600 SF of management office space that does not contribute rent.
(3)	Wtd. Avg. UW Rent PSF Rolling excludes vacant space.

The Market. The Harden Ranch Plaza Property is located in Salinas, California, which is approximately 2.5 miles north of the Salinas Central Business District. Major transportation arterials within the proximity to the Harden Ranch Plaza Property include North Main Street and East Boronda Road, which provide access to the city of Salinas and State Highway 101. Major employers in the area include Azcona Harvesting, Carol Hatton Breast Care Center, Pebble Beach Resorts, Salinas Valley Memorial Healthcare, Pebble Beach Co., Dole, Bud of California, Misionero, Al Pak Labor and Monterey County Behavorial Center.

According to the appraisal, the 2023 population within a one-, three- and five-mile radius was approximately 24,426, 106,040 and 169,762, respectively, and the average household income within the same radii was $85,655, $89,189 and $91,966, respectively.

According to a third-party market research report, the Harden Ranch Plaza Property is located within the Salinas retail submarket within Salinas, California. The submarket reported total inventory of approximately 6.3 million SF and as of the fourth quarter of 2024 reported a 4.7% vacancy rate and average asking rent of $25.00 PSF. The appraiser concluded to market rents for the Harden Ranch Plaza Property ranging from $13.00 PSF to $18.00 PSF for the anchor tenants and $25.00 to $36.00 for inline tenants (see table below).

The following table presents certain information relating to the appraisal’s market rent conclusion for the Harden Ranch Plaza Property:

Market Rent Summary
	Anchor- $13	Anchor- $15	Anchor- $18	Inline- $25	Inline- $36
Market Rent (PSF)	$13.00	$15.00	$18.00	$25.00	$36.00
Lease Term (Years)	10	10	10	5	5
Lease Type (Reimbursement)	Net	Net	Net	Net	Net
Tenant Improvements New (PSF)	$20.00	$20.00	$20.00	$10.00	$10.00
Rent Increase Projection	10% every 5 Years	10% every 5 Years	10% every 5 Years	2% annually	2% annually

Source: Appraisal.

Appraisal. The appraisal concluded to an “as-is” value for the Harden Ranch Plaza Property of $129,900,000 as of December 20, 2024.

Environmental Matters. According to the Phase I environmental site assessment dated January 8, 2025, a recognized environmental condition was identified associated with elevated soil and soil gas above environmental screening levels related to the on-site dry cleaners currently operating at the Harden Ranch Plaza Property. Subsequent indoor air sampling at the space and adjacent leased spaces did not detect target compounds above laboratory reporting levels. The Phase I environmental site assessment consultant determined that no further action was necessary.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

40

Retail – Anchored	Loan #2	Cut-off Date Balance:	$83,300,000
1488-1826 North Main Street	Harden Ranch Plaza	Cut-off Date LTV:	64.1%
Salinas, CA 93906		UW NCF DSCR:	1.62x
		UW NOI Debt Yield:	10.60%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and Underwritten Net Cash Flow at the Harden Ranch Plaza Property:

Cash Flow Analysis
	2022	2023	2024		UW		UW PSF
Base Rent(1)	$9,100,853	$9,349,667	$9,669,311		$9,623,179		$21.61
Grossed Up Vacant Space	$0	$0	$0		$506,483		$1.14
Gross Potential Rent	$9,100,853	$9,349,667	$9,669,311		$10,129,662		$22.74

Other Income	$165,216	$138,469	$156,937		$156,937		$0.35
Percentage Rent	$112,629	$95,841	$85,896		$82,873		$0.19
Total Recoveries	$2,631,661	$2,961,418	$3,472,156		$3,417,487		$7.67
Net Rental Income	$12,010,360	$12,545,394	$13,384,300		$13,786,960		$30.95
(Vacancy & Credit Loss)	$0	$0	$0		($506,483)		($1.14)
Effective Gross Income	$12,010,360	$12,545,394	$13,384,300		$13,280,477		$29.82

Real Estate Taxes	$825,017	$836,073	$870,969		$1,097,326		$2.46
Insurance	$308,093	$366,405	$406,900		$217,139		$0.49
Management Fee	$464,950	$454,427	$483,290		$464,817		$1.04
Other Operating Expenses	$2,044,822	$2,241,518	$2,701,170		$2,673,469		$6.00
Total Operating Expenses	$3,642,881	$3,898,423	$4,462,328		$4,452,751		$10.00

Net Operating Income	$8,367,479	$8,646,972	$8,921,972		$8,827,726		$19.82
Replacement Reserves	$0	$0	$0		$89,080		$0.20
TI/LC	$0	$0	$0		$355,399		$0.80
Net Cash Flow	$8,367,479	$8,646,972	$8,921,972		$8,383,247		$18.82

Occupancy %	95.7%	100.0%	100.0%	(2)	95.0%	(2)
NOI DSCR	1.62x	1.68x	1.73x		1.71x
NCF DSCR	1.62x	1.68x	1.73x		1.62x
NOI Debt Yield	10.0%	10.4%	10.7%		10.6%
NCF Debt Yield	10.0%	10.4%	10.7%		10.1%
(1)	UW Base Rent includes rent steps through February 2026 totaling $144,107 representing approximately 1.5% of the underwritten base rent (excluding such rent steps).
(2)	The underwritten economic vacancy is 5.0%. The Harden Ranch Plaza Property was 97.1% physically occupied as of March 1, 2025.

Escrows and Reserves.

RE Taxes – The loan documents require an upfront deposit of $79,288 and ongoing monthly deposits of $79,288 for real estate taxes.

Insurance – The loan documents require an ongoing monthly deposit into an insurance reserve equal to 1/12th of the insurance premiums that the lender reasonably estimates will be payable during the next ensuing 12 months; provided that no deposits are required if (i) no event of default is continuing, (ii) the borrower maintains insurance coverage for the Harden Ranch Plaza Property as part of blanket or umbrella coverage reasonably approved by the lender, and (iii) the borrower provides the lender with evidence of the renewals of the insurance policies and paid receipts for the payment of the insurance premiums no later than 10 business days prior to the expiration dates of the policies.

Replacement Reserve – The loan documents require an upfront deposit of $700,000 and ongoing monthly replacement reserve deposits of $7,423, provided that, so long as no event of default is continuing and the Harden Ranch Plaza Property is being adequately maintained (as determined by the lender based on annual site inspections), the borrowers are not required to make such deposits at any time that the amount on deposit in such reserve equals or exceeds $270,000.

Leasing Reserve – The loan documents require an upfront deposit of $900,000 and ongoing monthly reserves of $37,116, provided that, so long as no event of default is continuing, the borrowers are not required to make such deposits at any time that the amount on deposit in such reserve equals or exceeds $900,000.

Rent Concession Reserve – The loan documents require an upfront deposit of $208,845 for future rent credits or abatements under existing leases.

Existing TI/LC Obligations – The loan documents require an upfront deposit of $523,338 for outstanding tenant improvements and leasing commissions.

Lockbox and Cash Management. The Harden Ranch Plaza Mortgage Loan is structured with a soft lockbox and springing cash management. Prior to the occurrent of a Cash Trap Event Period (as defined below), the borrower or property manager are required to deposit all rents and other income directly into the deposit account within one business day of receipt. Upon the occurrence of a Cash Trap Event Period, all amounts available in the deposit account will be transferred to a cash management account. During the continuance of a Cash Trap Event Period, all excess cash flow will be held by the lender as additional collateral.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

41

Retail – Anchored	Loan #2	Cut-off Date Balance:	$83,300,000
1488-1826 North Main Street	Harden Ranch Plaza	Cut-off Date LTV:	64.1%
Salinas, CA 93906		UW NCF DSCR:	1.62x
		UW NOI Debt Yield:	10.60%

A “Cash Trap Event Period” will commence upon the earliest of the following:

(i)	the occurrence of an event of default; or
(ii)	the net cash flow debt service coverage ratio (“NCF DSCR”) falling below 1.20x (a “Low DSCR Trigger”), unless, within five business days of the date on which the borrower receives notice of such Low DSCR Trigger, the borrower makes the Cash Trap Avoidance Deposit (as defined below).

A Cash Trap Event Period will end upon the occurrence of the following:

●	with regard to clause (i) above, upon the cure of the related event of default; or
●	with regard to clause (ii) above, upon the NCF DSCR being at least 1.25x for two consecutive calendar quarters;

A “Cash Trap Avoidance Deposit” means an amount of funds that, if applied to the outstanding principal balance of the Harden Ranch Plaza Mortgage Loan, would result in the DSCR being equal to or greater than 1.20x.

Release of Property. The loan documents provide for the partial release of any of certain outparcels currently occupied by the Red Lobster, Olive Garden and AutoZone tenants following the defeasance lockout date in connection with the third party sale of any such outparcel, subject to certain conditions, including: (i) partial defeasance of the loan in an amount equal to 120% of the allocated loan amount for the release property; (ii) the post-release debt yield for the remaining property being not less than 10.06%; (iii) the post-release debt service coverage ratio for the remaining property being not less than 1.62x; (iv) the post-release loan-to-value ratio for the remaining property being not greater than 64.13%; (v) an opinion of counsel that the partial release satisfies applicable REMIC requirements; and (vi) if required by lender, a rating agency confirmation.

Terrorism Insurance. The loan documents require that the “all risk” insurance policy required to be maintained by the borrower provides coverage for terrorism in an amount equal to the full replacement cost of the Harden Ranch Plaza Property, as well as business interruption insurance covering no less than the 18-month period following the occurrence of a casualty event, together with a 6-month extended period of indemnity. See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

42

Office – CBD	Loan #3	Cut-off Date Balance:	$68,000,000
1401 H Street Northwest	1401 H	Cut-off Date LTV:	65.7%
Washington, DC 20005		UW NCF DSCR:	2.07x
		UW NOI Debt Yield:	15.7%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

43

Office – CBD	Loan #3	Cut-off Date Balance:	$68,000,000
1401 H Street Northwest	1401 H	Cut-off Date LTV:	65.7%
Washington, DC 20005		UW NCF DSCR:	2.07x
		UW NOI Debt Yield:	15.7%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

44

Office – CBD	Loan #3	Cut-off Date Balance:	$68,000,000
1401 H Street Northwest	1401 H	Cut-off Date LTV:	65.7%
Washington, DC 20005		UW NCF DSCR:	2.07x
		UW NOI Debt Yield:	15.7%

WASHINGTON D.C.
1401 H
1401 H Street Northwest
Washington, DC 20005
Downtown Washington
Logan Circle
Dupont Circle
EMBASSY ROW
Carnegie Endowment for Intl. Peace
Brookings Institution
Uzbekistan Embassy
Embassy of Colombia
Embassy of Peru
Embassy of Australia
Embassy of the Philippines
Tabard Inn
Heurich House Museum
Embassy of Vietnam
Cathedral of St. Matthew the Apostle
Scott Circle Park
National Geographic HQ
National Geographic Society Library
The NEA Foundation
American Academy of Family Physicians
Japan Info. & Cultural Ctr. Embassy of Japan
Mayflower Hotel
University Club
Midtown Center
Le Meridien Washington, DC
Westin Hotel
Washington Plaza Hotel
Comfort Inn Downtown DC
DC Alley Museum
Walter E. Washington Convention Center
Morrison-Clark Historic Inn
Marriott Marquis Hotel
The Quincy
Washington Square
The Blake Building
Capitol Hilton
National Low Income Housing Coalition
FARRAGUT NORTH
St. Regis Hotel
The Army And Navy Club
Farragut Square
McPherson Square
Franklin Square
FARRAGUT WEST
MCPHERSON SQUARE
Embassy Suites Hotel
Carnegie Library
Renaissance Washington DC Hotel
METRO BLUE, ORANGE, SILVER LINES
METRO RED LINE
James Monroe Park
US Chamber of Commerce Foundation
US Department of Veterans Affairs
Sofitel Washington DC
Hilton Garden Inn Washington, DC
U.S. Intl. Development Finance Corp.
CityCenter
Decatur House
Lafayette Square
Court of Appeals
US Treasury
Natl. Museum of Women in the Arts
Wash. Marriott at Metro Center
US Secret Service HQ
International Monetary Fund
World Bank
New Executive Office Bldg.
Blair House
Renwick Gallery of the Smithsonian
Consumer Financial Protection Bureau
Washington Center
Macy's
METRO CENTER
St. Patrick's Church
National Portrait Gallery
Office of Authentications
Eisenhower Executive Office Bldg.
White House
US Dept. of the Treasury
Historic Natl. Bank of Washington
National Press Club
National Theatre DC
W Washington DC
Warner Theatre
Ford's Theatre
Pew Research Center
George Washington University
GSA Headquarters
The Octagon Museum
FDIC
White House South Lawn
President's Park
Pershing Park
JW Marriott Washington, DC
J. Edgar Hoover FBI Bldg.
Corcoran School of the Arts & Design at GW
Ellipse Visitor Pavilion
The Ellipse
Council-District of Columbia
Office of Personnel Management
US Department of the Interior Museum
American National Red Cross HQ
US Dept. of Commerce
Ronald Reagan Bldg. and Intl. Trade Center
National Children's Museum
IRS
FEDERAL TRIANGLE
Dept. of Justice
Natl. Museum of African American History and Culture
Smithsonian Museum of American History
Smithsonian Museum of Natural History
Washington Monument
THE NATIONAL MALL
Sylvan Theater
Smithsonian Castle
National Museum of Asian Art
Smithsonian Arts + Industries Bldg.
USDA
SMITHSONIAN
Natl. Museum of African Art
P St NW
O St NW
N St NW
M St NW
L St NW
K St NW
I St NW
H St NW
G St NW
F St NW
E St NW
Rhode Island Ave NW
Connecticut Ave NW
Vermont Ave NW
Massachusetts Ave NW
New York Ave NW
Pennsylvania Ave NW
NH Ave NW
Constitution Ave NW
Madison Dr NW
Jefferson Dr SW
Independence Ave SW
20th St NW
19th St NW
18th St NW
17th St NW
16th St NW
15th St NW
14th St NW
14th St SW
13th St NW
12th St NW
11th St NW
10th St NW
9th St NW
12th St Expwy
9th St Expwy
29
1
50
Rockville
Wheaton
Calverton
Laurel
North Bethesda
Potomac
Silver Spring
College Park
Greenbelt
Beltsville
Bethesda
Chevy Chase
Takoma Park
Hyattsville
Seabrook
New Carrollton
Langley
McLean
Landover
Tysons Corner
ARLINGTON COUNTY
Falls Church
Merrifield
ARLINGTON
Seat Pleasant
Largo
Temple Hills
Suitland
Forestville
Upper Marlboro
FAIRFAX COUNTY
Annandale
Hillcrest Heights
ALEXANDRIA
Camp Springs
Rose Hill
Springfield
VIRGINIA
National Harbor
MARYLAND
Burke
Franconia
Groveton
Mount Vernon
Clinton
MONTGOMERY COUNTY
PRINCE GEORGE'S COUNTY

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

45

Mortgage Loan No. 3 – 1401 H

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	MSMCH			Single Asset/Portfolio:	Single Asset
Credit Assessment (Moody’s/Fitch//DBRSM):	NR/NR/NR			Location:	Washington, DC 20005
Original Balance(1):	$68,000,000			General Property Type:	Office
Cut-off Date Balance(1):	$68,000,000			Detailed Property Type:	CBD
% of Initial Pool Balance:	7.7%			Title Vesting:	Fee
Loan Purpose:	Acquisition			Year Built/Renovated:	1992/2021
Borrower Sponsors:	Tourmaline Capital Partners and			Size:	357,252 SF
	HawksBay Group			Cut-off Date Balance Per SF(1):	$246
Guarantors:	Jonathan Jacobs, Brandon Huffman,			Maturity Date Balance Per SF(1):	$246
	Louis Merlini and Jeffrey Fronek			Property Manager:	Stream Realty Partners–DC, L.P.
Mortgage Rate:	6.8000%
Note Date:	3/13/2025
Maturity Date:	4/1/2030
Term to Maturity:	60 months
Amortization Term:	0 months			Underwriting and Financial Information
IO Period:	60 months			UW NOI(3):	$13,792,266
Seasoning:	0 months			UW NCF:	$12,553,636
Prepayment Provisions:	L(24),D(29),O(7)			UW NOI Debt Yield(1):	15.7%
Lockbox/Cash Mgmt Status:	Hard/Springing			UW NCF Debt Yield(1):	14.3%
Additional Debt Type(1):	Pari Passu			UW NOI Debt Yield at Maturity(1):	15.7%
Additional Debt Balance(1):	$20,000,000			UW NCF DSCR(1):	2.07x
Future Debt Permitted (Type):	No (NAP)			Most Recent NOI(3):	$9,108,309 (12/31/2024)
Reserves(2)				2nd Most Recent NOI:	$7,483,552 (12/31/2023)
Type	Initial	Monthly	Cap	3rd Most Recent NOI:	$4,120,145 (12/31/2022)
RE Taxes:	$602,030	$301,015	NAP	Most Recent Occupancy:	81.8% (2/1/2025)
Insurance:	$34,134	$11,378	NAP	2nd Most Recent Occupancy:	83.8% (12/31/2024)
Deferred Maintenance:	$17,600	$0	NAP	3rd Most Recent Occupancy:	91.9% (12/31/2023)
Replacement Reserves:	$0	$5,832	NAP	Appraised Value (as of)(4):	$134,000,000 (2/7/2025)
TI/LC Reserves:	$6,260,000	Springing	$1,000,000	Appraised Value Per SF(4):	$375
Contractual Leasing Obligations:	$2,372,904	$0	NAP	Cut-off Date LTV Ratio(1)(4):	65.7%
Free Rent Reserve:	$3,752,162	$0	NAP	Maturity Date LTV Ratio(1)(4):	65.7%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan Amount:	$88,000,000	64.1%	Purchase Price:	$118,086,001(5)	86.1%
Borrower Equity:	$49,210,608	35.9%	Upfront Reserves:	$13,038,830	9.5%
			Closing Costs:	$6,085,777	4.4%
Total Sources:	$137,210,608	100.0%	Total Uses:	$137,210,608	100.0%
(1)	The 1401 H Mortgage Loan (as defined below) is part of the 1401 H Whole Loan (as defined below), with an aggregate original principal amount of $88,000,000. The Cut-off Date Balance Per SF, Maturity Date Balance Per SF, UW NOI Debt Yield, UW NCF Debt Yield, UW NOI Debt Yield at Maturity, UW NCF DSCR, Cut-off Date LTV Ratio and Maturity Date LTV Ratio numbers presented above are based on the 1401 H Whole Loan.
(2)	See “Escrows and Reserves”.
(3)	Increases in NOI from Most Recent NOI to UW NOI is primarily due to approximately $2.6 million of rent abatements reducing 2024 Gross Potential Rent. UW Gross Potential Rent is not reduced by rent abatements due to all rent abatements having been reserved at origination ($3,752,162 free rent reserve).
(4)	The appraisal concluded to an “As Is (Funded Reserve)” value for the 1401 H Property (as defined below) of $134,000,000 as of February 7, 2025, which assumes that there are $6.26 million in upfront tenant improvement and leasing commission (“TI/LC”) reserves held in escrow. At origination, the borrower reserved $6,260,000 for TI/LC. The appraisal concluded to an “As Is” appraised value of $127,500,000 as of February 7, 2025, resulting in an Appraised Value Per SF of $357, and a Cut-off Date LTV Ratio and Maturity Date LTV Ratio of 69.0%.
(5)	The Purchase Price represents the net purchase price, based on the gross purchase price of $126,500,000 net of approximately $5.9 million of total free base rent credits, $130,349 of total free recoveries credits, and $2,372,904 in contractual leasing obligation credits.

The Mortgage Loan. The third largest mortgage loan (the “1401 H Mortgage Loan”) is part of a whole loan (the “1401 H Whole Loan”) evidenced by three pari passu promissory notes in the aggregate original principal amount of $88,000,000. The 1401 H Whole Loan is secured by a first priority fee mortgage encumbering a 357,252 SF office property in Washington, DC (the “1401 H Property”). The 1401 H Mortgage Loan is evidenced by the controlling Note A-1-1 with an original principal amount of $68,000,000. The 1401 H Whole Loan will be serviced pursuant to the pooling and servicing agreement for the BANK5 2025-5YR14 securitization trust. See “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans”, and “Pooling and Servicing Agreement” in the prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

46

Office – CBD	Loan #3	Cut-off Date Balance:	$68,000,000
1401 H Street Northwest	1401 H	Cut-off Date LTV:	65.7%
Washington, DC 20005		UW NCF DSCR:	2.07x
		UW NOI Debt Yield:	15.7%

The table below summarizes the promissory notes that comprise the 1401 H Whole Loan.

1401 H Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Note
A-1-1	$68,000,000	$68,000,000	BANK5 2025-5YR14	Yes
A-1-2(1)	$10,000,000	$10,000,000	MSBNA	No
A-2(1)	$10,000,000	$10,000,000	MSBNA	No
Total	$88,000,000	$88,000,000

(1)	Expected to be contributed to one or more future securitization transactions or may otherwise be transferred at any time

The Borrower and the Borrower Sponsors. The borrower for the 1401 H Whole Loan is 1401 H DC Property Company LLC, a single-purpose Delaware limited liability company with one independent director. The borrower is 100% owned by GSS Property Services A, Inc., a corporate services company that sets up and administers special purpose vehicles for securitizations and Shari’ah compliant financings. The borrower was formed in connection with structuring the 1401 H Whole Loan as a Shari’ah compliant mortgage loan. In order to facilitate a Shari’ah compliant structure, the borrower has master leased the 1401 H Property to 1401 H DC Operating Company LLC (the “1401 H Master Tenant”), which is 100% indirectly owned by Kuwait Finance House K.S.C.P (“KFH”). KFH is the capital partner in the transaction, and has contributed 100% of the acquisition equity. KFH is a pioneer in Islamic Finance or Shari’ah compliant banking. KFH is the first Islamic bank established in 1977 in the State of Kuwait and has become a leader in the Islamic banking industry and the banking sector as a whole. KFH provides a wide range of Shari’ah compliant banking products and services, covering real estate, trade finance, investment portfolios, commercial, retail and corporate banking. KFH is a listed company on the Kuwait Stock Exchange (KSE) and Bahrain Bourse.

The borrower sponsors are Tourmaline Capital Partners and HawksBay Group. Tourmaline Capital Partners is a real estate investment and development firm focused on office investments throughout the continental United States. Founded in 2021, Tourmaline Capital Partners currently has 5 million SF under management, and has 1.4 million SF in its development pipeline. Tourmaline Capital Partners has partnered with HawksBay Group as its co-sponsor. HawksBay Group is a boutique investment advisory and management firm led by a senior team of seasoned industry professionals with an average of 25+ years’ experience. The non-recourse carve-out guarantors are Jonathan Jacobs, Brandon Huffman, Jeffrey Fronek and Louis Merlini, who are all principals at Tourmaline Capital Partners. The borrower sponsors do not own any equity in the borrower or the 1401 H Master Tenant, but are entitled to a profit participation interest in the sole member of the 1401 H Master Tenant.

The Property. The 1401 H Property is a 12-story, Class B, 357,252 SF office building situated on an approximately 0.8-acre site, located in Washington, DC, approximately 0.3 miles from the White House. Built in 1992, the 1401 H Property underwent renovation in 2014, and most recently, in 2021. Recent renovations include a 75+ seat conference facility, grand lobby, executive lounge, and fitness lounge. Additional amenities at the 1401 H Street Property include a café and coffee bar, access to a private courtyard and rooftop terrace, private call room and pantry. As of February 1, 2025, the 1401 H Property was 81.8% leased to 15 tenants. The tenant mix at the 1401 H Property includes non-profits, lobbying firms, and a United States courthouse. One of the 15 tenants is a retail tenant, Mike’s Café, occupying 3,556 SF.

Major Tenants.

Investment Company Institute (62,580 SF, 17.5% of NRA, 23.7% of UW rent). The Investment Company Institute is a global association of regulated funds, including mutual funds, exchange-traded funds (ETFs), closed-end funds, and unit investment trusts (UITs) in the United States, undertakings for collective investment in transferable securities (UCITS) and similar funds offered to investors in other jurisdictions. Its members manage funds registered under the US Investment Company Act of 1940, servicing more than 100 million investors. Members also manage regulated fund assets outside the United States. The Investment Company Institute lobbies on behalf of investment companies and sometimes advocates directly to the public on political issues important to its members, donating to federal candidates through its political action committee. The Investment Company Institute utilizes the 1401 H Property as its headquarters, has occupied the 1401 H Property since 2022, has a lease expiration date of December 31, 2036, and has two, 5-year renewal options remaining. Additionally, the tenant has a right to terminate its lease for (i) the entire premises on December 31, 2032, with 12 months’ notice and a fee of approximately $10,046,695 ($160.54 PSF) or (ii) 31,290 SF (50%) of its space on December 31, 2032 with 12-months’ notice and a fee of approximately $5,023,347 ($160.54 PSF).

GSA – The United States Court (52,480 SF, 14.7% of NRA, 19.8% of UW rent). The GSA – United States Court is a courthouse for the United States government, occupying four suites ranging from 4,858 SF to 25,601 SF utilized as courtrooms. The space is deemed “facility security level III” meaning it is outfitted with magnetometers and x-ray machines at the entrances, electronic access control/fob equipment, video surveillance, advanced intrusion detection system, internal and external duress alarm system, emergency generators, blast resistant structure/windows, mail screening rooms, and advanced cybersecurity protections. GSA – The United States Court has occupied the 1401 H Property since 2011, has a lease expiration date of February 1, 2038, and has no renewal options remaining. All four suites have the right to terminate their leases on February 2, 2036, subject to 4 months’ notice.

American Society of Nephrology (32,519 SF, 9.1% of NRA, 11.5% of UW rent). The American Society of Nephrology is the world’s largest professional society devoted to the study of kidney disease, and was founded in 1966. Composed of over 21,000 physicians and scientists, the American Society of Nephrology promotes expert patient care, advances medical research, and educates the community. The American Society of Nephrology also informs policy makers about issues of importance to kidney doctors and their patients. The American Society of Nephrology provides nearly 400 research and travel grants each year. Annual meetings are attended by approximately 13,000 participants and regional meetings are held throughout the year. The American Society of Nephrology utilizes the 1401 H Property as its headquarters. The American Society of Nephrology has occupied the 1401 H Property since 2019, has a lease expiration date of August 31, 2030, and has one, 5-year renewal option remaining.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

47

Office – CBD	Loan #3	Cut-off Date Balance:	$68,000,000
1401 H Street Northwest	1401 H	Cut-off Date LTV:	65.7%
Washington, DC 20005		UW NCF DSCR:	2.07x
		UW NOI Debt Yield:	15.7%

The following table presents a summary regarding the major tenants at the 1401 H Property:

Tenant Summary(1)
Tenant Name	Credit Rating (Moody’s/Fitch /S&P)(2)	Tenant SF	Approx.% of SF	Annual UW Rent	% of Total Annual UW Rent	Annual UW Rent PSF	Lease Expiration	Renewal Options	Term. Option (Y/N)
Investment Company Institute	NR/NR/NR	62,580	17.5%	$4,766,719	23.7%	$76.17	12/31/2036	2 x 5 year	Y(3)
GSA - The United States Court	Aaa/AA+/AA+	52,480	14.7%	$3,982,720	19.8%	$75.89	2/1/2038	None	Y(4)
American Society of Nephrology	NR/NR/NR	32,519	9.1%	$2,300,394	11.5%	$70.74	8/31/2030	1 x 5 year	N
National Association for the Education for Young Children	NR/NR/NR	27,960	7.8%	$2,008,770	10.0%	$71.84	1/31/2034	1 x 5 year	Y(5)
National Council of Architectural Registration Boards	NR/NR/NR	23,783	6.7%	$1,627,447	8.1%	$68.43	3/31/2034	1 x 5 year	Y(6)
North American Electric Reliability Corporation	NR/NR/NR	22,810	6.4%	$1,473,942	7.3%	$64.62	3/31/2035	1 x 5 year	Y(7)
University of the Potomac	NR/NR/NR	17,725	5.0%	$782,380	3.9%	$44.14	1/31/2036	1 x 5 year	Y(8)
American Cleaning Institute	NR/NR/NR	17,562	4.9%	$1,163,908	5.8%	$66.27	1/31/2038	1 x 5 year	Y(9)
The NHP Foundation	NR/NR/NR	10,412	2.9%	$650,750	3.2%	$62.50	9/30/2037	1 x 5 year	Y(10)
Subtotal/Wtd. Avg.		267,831	75.0%	$18,757,030	93.4%	$70.03

Other Tenants		24,267	6.8%	$1,327,999	6.6%	$54.72
Occupied Subtotal/Wtd. Avg.		292,098	81.8%	$20,085,029	100.0%	$68.76

Vacant Space		65,154	18.2%
Total/Wtd. Avg.		357,252	100.0%
(1)	Information is based on the underwritten rent roll dated February 1, 2025.
(2)	Certain ratings are those of the parent entity, whether or not the parent entity guarantees the lease.
(3)	The Investment Company Institute has a right to terminate (i) its entire premises on December 31, 2032, with 12 months’ notice and a fee of approximately $10,046,695 ($160.54 PSF) or (ii) 31,290 SF (50%) of its space on December 31, 2032 with 12 months’ notice and a fee of approximately $5,023,347 ($160.54 PSF).
(4)	GSA – The United States Court has the right to terminate all four suites it occupies on February 2, 2036, subject to 4 months’ notice.
(5)	National Association for the Education for Young Children has the right to terminate its lease on January 31, 2031, with 12 months’ notice and a termination fee of $2,436,372.
(6)	National Council of Architectural Registration Boards has the right to terminate its lease on March 31, 2029, with 12 months’ notice and a termination fee of $3,225,840.
(7)	North American Electric Reliability Corporation has the right to terminate its lease on April 30, 2031, with 12 months’ notice, and a termination fee of $2,352,724.
(8)	University of the Potomac has the right to terminate its lease on January 31, 2033, with 12 months’ notice and a termination fee of $1,313,241.
(9)	American Cleaning Institute has the right to terminate its lease on January 31, 2034, with 12 months’ notice and a termination fee of $859,064.
(10)	The NHP Foundation has the right to terminate its lease on June 30, 2035, with 12 months’ notice and a termination fee of $868,777.

The following table presents certain information relating to the lease rollover schedule at the 1401 H Property:

Lease Rollover Schedule(1)(2)
Year	# of Leases Rolling	SF Rolling	Approx. % of Total SF Rolling	Approx. Cumulative % of SF Rolling	Total UW Rent Rolling	Approx. % of Total Rent Rolling	Approx. Cumulative % of Total Rent Rolling	Annual UW Rent PSF Rolling
MTM/2025	1	4,716	1.3%	1.3%	$308,143	1.5%	1.5%	$65.34
2026	1	2,838	0.8%	2.1%	$179,844	0.9%	2.4%	$63.37
2027	1	3,310	0.9%	3.0%	$205,187	1.0%	3.5%	$61.99
2028	2	9,847	2.8%	5.8%	$580,840	2.9%	6.3%	$58.99
2029	0	0	0.0%	5.8%	$0	0.0%	6.3%	$0.00
2030(3)	2	36,075	10.1%	15.9%	$2,354,379	11.7%	18.1%	$65.26
2031	0	0	0.0%	15.9%	$0	0.0%	18.1%	$0.00
2032	0	0	0.0%	15.9%	$0	0.0%	18.1%	$0.00
2033	0	0	0.0%	15.9%	$0	0.0%	18.1%	$0.00
2034	2	51,743	14.5%	30.4%	$3,636,217	18.1%	36.2%	$70.27
2035	1	22,810	6.4%	36.8%	$1,473,942	7.3%	43.5%	$64.62
2036 & Thereafter	5	160,759	45.0%	81.8%	$11,346,477	56.5%	100.0%	$70.58
Vacant	0	65,154	18.2%	100.0%	$0	0.0%	100.0%	$0.00
Total/Wtd. Avg.(4)	15	357,252	100.0%		$20,085,029	100.0%		$68.76
(1)	Information is based on the underwritten rent roll as of February 1, 2025.
(2)	Certain tenants may have lease termination options that are exercisable prior to the stated expiration date of the subject lease or leases which are not considered in the lease rollover schedule.
(3)	The 1401 H Whole Loan matures on April 1, 2030.
(4)	Total/Wtd. Avg. Annual UW Rent PSF Rolling excludes vacant space.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

48

Office – CBD	Loan #3	Cut-off Date Balance:	$68,000,000
1401 H Street Northwest	1401 H	Cut-off Date LTV:	65.7%
Washington, DC 20005		UW NCF DSCR:	2.07x
		UW NOI Debt Yield:	15.7%

The Market. The 1401 H Property is located in Washington DC, approximately 0.3 miles northeast of the White House and less than a mile north of the National Mall. The location provides access to and from the entire DC metro area, and is within walking distance to the blue, orange, silver, and red metro lines, as well as having immediate access to Interstate 395 and Route 66. The 1401 H Property is located within the East End submarket of the Washington DC office market. The East End submarket is home to many law firms, associations, government agencies, and lobbying firms. According to the appraisal, as of the third quarter of 2024, the vacancy rate in the East End submarket was approximately 19.3%, with average asking rents of $58.61 PSF and inventory of approximately 55.8 million SF. According to the appraisal, as of the third quarter of 2024, the vacancy rate in the Washington DC office market was approximately 17.4%, with average asking rents of $39.18 PSF and inventory of approximately 523.1 million SF. According to the appraisal, the estimated 2024 population within a one-, three-, and five-mile radius of the 1401 H Property was 57,006, 399,093, and 833,075, respectively. According to the appraisal, the 2024 average household income within the same radii was $170,216, $177,410, and $167,388, respectively.

The following table presents recent sales at comparable office properties with respect to the 1401 H Property:

Comparable Sales Summary
Subject/Location	Distance from Subject	Year Built/ Renovated	Size (SF)	Occupancy	Purchase Date	Actual Purchase Price	Adjusted Purchase Price(1)	Adjusted Price Per SF
1401 H Property (subject) Washington, DC	-	1992 / 2021	357,252(2)	81.8%(2)	Mar. 2025	$118,086,001	$126,500,000	$354.09
Herald Square 1250 H Street, NW Washington, DC	0.1 miles	1992 / 2016	195,809	59.0%	Nov. 2024	$27,500,000	$58,784,000	$300.21
2001 L Street, NW Washington, DC	0.7 miles	1986 / 2014	171,891	68.0%	Oct. 2024	$30,550,000	$30,550,000	$177.73
1899 L Street NW Washington, DC	0.7 miles	1978 / 2022	142,880	58.0%	Apr. 2024	$26,650,000	$43,450,000	$304.10
1099 New York Avenue, NW Washington, DC	0.3 miles	2008 / 2024	180,878	95.2%	Mar. 2024	$95,000,000	$95,000,000	$525.22
1250 Eye Street NW Washington, DC	0.2 miles	1982 / 2007	171,356	82.6%	Nov. 2023	$36,000,000	$36,000,000	$210.09

Source: Appraisal, unless otherwise noted.

(1)	Adjusted Purchase Price for the comparable sales is adjusted for cash equivalency, lease-up and/or deferred maintenance (where applicable). The 1401 H Property had a net purchase price of $118,086,001 based on the gross purchase price of $126,500,000 net of approximately $5.9 million of total free base rent credits, $130,349 of total free recoveries credits, and $2,372,904 in contractual leasing obligation credits. The Adjusted Purchase Price Per SF is $330.54 based on the net purchase price.
(2)	Information obtained from the underwritten rent roll.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

49

Office – CBD	Loan #3	Cut-off Date Balance:	$68,000,000
1401 H Street Northwest	1401 H	Cut-off Date LTV:	65.7%
Washington, DC 20005		UW NCF DSCR:	2.07x
		UW NOI Debt Yield:	15.7%

The following table presents recent leasing data for office tenants at comparable office properties with respect to the 1401 H Property:

Comparable Office Lease Summary
Subject/Location	Year Built/ Renovated	Size (SF)	Tenant Name	Lease Size (SF)	Lease Date	Rent PSF	Lease Type
1401 H Property (subject)(1) Washington, DC	1992 / 2021	357,252	Investment Company Institute American Society of Nephrology The NHP Foundation	62,580 32,519 10,412	Jan. 2022 Jul. 2019 Jul. 2025	$76.17 $70.74 $62.50	FS FS FS
1225 Eye Street, NW Washington, DC	1986 / NAP	224,891	IRI	47,416	Apr. 2025	$55.50	FS
1445 New York Avenue, NW Washington, DC	1888 / 2009	177,195	GE Vernova International	10,000	Mar. 2025	$72.00	FS
1350 Eye Street On Franklin Square 1350 Eye Street, NW Washington, DC	1989 / 2014	381,074	Asking Asking Elizabeth Glaser Pediatric	1,487 15,703 11,744	Jan. 2025 Jan. 2025 Jan. 2022	$63.00 $58.00 $58.00	FS FS FS
1500 K Street, NW Washington, DC	1928 / 2017	257,980	Asking Agence France-Presse	3,912 14,879	Jan. 2025 May 2023	$62.00 $59.00	FS FS
1250 Eye Street NW Washington, DC	1982 / 2007	171,356	American Hotel & Lodging Association TransCanada USA Center for Science in the Public Interest American Hotel & Lodging Association	8,230 5,045 11,500 3,799	Jan. 2025 Jan. 2023 May 2022 Jan. 2022	$54.00 $57.00 $56.00 $58.00	FS Base Year Stop Base Year Stop Base Year Stop
Herald Square 1250 H Street, NW Washington, DC	1992 / 2016	195,809	Asking Star Lab Corp Land Trust Alliance John Hancock	5,017 1,623 5,309 1,614	Oct. 2024 May 2024 May 2024 May 2024	$54.00 $51.00 $58.00 $50.00	FS FS FS FS
The Herald 1307 New York Ave NW Washington, DC	1923 / 2021	111,880	SIOR FS Vector	4,850 5,655	Jan. 2024 Sep. 2022	$65.00 $66.50	FS FS
Tower Building 1401 K Street, NW Washington, DC	1929 / 1997	120,519	Nardello & Co	2,106	Jan. 2023	$52.00	FS

Source: Appraisal, unless otherwise noted.

(1)	Information obtained from the underwritten rent roll other than year built/renovated.

The following table presents information relating to the appraisal’s market rent conclusion for the 1401 H Property:

Market Rent Summary
	Market Rent (PSF)	Lease Term (Months)	Rent Increase Projection	Tenant Improvement (New/Renewal)	Leasing Commissions (New/Renewal)	Lease Type (Reimbursements)
Retail	$40.00	120	3.0% per year	$100.00 / $50.00	6.0% / 4.0%	NNN
Office: Lower Level	$45.00	132	2.5% per year	$100.00 / $50.00	6.0% / 4.0%	FS-Base Year Stop
Office: Floors 3-10	$60.00	132	2.5% per year	$150.00 / $75.00	6.0% / 4.0%	FS-Base Year Stop
Office: Floors 11-12	$72.50	132	2.5% per year	$170.00 / $80.00	6.0% / 4.0%	FS-Base Year Stop

Source: Appraisal

Appraisal. The appraisal concluded to an “As Is (Funded Reserve)” value for the 1401 H Property of $134,000,000 as of February 7, 2025, which assumes that there are $6.26 million in upfront TI/LC held in escrow. At origination, the borrower reserved $6,260,000 for TI/LC. The appraisal concluded to an “As Is” appraised value of $127,500,000 as of February 7, 2025.

Environmental Matters. According to the Phase I environmental site assessment dated December 13, 2024, there was no evidence of any recognized environmental conditions at the 1401 H Property.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

50

Office – CBD	Loan #3	Cut-off Date Balance:	$68,000,000
1401 H Street Northwest	1401 H	Cut-off Date LTV:	65.7%
Washington, DC 20005		UW NCF DSCR:	2.07x
		UW NOI Debt Yield:	15.7%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the 1401 H Property:

Cash Flow Analysis
	2021	2022(1)	2023(1)	2024(1)	UW(1)	UW PSF
Gross Potential Rent(2)	$19,303,731	$17,684,444	$18,186,669	$17,432,869	$23,641,157	$66.18
Reimbursements	$1,894,557	$1,035,732	$883,678	$1,150,782	$824,424	$2.31
Other Income(3)	$465,723	$655,121	$808,381	$1,181,214	$1,181,214	$3.31
Less Vacancy & Credit Loss(4)	($5,957,825)	($7,395,564)	($4,097,495)	($2,623,699)	($3,556,128)	($9.95)
Effective Gross Income	$15,706,186	$11,979,734	$15,781,233	$17,141,166	$22,090,667	$61.83

Real Estate Taxes	$3,725,491	$3,470,562	$3,744,260	$3,427,184	$3,506,973	$9.82
Insurance	$61,373	$68,708	$117,028	$119,658	$132,554	$0.37
Other Expenses	$3,859,413	$4,320,319	$4,436,393	$4,486,015	$4,658,874	$13.04
Total Expenses	$7,646,278	$7,859,589	$8,297,681	$8,032,857	$8,298,401	$23.23

Net Operating Income	$8,059,908	$4,120,145	$7,483,552	$9,108,309	$13,792,266	$38.61
Capital Expenditures	$0	$0	$0	$0	$71,450	$0.20
TI/LC	$0	$0	$0	$0	$1,167,180	$3.27
Net Cash Flow	$8,059,908	$4,120,145	$7,483,552	$9,108,309	$12,553,636	$35.14

Occupancy %(5)	86.4%	99.1%	91.9%	81.8%	85.0%
NOI DSCR(6)	1.33x	0.68x	1.23x	1.50x	2.27x
NCF DSCR(6)	1.33x	0.68x	1.23x	1.50x	2.07x
NOI Debt Yield(6)	9.2%	4.7%	8.5%	10.4%	15.7%
NCF Debt Yield(6)	9.2%	4.7%	8.5%	10.4%	14.3%
(1)	The increase in Gross Potential Rent and Net Operating Income from 2024 to UW is primarily due to approximately $2.6 million of rent abatements reducing 2024 Gross Potential Rent. UW Gross Potential Rent is not reduced by rent abatements due to all rent abatements having been reserved at origination ($3,752,162 free rent reserve). Increases in Net Operating Income from 2022 to 2023 and 2023 to 2024 are primarily due to decreases in rent concessions. Increases in Gross Potential Rent from 2022 to 2023 are due to North American Electric Reliability Corporation (22,810 SF) backfilling vacant space at $63.04 PSF, and GSA – The United States Court expanding its space an additional 6,177 SF at $65.15 PSF. Decreases in Gross Potential Rent due to the decrease in occupancy from 2023 to 2024 were partially offset by the University of the Potomac executing a new lease of its 17,725 SF at a higher rent PSF.
(2)	Based on the underwritten rent roll dated as of February 1, 2025.
(3)	Other Income includes parking income, storage income and other miscellaneous income.
(4)	Historical Less Vacancy & Credit Loss data represents rent concessions during each year. UW does not include any deductions for rent concessions as all outstanding free rent was reserved at origination.
(5)	Underwritten Occupancy represents economic occupancy; historical occupancies represent physical occupancies. 2024 Occupancy is based on the rent roll dated as of February 1, 2025.
(6)	DSCRs and Debt Yields are based on the 1401 H Whole Loan.

Escrows and Reserves.

Real Estate Taxes – The 1401 H Whole Loan documents require an upfront deposit of $602,030 into a reserve for real estate taxes and ongoing monthly deposits into such reserve in an amount equal to 1/12th of the real estate taxes that the lender estimates will be payable during the next 12 months, initially estimated at $301,015 monthly.

Insurance – The 1401 H Whole Loan documents require an upfront deposit of $34,134 into a reserve for insurance premiums and ongoing monthly deposits into such reserve in an amount equal to 1/12 of the insurance premiums that the lender estimates will be payable for the renewal of coverage upon the expiration of the insurance policies, initially estimated at $11,378 monthly.

Notwithstanding the above, the borrower’s obligation to make insurance reserve deposits will be waived so long as (i) no event of default is continuing, (ii) the insurance policies maintained by the borrower are part of a blanket or umbrella policy approved by the lender in its reasonable discretion, and (iii) the lender is provided with evidence of renewal of such policies and receipts for the payment of the insurance premiums no later than ten days prior to the expiration dates of said policies.

Deferred Maintenance - The 1401 H Whole Loan documents require an upfront deposit of $17,600 into a reserve for required repairs.

Replacement Reserve – The 1401 H Whole Loan documents require ongoing monthly deposits into a reserve for capital expenditures in an amount equal to approximately $5,832.

TI/LC Reserve – The 1401 H Whole Loan documents require an upfront deposit of $6,260,000 into a reserve for future tenant improvement and/or leasing commission expenses and ongoing monthly deposits into such reserve in an amount equal to approximately $51,028, at any time the amount in such reserve falls below $1,000,000, until such reserve is replenished to $1,000,000.

Contractual Leasing Obligations – The 1401 H Whole Loan documents require an upfront deposit of $2,372,904 into a reserve for existing tenant improvement and/or leasing commission expenses.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

51

Office – CBD	Loan #3	Cut-off Date Balance:	$68,000,000
1401 H Street Northwest	1401 H	Cut-off Date LTV:	65.7%
Washington, DC 20005		UW NCF DSCR:	2.07x
		UW NOI Debt Yield:	15.7%

Free Rent Reserve — The 1401 H Whole Loan documents require an upfront deposit of $3,752,162 into a reserve for “free rent” and other rental concessions.

Lockbox and Cash Management. The 1401 H Whole Loan is structured with a hard lockbox and springing cash management. At origination, the 1401 H Whole Loan documents require the borrower to establish and maintain a lockbox account for the benefit of the lender and to direct the tenants to pay rent directly into such lockbox account, and to deposit and cause the 1401 H Master Tenant to deposit, any rents from the 1401 H Property otherwise received into such lockbox account, within two business days after receipt. In addition, upon the first occurrence of a Cash Sweep Event Period (as defined below), the lender is required to establish and the borrower is required to cooperate with the lender to establish, a lender-controlled cash management account. During the continuance of a Cash Sweep Event Period, the lender will have the right, at its option, to direct the lockbox account bank to disburse all available funds then and thereafter on deposit in the lockbox account to the cash management account and, provided no event of default is continuing under the 1401 H Whole Loan documents, on each monthly payment date during the existence of a Cash Sweep Event Period all funds on deposit in the cash management account are required to be applied in the following order of priority: (i) to make the monthly deposits into the real estate tax reserve and insurance reserve, if any, as described above under “Escrows and Reserves,” (ii) to pay debt service on the 1401 H Whole Loan, (iii) to make the monthly deposits into the replacement reserve and rollover reserve, if any, as described above under “Escrows and Reserves,” (iv) to pay operating expenses set forth in the annual budget (which is required to be approved by the lender during a Cash Sweep Event Period) and lender approved extraordinary expenses and (v) to deposit any remainder into an excess cash flow reserve to be held as additional collateral for the 1401 H Whole Loan during such Cash Sweep Event Period.

A “Cash Sweep Event Period” means a period commencing upon the occurrence of (i) of an event of default, (ii) the debt service coverage ratio being less than 1.30x at the end of any calendar quarter, or (iii) the "going dark", bankruptcy or vacancy of the tenant the United States of America (or any governmental agency thereof) or the tenant the Investment Company Institute, and ending upon (a) with respect to the matters described in clause (i) above, the cure (if applicable) of such event of default, (b) with respect to the matters described in clause (ii) above, the date such debt service coverage ratio is equal to or greater than 1.30x for two consecutive calendar quarters or, provided the debt service coverage ratio is greater than 1.00x, the borrower posts cash or a letter of credit in an amount which, if applied to the outstanding principal balance of the 1401 H Whole Loan, would result in a recalculated debt service coverage ratio equal to or greater than 1.30x, or (c) with respect to matters described in clause (iii) above, either (x) the applicable lease is affirmed in bankruptcy or the applicable tenant is open for business and in occupancy of all of its space, (y) at least 75% of the space leased by the applicable tenant is (A) re-leased to a new tenant or (B) subleased to a subtenant pursuant to a sublease and such subtenant executes a subordination, non-disturbance and attornment agreement or (z) either 12 months of excess cash flow have been deposited into the excess cash flow reserve or the borrower delivers cash or a letter of credit to the lender, in each case, in an amount equal to 12 months of excess cash flow, as reasonably estimated by the lender.

Purchase Options. Pursuant to various agreements between the borrower and the 1401 H Master Tenant (the “Purchase Option Agreements”) the borrower has granted the 1401 H Master Tenant the option to purchase the 1401 H Property on and after the monthly payment date in October 2030, upon written notice and payment of the unpaid acquisition cost ($88,000,000), all unpaid rent due and other amounts then payable under the master lease, and a yield maintenance premium, if then applicable. In addition, under the Purchase Option Agreements, the 1401 H Master Tenant has granted the borrower the option to require the 1401 H Master Tenant to purchase the 1401 H Property, upon written notice of an event of default under the 1401 H Master Lease, for an amount equal to the unpaid acquisition cost ($88,000,000), all unpaid rent due and other amounts then payable under the master lease, and a yield maintenance premium, if then applicable. The 1401 H Master Tenant also has a purchase option to purchase the 1401 H Property, and the borrower has an option to require the 1401 H Master Tenant to purchase the 1401 H Property, if the 1401 H Property is damaged or destroyed in a casualty or taken in a condemnation to such a degree that it is completely unusable, generally for consideration equal to the foregoing price, but excluding the yield maintenance premium. In addition, under a Share Call Option Agreement, the sole owner of the borrower (the “Borrower Owner”), granted 1401 H DC Holding LLC, the sole member of the master tenant, the option to direct the Borrower Owner, to sell to it or its designated party such owner’s interest in 100% of the issued and outstanding shares of the borrower, at any time, upon five days written notice and payment of $100.

Terrorism Insurance. The 1401 H Whole Loan documents require that the borrower obtain and maintain an “all risk” or “special form” insurance policy that provides coverage for loss caused by acts of terrorism in an amount equal to the full replacement cost of the 1401 H Property, as well as business interruption insurance covering no less than the 18-month period following the occurrence of a casualty event, together with a 12-month extended period of indemnity. For so long as the Terrorism Risk Insurance Act of 2002, as extended and modified by the Terrorism Risk Insurance Program Reauthorization Act of 2015 (“TRIPRA”) (including any extensions thereof or if another federal governmental program is in effect relating to “acts of terrorism” which provides substantially similar protections) is in effect, the lender is required to accept terrorism insurance which covers against “covered acts” as defined by TRIPRA (or such other program), so long as TRIPRA (or such other program) continues to cover both domestic and foreign acts of terrorism.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

52

Multifamily – High Rise	Loan #4	Cut-off Date Balance:	$67,000,000
540 North State Street	Grand Plaza	Cut-off Date LTV:	66.3%
Chicago, IL 60654		UW NCF DSCR:	1.36x
		UW NOI Debt Yield:	7.8%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

53

Multifamily – High Rise	Loan #4	Cut-off Date Balance:	$67,000,000
540 North State Street	Grand Plaza	Cut-off Date LTV:	66.3%
Chicago, IL 60654		UW NCF DSCR:	1.36x
		UW NOI Debt Yield:	7.8%

Grand Plaza
540 North State Street
Chicago, IL 60654
CHICAGO
Lake Michigan
Gold Coast
Near North Side
River North
Streeterville
New East Side
Chicago Loop
Fulton River District
COOK COUNTY
E. Schiller St.
Charnley-Persky House Museum
E. Goethe St.
Lake Shore Drive
The Concrete Beach
OAK STREET BEACH
CTA RED LINE
E. Division St.
Clark/Division
E. Elm St.
E. Cedar St.
W. Maple St.
E. Bellevue Pl.
E. Oak St.
N. Rush St.
N. LaSalle St.
N. Clark St.
N. Dearborn St.
The Drake
E. Walton St.
900 North Michigan
John Hancock Center
E. Delaware Pl.
N. Seneca St.
E. Chestnut St.
Washington Square Park
Mariano Park
Water Tower Place
Museum of Contemporary Art Chicago
Water Tower
E. Pearson St.
Loyola University Water Tower Campus
E. Chicago Ave.
Chicago/State
Northwestern Medicine Prentice Women's Hospital
E. Superior St.
Northwestern University Chicago Campus
E. Huron St.
Richard H. Driehaus Museum
Northwestern Memorial Hospital
E. Erie St.
E. Ontario St.
E. Ohio St.
E. Grand Ave.
E. Illinois St.
MAGNIFICENT MILE
N. Michigan Ave.
N. St. Clair St.
N. Columbus Dr.
N. Rush St.
N. Wabash Ave.
N. State St.
Grand
The Shops at North Bridge
Tribune Tower
NBC Tower
Gleacher Center
E. North Water St.
Wrigley Building
Trump Intl. Hotel & Tower
Chicago River
The Langham Chicago
The River Hotel
Chicago Architecture Center
E. Wacker Dr.
St. Regis
L7 Chicago
E. Lake St.
Lakeshore East Park
Prudential Plaza
AON Center
RANDOLPH STREET METRA
E. Randolph St.
Harris Music & Dance Theater
Jay Pritzker Pavilion
GRANT PARK
Cloud Gate
METRA
Chicago Cultural Center
Randolph/Wabash
Madison/Wabash
CTA LOOP
N. Larrabee St.
N. Hudson Ave.
SAE Institute Chicago
N. Orleans St.
CTA BROWN PURPLE LINES
Moody Bible Institute
N. La Salle St.
W. Chicago Ave.
Chicago/Franklin
La Salle Center
W. Superior St.
Gruen Galleries
Kasa Magnificent Mile Chicago
W. Huron St.
W. Erie St.
Ward Park
W. Ontario St.
Embassy Suites Chicago
W. Ohio St.
Best Western River North Hotel
Chicago O'Hare Intl. Airport 17 miles
Level Chicago
W. Grand Ave.
N. Kingsbury St.
N. Franklin St.
N. Wells St.
W. Illinois St.
W. Hubbard St.
Kinzie Hotel
METRA
N. Branch
W. Kinzie St.
Merchandise Mart
Reid Murdoch Center
Marina City
Salesforce Tower Chicago
Chicago River
CTA BLUE LINE
N. Canal St.
W. Wacker Dr.
Renaissance Chicago
Clinton/Lake
CTA GREEN, PINK BLUE LINES
W. Lake St.
Clark/Lake
State/Lake
James R. Thompson Ctr./Atrium Mall
James M. Nederlander Theatre
W. Randolph St.
Lake
City Hall
Daley Plaza
Ogilvie Transportation Center
OGILVIE METRA
W. Washington St.
Washington/State
Wash./State
Washington/Wells
Citigroup Center
N. Jefferson St.
N. Clinton St.
S. Branch Chicago River
N. Wacker Dr.
W. Madison St.
Chase Tower
41
Des Plaines
Niles
Morton Grove
Skokie
Evanston
Elk Grove Village
Park Ridge
Lincolnwood
Bensenville
Schiller Park
Franklin Park
Norridge
Northlake
Elmwood Park
Addison
Melrose Park
Maywood
Oak Park
Elmhurst
Hillside
Westchester
Berwyn
Cicero
Riverside
Brookfield
Oak Brook
Hinsdale
La Grange
Downers Grove
DU PAGE COUNTY
Darien
Bridgeview
Bedford Park
Burbank
Burr Ridge
Oak Lawn
Evergreen Park
Palos Hills
Roseland
Lemont
Palos Heights
Alsip
Blue Island
Riverdale
Orland Park
Crestwood
Goodings Grove
South Chicago
INDIANA

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

54

Mortgage Loan No. 4 – Grand Plaza

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	MSMCH			Single Asset/Portfolio:	Single Asset
Credit Assessment (Fitch/Moody’s/KBRA):	NR/NR/NR			Location:	Chicago, IL 60654
Original Balance(1):	$67,000,000			General Property Type:	Multifamily
Cut-off Date Balance(1):	$67,000,000			Detailed Property Type:	High Rise
% of Initial Pool Balance:	7.6%			Title Vesting:	Fee
Loan Purpose:	Refinance			Year Built/Renovated:	2003/2023
Borrower Sponsor:	Treeview Real Estate Advisors LP			Size:	481 Units
Guarantor:	(2)			Cut-off Date Balance per Unit(1):	$332,640
Mortgage Rate:	5.5600%			Maturity Date Balance per Unit(1):	$332,640
Note Date:	2/26/2025			Property Manager:	D&K Real Estate Service Corporation
Maturity Date:	3/7/2030				(borrower-related)
Term to Maturity:	60 months			Underwriting and Financial Information
Amortization Term:	0 months			UW NOI:	$12,464,027
IO Period:	60 months			UW NCF:	$12,285,877
Seasoning:	1 month			UW NOI Debt Yield(1):	7.8%
Prepayment Provisions:	L(25),D(28),O(7)			UW NCF Debt Yield(1):	7.7%
Lockbox/Cash Mgmt Status:	Hard/In Place			UW NOI Debt Yield at Maturity(1):	7.8%
Additional Debt Type(1):	Pari Passu			UW NCF DSCR(1):	1.36x
Additional Debt Balance(1):	$93,000,000			Most Recent NOI:	$12,410,287 (12/31/2024)
Future Debt Permitted (Type):	No (NAP)			2nd Most Recent NOI:	$11,573,018 (12/31/2023)
				3rd Most Recent NOI:	$11,701,522 (12/31/2022)
				Most Recent Occupancy:	98.8% (2/13/2025)
Reserves(3)				2nd Most Recent Occupancy:	93.9% (12/31/2023)
Type	Initial	Monthly	Cap	3rd Most Recent Occupancy:	91.7% (12/31/2022)
RE Taxes:	$469,613	$469,613	NAP	Appraised Value (as of):	$241,200,000 (1/22/2025)
Insurance:	$0	Springing	NAP	Appraised Value per Unit:	$501,455
Replacement Reserve:	$0	$11,238	NAP	Cut-off Date LTV Ratio(1):	66.3%
TI/LC Reserve:	$3,493	$3,493	$83,830	Maturity Date LTV Ratio(1):	66.3%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan Amount:	$160,000,000	82.6%	Loan Payoff:	$182,965,018	94.5%
Sponsor Equity:	$33,593,500	17.4%	Closing Costs:	$10,155,377	5.2%
			Upfront Reserves:	$473,106	0.2%
Total Sources:	$193,593,500	100.0%	Total Uses:	$193,593,500	100.0%

(1)	The Grand Plaza Mortgage Loan (as defined below) is part of the Grand Plaza Whole Loan (as defined below), with an aggregate original principal amount of $160,000,000. The Cut-off Date Balance Per Unit, Maturity Date Balance Per Unit, UW NOI Debt Yield, UW NCF Debt Yield, UW NOI Debt Yield at Maturity, UW NCF DSCR, Cut-off Date LTV Ratio and Maturity Date LTV Ratio numbers presented above are based on the Grand Plaza Whole Loan.
(2)	There is no non-recourse carveout guarantor or separate environmental indemnitor for the Grand Plaza Whole Loan.
(3)	See “Escrows and Reserves” below for further discussion of reserve information.

The Mortgage Loan. The fourth largest mortgage loan (the “Grand Plaza Mortgage Loan”) is part of a whole loan (the “Grand Plaza Whole Loan”) evidenced by five pari passu promissory notes with an aggregate original principal amount of $160,000,000. The Grand Plaza Whole Loan is secured by a first priority fee mortgage encumbering a 481-unit multifamily property located in Chicago, Illinois (the “Grand Plaza Property”). The Grand Plaza Mortgage Loan is evidenced by the non-controlling Notes A-2, A-3, and A-5 with an aggregate original principal amount of $67,000,000. The Grand Plaza Whole Loan will be serviced pursuant to the pooling and servicing agreement for the MSBAM 2025-5C1 securitization trust. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans”, and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans” in the prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

55

Multifamily – High Rise	Loan #4	Cut-off Date Balance:	$67,000,000
540 North State Street	Grand Plaza	Cut-off Date LTV:	66.3%
Chicago, IL 60654		UW NCF DSCR:	1.36x
		UW NOI Debt Yield:	7.8%

The table below summarizes the promissory notes that comprise the Grand Plaza Whole Loan.

Grand Plaza Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Note
A-1	$73,000,000	$73,000,000	MSBAM 2025-5C1	Yes
A-2	$30,000,000	$30,000,000	BANK5 2025-5YR14	No
A-3	$30,000,000	$30,000,000	BANK5 2025-5YR14	No
A-4	$20,000,000	$20,000,000	MSBAM 2025-5C1	No
A-5	$7,000,000	$7,000,000	BANK5 2025-5YR14	No
Total	$160,000,000	$160,000,000

The Borrower and the Borrower Sponsor. The borrower for the Grand Plaza Whole Loan is Grand Plaza Owner LLC, a single-purpose Delaware limited liability company, with two independent directors in its organizational structure. The borrower sponsor for the Grand Plaza Whole Loan is Treeview Real Estate Advisors LP (“Treeview”). Founded in 2010, Treeview provides full-service investment advisory and real estate portfolio and asset management services to high-net-worth individuals, families, and other private investors. Treeview advises on and/or manages a portfolio of commercial real estate investments in the United States and abroad. There is no non-recourse carveout guarantor or separate environmental indemnitor for the Grand Plaza Whole Loan.

The Property. The Grand Plaza Property is a 56-floor, 481-unit luxury, multifamily property located on a 1.8-acre site in Chicago, Illinois. The Grand Plaza Property is part of a larger tower building (the “Grand Plaza Building”), which consists of two multifamily towers attached to a nine-story base, containing two floors of retail space (the “Grand Plaza Retail Component”), a parking garage, and a shared amenity level (the 9th floor). The Grand Plaza Property is comprised of the larger 481-unit east tower, and the building base. The west tower, containing residential condominium units, is not part of the collateral. The Grand Plaza Property was originally built in 2003. The relationship between the owners of the collateral portions of the Grand Plaza Building and the non-collateral portions of the Grand Plaza Building is governed by a declaration of covenants, conditions, restrictions and easements. Since 2014, approximately $12.3 million has been invested to renovate the apartment units, with 93.0% of the units at the Grand Plaza Property renovated thus far, and the remainder expected to be renovated upon tenants vacating. Such renovations are not required or reserved for under the Grand Plaza Whole Loan documents. Since 2020, the borrower sponsor has invested an additional approximately $6.0 million for unit renovations, the parking garage, and other amenities.

The residential units at the Grand Plaza Property consist of 41 studio units averaging 690 SF and leased at rents between $1,865 and $2,328 per month, with an average of $2,122 per month, 41 convertible units (larger studio units that can be converted to a one-bedroom with a flex wall), averaging 735 SF and leased at rents between $2,104 and $2,541 per month, with an average of $2,356 per month, 252 one-bedroom, one-bathroom units averaging 844 SF and leased at rents between $2,159 and $3,458 per month, with an average of $2,646 per month, 143 two-bedroom, two-bathroom units averaging 1,345 SF and leased at rents between $3,005 and $7,611 per month with an average of $3,832 per month, and 4 three-bedroom units (two with two bathrooms, two with three bathrooms) averaging 2,159 SF and leased at rents between $5,151 and $6,000 per month with an average of $5,715 per month. The 9th floor of the Grand Plaza Property includes 50,000 SF of amenities, featuring a fitness center, basketball court, party room, club house, outdoor dog park, outdoor running track, cybercafé, 24-hour business center, outdoor kitchen and dining area, and outdoor pool. The parking garage at the Grand Plaza Property contains 100 garage parking spaces (0.21 spaces per unit). The parking garage is operated by LAZ Parking Chicago, LLC through a Parking Facility Management Agreement, which collects revenue from parking spaces from a mix of both transient customers and monthly residents. As of February 13, 2025, the 481 multifamily units at the Grand Plaza Property were 98.8% occupied.

The Grand Plaza Retail Component contains 106,565 SF of commercial space, and is currently 60.7% occupied by four tenants. The Grand Plaza Retail Component is anchored by Jewel Food Stores (22,399 SF of retail space, 9,197 SF of basement storage space).

The following table presents detailed information with respect to the units at the Grand Plaza Property:

Apartment Unit Mix(1)
Unit Mix / Type	Total Units	Leased Units	% Leased	Average SF per Unit	Monthly Average Rent per Unit	Monthly Wtd. Average Rent PSF
Studio	41	41	100.0%	690	$2,122	$3.08
Convertible	41	41	100.0%	735	$2,356	$3.21
1 BR	252	250	99.2%	844	$2,646	$3.13
2 BR	143	140	97.9%	1,345	$3,832	$2.84
3 BR	4	3	75.0%	2,159	$5,715	$2.50
Total/ Wtd. Average	481	475	98.8%	982	$2,945	$3.01

(1)	Information is based on the underwritten rent roll dated February 13, 2025.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

56

Multifamily – High Rise	Loan #4	Cut-off Date Balance:	$67,000,000
540 North State Street	Grand Plaza	Cut-off Date LTV:	66.3%
Chicago, IL 60654		UW NCF DSCR:	1.36x
		UW NOI Debt Yield:	7.8%

The following table presents a summary regarding the retail tenants at the Grand Plaza Property:

Tenant Summary(1)
Tenant Name	Credit Rating (Fitch/Moody’s/ S&P)(2)	Tenant SF		Approx.% of SF	Annual UW Base Rent	% of Total Annual UW Base Rent	Annual UW Base Rent PSF		Lease Expiration	Renewal Options	Term. Option (Y/N)
Jewel Food Stores	NR/NR/NR	31,596	(3)	29.6%	$1,231,945	43.4%	$55.00	(3)	10/16/2032	2 x 5 year	N
Instituto Cervantes of Chicago	NR/NR/NR	19,862		18.6%	$541,835	19.1%	$27.28		2/29/2032	1 x 5 year	N
Rush University Medical Center	NR/NR/NR	10,248		9.6%	$835,724	29.5%	$81.55		12/31/2025	2 x 5 year	N
Chipotle	NR/NR/NR	2,944		2.8%	$226,688	8.0%	$77.00		12/31/2028	4 x 5 year	N
Occupied Subtotal/Wtd. Avg.		64,650		60.7%	$2,836,193	100.0%	$51.15	(3)

Vacant Space		41,915		39.3%
Total/Wtd. Avg.		106,565		100.0%

(1)	Information is based on the underwritten rent roll dated February 13, 2025.
(2)	Certain ratings are those of the parent company whether or not the parent company guarantees the lease.
(3)	Jewel Food Stores is comprised of 22,399 SF of retail space and 9,197 SF of basement storage space. The 9,197 SF basement storage space does not have rent associated with it, and is excluded from Annual UW Base Rent PSF.

The Market. The Grand Plaza Property is located in Chicago, Illinois, in the Chicago multifamily market. The Grand Plaza Property is located in Chicago’s River North submarket, a short walk from the Loop and Magnificent Mile, and surrounded by the city’s museums, parks, shopping, restaurants, and entertainment, with many additional attractions in bordering neighborhoods. The Grand Plaza Property’s location has a walk score of 99 according to a website that evaluates walkability, and its location provides access to the area’s extensive transportation network. Downtown Chicago is comprised of one of the fastest growing population centers in the nation. From 2010 to 2020, the Loop, defined in the census data as the neighborhood between the Chicago River to the north and west, Lake Michigan to the east, and Roosevelt Road to the south, grew by 44%. The Grand Plaza Property is centrally located in the River North Neighborhood of Chicago, the third largest metropolitan area in the United States and one of the largest economic centers in the world. As the largest metropolitan area and a cultural, commercial, transportation, and financial center of the Midwest, Chicago has a large and well-diversified economic structure. The property is a ten minute walk from the Loop’s Lake Station, which is served by the majority of the “L” system, including the Red, Green, Pink, Brown, Purple and Orange Lines. According to the appraisal, as of the fourth quarter of 2024, the vacancy rate in the Chicago multifamily market was 4.8%, with average asking rents of $1,701 per unit and an inventory of approximately 751,639 units. According to the appraisal, as of the fourth quarter of 2024, the vacancy rate in the River North multifamily submarket was 6.3%, with average asking rents of $3,135 per unit and an inventory of approximately 11,068 units. According to the appraisal, the estimated 2024 population within a one-, three-, and five-mile radius of the Grand Plaza Property was 117,462, 384,624 and 810,875, respectively. According to the appraisal, the 2024 average household income within the same radii was $187,176, $177,132 and $154,705, respectively.

The following table presents certain information relating to multifamily rental properties comparable to the Grand Plaza Property:

Comparable Rental Properties
Property	Year Built	# Total Units	Unit Mix	Unit Size (SF)	Average Monthly Rent per Unit
Grand Plaza Property(subject)(1) 540 North State Street Chicago, IL	2003	481	Studio Convertible 1 BR 2 BR 3 BR	690 735 844 1,345 2,159	$2,122 $2,356 $2,646 $3,832 $5,715
The Gallery on Wells 637 North Wells Street Chicago, IL	2017	442	Studio 1 BR 2 BR 3 BR	590 766 1,150 1,573	$2,358 $2,635 $4,461 $5,855
Aston Chicago 200 East Illinois Street Chicago, IL	2013	325	1 BR 2 BR 3 BR	835 1,172 1,585	$2,862 $4,295 $5,987
AMLI River North 71 West Hubbard Street Chicago, IL	2013	409	Studio 1 BR 2 BR 3 BR	602 918 1,250 1,752	$2,248 $3,316 $4,373 $6,430
3Eleven 311 West Illinois Street Chicago, IL	2018	245	Studio 1 BR 2 BR 3 BR	565 766 1,170 1,473	$2,265 $2,829 $4,002 $5,792
Flair Tower 222 West Erie Street Chicago, IL	2010	198	1 BR 2 BR 3 BR	766 1,174 1,748	$2,505 $3,620 $6,099
Env Chicago 161 West Kinzie Street Chicago, IL	2010	249	Studio 1 BR 2 BR	555 896 1,213	$2,109 $2,868 $4,143

Source: Appraisal, unless otherwise indicated.

(1)	Based on the underwritten rent roll dated February 13, 2025, other than Year Built.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

57

Multifamily – High Rise	Loan #4	Cut-off Date Balance:	$67,000,000
540 North State Street	Grand Plaza	Cut-off Date LTV:	66.3%
Chicago, IL 60654		UW NCF DSCR:	1.36x
		UW NOI Debt Yield:	7.8%

The following table presents certain information relating to the appraisal’s market rent conclusions for the Grand Plaza Property:

Market Rent Summary
Unit Mix/Type	Units(1)	Average Size (SF) (1)	Avg. Monthly Rent per Unit(1)	Avg. Monthly Rent PSF(1)	Avg. Monthly Market Rent per Unit	Avg. Monthly Market Rent PSF
Studio(2)	82	713	$2,239	$3.14	$2,292	$3.22
1 BR	252	844	$2,646	$3.13	$2,742	$3.24
2 BR	143	1,345	$3,832	$2.84	$4,082	$3.02
3 BR	4	2,159	$5,715	$2.50	$7,200	$3.34
Total/ Wtd. Average	481	982	$2,945	$3.01	$3,092	$3.15

Source: Appraisal

(1)	Based on the underwritten rent roll dated February 13, 2025.
(2)	Includes both Studio and Convertible units at the Grand Plaza Property.

Appraisal. The appraisal concluded to an “as-is” value for the Grand Plaza Property of $241,200,000 as of January 22, 2025.

Environmental Matters. According to the Phase I environmental site assessment dated January 21, 2025, there was no evidence of any recognized environmental conditions at the Grand Plaza Property; however, there was a controlled recognized environmental condition relating to a heating oil above-ground storage tank located in a previous building on the Grand Plaza Property. See “Description of the Mortgage Pool—Environmental Considerations” in the prospectus.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and Underwritten Net Cash Flow for the Grand Plaza Property:

Cash Flow Analysis
	2022	2023	2024		UW	UW per Unit
Gross Potential Rent(1)	$16,219,244	$17,417,977	$17,602,767		$17,862,168	$37,135
Retail Income	$3,019,272	$2,745,480	$2,799,820		$2,836,193	$5,896
Net Garage Rent	$2,475,231	$2,594,316	$2,574,846		$2,574,846	$5,353
Misc. Apartment Income	$249,736	$336,266	$335,237		$335,237	$697
Reimbursements	$2,971,637	$2,729,314	$3,047,338		$3,047,338	$6,335
Bad Debt Expense/ Concessions	($293,898)	($394,656)	($274,776)		($274,776)	($571)
Apartment Utility Fees	$605,824	$648,245	$683,124		$683,124	$1,420
Vacancy & Credit Loss	($1,187,809)	($1,642,889)	($1,446,287)		($1,530,562)	($3,182)
Effective Gross Income	$24,059,237	$24,434,053	$25,322,069		$25,533,568	$53,084

Real Estate Taxes	$4,869,264	$5,282,073	$5,635,350		$5,602,702	$11,648
Insurance	$312,584	$336,693	$327,312		$294,748	$613
Other Expenses	$7,175,867	$7,242,269	$6,949,120		$7,172,090	$14,911
Total Expenses	$12,357,715	$12,861,035	$12,911,782		$13,069,540	$27,172

Net Operating Income	$11,701,522	$11,573,018	$12,410,287		$12,464,027	$25,913
Replacement Reserve	$0	$0	$0		$120,250	$250
Capital Expenditures	$0	$0	$0		$15,985	$0.15(2)
TI/LC	$0	$0	$0		$41,915	$0.39(2)
Net Cash Flow	$11,701,522	$11,573,018	$12,410,287		$12,285,877	$25,542

Occupancy %	91.7%	93.9%	98.8%	(3)	95.0%
NOI DSCR(4)	1.30x	1.28x	1.38x		1.38x
NCF DSCR(4)	1.30x	1.28x	1.38x		1.36x
NOI Debt Yield(4)	7.3%	7.2%	7.8%		7.8%
NCF Debt Yield(4)	7.3%	7.2%	7.8%		7.7%

(1)	UW Gross Potential Rent has been underwritten based on the contractual rent in place based on the underwritten rent roll dated February 13, 2025.
(2)	Represents PSF of retail space.
(3)	2024 Occupancy % represents the current in place occupancy based on the underwritten rent roll dated February 13, 2025.
(4)	DSCRS and Debt Yields are based on the Grand Plaza Whole Loan.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

58

Multifamily – High Rise	Loan #4	Cut-off Date Balance:	$67,000,000
540 North State Street	Grand Plaza	Cut-off Date LTV:	66.3%
Chicago, IL 60654		UW NCF DSCR:	1.36x
		UW NOI Debt Yield:	7.8%

Escrows and Reserves.

Real Estate Tax Escrows – On the loan origination date, the borrower was required to make an upfront deposit of $469,613 into a reserve for real estate taxes. In addition, the borrower is required to deposit into a real estate tax reserve, on a monthly basis, an amount equal to 1/12th of the annual estimated tax payments (which currently equates to $469,613).

Insurance Escrows – The borrower will not be required to make the monthly deposits into an insurance reserve provided that (i) no monetary event of default or event of default relating to any required insurance is continuing, (ii) the liability and casualty policies maintained by the borrower are part of a blanket or umbrella policy approved by the lender, and (iii) the borrower provides the lender evidence of renewal of such policy prior to its expiration date, and receipts for the payment of insurance premiums as they become due and payable. If such conditions are not satisfied, the borrower is required to deposit into an insurance reserve, on a monthly basis, an amount equal to 1/12th of the annual estimated insurance premiums.

Replacement Reserve – On a monthly basis, the borrower is required to deposit (i) an amount equal to approximately $10,021 for the residential portion of the Grand Plaza Property and (ii) an amount equal to approximately $1,217 for the retail portion of the property, into a reserve for capital expenditures.

TI/LC Reserve – On the loan origination date, the borrower was required to make an upfront deposit of $3,493, and on a monthly basis the borrower is required to deposit $3,493, in each case into a reserve for future tenant improvements and leasing commissions, capped at $83,830.

Lockbox / Cash Management. The Grand Plaza Whole Loan is structured with a hard lockbox and in place cash management. In connection with the origination of the Grand Plaza Whole Loan, the borrower was required to establish and maintain a lockbox account for the benefit of the lender. The borrower is required to direct all tenants at the Grand Plaza Property to pay rents directly into the lockbox account. In addition, the borrower is required to deposit all rents and any other revenue received by the borrower or any of its affiliates into the lockbox account within two business days of receipt. All amounts in the lockbox account are required to be transferred to a lender-controlled cash management account on each business day and, provided no event of default is continuing under the Grand Plaza Whole Loan documents, are required to be applied in the following order of priority: (i) to make the monthly deposits into the real estate tax reserve and insurance reserve, if any, as described above under “Escrows and Reserves,” (ii) to pay debt service on the Grand Plaza Whole Loan, (iii) to make the monthly deposits into the TI/LC reserve and replacement reserve, if any, as described above under “Escrows and Reserves,” (iv) during a Trigger Period (as defined below) to pay operating expenses set forth in the annual budget (which is required to be approved by the lender during a Trigger Period) and lender approved (or deemed approved) extraordinary expenses and (v) (x) if a Trigger Period is continuing, to deposit any remaining amounts in the cash management account into an excess cash flow account to be held as additional collateral for the Grand Plaza Whole Loan during the continuance of the Trigger Period (provided that the lender is required to disburse funds in such account upon request of the borrower to pay budgeted operating expenses, emergency expenses, non-discretionary expenses and permitted budget variance of up to 5% per line item and any other expenses approved by the lender), and (y) if no Trigger Period is continuing, to be disbursed to the borrower.

“Trigger Period” means a period: (i) commencing upon an event of default under the Grand Plaza Whole Loan documents, and ending upon the cure or waiver of such event of default; or (ii) commencing upon the debt service coverage ratio of the Grand Plaza Whole Loan being less than 1.10x for two consecutive calendar quarters (a “DSCR Event”) and ending upon the date such debt service coverage ratio is equal to or greater than 1.10x for two consecutive calendar quarters.

In addition, the borrower may cure a Trigger Period caused by a DSCR Event by delivering either cash or a letter of credit meeting the requirements of the Grand Plaza Whole Loan documents, in each case in an amount that, if applied to the reduction of the principal amount of the Grand Plaza Whole Loan would cause the debt service coverage ratio to be equal to or greater than 1.10x.

Terrorism Insurance.  The Grand Plaza Whole Loan documents require that the borrower obtain and maintain an “all risk” or “special form” insurance policy that provides coverage for loss caused by acts of terrorism in an amount equal to the full replacement cost of the Grand Plaza Property, as well as business interruption insurance covering no less than the 18 month period following the occurrence of a casualty event, together with an extended period of indemnity of up to 12 months. For so long as the Terrorism Risk Insurance Act of 2002, as extended and modified by the Terrorism Risk Insurance Program Reauthorization Act of 2015 (“TRIPRA”) (including any extensions thereof or if another federal governmental program is in effect relating to “acts of terrorism” which provides substantially similar protections) is in effect, the lender is required to accept terrorism insurance which covers against “covered acts” as defined by TRIPRA (or such other program), so long as TRIPRA (or such other program) continues to cover both domestic and foreign acts of terrorism.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

59

Office - Suburban	Loan #5	Cut-off Date Balance:	$60,000,000
8044 Montgomery Road	8044 Montgomery	Cut-off Date LTV:	64.5%
Cincinnati, OH 45236		UW NCF DSCR:	1.69x
		UW NOI Debt Yield:	12.6%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

60

Office - Suburban	Loan #5	Cut-off Date Balance:	$60,000,000
8044 Montgomery Road	8044 Montgomery	Cut-off Date LTV:	64.5%
Cincinnati, OH 45236		UW NCF DSCR:	1.69x
		UW NOI Debt Yield:	12.6%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

61

Office - Suburban	Loan #5	Cut-off Date Balance:	$60,000,000
8044 Montgomery Road	8044 Montgomery	Cut-off Date LTV:	64.5%
Cincinnati, OH 45236		UW NCF DSCR:	1.69x
		UW NOI Debt Yield:	12.6%

Sharonville
Sharon Woods
Ford Motor Co. Sharonville Transmission Plant
Sharon Rd
Regency Commons
Cornell Rd
Kemper Rd
Harpers Station
Shops At Harper's Point
Glendale
Evendale
Glendale-Milford Rd
Village Crossing Shopping Center
Formica Corporation
Reading Rd
GE Aviation
HAMILTON COUNTY
Cincinnati-Blue Ash Airport
Reed-Hartman Hwy
Kenwood Rd
Plainfield Rd
Blue Ash Golf Course
Blue Ash
Duffys Square Shopping Center
Montgomery
Pfeiffer Rd
Bethesda North Hospital
Hopewell Rd
Cooper Rd
Keystone Plaza
Montgomery Plaza
Montgomery Rd
Market Place of Montgomery
University of Cincinnati - Blue Ash College
Reading
Hunt Rd
Crossings of Blue Ash
Remington Rd
Columbia Ave
Benson St
Blue Ash Shopping Center
Blue Ash Rd
The Village of Indian Hill
Deer Park
Ridge Rd
Galbraith Rd
Dillonvale Shopping Center
Kenwood
Amberly Green
Amberley
Mercy Health - The Jewish Hospital
The Kenwood Collection
Kenwood Galleria
Kugler Mill Rd
Blome Rd
Loveland-Madeira Rd
Bonnell Park
Camargo Rd
French Park
8044 Montgomery
8044 Montgomery Road
Cincinnati, OH 45236
Silverton
Kenwood Square
Section Rd
Shoppes of Kenwood
Golf Manor
Euclid Ave
Madeira
Montgomery Rd
Plainfield Rd
Losantiville Country Club
Woodford Rd
Shawnee Run Rd
Kenwood Country Club
Drake Park
Ridge Ave
Camargo Pike
Norwood
Duck Creek Rd
Red Bank Expwy
Oakley Station
Madison Rd
Madisonville
Downtown Cincinnati 6 miles
The Christ Hospital Outpatient Center - Red Bank
Plainville Rd
Hyde Park Plaza
Hyde Park Golf and CC
Red Bank
Rookwood Commons & Pavilion
Fairfax
Columbia Pkwy
CINCINNATI
Erie Ave
Cincinnati Observatory
Hyde Park Square
Hyde Park
Ault Park
75
275
71
22
42
126
562
50
Hamilton
Liberty Township
West Chester Township
Fairfield
Mason
BUTLER COUNTY
WARREN COUNTY
INDIANA
OHIO
HAMILTON COUNTY
Sharonville
Blue Ash
Montgomery
Harrison
Forest Park
Northbrook
Mount Healthy
Wyoming
Reading
Kenwood
The Village of Indian Hill
Madeira
Norwood
White Oak
Amberley
Greendale
North Bend
Cheviot
Milford
CINCINNATI
Covedale
Covington
Newport
Summerside
Forestville
Fort Thomas
Erlanger
Fort Mitchell
Fort Wright
Burlington
Oakbrook
Elsmere
Taylor Mill
BOONE COUNTY
KENTON COUNTY
CAMPBELL COUNTY
CLERMONT COUNTY
Florence
KENTUCKY
Alexandria
New Richmond
Union
Independence
Claryville

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

62

Mortgage Loan No. 5 – 8044 Montgomery

Mortgage Loan Information				Property Information
Mortgage Loan Seller:		WFB		Single Asset/Portfolio:	Single Asset
Credit Assessment (Fitch/Moody’s/DBRS):		NR/NR/NR		Location:	Cincinnati, OH 45236
Original Balance:		$60,000,000		General Property Type:	Office
Cut-off Date Balance:		$60,000,000		Detailed Property Type:	Suburban
% of Initial Pool Balance:		6.8%		Title Vesting:	Fee
Loan Purpose:		Refinance		Year Built/Renovated:	1987/2020
Borrower Sponsors:		Bret A. Caller and Steven P. Miller		Size:	402,044 SF
Guarantors:		Bret A. Caller and Steven P. Miller		Cut-off Date Balance PSF:	$149
Mortgage Rate:		6.8800%		Maturity Balance PSF:	$149
Note Date:		3/13/2025		Property Manager:	Viking Partners Management, Inc.
Maturity Date:		4/11/2030			(borrower-related)
Term to Maturity:		60 months
Amortization Term:		0 months		Underwriting and Financial Information
IO Period:		60 months		UW NOI(2):	$7,571,122
Seasoning:		0 months		UW NCF	$7,090,763
Prepayment Provisions:		L(24),D(29),O(7)		UW NOI Debt Yield:	12.6%
Lockbox/Cash Mgmt Status:		Hard/Springing		UW NCF Debt Yield:	11.8%
Additional Debt Type:		NAP		UW NOI Debt Yield at Maturity:	12.6%
Additional Debt Balance:		NAP		UW NCF DSCR:	1.69x
Future Debt Permitted (Type):		No (NAP)		Most Recent NOI(2):	$6,756,288 (11/30/2024 TTM)
				2nd Most Recent NOI(2):	$7,256,809 (12/31/2023)
				3rd Most Recent NOI(2):	$6,503,059 (12/31/2022)
Reserves(1)				Most Recent Occupancy:	90.8% (12/12/2024)
Type	Initial	Monthly	Cap	2nd Most Recent Occupancy:	91.2% (12/31/2023)
RE Taxes:	$472,844	$118,211	NAP	3rd Most Recent Occupancy:	95.4% (12/31/2022)
Insurance:	$72,558	$8,062	NAP	Appraised Value (as of):	$93,000,000 (12/17/2024)
Replacement Reserve:	$0	$7,036	NAP	Appraised Value PSF:	$231
TI/LC Reserve:	$1,000,000	$41,328	NAP	Cut-off Date LTV Ratio:	64.5%
Rent Concession Reserve:	$282,867	$0	NAP	Maturity Date LTV Ratio:	64.5%
Outstanding TI/LC:	$4,563,424	$0	NAP

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount:	$60,000,000	92.0%	Loan Payoff:	$57,811,065	88.7%
Sponsor Equity:	$5,188,952	8.0%	Upfront Reserves:	$6,391,693	9.8%
			Closing Costs:	$986,193	1.5%
Total Sources:	$65,188,952	100.0%	Total Uses:	$65,188,952	100.0%

(1)	See “Escrows and Reserves” section below for further discussion of reserve requirements.
(2)	The increase in NOI from 2022 to 2023 was primarily due to leasing activities that involved, among others, tenant improvement related buildouts, gap rent, and free rent. The increase in NOI between 11/30/2024 TTM and UW is primarily due to JP Morgan Chase Bank relocating to new suites that are 7,548 SF larger than the current suites with higher rent and contractual lease commencement date on July 1, 2025 with no outs, no underwritten free rent associated with new/renewal leases (due to upfront reserves for outstanding gap rent/free rent), increases in underwritten rent steps (through March 31, 2026) and straight line rent for IG tenants, and increases in CAM charges associated with new leases. Total expenses increased by approximately $428,340 from 11/30/2024 TTM to UW due to higher real estate taxes and management fee. As a result, UW NOI increased by approximately $814,835.

The Mortgage Loan. The fifth largest mortgage loan (the “8044 Montgomery Mortgage Loan”) is evidenced by promissory note in the original principal balance of $60,000,000 and secured by the fee interest in a suburban office building totaling 402,044 SF located in Cincinnati, Ohio (the “8044 Montgomery Property”).

The Borrower and the Borrower Sponsors. The borrower is G&I IX Towers of Kenwood LLC, a single purpose, Delaware limited liability company with one independent director. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the 8044 Montgomery Mortgage Loan. The borrower is a joint venture between Viking Partners Towers of Kenwood, LLC (“Viking Partners”) (35% indirect ownership interest in the borrower) and G&I IX Investment Towers of Kenwood LLC (“DRA Advisors”) (65% indirect ownership interest in the borrower).

The borrower sponsors and non-recourse carveout guarantors are Bret A. Caller and Steven P. Miller. Viking Partners was founded in 2008 by Bret A. Caller and Steven P. Miller. Viking Partners is a commercial real estate investment and asset management platform focused on the acquisition, improvement, and management of value-add and core-plus real estate. The firm’s portfolio includes 23 properties located across 10 states and currently has over 30 employees and has raised nearly $400 million across six funds since its inception.

Founded in 1986, DRA Advisors is a registered investment advisor specializing in real estate investment and management services for institutional and private investors. As of September 2024, DRA Advisors has approximately $11.2 billion in assets under management.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

63

Office - Suburban	Loan #5	Cut-off Date Balance:	$60,000,000
8044 Montgomery Road	8044 Montgomery	Cut-off Date LTV:	64.5%
Cincinnati, OH 45236		UW NCF DSCR:	1.69x
		UW NOI Debt Yield:	12.6%

The Property. The 8044 Montgomery Property is a suburban office building totaling 402,044 SF located in Cincinnati, Ohio. The 8044 Montgomery Property consists of a single building comprising the six-story east tower and the seven-story west tower. Each tower includes a two-story atrium, finished with marble, chrome, and glass. The 8044 Montgomery Property was originally built in 1987, acquired by the borrower sponsors in 2019 and most recently renovated in 2020. The borrower sponsors have since invested approximately $3.7 million in capital improvements, which included additional restroom updates/renovations, lobby renovations, corridor updates, elevator modifications, the installation of automated building systems, the addition of a common fitness center, and modifications to exterior signage. As of December 12, 2024, the 8044 Montgomery Property was 90.8% occupied by 47 tenants with a remaining weighted average lease term of approximately 5.3 years.

Major Tenants.

UBS Financial Services, Inc. (46,662 SF, 11.6% of NRA; 12.6% of underwritten base rent). UBS Financial Services, Inc. is a subsidiary of UBS Group AG (NYSE: UBS) (“UBS”) (Fitch:A/Moody’s:A3/S&P:A-). UBS is a Swiss multinational investment bank and financial services company. Headquartered in Zurich, Switzerland, UBS offers a wide range of financial services, including wealth management, asset management, and investment banking services to private, corporate, and institutional clients worldwide. Established in 1862, the bank has grown to become one of the largest financial institutions globally. UBS has been a tenant since 1988 and is on a lease expiring in October 2035 with one, 5-year renewal option with no termination options.

Hub International Midwest Limited (33,809 SF, 8.4% of NRA; 9.1% of underwritten base rent). Hub International Midwest Limited (“Hub International”) (Moody’s:B2/S&P:B) is a leading global insurance broker with over 650 offices across North America, offering commercial property/casualty coverage that includes liability, auto, transportation, and workers' compensation. It also provides employee benefits, risk management, HR consulting, and personal insurance products and services. Hub International has been a tenant at the 8044 Montgomery Property since 2022 and is on a lease expiring in January 2033 with no extension or termination options.

Sibcy Cline, Inc. (31,821 SF, 7.9% of NRA; 7.7% of underwritten base rent). Sibcy Cline, Inc. (“Sibcy Cline”) is an independent real estate broker serving Cincinnati, Ohio, Dayton, Ohio, Northern Kentucky, and Southeastern Indiana. Founded in 1930, Sibcy Cline’s core services are mortgage services, title services, insurance services, home services, and relocation services. Sibcy Cline has 19 branch offices with over 1,000 real estate agents and employees. Sibcy Cline has been a tenant at the 8044 Montgomery Property since 1988 and is on a lease expiring in March 2028 with one, 5-year renewal option with no termination options.

The following table presents certain information relating to the tenancy at the 8044 Montgomery Property:

Tenant Summary(1)
Tenant Name	Credit Rating (Fitch/Moody's/S&P)(2)	Tenant SF	Approx % of Total SF	Annual UW Rent(3)	% of Total Annual UW Rent	Annual UW Rent PSF(3)	Lease Expiration	Term. Option (Y/N)	Renewal Options
UBS Financial Services	A/A3/A-	46,662	11.6%	$956,571	12.6%	$20.50	10/31/2035	N	1 x 5 yr
Hub International Midwest Limited(4)	NR/B2/B	33,809	8.4%	$691,763	9.1%	$20.46	1/31/2033	N	None
Sibcy Cline Inc.(5)	NR/NR/NR	31,821	7.9%	$585,188	7.7%	$18.39	3/31/2028	N	1 x 5 yr
JP Morgan Chase Bank, NA(6)	AA-/A1/A	24,762	6.2%	$533,968	7.0%	$21.56	12/31/2033	N	2 x 5 yr
RGN-Cincinnati II, LLC (dba. Regus)	NR/NR/NR	20,395	5.1%	$414,019	5.5%	$20.30	2/28/2035	N	2 x 5 yr
Subtotal/Wtd. Avg.		157,449	39.2%	$3,181,510	41.9%	$20.21

Other Tenants		207,532	51.6%	$4,405,036	58.1%	$21.23
Occupied Collateral Total		364,981	90.8%	$7,586,546	100.0%	$20.79
Vacant Space		37,063	9.2%
Total/Wtd. Avg.		402,044	100.0%
(1)	Based on the underwritten rent roll dated December 12, 2024.
(2)	Represents the credit rating of the parent company, whether or not the parent guarantees the lease.
(3)	The Annual UW Rent and Annual UW Rent PSF includes rent steps through February 2026 totaling $177,994 representing approximately 2.3% of the underwritten base rent (excluding such rent steps) and straight-lined rent through the loan term for investment grade tenants.
(4)	Horan Associates, Inc. sold its Employee Benefits business to Hub International and assigned its entire lease to Hub International in June 2023. Subsequently, Hub International subleased 7,541 SF back to Horan Associates, Inc. for its Horan Wealth business.
(5)	Sibcy Cline is currently subleasing 669 SF of its space to SC Title Agency, LLC, an affiliated entity under a sublease that expires in March 2028 and is coterminous with the Sibcy Cline lease. Additionally, Sibcy Cline has listed approximately 3,600 SF for sublease.
(6)	JP Morgan Chase Bank currently occupies 17,214 SF on a lease expiring in September 2026. The tenant executed a new lease for 24,762 SF on a lease commencing on the earlier of July 1, 2025 or opening and expiring on December 31, 2033. The tenant is in possession of the space with no outs and all gap rent and outstanding free rent was reserved at closing. The lender’s underwriting reflects the new lease comprising 24,762 SF and the tenant’s 17,214 SF was underwritten as vacant.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

64

Office - Suburban	Loan #5	Cut-off Date Balance:	$60,000,000
8044 Montgomery Road	8044 Montgomery	Cut-off Date LTV:	64.5%
Cincinnati, OH 45236		UW NCF DSCR:	1.69x
		UW NOI Debt Yield:	12.6%

The following table presents certain information relating to the lease rollover schedule at the 8044 Montgomery Property:

Lease Rollover Schedule(1)(2)
Year	# of Leases Rolling	SF Rolling	Approx. % of Total SF Rolling	Approx. Cumulative % of SF Rolling	Total UW Rent Rolling	Approx. % of Total Rent Rolling	Approx. Cumulative % of Total Rent Rolling	UW Rent PSF Rolling
MTM/2025	4	14,435	3.6%	3.6%	$275,566	3.6%	3.6%	$19.09
2026	6	23,515	5.8%	9.4%	$513,458	6.8%	10.4%	$21.84
2027	11	58,031	14.4%	23.9%	$1,231,790	16.2%	26.6%	$21.23
2028	11	80,053	19.9%	43.8%	$1,602,520	21.1%	47.8%	$20.02
2029	6	27,612	6.9%	50.7%	$580,342	7.6%	55.4%	$21.02
2030	1	1,124	0.3%	50.9%	$23,548	0.3%	55.7%	$20.95
2031	1	5,778	1.4%	52.4%	$124,227	1.6%	57.4%	$21.50
2032	1	3,060	0.8%	53.1%	$65,086	0.9%	58.2%	$21.27
2033	3	73,056	18.2%	71.3%	$1,536,290	20.3%	78.5%	$21.03
2034	0	0	0.0%	71.3%	$0	0.0%	78.5%	$0.00
2035	4	78,317	19.5%	90.8%	$1,633,719	21.5%	100.0%	$20.86
Thereafter	0	0	0.0%	90.8%	$0	0.0%	100.0%	$0.00
Vacant	0	37,063	9.2%	100.0%	$0	0.0%	100.0%	$0.00
Total/Wtd. Avg.	48	402,044	100.0%		$7,586,546	100.0%		$20.79(3)
(1)	Based on the underwritten rent roll dated December 12, 2024 and includes rent steps through February 2026 totaling $177,994 representing approximately 2.3% of the underwritten base rent (excluding such rent steps) and straight-lined rent through the loan term for investment grade tenants.

(2)	Certain tenants may have lease termination options that are exercisable prior to the stated expiration date of the subject lease or leases which are not considered in the Lease Rollover Schedule.
(3)	Wtd. Avg. UW Rent PSF Rolling excludes vacant space.

The Market. The 8044 Montgomery Property is located along the southeast side of Montgomery Road (US-22/OH-3), between Interstate-71 and Hosbrook Road in Kenwood, in an unincorporated suburban area within Cincinnati, Ohio. The 8044 Montgomery Property is located approximately 10.3 miles northeast of Downtown Cincinnati and approximately 0.5 miles east of Kenwood Towne Center, an approximately 1.2 million SF enclosed shopping mall that was originally constructed in 1956 as Kenwood Plaza. Further, the 8044 Montgomery Property is located approximately 19.1-miles east/northeast of the Greater Cincinnati/Northern Kentucky International Airport (CVG). According to the appraisal, the 2024 population within a five-mile radius was 160,903, and the estimated 2024 median household income within a one-, three- and five-mile radius was approximately $121,611, $94,149, and $83,399, respectively.

According to the appraisal, the 8044 Montgomery Property is located within Kenwood office submarket of the Cincinnati-Wilmington, OH-KY-IN market. As of the third quarter of 2024, the Kenwood office submarket reported a total inventory of approximately 3.63 million SF with an 11.9% vacancy rate and an average asking rent of $22.79 PSF. The appraiser identified five comparable buildings located within Hamilton County with rents ranging from $20.50 Net to $27.00 PSF, Triple Net. The appraiser concluded a market rent for the 8044 Montgomery Property of $21.50 PSF, Triple Net, for the office space and $0.00 PSF, Triple Net for the retail space, due to the nature of space operating as an amenity for the 8044 Montgomery Property.

The following table presents certain information relating to the appraisal’s market rent conclusions for the 8044 Montgomery Property:

Market Rent Summary
Office Space
Market Rent (PSF)	$21.50
Lease Term (Years)	5
Lease Type	NNN
Escalations	2.5% annually
Tenant Improvements (New/Renewal)	$35 / $10
Leasing Commissions (New/Renewal)	6.0% / 3.0%
Free Rent (Months) (New/Renewal)	3/0

Source:	Appraisal

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

65

Office - Suburban	Loan #5	Cut-off Date Balance:	$60,000,000
8044 Montgomery Road	8044 Montgomery	Cut-off Date LTV:	64.5%
Cincinnati, OH 45236		UW NCF DSCR:	1.69x
		UW NOI Debt Yield:	12.6%

The following table presents certain information relating to the appraiser’s market rent conclusions for the 8044 Montgomery Property:

Comparable Office Leases(1)
Property Name/Location	Year Built/ Renovated	Total GLA (SF)	Tenant	Tenant Size (SF)	Lease Start Date	Lease Term (months)	Annual Base Rent PSF	Lease Type
8044 Montgomery 8044 Montgomery Road, Cincinnati, OH	1987/2020	402,044(2)
Governor's Pointe, 4680 Parkway Drive, Mason, OH	1998/NAP	128,490	ICNR, Inc.	14,721	May-24	12	$13.00	NNN
Pfeiffer Place, 10300 Alliance Road, Blue Ash, OH	2001/NAP	146,159	IMEG	9,500	Mar-24	84	$15.25	NNN
Westlake Center, 4555 Lake Forest Drive, Blue Ash, OH	1981/1991	182,509	Arkmalibu, LLC	5,142	Jan-24	96	$14.50	NNN
Columbia Square, 3505 Columbia, Cincinnati, OH	2007/NAP	48,100	Sunset Properties	6,724	Oct-23	60	$17.50	NNN
Confidential, Confidential, Cincinnati, OH	2015/NAP	242,477	Confidential	2,941	Aug-23	123	$21.00	NNN
Landings Park, 9999 Carver Road, Blue Ash, OH	2005/2023	491,764	ICOF America, Inc.	7,607	Jul-23	126	$17.35	NNN
(1)	Information obtained from the appraisal, unless otherwise indicated.
(2)	Information obtained from the underwritten rent roll dated December 12, 2024.

Appraisal. The appraisal concluded to an “as-is” value for the 8044 Montgomery Property of $93,000,000 as of December 17, 2024.

Environmental Matters. According to the Phase I environmental site assessment dated January 2, 2025, there was no evidence of any recognized environmental conditions at the 8044 Montgomery Property.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

66

Office - Suburban	Loan #5	Cut-off Date Balance:	$60,000,000
8044 Montgomery Road	8044 Montgomery	Cut-off Date LTV:	64.5%
Cincinnati, OH 45236		UW NCF DSCR:	1.69x
		UW NOI Debt Yield:	12.6%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and Underwritten Net Cash Flow at the 8044 Montgomery Property:

Cash Flow Analysis
	2021	2022	2023	TTM 11/30/2024	UW		UW PSF
Base Rent(1)	$6,896,006	$6,695,635	$7,478,001	$7,324,977	$7,586,546		$18.87
Grossed Up Vacant Space	$0	$0	$0	$0	$796,855		$1.98
Gross Potential Rent	$6,896,006	$6,695,635	$7,478,001	$7,324,977	$8,383,400		$20.85
Other Income	$226,739	$303,111	$140,810	$146,592	$146,592		$0.36
Total Recoveries	$4,943,814	$4,452,414	$4,337,626	$3,713,437	$4,125,591		$10.26
Net Rental Income	$12,066,559	$11,451,161	$11,956,437	$11,185,006	$12,655,584		$31.48
(Free Rent Adjustment)	($15,456)	($89,722)	($273,956)	($569,451)	$0		$0
(Collection Loss)	$44,614	$0	$0	$0	$0		$0
(Vacancy & Credit Loss)	$0	$0	$0	$0	($796,855)(2)		($1.98)
Effective Gross Income	$12,095,717	$11,361,439	$11,682,480	$10,615,555	$11,858,729		$29.50

Real Estate Taxes	$1,618,575	$1,630,659	$1,332,908	$1,035,560	$1,350,985		$3.36
Insurance	$95,859	$116,883	$127,454	$88,302	$92,131		$0.23
Management Fee	$305,877	$277,295	$303,838	$281,607	$355,762		$0.88
Other Operating Expenses	$2,533,174	$2,833,542	$2,661,472	$2,453,799	$2,488,729		$6.19
Total Expenses	$4,553,486	$4,858,379	$4,425,672	$3,859,267	$4,287,607		$10.66

Net Operating Income(3)	$7,542,231	$6,503,059	$7,256,809	$6,756,288	$7,571,122		$18.83
Replacement Reserves	$0	$0	$0	$0	$84,429		$0.21
TI/LC(4)	$0	$0	$0	$0	$395,930		$0.98
Net Cash Flow	$7,542,231	$6,503,059	$7,256,809	$6,756,288	$7,090,763		$17.64

Occupancy %	89.0%	95.4%	91.2%	90.8%(2)	90.5%	(2)
NOI DSCR	1.80x	1.55x	1.73x	1.61x	1.81x
NCF DSCR	1.80x	1.55x	1.73x	1.61x	1.69x
NOI Debt Yield	12.6%	10.8%	12.1%	11.3%	12.6%
NCF Debt Yield	12.6%	10.8%	12.1%	11.3%	11.8%
(1)	UW Base Rent includes rent steps through February 2026 totaling $177,994 representing approximately 2.3% of the underwritten base rent (excluding such rent steps) and straight-lined rent through the loan term for investment grade tenants.
(2)	The underwritten economic vacancy is 9.5%. The 8044 Montgomery Property was 90.8% physically occupied as of December 12, 2024.
(3)	The decrease in NOI from 2021 to 2022 and subsequent increase from 2022 to 2023 was primarily due to major leasing activities that involved, among others, tenant improvement related buildouts, gap rent, and free rent. The increase in NOI between TTM 11/30/2024 and UW is primarily due to JP Morgan Chase Bank relocating to new suites that are 7,548 SF larger than the current suites with higher rent and contractual lease commencement date on July 1, 2025 with no outs, no underwritten free rent associated with new/renewal leases (due to upfront reserves for outstanding gap rent/free rent), increases in underwritten rent steps (through March 31, 2026) and straight line rent for IG tenants, and increases in CAM charges associated with new leases. Total Expenses increased by approximately $428,340 from TTM 11/30/2024 to UW due to higher Real Estate Taxes and Management Fee. As a result, UW NOI increased by approximately $814,835.
(4)	UW TI/LC includes a credit for 10% of the upfront TI/LC reserve of $100,000.

Escrows and Reserves.

Real Estate Taxes – The loan documents require an upfront deposit of $472,844 and ongoing monthly real estate tax reserves in an amount equal to 1/12th of the real estate taxes that the lender estimates will be payable during the next 12 months, initially estimated at $118,211.

Insurance – The loan documents require upfront deposit of $72,558 and ongoing monthly insurance reserves in an amount equal to 1/12th of the insurance premiums that the lender estimates will be payable for the renewal of the coverage afforded by the policies upon the expiration thereof, initially estimated $8,062.

Replacement Reserve – The loan documents require an ongoing monthly replacement reserve deposit of $7,036 for capital expenditures.

TI/LC Reserve – The loan documents require the borrower to make an upfront deposit of $1,000,000 and ongoing monthly deposits of $41,328 for tenant improvements and leasing commissions.

Rent Concession Reserve – The loan documents require the borrower to make an upfront deposit of $282,867 for future rent credits or abatements under existing leases related to five tenants.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

67

Office - Suburban	Loan #5	Cut-off Date Balance:	$60,000,000
8044 Montgomery Road	8044 Montgomery	Cut-off Date LTV:	64.5%
Cincinnati, OH 45236		UW NCF DSCR:	1.69x
		UW NOI Debt Yield:	12.6%

Outstanding TI/LC Reserve – The loan documents require the borrower to make an upfront deposit of $4,563,424 for outstanding tenant improvements and leasing commissions related to UBS ($3,406,340), JP Morgan Chase Bank, NA ($1,118,004), and Raymond James & Associates, Inc. ($39,080).

Lockbox and Cash Management. The 8044 Montgomery Mortgage Loan is structured is structured with a hard lockbox with springing cash management. All rents from the 8044 Montgomery Property are required to be deposited directly into the lockbox account by tenants and, so long as a Cash Trap Event Period is not continuing, funds in the lockbox account will be transferred on each business day to the borrower’s operating account. During a Cash Trap Event Period, funds in the lockbox account are required to be transferred to the lender-controlled cash management account and disbursed according to the 8044 Montgomery Mortgage Loan documents. During a Cash Trap Event Period, all excess cash is required to be held by the lender as additional security for the 8044 Montgomery Mortgage Loan.

A “Cash Trap Event Period” will commence upon the earlier of the following:

(i)	the occurrence and continuance of an event of default; or
(ii)	the Debt Service Coverage Ratio (“DSCR”) being less than 1.30x as of the end of any calendar quarter.

A Cash Trap Event Period will end upon the occurrence of the following:

●	with regard to clause (i) above, upon the cure of such event of default; or
●	with regard to clause (ii) above, upon DSCR being equal to or greater than 1.30x for one calendar quarter.

Terrorism Insurance. The loan documents require that the “all risk” insurance policy required to be maintained by the borrower provides coverage for terrorism in an amount equal to the full replacement cost of the 8044 Montgomery Property, as well as business interruption insurance covering no less than the 18-month period following the occurrence of a casualty event, together with a 12-month extended period of indemnity. See “Risk Factors-Risks Relating to the Mortgage Loans-Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

68

Office – CBD	Loan #6	Cut-off Date Balance:	$51,000,000
66 Hudson Boulevard	The Spiral	Cut-off Date LTV:	45.1%
New York, NY 10001		UW NCF DSCR:	1.99x
		UW NOI Debt Yield:	11.4%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

69

Office – CBD	Loan #6	Cut-off Date Balance:	$51,000,000
66 Hudson Boulevard	The Spiral	Cut-off Date LTV:	45.1%
New York, NY 10001		UW NCF DSCR:	1.99x
		UW NOI Debt Yield:	11.4%

Mechanical
ZO Clubhouse | 11,967 SF | Exp. 12/2037
Mechanical
Eisler Capital (US) LLC | 35,391 SF | 5/2041
TPG Global, L.L.C. | 36,112 SF | 7/2041
TPG Global, L.L.C. | 36,540 SF | 7/2041
TPG Global, L.L.C. | 37,031 SF | 7/2041
TPG Global, L.L.C. | 37,631 SF | 7/2041
TPG Global, L.L.C. | 37,837 SF | 7/2041
TPG Global, L.L.C. | 38,042 SF | 7/2041
TPG Global, L.L.C. | 38,247 SF | 7/2041
TPG Global, L.L.C. | 38,453 SF | 7/2041
Centiva HQH, LLC | 38,479 SF | 1/2037
Prebuilt Suites (To Be Constructed) | 37,994 SF
Prebuilt Suite (Under Construction) | 29,088 SF
TriEdge Investments LLC | 8,373 SF | 8/2030
Prebuilt Suite | 20,513 SF
Recursion Pharmaceuticals | 11,655 SF | 11/2028
Debevoise & Plimpton LLP | 38,868 SF | 10/2042
Debevoise & Plimpton LLP | 39,445 SF | 10/2042
Debevoise & Plimpton LLP | 40,007 SF | 10/2042
Debevoise & Plimpton LLP | 39,138 SF | 10/2042
Debevoise & Plimpton LLP | 39,285 SF | 10/2042
Debevoise & Plimpton LLP | 40,623 SF | 10/2042
Debevoise & Plimpton LLP | 40,829 SF | 10/2042
Debevoise & Plimpton LLP | 40,979 SF | 10/2042
Debevoise & Plimpton LLP | 41,378 SF | 10/2042
Debevoise & Plimpton LLP | 41,888 SF | 10/2042
Debevoise & Plimpton LLP | 42,392 SF | 10/2042
Debevoise & Plimpton LLP | 42,830 SF | 10/2042
Debevoise & Plimpton LLP | 43,270 SF | 10/2042
Mechanical
Mechanical
Mechanical
The Turner Corporation | 43,352 SF | 5/2034
The Turner Corporation | 43,592 SF | 5/2034
Vontobel Asset Management, Inc. | 23,864 SF | 11/2036
Vacant Traditional Office | 20,076 SF
Marshall Wace North America L.P. | 44,241 SF | 7/2037
Marshall Wace North America L.P. | 44,879 SF | 7/2037
Prebuilt Suites (To Be Constructed) | 45,896 SF
HSBC Bank USA, National Association (Duplex Floors) | 73,268 SF | 4/2045
AllianceBernstein, L.P. | 24,026 SF | 12/2044
Skandinaviska Enskilda Banken, AB | 14,806 SF | 12/2034
AllianceBernstein, L.P. | 47,447 SF | 12/2044
AllianceBernstein, L.P. | 46,734 SF | 12/2044
AllianceBernstein, L.P. | 47,808 SF | 12/2044
Studio by Tishman Speyer | 47,966 SF | 12/2040
Studio by Tishman Speyer | 48,048 SF | 12/2040
Baker Tilly US, LLP | 27,628 SF | 8/2033
Oversea-Chinese Banking Corporation Limited
Prebuilt Suite (Under Construction)
Balyasny Asset Management L.P. | 22,577 SF | 8/2033
Prebuilt Suite | 15,850 SF
Pfizer Inc. (The Segal Company Sublease) | 50,554 SF | 8/2042
Pfizer Inc. | 51,278 SF | 8/2042
Pfizer Inc. | 52,141 SF | 8/2042
Pfizer Inc. | 53,017 SF | 8/2042
Pfizer Inc. | 53,232 SF | 8/2042
Pfizer Inc. | 53,312 SF | 8/2042
Pfizer Inc. | 53,495 SF | 8/2042
Pfizer Inc. | 53,759 SF | 8/2042
Pfizer Inc. | 53,958 SF | 8/2042
Pfizer Inc. | 54,096 SF | 8/2042
Pfizer Inc. | 54,381 SF | 8/2042
Pfizer Inc. | 54,753 SF | 8/2042
Pfizer Inc. | 54,924 SF | 8/2042
Pfizer Inc. | 55,082 SF | 8/2042
Mechanical
HSBC Bank USA, National Association | 75,471 SF | 4/2045
HSBC Bank USA, National Association | 75,293 SF | 4/2045
HSBC Bank USA, National Association | 75,104 SF | 4/2045
The New York and Presbyterian Hospital | 74,432 SF | 12/2045
Mezzanine
Pfizer Inc. | Mezzanine Lobby | 11,892 SF | 8/2042
Vacant | 216 SF
Vacant | 126 SF
Vacant | 133 SF
Vacant | 126 SF
VACANT
Mechanical
2027 – 2030
2031 – 2034
2035 – 2040
2041+

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

70

Office – CBD	Loan #6	Cut-off Date Balance:	$51,000,000
66 Hudson Boulevard	The Spiral	Cut-off Date LTV:	45.1%
New York, NY 10001		UW NCF DSCR:	1.99x
		UW NOI Debt Yield:	11.4%

MANHATTAN
West Side
Theater District
Chelsea
HUDSON YARDS
Hudson River
Hudson River Park
Lincoln Tunnel
Midtown-Port Imperial Ferry
Midtown-Lincoln Harbor Ferry
W. 39th Street Ferry Terminal
Pier 78
Interactive Fountain
Circle Line Ferries
Consulate General of the People's Rep. of China
Riverbank
Travel Inn Hotel
River Place
Silver Towers
Cachet Boutique Hotel
YOTEL New York
MiMA
Westside Theatre
Inter Continental Times Sq.
Playwrights Horizons
Pod Times Square Hotel
Port Authority Bus Terminal
DoubleTree NY Times Sq. West
Delta Hotels NY Times Square
Hampton Inn Times Sq. South
Cassa Hotel Times Square
Courtyard Marriott
Hilton Garden Inn
Homewood Suites
Theatrelab
DiMenna Center for Classical Music
Casamia 36 Hotel
Hudson River Hotel
TRYP by Wyndham
EVEN Hotel New York
Manhattan Center
The New Yorker
New York & Company Corp. Office
James A. Farley General Post Office
Jacob Javits Convention Center
Bella Abzug Park
Hudson Mercantile
3 Hudson Boulevard (Under Constr.)
34TH ST/ HUDSON YARDS
50 Hudson Yards
The Spiral
66 Hudson Boulevard
New York, NY 10001
35 Hudson Yards
30 Hudson Yards
Western Yard (Under Development)
Vessel
Hudson Yards
15 Hudson Yards
The Shed
10 Hudson Yards
The High Line Elevated Park
Hudson Yards
Abington House
Morgan General Mail Facility
Port Authority-West 30th Street Midtown Heliport
NJ TRANSIT AMTRAK
AMTRAK
Terminal Warehouse
Starrett-Lehigh Building
Hotel Americano
Gladstone Gallery
CHELSEA GALLERIES
Dia Chelsea
Gagosian
Chelsea Waterside Park
Chelsea Piers Sports & Entertainment Complex
Pier 62 Skatepark
W. 44th St.
W. 43rd St.
W. 42nd St.
W. 41st St.
W. 40th St.
W. 39th St.
W. 38th St.
W. 37th St.
W. 36th St.
W. 35th St.
W. 34th St.
W. 33rd St.
W. 31st St.
W. 30th St.
W. 29th St.
W. 28th St.
W. 27th St.
W. 26th St.
W. 25th St.
W. 24th St.
W. 23rd St.
W. 22nd St.
12th Ave.
11th Ave.
10th Ave.
9th Ave.
Dyer Ave.
9A
495
7
Upper West Side
Upper East Side
Central Park
Astoria
QUEENS
West New York
North Bergen
Weehawken
West Side
East Side
Midtown
Long Island City
Union City
HUDSON COUNTY
Chelsea
MANHATTAN
East River
Greenpoint
Williamsburg
Hoboken
Greenwich Village
Hudson River
Little Italy
Lower East Side
NEW JERSEY
SoHo
Tribeca
Chinatown
BROOKLYN
JERSEY CITY
Financial District
Downtown Brooklyn
Brooklyn Heights
Park Slope
Liberty State Park

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

71

Mortgage Loan No. 6 – The Spiral

Mortgage Loan Information				Property Information
Mortgage Loan Seller:		JPMCB/WFB		Single Asset/Portfolio:	Single Asset
Credit Assessment (Fitch/Moody’s/KBRA):		AA-/Aa3/A		Location:	New York, NY 10001
Original Balance(1):		$51,000,000		General Property Type:	Office
Cut-off Date Balance(1):		$51,000,000		Detailed Property Type:	CBD
% of Initial Pool Balance:		5.8%		Title Vesting:	Fee(6)
Loan Purpose:		Refinance		Year Built/Renovated:	2022/NAP
Borrower Sponsor:		Tishman Speyer Crown		Size:	2,844,343 SF
		Equities 2007 LLC		Cut-off Date Balance PSF(1):	$730
Guarantor:		NAP		Maturity Date Balance PSF(1):	$730
Mortgage Rate(2):		5.499691075%		Property Manager:	Tishman Speyer Properties, L.L.C.
Note Date:		1/9/2025			(borrower-affiliate)
Maturity Date:		1/9/2030
Term to Maturity:		60 months
Amortization Term:		0 months		Underwriting and Financial Information
IO Period:		60 months		UW NOI(8):	$236,785,998
Seasoning:		3 months		UW NCF	$230,528,443
Prepayment Provisions:		L(27),D(26),O(7)		UW NOI Debt Yield(1):	11.4%
Lockbox/Cash Mgmt Status:		Hard/Springing		UW NCF Debt Yield(1):	11.1%
Additional Debt Type(1):		Pari Passu/Subordinate		UW NOI Debt Yield at Maturity(1):	11.4%
Additional Debt Balance(1):		$2,025,700,000/$773,300,000		UW NCF DSCR(1):	1.99x
Future Debt Permitted (Type)(3):		Yes (Mezzanine)		Most Recent NOI(7):	$72,123,305 (11/30/2024 TTM)
Reserves(4)				2nd Most Recent NOI:	NAV
Type	Initial	Monthly	Cap	3rd Most Recent NOI:	NAV
RE Taxes:	$0	Springing	NAP	Most Recent Occupancy:	93.8% (1/1/2025)
Insurance:	$0	Springing	NAP	2nd Most Recent Occupancy:	NAV
Replacement Reserve:	$0	Springing	$853,308	3rd Most Recent Occupancy:	NAV
Leasing Reserve:	$0	Springing	(5)	Appraised Value (as of)(8):	$4,600,000,000 (12/1/2026)
Specified Tenant Reserve:	$220,726,391	$0	NAP	Appraised Value PSF:	$1,617
				Cut-off Date LTV Ratio(1)(8):	45.1%
				Maturity Date LTV Ratio(1)(8):	45.1%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan Amount:	$2,076,700,000	72.9%	Loan Payoff:	$1,561,081,096	54.8%
Subordinate Debt:	$773,300,000	27.1%	Return of Equity:	$990,913,460	34.8%
			Upfront Reserves:	$220,726,391	7.7%
			Closing Costs:	$77,279,053	2.7%
Total Sources:	$2,850,000,000	100.0%	Total Uses:	$2,850,000,000	100.0%

(1)	The Spiral Mortgage Loan (as defined below) is part of the Spiral Whole Loan (as defined below), which is comprised of 15 pari passu senior promissory notes and four pari passu junior promissory notes, with an aggregate original principal balance and Cut-off Date Balance of $2,850,000,000. The Cut-off Date Balance PSF, Maturity Date Balance PSF, UW NOI Debt Yield, UW NCF Debt Yield, UW NOI Debt Yield at Maturity, UW NCF DSCR, Cut-off Date LTV Ratio and Maturity Date LTV Ratio presented above are based on the principal balance of The Spiral Senior Notes (as defined below). The Cut-off Date Balance PSF, Maturity Date Balance PSF, UW NOI Debt Yield, UW NCF Debt Yield, UW NOI Debt Yield at Maturity, UW NCF DSCR (based on a weighted average interest rate of 5.73551255157895% per annum on the Spiral Whole Loan), Cut-off Date LTV Ratio and Maturity Date LTV Ratio for the Spiral Whole Loan are $1,002, $1,002, 8.3%, 8.1%, 8.3%, 1.39x, 62.0% and 62.0%, respectively. See defined term “Weighted Average Interest Rate” set forth under “Description of the Mortgage Pool—Definitions” in the prospectus.
(2)	Mortgage Rate represents the weighted average interest rate of component A and component B of the Spiral Whole Loan applicable to the Spiral Senior Companion Notes (as defined below), weighted on the basis of the respective principal balances of the Spiral Senior Companion Notes. Component A has an interest rate of 5.469840% per annum and component B has an interest rate of 5.761070% per annum. The Mortgage Rate does not represent the weighted average interest rate of component A or component B applicable to the Spiral Senior SASB Notes (as defined below) or component C, component D, component E and component F applicable to the Spiral Junior Notes (as defined below). See defined term “Weighted Average Interest Rate” set forth under “Description of the Mortgage Pool—Definitions” in the prospectus.
(3)	The borrower is permitted to obtain mezzanine financing from a mezzanine lender acceptable to the lender, provided certain conditions are met including, without limitation, the following: (a) the mezzanine financing does not exceed $142,500,000, (b) the combined Spiral Whole Loan and mezzanine LTV does not exceed 62.0%, (c) the combined Spiral Whole Loan and mezzanine DSCR is not less than 1.35x, (d) the combined Spiral Whole Loan and mezzanine debt yield is not less than 8.1%.
(4)	See “Escrows and Reserves” below for further discussion of reserve requirements.
(5)	The Leasing Reserve is capped at an amount equal to the aggregate SF of the applicable Lease Sweep Premises (as defined below) multiplied by $150.
(6)	The Spiral Whole Loan is secured by the borrower’s fee interest as well as an overlapping leasehold interest of New York City Industrial Development Agency. See “The Property” below for additional information.
(7)	The increase in NOI from TTM 11/30/2024 to UW is primarily attributable to recently executed office leases including TPG Global, L.L.C (302,432 SF), HSBC Bank USA, National Association (301,260 SF) and AllianceBernstein L.P. (166,525 SF) and burn-off of associated free rent.
(8)	Appraised Value of $4,600,000,000 represents the appraisal’s concluded “As Stabilized” value as of December 1, 2026 and assumes The Spiral Property (as defined below) has achieved a stabilized income by December 1, 2026, when The Spiral Property has no further free rent and tenant improvements and leasing commissions owed in connection with leases executed to date. The appraisal’s concluded “As Is” value as of November 20, 2024 for The Spiral Property is $4,175,000,000 which results in a Cut-off Date LTV Ratio and Maturity Date LTV Ratio for the Spiral Whole Loan of 68.3% and 68.3%, respectively and a Cut-off Date LTV Ratio and Maturity Date LTV Ratio for the Spiral Senior Notes of 49.7% and 49.7%, respectively.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

72

Office – CBD	Loan #6	Cut-off Date Balance:	$51,000,000
66 Hudson Boulevard	The Spiral	Cut-off Date LTV:	45.1%
New York, NY 10001		UW NCF DSCR:	1.99x
		UW NOI Debt Yield:	11.4%

The Mortgage Loan. The sixth largest mortgage loan is part of a whole loan with an aggregate outstanding balance of $2,850,000,000 (the “Spiral Whole Loan”) and is comprised of (i) 15 pari passu senior notes with an aggregate outstanding balance of $2,076,700,000 inclusive of Notes A-1, A-2, A-3 and A-4 (the “Spiral Senior SASB Notes”) and Notes A-5-1, A-5-2, A-6-1, A-6-2, A-7, A-8-1, A-8-2, A-9, A-10, A-11 and A-12 (the “Spiral Senior Companion Notes” and, together with the Spiral Senior SASB Notes, the “Spiral Senior Notes”) and (ii) four pari passu junior notes with an outstanding balance of $773,300,000 (the “Spiral Junior Notes”). Among the Spiral Senior Companion Notes are the non-controlling Notes A-5-2, A-8-2, A-9 and A-12, with an aggregate initial principal balance of $51,000,000, which will be contributed to the BANK5 2025-5YR14 securitization trust (“The Spiral Mortgage Loan”). The Spiral Junior Notes are generally subordinate in right of payment to the Spiral Senior Notes. The Spiral Whole Loan was co-originated by JPMorgan Chase Bank, National Association, Bank of America, National Association (“BANA”), Goldman Sachs Bank USA (“GS Bank”) and Wells Fargo Bank, National Association (“WFB”) on January 9, 2025. The Spiral Whole Loan is secured by a first priority fee mortgage encumbering a 66-story, Class A office tower totaling approximately 2.8 million SF located in New York, NY (“The Spiral Property”). The Spiral Whole Loan is serviced pursuant to the trust and servicing agreement for the Hudson Yards 2025-SPRL securitization. The relationship between the holders of the Spiral Whole Loan is governed by a co-lender agreement as described under “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced AB Whole Loan” and “The Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans” in the prospectus.

The promissory notes comprising the Spiral Whole Loan are summarized in the below table.

The Spiral Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1	$469,175,000	$469,175,000	Hudson Yards 2025-SPRL	Yes
A-2	$469,175,000	$469,175,000	Hudson Yards 2025-SPRL	No
A-3	$469,175,000	$469,175,000	Hudson Yards 2025-SPRL	No
A-4	$469,175,000	$469,175,000	Hudson Yards 2025-SPRL	No
A-5-1	$24,500,000	$24,500,000	BANK5 2025-5YR13	No
A-5-2	$500,000	$500,000	BANK5 2025-5YR14	No
A-6-1	$24,500,000	$24,500,000	BANK5 2025-5YR13	No
A-6-2	$500,000	$500,000	MSBAM 2025-5C1	No
A-7	$10,000,000	$10,000,000	Benchmark 2025-V13	No
A-8-1	$24,500,000	$24,500,000	BANK5 2025-5YR13	No
A-8-2	$500,000	$500,000	BANK5 2025-5YR14	No
A-9	$25,000,000	$25,000,000	BANK5 2025-5YR14	No
A-10	$25,000,000	$25,000,000	MSBAM 2025-5C1	No
A-11	$40,000,000	$40,000,000	Benchmark 2025-V14(1)	No
A-12	$25,000,000	$25,000,000	BANK5 2025-5YR14	No
Total Senior Notes	$2,076,700,000	$2,076,700,000
B-1(2)	$193,325,000	$193,325,000	Hudson Yards 2025-SPRL	No
B-2(2)	$193,325,000	$193,325,000	Hudson Yards 2025-SPRL	No
B-3(2)	$193,325,000	$193,325,000	Hudson Yards 2025-SPRL	No
B-4(2)	$193,325,000	$193,325,000	Hudson Yards 2025-SPRL	No
Total Junior Notes	$773,300,000	$773,300,000
Whole Loan	$2,850,000,000	$2,850,000,000

(1)	The Benchmark 2025-V14 securitization is expected to close on April 15, 2025.
(2)	The Spiral Junior Notes are subordinate in right of payment to the Spiral Senior Notes.

The Borrower and the Borrower Sponsor. The borrower is 509 W 34, L.L.C., a Delaware limited liability company and single purpose entity with one independent director indirectly owned and controlled by Tishman Speyer Crown Equities 2007 LLC (the “Borrower Sponsor”) and indirectly owned by other investment vehicles managed and controlled by one or more affiliates of Tishman Speyer. There is no separate non-recourse carveout guarantor, and the borrower is the sole indemnitor under the related environmental indemnity agreement. See “Description of the Mortgage Pool—Non Recourse Carveout Limitations” in the prospectus for additional information.

Tishman Speyer is a leading owner, developer, operator and fund manager of first-class real estate. Founded in 1978, Tishman Speyer is active across the United States, Europe, Latin America and Asia, building and managing premier office, residential, life science, industrial, data center and retail space in over 37 key global markets for industry-leading tenants. Signature assets include New York City’s Rockefeller Center, The Springs in Shanghai, Paris Bourse in Paris and Frankfurt’s OpernTurm and TaunusTurm. As of September 30, 2024, Tishman Speyer operated and owned a portfolio of over 83 million SF worth approximately $63 billion and currently owns and/or manages 20 assets in the New York metropolitan area totaling approximately 24.7 million SF. Tishman Speyer has major projects in various phases of predevelopment or development in Austin, greater Seattle, Boston, Beijing, Dusseldorf, Hamburg, Los Angeles, Madrid, New York City, Rio de Janeiro, San Diego, San Francisco, São Paulo, Shanghai, Shenzhen and Washington, D.C.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

73

Office – CBD	Loan #6	Cut-off Date Balance:	$51,000,000
66 Hudson Boulevard	The Spiral	Cut-off Date LTV:	45.1%
New York, NY 10001		UW NCF DSCR:	1.99x
		UW NOI Debt Yield:	11.4%

The Property. The Spiral Property is a 1,031-foot tall, 66-story, Class A office tower totaling approximately 2.8 million SF. Delivered by the Borrower Sponsor in 2022, The Spiral Property was designed by the Bjarke Ingels Group and offers greenery with accessible gardens and fresh air on each tower floor, emphasizing sustainable design with LEED Gold and Fitwel 2-star certifications received in 2023. The Spiral Property is the only building in its competitive set with a dedicated tenant amenity space on the top floor, featuring the ZO Clubhouse, a tenant exclusive lounge with an open-air terrace, Café Llama, an all-day café and state-of-the-art conference and meeting rooms. The Spiral Property caters to multiple large, high-density tenants with vast, nearly column-free floor plates (35,391 SF to 75,471 SF), slab-to-slab heights of 14-18 feet and floor-to-ceiling windows allowing natural light to fill each floor. The podium floors, located on floors 2 through 5, have 18-foot slab heights and set The Spiral Property apart from other Hudson Yards office buildings, which have either no or smaller podium floors. Ground-level amenities include 24/7 executive valet parking available to both tenants and the public, Papa San by The Llama Group, a street-level public restaurant opening in early 2025, two additional street-level public restaurants by 2-star Michelin Chef Gabriel Kreuther also expected to open in 2025, and an on-site bike room complete with a changing room and private showers.

In connection with the development of The Spiral Property, the borrower entered into a “Straight-Lease Transaction” payment in lieu of taxes (“PILOT”) arrangement with the New York City Industrial Development Agency (“NYCIDA”), pursuant to which the borrower leases the entire The Spiral Property to the NYCIDA, and the NYCIDA subleases The Spiral Property back to the borrower. The PILOT commenced in the 2022/23 tax year and expires in 2041/42 tax year. See “Description of the Mortgage Pool—Real Estate and Other Tax Considerations” in the prospectus for additional information.

The Borrower Sponsor acquired the land parcels for The Spiral Property in 2014 and subsequently signed a lease with anchor tenant Pfizer, Inc. (“Pfizer”) in April 2018, enabling the commencement of vertical construction. Subsequently, Debevoise & Plimpton LLP (“Debevoise”) and AllianceBernstein L.P. both executed leases in 2019, bringing the pre-delivery leasing total to 51.5% of NRA. As these leases were signed prior to 2020, the associated in-place base rents are at a discount to market rents as determined by the appraiser as described herein. The Borrower Sponsor has maintained strong post-COVID leasing momentum and has executed 572,234 SF (20.1% of NRA) of new leases since January 2023, including TPG Global, L.L.C’s (“TPG”) relocation to the Property. TPG’s space represents an expansion of approximately 94,000 SF from its two prior Midtown Manhattan locations and will be the largest TPG-occupied space globally.

As of January 1, 2025, The Spiral Property was 93.8% leased to a premier tenant roster of 22 tenants with a weighted average remaining lease term of 16.7 years across multiple industries. The Spiral Property generates 84.4% of UW Base Rent (77.2% of NRA) from investment-grade rated tenants and Debevoise, a top 50 law firm by gross revenue in 2024. Due to The Spiral Property’s recent delivery, the current rent roll offers long term and durable cash flow, with 91.4% of underwritten base rent attributable to leases expiring beyond 2035. Several of the largest tenants signed 15+ year leases, with none of the top 10 largest tenants’ office space rolling prior to 2034. Additionally, only four office tenants have leases expiring prior to maturity of the Spiral Whole Loan in January 2030 (2.0% of UW Base Rent / 1.4% of NRA) and only 10 office tenants have leases expiring for office space before 2036 (8.6% of underwritten base rent / 7.5% of NRA). Eleven tenants have either their global or U.S. headquarters at The Spiral Property. Pfizer announced in April 2018 that it would be moving its new headquarters to The Spiral Property, leasing floors 7 through 20 for approximately 2,500 employees. Debevoise opened its headquarters at The Spiral Property in January 2023 to take advantage of the custom-designed space to meet its future needs.

The Spiral Property features 13,864 SF (0.5% of NRA) of prime ground floor retail space leased to three restaurant concepts anticipated to open throughout 2025. Papa San by The Llama Group will showcase Peruvian-Japanese cuisine in an upscale yet comfortable setting which recently opened in February 2025 under a 15-year management agreement. The Llama Group is jointly owned and run by Juan Correa and Chef Erik Ramirez, focusing on bringing a modern take to Peruvian food. Erik Ramirez is Peruvian-American and has received numerous accolades, including a 3/4-star review from the NYT and a James Beard Foundation finalist for Outstanding North American Chef. Renowned for his 2-star Michelin restaurant in Midtown, Chef Gabriel Kreuther is expected to launch two new restaurants at The Spiral Property. The first concept is an expansive Alsatian brasserie and the second is a European-inspired grab-and-go café. Both restaurants are anticipated to open in late 2025 and are each subject to a 15-year management agreement.

The ZO Clubhouse (13,967 SF; 0.5% of NRA) is situated on the top floor of The Spiral Property, serving as an exclusive tenant lounge and workspace. The ZO Clubhouse features an open-air terrace at its southeast corner offering panoramic city views, a furnished lounge, meeting rooms, event space and a state-of-the-art conference space. The ZO Clubhouse holds a liquor license, with food and beverage services managed by the Llama Group team (Café Llama). Café Llama serves breakfast, lunch and dinner. As tenants continue to occupy the building, activating the amenity through curated social events and speakers has been essential in driving traffic to the floor. ZO is Tishman Speyer’s global amenity network, providing members with access to world class spaces, services and experiences. ZO members at The Spiral Property have access to a variety of benefits in addition to accessing the ZO Clubhouse, including access to (i) work and lounge spaces across the Tishman Speyer portfolio, (ii) events and programming including cultural events, speaker panels and happy hours, (iii) access discounts, exclusive perks and special offers at local retailers and partners and (iv) a curated collection of services that leverage local partnerships for excellent hospitality and wellness.

Major Tenants.

Pfizer Inc. (766,586 SF; 27.0% of NRA; 25.3% of underwritten base rent). Pfizer Inc. (NYSE: PFE), a global leader in the pharmaceutical industry, has its global headquarters strategically located at The Spiral. Pfizer was founded by Charles Pfizer and Charles Erhart in 1849 and has grown to become one of the world’s largest research-based pharmaceuticals firms. The United States is Pfizer’s largest market and accounts for about half of all revenues. The company operates in more than 90 international markets, including Japan, Australia, Canada, Finland and South Korea. Major manufacturing facilities are located in several locations including China, Germany, Italy and Japan. Pfizer sells its products in over 125 countries globally. Pfizer is ranked 38th on the Fortune 500 and 39th in the Forbes’ Global 2000. Pfizer’s lease expires in August 2042, with renewal and termination options as detailed in “Tenant Summary” below.

Debevoise & Plimpton LLP (531,211 SF; 18.7% of NRA; 21.0% of underwritten base rent). Debevoise is an international law firm based in New York City, founded in 1931. Debevoise specializes in areas such as private equity, financial services transactions, private funds and international arbitration. The firm operates globally, with approximately 855 lawyers across nine offices, including locations in New York, Washington D.C., London, Hong Kong, Shanghai and Luxembourg. Debevoise’s practice is divided into three main areas: Corporate, Litigation and Tax. Debevoise is ranked on The American Lawyer’s 2024 A-List and No. 18 in Vault’s 2024 rankings of prestigious law firms. Debevoise is ranked No. 1 on The American Lawyer’s “10-Year A-List” for its consistent performance in revenue, pro bono service, associate satisfaction and diversity. Debevoise’s lease expires in October 2042, with renewal and termination options as detailed in “Tenant Summary” below.

TPG Global, L.L.C (302,432 SF; 10.6% of NRA; 16.3% of underwritten base rent). TPG Global, L.L.C (NASDAQ: TPG) was founded in 1992 and has grown to become one of the largest alternative asset managers globally, with $239 billion in AUM as of November 4, 2024. TPG is based in Fort Worth,

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

74

Office – CBD	Loan #6	Cut-off Date Balance:	$51,000,000
66 Hudson Boulevard	The Spiral	Cut-off Date LTV:	45.1%
New York, NY 10001		UW NCF DSCR:	1.99x
		UW NOI Debt Yield:	11.4%

Texas, managing funds in growth capital, venture capital, public equity and debt investments. It invests across a variety of sectors, including consumer goods, media, telecommunications, technology, healthcare and more. TPG employs over 1,800 professionals globally and is responsible for actively managing over 300 active portfolio companies. Additionally, since 2017, TPG has appointed 400 diverse directors to their portfolio companies. TPG’s lease expires in July 2041, with renewal and termination options as detailed in “Tenant Summary” below.

The following table presents certain information relating to the tenancy at The Spiral Property:

Tenant Summary)(1)(2)
Tenant Name	Credit Rating (Moody’s/S&P/ Fitch)(3)	Tenant SF	Approx % of Total SF	Annual UW Rent	% of Total Annual UW Rent	Annual UW Rent PSF	Lease Expiration	Renewal Options	Term. Option (Y/N)
Major Tenants
Pfizer Inc.(4)	A2/A/NR	766,586	27.0%	$71,006,943	25.3%	$92.63	8/31/2042	(5)	Y(5)
Debevoise & Plimpton LLP(6)	AMLaw:#37	531,211	18.7%	$58,997,355	21.0%	$111.06	10/31/2042	(7)	Y(8)
TPG Global, L.L.C	A3/BBB+/BBB+	302,432	10.6%	$45,703,151	16.3%	$151.12	7/31/2041	2 x 5 yr	Y(9)
HSBC Bank USA, National Association	Aa3/A+/AA-	301,260	10.6%	$30,834,900	11.0%	$102.35	4/30/2045	(7)	Y(10)
AllianceBernstein L.P.	A2/NR/NR	166,525	5.9%	$17,449,950	6.2%	$104.79	12/31/2044	(11)	Y(11)
Marshall Wace North America L.P.	NR/NR/NR	89,120	3.1%	$10,307,604	3.7%	$115.66	7/31/2037	1 x 5 yr	Y(12)
The Turner Corporation	NR/NR/NR	86,944	3.1%	$8,172,736	2.9%	$94.00	5/31/2034	(7)	N
The New York and Presbyterian Hospital	Aa2/NR/AA	75,138	2.6%	$7,102,508	2.5%	$94.53	12/31/2043	1 x 10 yr	N
Eisler Capital (US) LLC	NR/NR/NR	35,391	1.2%	$7,078,200	2.5%	$200.00	5/31/2041	2 x 5 yr	Y(13)
Centiva HQH, LLC	NR/NR/NR	38,479	1.4%	$5,579,455	2.0%	$145.00	1/31/2037	1 x 5 yr	Y(14)
Subtotal/Wtd. Avg.		2,393,086	84.1%	$262,232,802	93.3%	$109.58

Other Occupied Tenants		261,306	9.2%	$18,826,812	6.7%	$72.05
Amenity Space		13,967	0.5%	$0	0.0%	$0.00
Occupied Collateral Total(15)		2,668,359	93.8%	$281,059,614	100.0%	$105.33

Vacant Space		175,984	6.2%
Total/Wtd. Avg.		2,844,343	100.0%
(1)	Based on the underwritten rent roll as of January 1, 2025.
(2)	Certain tenants have storage space and/or retail space in addition to the floor(s) listed. Debevoise has storage space with a lease expiration date in February 2035. This storage space is not considered in Lease Expiration.
(3)	In certain instances, ratings provided are those of the parent company of the entity shown, whether or not the parent company guarantees the lease.
(4)	Pfizer Inc. has subleased (the “Pfizer Sublease”) the entire 20th floor, containing 50,554 square feet of rentable area, to The Segal Company (Eastern States), Inc. pursuant to a sublease executed on August 21, 2023. The term of the Pfizer Sublease is scheduled to expire on July 30, 2042.
(5)	Pfizer Inc. has the option to renew its lease for either (a) two renewal terms of 10 years each, (b) four renewal terms of five years each or (c) one renewal term of ten years and two renewal terms of five years each. Pfizer Inc. has a one-time right to terminate its lease with respect to certain ancillary spaces on the ground and mezzanine floors, effective at any time from and after September 1, 2032 upon 12-months’ notice with no termination fee.
(6)	Debevoise’s had a lease commencement date of October 1, 2021, for floors 40 through 45, and November 1, 2021, for floors 46 through 52.
(7)	Tenant has the option to renew its lease for either (a) one renewal term of 10 years or (b) two renewal terms of five years each.
(8)	Debevoise has (a) a one-time right to terminate its lease with respect to a portion of the premises equal to no more than one full floor of the premises, which must be, at the tenant’s option, either (x) the highest or lowest floor of any contiguous block of the premises or (y) a full floor which is not part of or contiguous to the largest block of contiguous floors comprising the premises, as more fully described in the lease, (i) effective as of October 1, 2031, with at least 15-months prior notice and the payment of an amount equal to the rentable square feet (“RSF”) of the applicable space multiplied by $160.39, or (ii) effective as of October 1, 2036, with at least 15-months prior notice and the payment of an amount equal to the RSF of the applicable space multiplied by $80.20, and (b) a one-time right to terminate its lease with respect to the entire premises effective on April 1, 2038, with at least 24-months prior notice and the payment of an amount equal to the sum of (x) the RSF of the premises, multiplied by $91.12, plus (y) an amount equal to four months of certain recurring additional charges under the lease at the rate last paid by the tenant prior to exercising its termination option.
(9)	TPG has (a) the right, upon written notice to the landlord, to terminate its lease with respect to the lobby on the later of (i) 18 months after the tenant’s notice to the landlord and (ii) August 1, 2029, with the payment of an amount equal to the various unamortized costs and expenses; (b) a one-time right to terminate its entire premises or a portion of the then office premises effective on August 1, 2036, with 20-months prior notice and the payment of an amount equal to the various unamortized costs and expenses with respect to the applicable space; (c) a one-time right to terminate its lease with respect to any full floor of the office portion of the premises with at least 20-months prior notice and the payment of an amount equal to the various unamortized costs and expenses with respect to the applicable space; (d) a one-time right to terminate its lease with respect to the 57th floor, with notice on or prior to March 31, 2025, with an estimated termination fee of $7,713,362.
(10)	HSBC Bank USA, National Association has a one-time right to terminate its lease (a) effective as of May 1, 2032, (b) effective as of May 1, 2035, or (c) effective as of May 1, 2037, with respect to a portion of the premises equal to (x) all or 50% of the RSF of the highest or lowest full floor or, at the tenant’s election, more of the premises located on the block of floors starting on the second floor through the fifth floor (the “Podium Stack”), (y) the entirety of the 29th and 30th floors (the “Duplex Premises”; collectively, with the second and third floors of the building, the “Office Premises”), and/or (z) all of any full or partial floor of the Office Premises which is not contiguous to any full or partial floor of the Office Premises then leased by the tenant (with the aggregate RSF of the space for both the 7-Year Contraction Option and 10-Year Contraction Option not exceeding 125,000 RSF), with at least 20-months prior notice if the space is equal to or greater than 50,000 RSF or 18-months prior notice if the terminated space is less than 50,000 RSF, and the payment of an amount equal to the various unamortized costs and expenses with respect to the applicable space, including, without limitation, an amount equal to the RSF of the applicable space multiplied by $113.00.
(11)	AllianceBernstein L.P. has the option to renew its lease for either (a) two renewal term of 10 years each or (b) two renewal terms of five years each. AllianceBernstein L.P. has a one-time right to terminate the lease (a) effective as of December 31, 2034, with respect to the highest full floor of the premises and any partial floor contiguous to the highest floor, with at least 18-month prior notice and the payment of an amount equal to the various unamortized costs and expenses with respect to the applicable space, and (b) effective as of January 1, 2040, with respect to (i) the entirety of the premises or (ii) the highest full floor and any full floor and/or partial floor contiguous to the highest floor, with at least 18-months prior notice if the terminated space is one floor, at least 24-months notice if the space is more than one floor but less than three floors, or at least 30-months prior notice if the space terminated is more than three floors, and the payment of an amount equal to the various unamortized costs and expenses with respect to the applicable space.
(12)	Marshall Wace North America L.P. has the right to terminate its expansion space on the 33rd floor as of July 1, 2030, with 15-months prior notice and the payment of a termination fee equal to $1,695,046.
(13)	Eisler Capital (US) LLC has a one-time right effective as of June 1, 2036 to terminate its lease with respect to the entire premises with at least 15-months prior notice and the payment of payment of an amount equal to the various unamortized costs and expenses with respect to the applicable space, including, without limitation, the landlord’s contributions in connection with any work performed, the cost of any free rent, and brokerage commissions.
(14)	Centiva HQH, LLC has a one-time right to terminate its lease with respect to the entire premises effective as of November 18, 2031 with at least 18-months prior notice and a payment equal to $8,498,945, provided it has not exercised its option under the lease to also lease part or all of the 56th floor.
(15)	Tenant SF attributable to the ZO Clubhouse, Studio and the three restaurants, representing a combined 4.4% NRA, is included in occupied NRA calculations despite having no Annual UW Rent attributable to such spaces.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

75

Office – CBD	Loan #6	Cut-off Date Balance:	$51,000,000
66 Hudson Boulevard	The Spiral	Cut-off Date LTV:	45.1%
New York, NY 10001		UW NCF DSCR:	1.99x
		UW NOI Debt Yield:	11.4%

The following table presents certain information relating to the lease rollover schedule at The Spiral Property:

Lease Rollover Schedule(1)(2)
Year	# of Leases Rolling	SF Rolling(3)	Approx. % of Total SF Rolling	Approx. Cumulative % of SF Rolling	Total UW Rent Rolling	Approx. % of Total Rent Rolling	Approx. Cumulative % of Total Rent Rolling	UW Rent PSF Rolling
MTM/2025	0	0	0.0%	0.0%	$0	0.0%	0.0%	$0.00
2026	0	0	0.0%	0.0%	$0	0.0%	0.0%	$0.00
2027	2	15,560	0.5%	0.5%	$2,168,200	0.8%	0.8%	$139.34
2028	2	25,043	0.9%	1.4%	$3,416,313	1.2%	2.0%	$136.42
2029	0	0	0.0%	1.4%	$0	0.0%	2.0%	$0.00
2030	1	8,373	0.3%	1.7%	$1,423,410	0.5%	2.5%	$170.00
2031	0	0	0.0%	1.7%	$0	0.0%	2.5%	$0.00
2032	0	0	0.0%	1.7%	$0	0.0%	2.5%	$0.00
2033	3	63,782	2.2%	4.0%	$7,357,033	2.6%	5.1%	$115.35
2034(3)	2	101,750	3.6%	7.5%	$9,890,232	3.5%	8.6%	$97.20
2035	1	489	0.0%	7.6%	$34,915	0.0%	8.6%	$71.40
2036 & Thereafter	13	2,439,395	85.8%	93.3%	$256,769,511	91.4%	100.0%	$105.26
Vacant	0	175,984	6.2%	99.5%	$0	0.0%	100.0%	$0.00
Amenity Space(3)	0	13,967	0.5%	100.0%	$0	0.0%	100.0%	$0.00
Total/Wtd. Avg.(4)	24	2,844,343	100.0%		$281,059,614	100.0%		$98.81
(1)	Based on the underwritten rent roll as of January 1, 2025.
(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the related lease that are not considered in the Lease Rollover Schedule.
(3)	SF Rolling attributable to the ZO Clubhouse, Studio and the three restaurants, representing a combined 4.4% NRA, is included in NRA and is treated as being occupied by tenants for purposes of occupancy calculations despite having no UW Rent Rolling attributable to such spaces. The tenants at those spaces or related leases are included in the rollover schedule above.
(4)	Total/Wtd. Avg. UW Rent PSF Rolling excludes vacant space.

The Market. The Spiral Property is located in Penn Plaza/Garment District office submarket and within the Hudson Yards micro-market in Manhattan, New York. According to a third-party research report, Manhattan office leasing velocity built on Q2 2024 positive momentum, totaling 9.5 million SF in Q3 2024, the strongest quarter of leasing since Q4 2019. Leasing volume now totals 25.0 million SF through the first three quarters of 2024, putting Manhattan on track for its strongest leasing year since the start of the pandemic. Blackstone’s 1.1 million SF renewal and expansion at 345 Park Avenue was the largest lease executed in Q3 2024, with three other leases by Christie’s, Willkie Farr & Gallagher and Ares Management all topping 300,000 SF. Financial Services tenants were active in Q3 2024, accounting for 38.8% of all leasing volume, including four of the top ten largest leases.

According to a third-party research report, tenant preference for best-in-class space shows no sign of diminishing. In Q3 2024, the Class A availability rate declined 0.7% from Q2 2024 to 19.3%, while Class B/C availability held flat at 20.1%. This continued divergence was pronounced in Midtown where Class A availability dropped 0.6% to 16.0%. Available sublet space decreased by 1.0 million SF in Q3 2024 to 19.7 million SF, Manhattan’s lowest level since the end of 2021. Direct available space dropped as well, falling 900,000 SF on the quarter, the first decline in two years.

Average asking rents in Manhattan overall increased 0.5% from Q1 2024 to $76.63 PSF, but rent movement varied significantly by location and space type. Midtown Class A asking rents rebounded from their drop in Q1 2024, growing 2.6% on the quarter to $93.27 PSF and reflecting the outsized demand for well-located, high-end product in that part of the market. This compares to a 1.4% increase for Class A rents in Manhattan overall. Meanwhile, Class B/C asking rents fell 3.3% on the quarter in Midtown and 0.9% in Manhattan overall.

According to a third-party research report, the Hudson Yards office micro-market contains only eight properties that (i) are Class A, (ii) have a 2010+ vintage or have been recently renovated and (iii) total more than 1.0 million SF. The Hudson Yards Class A, trophy micro-market includes 17.4 million SF of inventory and boasts a low average vacancy rate of 4.0% and average asking rent of $137 PSF. In comparison, the greater Penn Plaza/Garment District office submarket has a vacancy rate of 16.9% and average asking rent of $69 PSF. Excluding 2 Manhattan West, which is currently in its initial lease-up phase, the micro-market’s weighted average vacancy rate stands at just 2.5%.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

76

Office – CBD	Loan #6	Cut-off Date Balance:	$51,000,000
66 Hudson Boulevard	The Spiral	Cut-off Date LTV:	45.1%
New York, NY 10001		UW NCF DSCR:	1.99x
		UW NOI Debt Yield:	11.4%

The following table presents certain information relating to the appraisal’s office market rent conclusions for The Spiral Property:

Market Rent Summary(1)
	Market Rent (PSF)	Reimbursement Type	Average Lease Term (Years)	Escalations	Tenant Improvements (New/Renewal)	Leasing Commissions (New/Renewal)
Office Major (2-5)	$100.00	Modified Gross	15 plus free rent	8.50% every 5 years	$160 / 80	3.50% / 1.75%
Office Major (6-10)	$105.00	Modified Gross	15 plus free rent	8.50% every 5 years	$160 / 80	3.50% / 1.75%
Office Major (11-15)	$110.00	Modified Gross	15 plus free rent	8.50% every 5 years	$160 / 80	3.50% / 1.75%
Office Major (16-20)	$115.00	Modified Gross	15 plus free rent	8.50% every 5 years	$160 / 80	3.50% / 1.75%
Office Major (21-24)	$120.00	Modified Gross	15 plus free rent	8.50% every 5 years	$160 / 80	3.50% / 1.75%
Office Minor (21-24)	$120.00	Modified Gross	10 plus free rent	8.50% every 5 years	$150 / 75	4.00% / 2.00%
Office Major (25-28)	$125.00	Modified Gross	15 plus free rent	8.50% every 5 years	$160 / 80	3.50% / 1.75%
Office Minor (25-28)	$125.00	Modified Gross	10 plus free rent	8.50% every 5 years	$150 / 75	4.00% / 2.00%
Office Major (29-30)	$135.00	Modified Gross	15 plus free rent	8.50% every 5 years	$160 / 80	3.50% / 1.75%
Office Major (31-36)	$130.00	Modified Gross	15 plus free rent	8.50% every 5 years	$160 / 80	3.50% / 1.75%
Office Minor (31-36)	$130.00	Modified Gross	10 plus free rent	8.50% every 5 years	$150 / 75	4.00% / 2.00%
Office Major (40-45)	$140.00	Modified Gross	15 plus free rent	8.50% every 5 years	$160 / 80	3.50% / 1.75%
Office Major (46-50)	$150.00	Modified Gross	15 plus free rent	8.50% every 5 years	$160 / 80	3.50% / 1.75%
Office Major (51-55)	$160.00	Modified Gross	15 plus free rent	8.50% every 5 years	$160 / 80	3.50% / 1.75%
Office Minor (51-55)	$160.00	Modified Gross	10 plus free rent	8.50% every 5 years	$150 / 75	4.00% / 2.00%
Office Major (56-59)	$165.00	Modified Gross	15 plus free rent	8.50% every 5 years	$160 / 80	3.50% / 1.75%
Office Minor (56-59)	$165.00	Modified Gross	10 plus free rent	8.50% every 5 years	$150 / 75	4.00% / 2.00%
Office Major (60-62)	$175.00	Modified Gross	15 plus free rent	8.50% every 5 years	$160 / 80	3.50% / 1.75%
Office Major (63-65)	$200.00	Modified Gross	15 plus free rent	8.50% every 5 years	$160 / 80	3.50% / 1.75%
Office Minor (63-65)	$200.00	Modified Gross	10 plus free rent	8.50% every 5 years	$150 / 75	4.00% / 2.00%

(1)	Information obtained from appraisal.

The following table presents information relating to comparable sales pertaining to The Spiral Property:

Sales Comparable(1)
Property Name/Location	Year Built/Renovated	Size (SF)	Occupancy	Sale Date	Sale Price	Sale Price (PSF)
The Spiral New York, NY	2022/NAP	2,844,343(2)	93.8%(2)	Dec-26(3)	$4,600,000,000(3)	$1,617.25(3)
799 Broadway New York, NY	2022/NAP	177,535	71.0%	Nov-24	$255,000,000	$1,436.34
One Vanderbilt Avenue New York, NY	2020/NAP	1,653,445	100.0%	Nov-24	$4,700,000,000	$2,842.55
245 Park Avenue New York, NY	1965/2000	1,776,217	84.9%	Jun-23	$2,000,000,000	$1,125.99
200 Fifth Avenue New York, NY	1909/2007	868,904	92.0%	Nov-22	$1,050,000,000	$1,208.42
450 Park Avenue New York, NY	1972/2006	336,871	80.0%	Jun-22	$433,000,000	$1,285.36

(1)	Information obtained from appraisal.
(2)	Information is based on the underwritten rent roll as of January 1, 2025.
(3)	Reflects the appraisal’s concluded “As Stabilized” value as of December 1, 2026. The appraisal’s concluded “As Is” value of $4,175,000,000 as of November 20, 2024 results in a Sale Price (PSF) of $1,467.83.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

77

Office – CBD	Loan #6	Cut-off Date Balance:	$51,000,000
66 Hudson Boulevard	The Spiral	Cut-off Date LTV:	45.1%
New York, NY 10001		UW NCF DSCR:	1.99x
		UW NOI Debt Yield:	11.4%

The following table presents certain information relating to the comparable office leases for The Spiral Property:

Comparable Office Leases(1)
Property Name/Location	Year Built/Renovated	Total NRA (SF)	Tenant Name	Tenant Size (SF)	Lease Date	Rent PSF	Lease Term (years)
The Spiral New York, NY	2022/NAP	2,844,343(2)	Pfizer Inc.(2)	766,586(2)	May-21(2)	$92.63(2)(3)	17.67(2)
1 Penn New York, NY	1972/2020	2,072,136	Roivant Sciences	54,702	Oct-24	$130.00	16.75
50 Hudson Yards New York, NY	2022/NAP	2,866,692	Diameter Capital	26,619	Sept-24	$175.00	9.17
50 Hudson Yards New York, NY	2022/NAP	2,866,692	OMERS	49,183	Jun-24	$210.00	16.75
50 Hudson Yards New York, NY	2022/NAP	2,866,692	LIV Golf	27,846	May-24	$160.00	8.67
Penn 2 New York, NY	1968/2023	1,842,678	Major League Soccer	125,013	Apr-24	$90.00	16.75
50 Hudson Yards New York, NY	2022/NAP	2,866,692	Viatris	22,604	Mar-24	$150.00	16.00
2 Manhattan West New York, NY	2023/NAP	1,930,985	PGIM Real Estate	36,166	Feb-24	$149.00	11.67
55 Hudson Yards New York, NY	2019/NAP	1,411,528	Point72 Asset Management	56,858	Nov-23	$135.00	10.50
(1)	Source: Appraisal.
(2)	Based on the underwritten rent roll as of January 1, 2025.
(3)	Represents the weighted average Rent PSF of all occupied suites.

Appraisal. The appraisal concluded to an “As Stabilized” value for The Spiral Property of $4,600,000,000 as of December 1, 2026 and assumes The Spiral Property has achieved a stabilized income by December 1, 2026, when The Spiral Property has no further free rent and tenant improvements and leasing commissions owed in connection with leases executed as of the appraisal date. The appraisal concluded to an “As Is” value as of November 20, 2024 for The Spiral Property of $4,175,000,000.

Environmental Matters. The Phase I environmental site assessment dated November 18, 2024 has identified certain historical recognized environmental conditions (“HREC”) at The Spiral Property, because The Spiral Property site was formerly developed with several manufacturing facilities and a parking garage. The Spiral Property was given an “E-Designation” given its location within the Hudson Yards Rezoning Area, and has since undergone several subsurface investigations and remedial actions, resulting in issuance by New York State Department of Environmental Conservation of a Certificate of Completion in November 2021 and a Final Notice of Satisfaction by the New York City Office of Environmental Remediation in December 2023.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

78

Office – CBD	Loan #6	Cut-off Date Balance:	$51,000,000
66 Hudson Boulevard	The Spiral	Cut-off Date LTV:	45.1%
New York, NY 10001		UW NCF DSCR:	1.99x
		UW NOI Debt Yield:	11.4%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and Underwritten Net Cash Flow at The Spiral Property:

Cash Flow Analysis
	TTM 11/30/2024	UW	UW PSF
Rents in Place	$223,834,575	$281,059,614	$98.81
Rent Steps(1)	$0	$71,021	$0.02
IG Rent Steps(2)	$0	$15,024,990	$5.28
Vacant Income(3)	$0	$25,117,360	$8.83
Gross Potential Rent	$223,834,575	$321,272,985	$112.95
CAM	$2,527,573	$5,767,376	$2.03
Gross Potential Income	$226,362,148	$327,040,362	$114.98
Restaurant Income	$0	$1,806,776	$0.64
Other Income(4)	$14,864,496	$21,572,398	$7.58
(Free Rent)	($79,175,365)	$0	$0.00
(Vacancy & Credit Loss)(3)	$0	($19,150,880)	($6.73)
Effective Gross Income	$162,051,278	$331,268,656	$116.47

Real Estate Taxes	$39,721,826	$46,931,656	$16.50
Insurance	$2,224,456	$2,901,542	$1.02
Management Fee	$2,352,869	$1,000,000	$0.35
Other Operating Expenses	$45,628,822	$43,649,460	$15.35
Total Expenses	$89,927,973	$94,482,658	$33.22

Net Operating Income5)	$72,123,305	$236,785,998	$83.25
Replacement Reserves	$0	$568,869	$0.20
TI/LC	$0	$5,688,686	$2.00
Net Cash Flow	$72,123,305	$230,528,443	$81.05

Occupancy %	93.4%	95.4%(3)
NOI DSCR	0.62x	2.04x(6)
NCF DSCR	0.62x	1.99x(6)
NOI Debt Yield	3.5%	11.4%(6)
NCF Debt Yield	3.5%	11.1%(6)
(1)	Rent Steps shown above includes contractual rent steps through January 2026.
(2)	IG Rent Steps represents the net present value of rent through lease term for all investment grade tenants and Debevoise.
(3)	The vacancy was underwritten to an economic vacancy of 6.0%, which is above the micro market vacancy of 4.0% as of November 2024 according to a third party market data provider. The Spiral Property was 93.8% leased as of January 1, 2025 and continues to stabilize as evidenced by recent leasing.
(4)	Other Income includes among other items, rental income from the 23rd and 24th floor “Studio” amenity space that was nearly 100% leased as of October 2024.
(5)	The increase in Net Operating Income from TTM 11/30/2024 to UW is primarily attributable to recently executed office leases including TPG Global, L.L.C (302,432 SF), HSBC Bank USA, National Association (301,260 SF) and AllianceBernstein L.P. (166,525 SF) and burn-off of associated free rent.
(6)	The NOI DSCR, NCF DSCR, NOI Debt Yield and NCF Debt Yield presented above are based on the principal balance of the Spiral Senior Notes. NOI DSCR (based on a weighted average interest rate of 5.73551255157895% per annum on the Spiral Whole Loan), NCF DSCR (based on a weighted average interest rate of 5.73551255157895% per annum on the Spiral Whole Loan), NOI Debt Yield and NCF Debt Yield for the Spiral Whole Loan are 8.3%, 8.1%, 1.43x and 1.39x, respectively. See defined term “Weighted Average Interest Rate” set forth under “Description of the Mortgage Pool—Definitions” in the prospectus.

Escrows and Reserves.

Real Estate Taxes – During a Cash Trap Event Period (as defined below), the borrower is required to deposit on each payment date 1/12th of an amount that the lender reasonably estimates will be payable for taxes during the next ensuing 12 months.

Insurance – During a Cash Trap Event Period, the borrower is required to escrow 1/12th of the annual estimated insurance payments on a monthly basis, unless no event of default is continuing and The Spiral Property is insured under a blanket policy meeting the requirements set forth in the related loan agreement (in which case, no insurance escrows will be required).

Replacement Reserve – During a Cash Trap Event Period, if the amount in the replacement reserve account is less than $853,308 (the “Replacement Reserve Cap”), the borrower is required to deposit into a replacement reserve, on a monthly basis, an amount equal to $47,406 (or such lesser amount which would cause the amounts on deposit in the replacement reserve account to equal the Replacement Reserve Cap).

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

79

Office – CBD	Loan #6	Cut-off Date Balance:	$51,000,000
66 Hudson Boulevard	The Spiral	Cut-off Date LTV:	45.1%
New York, NY 10001		UW NCF DSCR:	1.99x
		UW NOI Debt Yield:	11.4%

Leasing Reserve - During a Cash Trap Event Period, the borrower is required to deposit into a rollover reserve, on a monthly basis, an amount equal to $474,057, capped at an amount equal to the aggregate square footage of the applicable Lease Sweep Premises multiplied by $150.

Specified Tenant Reserve – On the loan origination date, the borrower was required to make an upfront deposit of $220,726,391 into a specified tenant reserve for $110,932,361 of free rent, $107,441,326 of outstanding tenant improvement allowances and $2,352,704 of outstanding leasing commissions associated with certain tenants as set forth in the Spiral Whole Loan documents.

Lockbox and Cash Management. The Spiral Whole Loan is structured with a hard lockbox and springing cash management. The borrower and property manager are required to direct tenants to pay rent directly into the lockbox account, and to deposit any rents otherwise received into such lockbox account within two business days after receipt. If no Cash Trap Event Period is continuing, all funds in the lockbox account will be swept each business day to the borrower’s operating account. During the continuance of a Cash Trap Event Period, all funds in the lockbox account are required to be swept on each business day to a lender-controlled cash management account and applied in accordance with the Spiral Whole Loan documents. During the continuance of a Cash Trap Event Period, any excess cash is required to be deposited into an excess cash flow reserve account to be held as additional security for the Spiral Whole Loan in accordance with the Spiral Whole Loan documents. During the continuance of an event of default or a bankruptcy trigger event, all funds in the cash management account may be applied by the lender in such order and priority as the lender determines. Upon payment in full of the debt, all sums remaining on deposit in the excess cash flow reserve account will be disbursed to the borrower.

A “Cash Trap Event Period” means the period commencing upon the occurrence of (i) an event of default under the Spiral Whole Loan documents, (ii) an event of default with respect to a mezzanine loan approved by the lender (the “Approved Mezzanine Loan”), (iii) the debt yield of the Spiral Whole Loan being less than 7.00% on a trailing 12-month basis, (iv) the debt service coverage ratio of the Spiral Whole Loan being less than 1.10x on a trailing 12-month basis, or (v) a Lease Sweep Period (as defined below), and expiring upon (a) if triggered by clause (i) above, a cure or waiver of such event of default accepted by the lender, (b) if triggered by clause (ii) above, a cure or waiver of such event of default accepted by the applicable mezzanine lender, (c) if triggered by clause (iii) above, either (x) the debt yield of the Spiral Whole Loan being at least than 7.00% on a trailing 12-month basis or (y) the borrower depositing the Cash Trap Event Cure Collateral (as defined below) allocable to the Spiral Whole Loan and the Approved Mezzanine Loan on a pro rata basis attributable to the Spiral Whole Loan and, if applicable, Approved Mezzanine Loan, to be held in accordance with the Spiral Whole Loan documents, (d) if triggered by clause (iv) above, either (x) the debt service coverage ratio of the Spiral Whole Loan being at least 1.10x on a trailing 12-month basis or (y) the date upon which the borrower deposits with Lender the pro rata basis of Cash Trap Event Cure Collateral attributable to the Spiral Whole Loan and, if applicable, Approved Mezzanine Loan, to be held in accordance with the Spiral Whole Loan documents, and (e) if triggered by clause (v) above, termination of the applicable Lease Sweep Period.

A “Lease Sweep Period” means a period (1) commencing upon the first monthly payment following the first of the following to occur: (i) the date that is the earlier of (a) 12 months prior to the expiration of the applicable Major Lease (as defined below), (b) the expiration date of the notice period to exercise any extension option contained within any such Major Lease, and (c) the date the subject Major Tenant (as defined below) gives notice of its intention not to extend the applicable Major Lease as to more than 50% of the applicable Lease Sweep Premises (as defined below), in the case of each of (a), (b), and (c), unless the subject Major Tenant has given notice of renewal or extension of the applicable Major Lease as to at least 50% of the applicable Lease Sweep Premises or the borrower enters into one or more replacement leases in accordance with the Spiral Whole Loan documents covering at least 90% of the terminated space (or an equivalent amount of space elsewhere at The Spiral Property); (ii) the date on which a Major Tenant terminates or gives a valid notice in accordance with its Major Lease that it is exercising a contractual right to terminate as to more than 50% of the applicable Lease Sweep Premises and such termination is to occur within 12 months thereafter; unless the borrower enters into one or more replacement leases in accordance with the Spiral Whole Loan documents covering at least 90% of the terminated space (or an equivalent amount of space elsewhere at The Spiral Property); (iii) the date on which a Major Tenant has gone dark (unless such Major Tenant or any replacement tenant is investment grade) as to more than 50% of the applicable Lease Sweep Premises; (iv) the occurrence of a monetary default with respect to base rent or material non-monetary default by a Major Tenant under its Major Lease; provided, that a Major Tenant’s non-payment of rents of up to $2,500,000 in the aggregate will not constitute a Lease Sweep Period if (x) such non-payment is the result of a good faith dispute on the part of the Major Tenant, (y) the borrower in a commercially reasonable manner is pursuing an expeditious resolution of such dispute and (z) such dispute is resolved within 180 days of the occurrence of the applicable non-payment; or (v) the date on which a Major Tenant or any related guarantor becomes subject to any bankruptcy proceedings; provided, in accordance with the Spiral Whole Loan documents, that the release of any press release or other public announcements by a Major Tenant regarding its intent not to continue conducting business or operating at The Spiral Property will not be deemed notice of intent not to renew its lease triggering a Lease Sweep Period; and (2) ending upon, provided no other Lease Sweep Period has occurred and is continuing: (a) with respect to clauses (i), (ii), (iii), (iv), and (v) above, entry into one or more replacement leases covering at least 90% of the applicable square footage that was the subject of the Lease Sweep Period (or an equivalent amount of space elsewhere at The Spiral Property) and, in either case, certain lease sweep cure conditions (including, among other conditions, the replacement tenant has no contractual right to terminate the replacement lease, the amount of any gap rent or abated or free rent has been reserved for, or, if such replacement lease is a Major Lease, all related leasing expenses have been paid or reserved for) have been satisfied with respect to such replacement lease(s); (b) with respect to clauses (i), (ii), (iii), (iv), and (v) above, the date upon which the amount of funds deposited into the excess cash flow subaccount as a result of the applicable Lease Sweep Period equals the lease sweep cap; (c) with respect to clause (iii) above, the date on which the applicable Major Tenant has reoccupied at least 50% of the applicable Lease Sweep Premises for a period of not less than three months; (d) with respect to clause (iv) above, the date on which the applicable monetary or material non-monetary default has been cured; or (e) with respect to clause (v) above, the date on which the Major Tenant or any related guarantor’s bankruptcy proceedings have terminated and the Major Lease or the applicable guaranty has been affirmed, assumed, or assigned in a manner reasonably satisfactory to the lender.

“Lease Sweep Premises” means, with respect to any Major Tenant, the total rentable SF subject to all applicable Major Leases for such Major Tenant.

“Major Lease” means: (a) any lease with an affiliate of the borrower as tenant except for leases covering the offices of the property manager (if any) (except to the extent the same would constitute Major Leases as a result of clause (b), (c) and/or (d) of this definition), any co-working space leases (except to the extent the same would constitute Major Leases as a result of clause (b), (c) and/or (d) of this definition) and any restaurant operating leases, (b) any lease (other than a storage lease) which in aggregate demises 15% or more of The Spiral Property’s net rentable area (assuming the exercise of all expansion rights and all preferential rights to lease additional space contained in such lease), (c) any lease which contains an option, offer, right of first refusal or other similar entitlement or preferential right to purchase all or any portion of The Spiral Property or (d) any lease that is entered into during the continuance of an event of default under the Spiral Whole Loan documents.

“Major Tenant” means the Tenant under any Major Lease, which, as of the loan origination date were (1) Pfizer Inc. and (2) Debevoise & Plimpton LLP.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

80

Office – CBD	Loan #6	Cut-off Date Balance:	$51,000,000
66 Hudson Boulevard	The Spiral	Cut-off Date LTV:	45.1%
New York, NY 10001		UW NCF DSCR:	1.99x
		UW NOI Debt Yield:	11.4%

Terrorism Insurance. The borrower is required to obtain and maintain property insurance for 100% of full replacement cost and business interruption insurance for 24 months. Such insurance is required to cover perils of terrorism and acts of terrorism, provided that, if TRIPRA or a similar statute is not in effect, the amount of insurance premium that the borrower will be required to spend will be capped at 2x the amount of the annual insurance premium that is payable at such time with respect to the policies set forth in the Spiral Whole Loan documents. See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

81

Hospitality – Various	Loan #7	Cut-off Date Balance:	$47,000,000
Various	Atlanta Galleria Hotel Portfolio	Cut-off Date LTV:	64.4%
Atlanta, GA 30339		UW NCF DSCR:	2.08x
		UW NOI Debt Yield:	16.8%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

82

Hospitality – Various	Loan #7	Cut-off Date Balance:	$47,000,000
Various	Atlanta Galleria Hotel Portfolio	Cut-off Date LTV:	64.4%
Atlanta, GA 30339		UW NCF DSCR:	2.08x
		UW NOI Debt Yield:	16.8%

Atlanta Galleria Hotel Portfolio
1 Marriott Northwest Atlanta at Galleria Atlanta, GA
2 SpringHill Suites Atlanta Northwest Atlanta, GA
Marietta
Smyrna
Vinings
ATLANTA
Sandy Springs
Village Green
Whitewater Creek
Paces
COBB COUNTY
FULTON COUNTY
Dobbins Air Reserve Base
Terrell Mill Park
Chattahoochee River National Recr. Area
Fox Creek Golf Course & Driving Range
Delk Powers Ferry Place
Sope Creek Crossing
Powers Ferry Plaza
Publix Atlanta Corp. Office
Terrell Mill Village
Hyundai Capital America
Kia Motor Finance
GE Power Atlanta
Q2 Solutions
Marietta Plaza
Windy Hill Village Shopping Center
Wellstar Windy Hill
Manhattan Associates
MEAG Power
Powers Ferry Village
TK Elevator Corp. Office
The Shoppes of Powers Ferry
Pennant Park
The Weather Channel
Cumberland Square North
Truist Park
The Battery Atlanta
Heritage Pavilion
Atlanta Gallaria Office Park
Cobb Energy Performing Arts Center
Cobb Galleria Centre
Akers Mill Square
Cumberland Mall
Parkway Pointe
Riverview Shopping Center
The Home Depot Corporate HQ
Vinings Station
Vinings Jubilee
Paces Ferry Center
Paces Ferry Plaza
Hartsfield-Jackson Atlanta Intl. Airport 20 miles
Downtown Atlanta 7 miles
Lower Roswell Rd
Powers Ferry Rd
Delk Rd
Cobb Pkwy SE
Terrell Mill Rd
Windy Hill Rd
Circle 75 Pkwy
Windy Ridge Pkwy
The Perimeter
Northside Dr
Village Pkwy
Spring Rd
Cumberland Pkwy
Atlanta Rd
Campbell Rd
Spring Hill Pkwy
Ridge Rd
Paces Mill Rd SE
Paces Ferry Rd SE
Mt. Paran Rd
Chattahoochee River
75
285
41
120
Woodstock
Alpharetta
Sugar Hill
Acworth
Roswell
Johns Creek
Suwanee
Kennesaw
Duluth
Marietta
Sandy Springs
Dunwoody
Norcross
Peachtree Corners
Doraville
Chamblee
Lilburn
Smyrna
Tucker
Powder Springs
Mableton
Brookhaven
Mountain Park
Lithia Springs
ATLANTA
Clarkston
Decatur
Stone Mountain
Scottdale
Avondale
Belvedere
Redan
Lithonia
Douglasville
East Point
South Fulton
College Park
Forest Park
Union City
Fairburn
Riverdale
Morrow

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

83

Mortgage Loan No. 7 – Atlanta Galleria Hotel Portfolio

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	MSMCH			Single Asset/Portfolio:	Portfolio
Credit Assessment (Fitch/Moody’s/KBRA):	NR/NR/NR			Location:	Atlanta, GA 30339
Original Balance:	$47,000,000			General Property Type:	Hospitality
Cut-off Date Balance:	$47,000,000			Detailed Property Type:	Various
% of Initial Pool Balance:	5.3%			Title Vesting:	Fee
Loan Purpose:	Acquisition			Year Built/Renovated:	Various/Various
Borrower Sponsors:	Jacob Kuo and Esther Kuo			Size:	547 Rooms
Guarantors:	Jacob Kuo, Esther Kuo and Lydia Hsu			Cut-off Date Balance per Room:	$85,923
Mortgage Rate:	6.8250%			Maturity Date Balance per Room:	$85,923
Note Date:	2/27/2025			Property Manager:	Concord Hospitality Enterprises
Maturity Date:	3/1/2030				Company, LLC
Term to Maturity:	60 months			Underwriting and Financial Information
Amortization Term:	0 months			UW NOI:	$7,879,004
IO Period:	60 months			UW NCF:	$6,766,606
Seasoning:	1 month			UW NOI Debt Yield:	16.8%
Prepayment Provisions:	L(25),D(31),O(4)			UW NCF Debt Yield:	14.4%
Lockbox/Cash Mgmt Status:	Springing/Springing			UW NOI Debt Yield at Maturity:	16.8%
Additional Debt Type:	NAP			UW NCF DSCR:	2.08x
Additional Debt Balance:	NAP			Most Recent NOI:	$7,834,178 (12/31/2024)
Future Debt Permitted (Type):	No (NAP)			2nd Most Recent NOI(2):	$6,729,714 (12/31/2023)
Reserves(1)				3rd Most Recent NOI(2):	$2,693,065 (12/31/2022)
Type	Initial	Monthly	Cap	Most Recent Occupancy:	62.2% (12/31/2024)
RE Tax:	$327,161	$54,527	NAP	2nd Most Recent Occupancy:	56.3% (12/31/2023)
Insurance:	$0	Springing	NAP	3rd Most Recent Occupancy:	51.1% (12/31/2022)
FF&E Reserve:	$0	$62,700	NAP	Appraised Value (as of)(3):	$73,000,000 (11/26/2024)
PIP Reserve:	$4,000,000	$0	NAP	Appraised Value per Room(3):	$133,455
Environmental Reserve:	$3,125	$0	NAP	Cut-off Date LTV Ratio(3):	64.4%
Backflow Prevention Funds:	$87,500	$0	NAP	Maturity Date LTV Ratio(3):	64.4%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan Amount:	$47,000,000	64.7%	Purchase Price:	$66,000,000	90.8%
Borrower Sponsor Equity:	$25,647,382	35.3%	Upfront Reserves:	$4,417,786	6.1%
			Closing Costs:	$2,229,596	3.1%
Total Sources:	$72,647,382	100.0%	Total Uses:	$72,647,382	100.0%
(1)	See “Escrows and Reserves” below for further discussion of reserve requirements.
(2)	The increase from 3rd Most Recent NOI to 2nd Most Recent NOI is due to the SpringHill Suites Atlanta Northwest Property (as defined below) opening in 2022.
(3)	The appraisal concluded to an “As Is (Funded PIP)” value for the Marriott Northwest Atlanta at Galleria Property (as defined below) of $49,000,000 as of November 26, 2024, which assumes that $4.0 million is escrowed for a property improvement plan (“PIP”). At origination, the borrower reserved $4,000,000 into a PIP reserve. The appraisal concluded to an “As-Is” value for the SpringHill Suites Atlanta Northwest Property of $24,000,000 as of November 26, 2024. Together the appraised value for the Atlanta Galleria Hotel Portfolio Properties is $73,000,000. The appraisal also provided an “As Is” value for the Marriott Northwest Atlanta at Galleria Property of $45,000,000. Based on such “As Is” value, the total appraised value of the Atlanta Galleria Hotel Portfolio Properties (as defined below) is $69,000,000, the Appraised Value per Room is $126,143, and the Cut-off Date LTV Ratio and Maturity Date LTV Ratio are both 68.1%.

The Mortgage Loan. The seventh largest mortgage loan (the “Atlanta Galleria Hotel Portfolio Mortgage Loan”) is evidenced by a promissory note in the original principal amount of $47,000,000 secured by fee mortgages encumbering one full-service hospitality property and one limited-service hospitality property located in Atlanta, Georgia (each individually, an “Atlanta Galleria Hotel Portfolio Property”, and collectively, the “Atlanta Galleria Hotel Portfolio Properties”).

The Borrowers and the Borrower Sponsors. The borrowers for the Atlanta Galleria Hotel Portfolio Mortgage Loan are Morning Star Hotel Group LLC and MATL Group LLC, each a Delaware limited liability company, as tenants-in common (the “Atlanta Galleria Fee Borrowers”), and Golden Zion Hospitality LLC, a single-purpose Delaware limited liability company (the “Atlanta Galleria Operating Lessee Borrower”). The Atlanta Galleria Fee Borrowers own the Atlanta Galleria Hotel Portfolio Properties and have leased them to the Atlanta Galleria Operating Lessee Borrower, which operates the properties. Morning Star Hotel Group LLC is wholly owned by Jacob & Sons, LLC, which is 49% and 51% owned by Jacob Kuo and Esther Kuo, respectively. MATL Group LLC is 70% owned by Ocean Hill Group LLC, which is owned in equal half shares by Jacqueline Hsu and Jason Hsu. The remaining 30% of MATL Group LLC is 14% owned by Steven Hsu, and 16% by Lydia Hsu. The borrower sponsors are Jacob Kuo and Esther Kuo, and along with Lydia Hsu, are the non-recourse carve-out guarantors for the Atlanta Galleria Hotel Portfolio Mortgage Loan. Esther Kuo and Lydia Hsu are sisters. Jacob and Esther Kuo are the owners of Greensboro-based South Asia Furniture Manufacturing Company, d.b.a. South Sea Rattan Collections, which manufactures household furniture products including sofas, chat tables, dining chairs, tables, gliders, coffee tables, and shelves under two brands, South Sea Outdoor Living and Oasis Home. The experience and involvement of the Kuo family in the furnishings industry facilitates procurement of such items during property upgrades. Steven Hsu and carve-out co-guarantor Lydia Hsu are in the insurance business. The borrower sponsors are also the sponsors of the Fairfield Inn Clermont mortgage loan which is also being contributed to the BANK5 2025-5YR14 securitization.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

84

Hospitality – Various	Loan #7	Cut-off Date Balance:	$47,000,000
Various	Atlanta Galleria Hotel Portfolio	Cut-off Date LTV:	64.4%
Atlanta, GA 30339		UW NCF DSCR:	2.08x
		UW NOI Debt Yield:	16.8%

The Properties. The Atlanta Galleria Hotel Portfolio Properties are comprised of one full-service hotel (the “Marriott Northwest Atlanta at Galleria Property”) and one limited-service hotel (the “SpringHill Suites Atlanta Northwest Property”), located in Atlanta, Georgia totaling 547 rooms. The Atlanta Galleria Hotel Portfolio Properties are located adjacent to one another. The borrower sponsors purchased the Atlanta Galleria Hotel Portfolio Properties for an aggregate purchase price of $66,000,000, contributing approximately $25.6 million in cash equity. The Atlanta Galleria Hotel Portfolio Properties each benefit from a Marriott International, Inc. affiliated flag, offering full service and limited service accommodations for corporate, leisure and group guests.

The following table presents certain information relating to the Atlanta Galleria Hotel Portfolio Properties:

Atlanta Galleria Hotel Portfolio Properties Schedule
Property Name	Property Sub-Type	Allocated Cut-Off Date Balance	% of Portfolio Cut-Off Date Balance	Year Built	Rooms	Underwritten NCF	% of Underwritten NCF	Appraised Value	% of Appraised Value
Marriott Northwest Atlanta at Galleria	Full Service	$31,547,945	67.1%	1980	400	$4,279,498	63.2%	$49,000,000	67.1%
SpringHill Suites Atlanta Northwest	Limited Service	$15,452,055	32.9%	2022	147	$2,487,108	36.8%	$24,000,000	32.9%
Total		$47,000,000	100.0%		547	$6,766,606	100.0%	$73,000,000	100.0%

Marriott Northwest Atlanta at Galleria

The Marriott Northwest Atlanta at Galleria Property is a 15-story, 400-room full-service hotel built on a 10.2-acre site located along Interstate North Parkway Southeast in Atlanta, Georgia. The Marriott Northwest Atlanta at Galleria Property was built and opened in 1980, and features three food and beverage outlets: The Marketplace, Rocks, and the Concierge Lounge, an outdoor pool, a business center, a fitness center, guest self-laundry facilities, a sundry shop, vending machines, and 21,295 SF of meeting and event space, as well as 505 parking spaces. The Marriott Northwest Atlanta at Galleria Property underwent a property improvement plan (“PIP”) in 2014, when the guestrooms and public spaces were fully renovated and in 2020, the new 11,000 SF ballroom was added.

The full-service hotel features 400 guestrooms comprised of 196 king and 204 double/double guestrooms. Guestrooms are accessible via four passenger elevators. Room amenities at the Marriott Northwest Atlanta at Galleria Property feature a work area, nightstand, dresser, sofa chair, flat screen television, internet, iron and ironing board, and a coffee maker. According to the appraisal, demand segmentation at the Marriott Northwest Atlanta at Galleria Property is 40% commercial, 40% meeting and group and 20% leisure.

The Marriott Northwest Atlanta at Galleria Property is managed by Concord Hospitality Enterprises Company, LLC and is under a new 25-year franchise agreement with Marriott International, Inc. which expires on February 27, 2050. The Marriott Northwest Atlanta at Galleria Property is currently subject to a franchisor mandated PIP, which is generally required to be completed by February 27, 2027. The PIP will be utilized to renovate guestrooms at an estimated cost of $1.04 million, replace guest bathrooms at $1.02 million, and improve the on-site restaurant, lounge, and club areas, and other miscellaneous items not addressed in the prior 2020 PIP. At origination, $4,000,000 was reserved, equal to 125% of the estimated cost of the PIP.

SpringHill Suites Atlanta Northwest

The SpringHill Suites Atlanta Northwest Property is a four-story, 147-room limited-service hotel built on a 3.7-acre site located along Interstate North Circle Southeast in Atlanta, Georgia. The SpringHill Suites Atlanta Northwest Property was built and opened in 2022, and current amenities and facilities include a complimentary breakfast area, indoor pool, business center, fitness center, guest self-laundry, sundry shop, and 1,875 SF of meeting space, as well as 180 parking spaces.

The limited-service hotel features 147 guestrooms comprised of 65 queen/queen suites and 82 king suites. Guestrooms are accessible via two passenger elevators. Room amenities at the SpringHill Suites Atlanta Northwest Property feature a work area, nightstand, dresser, sofa chair, flat screen television, internet, iron and ironing board, coffee maker, microwave, and mini refrigerator. According to the appraisal, demand segmentation at the SpringHill Suites Atlanta Northwest Property is 50% commercial, 10% meeting and group and 40% leisure.

The SpringHill Suites Atlanta Northwest Property is managed by Concord Hospitality Enterprises Company, LLC, and is under a 20-year franchise agreement with Marriott International, Inc. that was executed at opening in 2022, and expires on August 26, 2042.

The Market. The Atlanta Galleria Hotel Portfolio Properties are located directly off of Interstate 75 in Atlanta, Georgia, approximately 7.8 miles southeast of Marietta, 4.3 miles southeast of Dobbins Air Force Base and Georgia Tech, 13.0 miles north of downtown Atlanta, and 23.0 miles north of the ATL International Airport. Truist Park, home of MLB’s Atlanta Braves, is walking distance to both of the Atlanta Galleria Hotel Portfolio Properties. Other demand drivers in the area include the Battery Atlanta, and Cobb Galleria Centre. The Battery Atlanta is located less than a mile away from the Atlanta Galleria Hotel Portfolio Properties, and is a mixed-use development hosting more than 10 million visitors annually. The Battery Atlanta is the headquarters of Fortune 500 companies Papa John’s and Comcast. Additionally, Truist Securities is relocating its national headquarters to a new Class A development in the Battery Atlanta, and is expected to open shortly. The Battery Atlanta also features shops and restaurants, over 500 residential units, and various entertainment venues including the 3,600 patron Coca-Cola Roxy Theatre.

According to the appraisal, the estimated 2024 population within a one-, three-, and five-mile radius of the Marriott Northwest Atlanta at Galleria Property was 14,497, 93,032 and 214,279, respectively. According to the appraisal, the 2024 average household income within the same radii was $90,355, $105,522, and $120,105, respectively. According to the appraisal, the estimated 2024 population within a one-, three-, and five-mile radius of the SpringHill Suites Atlanta Northwest Property was 13,009, 90,922, and 214,781, respectively. According to the appraisal, the 2024 average household income within the same radii was $96,572, $106,333, and $120,124, respectively.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

85

Hospitality – Various	Loan #7	Cut-off Date Balance:	$47,000,000
Various	Atlanta Galleria Hotel Portfolio	Cut-off Date LTV:	64.4%
Atlanta, GA 30339		UW NCF DSCR:	2.08x
		UW NOI Debt Yield:	16.8%

The following table presents the primary competitive properties to the Marriott Northwest Atlanta at Galleria Property:

Competitive Property Summary(1)(2)
Property	Year Built	Rooms	Commercial	Group	Leisure	2024 Occupancy	2024 ADR	2024 RevPAR
Marriott Northwest Atlanta at Galleria Property(3)	1980	400	40%	40%	20%	57.7%	$154.92	$89.36
Hyatt Regency Suites Atlanta Northwest	1984	202	50%	30%	20%	50%-55%	$130-$140	$65-$75
DoubleTree by Hilton Hotel Atlanta – Marietta	1980	224	50%	20%	30%	50%-55%	$120-$130	$60-$70
Sonesta Atlanta Northwest Galleria	1981	300	40%	25%	35%	45%-50%	$100-$105	$40-$50
Hilton Garden Inn Atlanta NW/Wildwood	2005	123	65%	20%	15%	65%-70%	$145-$155	$90-$100
Total/Average		1,249	46%	29%	25%	54%	$135.21	$73.06

Source: Appraisal unless otherwise noted.

(1)	2024 competitive property figures represent the estimated 2024 metrics according to the appraisal.
(2)	The variances between the underwriting, the appraisal and the industry report data with respect to Occupancy, ADR and RevPAR are attributable to variances in reporting methodologies and/or timing differences.
(3)	Marriott Northwest Atlanta at Galleria Property 2024 Occupancy, 2024 ADR and 2024 RevPAR are based on the historical operating statements provided by the borrower sponsor.

The following table presents certain information relating to the Occupancy, ADR and RevPAR of the Marriott Northwest Atlanta at Galleria Property and its competitive set:

Historical Occupancy, ADR, RevPAR(1)
	Competitive Set(2)			Marriott Northwest Atlanta at Galleria Property(3)			Penetration Factor
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
2022	51.4%	$122.26	$62.86	51.5%	$130.53	$67.28	100.2%	106.8%	107.0%
2023	54.9%	$126.17	$69.25	53.7%	$160.40	$86.13	97.8%	127.1%	124.4%
2024	51.6%	$121.36	$62.58	57.7%	$154.92	$89.36	111.9%	127.7%	142.8%

Source: Third party hospitality research reports unless otherwise noted.

(1)	The variances between the underwriting, the appraisal and the industry report data with respect to Occupancy, ADR and RevPAR are attributable to variances in reporting methodologies and/or timing differences.
(2)	Competitive Set includes Hyatt Regency Suites Atlanta Northwest, DoubleTree by Hilton Hotel Atlanta – Marietta, Sonesta Atlanta Northwest Galleria, and Hilton Garden Inn Atlanta NW/Wildwood.
(3)	Marriott Northwest Atlanta at Galleria Property metrics are based on the historical operating statements provided by the borrower sponsor.

The following table presents the primary competitive properties to the SpringHill Suites Atlanta Northwest Property:

Competitive Property Summary(1)(2)
Property	Year Built	Rooms	Commercial	Group	Leisure	2024 Occupancy	2024 ADR	2024 RevPAR
SpringHill Suites Atlanta Northwest Property(3)	2022	147	50%	10%	40%	74.4%	$147.13	$109.49
Home2 Suites by Hilton Atlanta Marietta	2019	146	55%	5%	40%	65%-70%	$125-$135	$80-$90
Hyatt Place Atlanta/Cobb Galleria	1996	123	55%	5%	40%	60%-65%	$130-$140	$85-$95
Holiday Inn Express Atlanta Galleria-Ballpark Area, an IHG Hotel	1985	139	50%	10%	40%	70%-75%	$110-$120	$80-$90
Courtyard by Marriott Atlanta Windy Hill/Ballpark	1983	127	45%	10%	45%	65%-70%	$135-$145	$85-$95
Hilton Garden Inn Atlanta NW/Wildwood	2005	123	45%	15%	40%	70%-75%	$145-$155	$105-$115
Hampton Inn & Suites by Hilton Atlanta-Galleria	1999	106	50%	5%	45%	70%-75%	$165-$175	$120-$130
Total/Average		911	50%	9%	41%	70%	$141.24	$99.24

Source: Appraisal unless otherwise noted.

(1)	2024 competitive property figures represent the estimated 2024 metrics according to the appraisal.
(2)	The variances between the underwriting, the appraisal and the industry report data with respect to Occupancy, ADR and RevPAR are attributable to variances in reporting methodologies and/or timing differences.
(3)	SpringHill Suites Atlanta Northwest Property 2024 Occupancy, 2024 ADR and 2024 RevPAR are based on the historical operating statements provided by the borrower sponsor.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

86

Hospitality – Various	Loan #7	Cut-off Date Balance:	$47,000,000
Various	Atlanta Galleria Hotel Portfolio	Cut-off Date LTV:	64.4%
Atlanta, GA 30339		UW NCF DSCR:	2.08x
		UW NOI Debt Yield:	16.8%

The following table presents certain information relating to the Occupancy, ADR and RevPAR of the SpringHill Suites Atlanta Northwest Property and its competitive set:

Historical Occupancy, ADR, RevPAR(1)
	Competitive Set(2)			SpringHill Suites Atlanta Northwest Property(3)			Penetration Factor
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
2022(4)	62.8%	$137.55	$86.41	47.6%	$126.25	$60.14	75.8%	91.8%	69.6%
2023	66.2%	$148.49	$98.28	63.0%	$149.81	$94.35	95.2%	100.9%	96.0%
2024	70.2%	$137.97	$96.92	74.4%	$147.13	$109.49	105.9%	106.6%	113.0%

Source: Third party hospitality research reports unless otherwise noted.

(1)	The variances between the underwriting, the appraisal and the industry report data with respect to Occupancy, ADR and RevPAR are attributable to variances in reporting methodologies and/or timing differences.
(2)	Competitive Set includes Home2 Suites by Hilton Atlanta Marietta, Hyatt Place Atlanta/Cobb Galleria, Holiday Inn Express Atlanta Galleria-Ballpark Area, an IHG Hotel, Courtyard by Marriott Atlanta Windy Hill/Ballpark, Hilton Garden Inn Atlanta NW/Wildwood, and Hampton Inn & Suites by Hilton Atlanta-Galleria.
(3)	SpringHill Suites Atlanta Northwest Property metrics are based on the historical operating statements provided by the borrower sponsor.
(4)	The SpringHill Suites Atlanta Northwest Property was built and opened in 2022, resulting in a lower Occupancy, ADR and RevPAR.

Appraisal. The appraisal concluded to an “As Is (Funded PIP)” value for the Marriott Northwest Atlanta at Galleria Property of $49,000,000 as of November 26, 2024, which assumes that $4.0 million is escrowed for the PIP. At origination, the borrower reserved $4,000,000 into a PIP reserve. The Appraisal concluded to an “As-Is” value for the SpringHill Suites Atlanta Northwest Property of $24,000,000 as of November 26, 2024. Together the appraised value for the Atlanta Galleria Hotel Portfolio Properties is $73,000,000. The appraisal also provided an “As Is” value for the Marriott Northwest Atlanta at Galleria Property of $45,000,000. Based on such “As Is” value, the total appraised value of the Atlanta Galleria Hotel Portfolio Properties is $69,000,000.

Environmental Matters. According to the Phase I environmental site assessment dated December 5, 2024, there was no evidence of any recognized environmental conditions at the Atlanta Galleria Hotel Portfolio Properties.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and Underwritten Net Cash Flow of the Atlanta Galleria Hotel Portfolio Properties:

Cash Flow Analysis
	2022(1)	2023(1)	2024	Underwritten	Per Room
Occupancy	51.1%	56.3%	62.2%	62.2%
ADR	$130.08	$157.19	$152.41	$152.41
RevPAR	$66.46	$88.53	$94.77	$94.77

Room Revenue	$10,954,486	$17,676,081	$18,972,587	$18,920,749	$34,590
Food and Beverage Revenue	$3,976,799	$6,239,189	$6,611,650	$6,593,585	$12,054
Misc Income	$487,141	$426,480	$425,592	$1,871,182	$3,421
Other Departmental Revenue	$678,404	$1,336,122	$1,876,309	$424,430	$776
Total Revenue	$16,096,831	$25,677,871	$27,886,138	$27,809,946	$50,841

Room Expense	$3,532,681	$4,790,211	$5,097,032	$5,083,106	$9,293
Food and Beverage Expense	$2,478,671	$3,854,670	$4,102,772	$4,091,562	$7,480
Real Estate Taxes	$502,689	$746,537	$735,264	$738,606	$1,350
Property Insurance	$201,329	$547,146	$475,128	$358,538	$655
Other Expenses	$6,688,396	$9,009,593	$9,641,764	$9,659,130	$17,658
Total Expenses	$13,403,766	$18,948,158	$20,051,960	$19,930,942	$36,437

Net Operating Income	$2,693,065	$6,729,714	$7,834,178	$7,879,004	$14,404
FF&E	$643,877	$1,027,115	$1,115,445	$1,112,398	$2,034
Net Cash Flow	$2,049,188	$5,702,599	$6,718,733	$6,766,606	$12,370

NOI DSCR	0.83x	2.07x	2.41x	2.42x
NCF DSCR	0.63x	1.75x	2.07x	2.08x
NOI Debt Yield	5.7%	14.3%	16.7%	16.8%
NCF Debt Yield	4.4%	12.1%	14.3%	14.4%
(1)	Increases in Total Revenue and Net Operating Income from 2022 to 2023 are due to the SpringHill Suites Atlanta Northwest Property being built and opening in 2022.

Escrows and Reserves.

Real Estate Taxes – The Atlanta Galleria Hotel Portfolio Mortgage Loan documents require the borrowers to deposit $327,161 into an upfront reserve for real estate taxes on the origination date. In addition, the Atlanta Galleria Hotel Portfolio Mortgage Loan documents require ongoing monthly deposits

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

87

Hospitality – Various	Loan #7	Cut-off Date Balance:	$47,000,000
Various	Atlanta Galleria Hotel Portfolio	Cut-off Date LTV:	64.4%
Atlanta, GA 30339		UW NCF DSCR:	2.08x
		UW NOI Debt Yield:	16.8%

into a reserve for real estate taxes in an amount equal to 1/12 of the real estate taxes that the lender estimates will be payable during the next twelve months for the Atlanta Galleria Hotel Portfolio Properties, initially estimated to be $54,527 monthly.

Insurance – The Atlanta Galleria Hotel Portfolio Mortgage Loan documents require the borrowers to make ongoing monthly deposits into a reserve for insurance premiums in an amount equal to 1/12 of the insurance premiums that the lender estimates will be payable for the renewal of coverage upon the expiration of the insurance policies. Notwithstanding the foregoing, the borrowers are not required to make deposits into such reserve so long as (i) the liability and casualty insurance policies covering each individual Atlanta Galleria Hotel Portfolio Property are part of a blanket or umbrella policy approved by the lender in its reasonable discretion, (ii) no event of default is continuing under the Atlanta Galleria Hotel Portfolio Mortgage Loan documents and (iii) the borrowers provide the lender with evidence of renewal of such insurance policies and paid receipts for the insurance premiums no later than 10 days prior to their expiration.

Marriott Northwest Atlanta at Galleria FF&E Reserves – The Atlanta Galleria Hotel Portfolio Mortgage Loan documents provide for ongoing monthly deposits into a reserve for (A) the replacement of furniture, fixtures and equipment (“FF&E”) at the Marriott Northwest Atlanta at Galleria Property and (B) capital improvements and repairs approved by the lender at such property in an amount equal to the greater of (i) 1/12th of (a) 2% for the first year of the Atlanta Galleria Hotel Portfolio Mortgage Loan, (b) 3% for the second year and (c) 4% for the remaining term of the Atlanta Galleria Hotel Portfolio Mortgage Loan of the operating income for the Marriott Northwest Atlanta at Galleria Property for the preceding calendar year or (ii) the amount of the deposit required by the applicable franchisor on account of FF&E for the Marriott Northwest Atlanta at Galleria Property under the applicable franchise agreement (if any).

SpringHill Suites Atlanta Northwest FF&E Reserves – The Atlanta Galleria Hotel Portfolio Mortgage Loan documents provide for ongoing monthly deposits for (A) FF&E at the SpringHill Suites Atlanta Northwest Property and (B) capital improvements and repairs approved by the lender at such property, in an amount equal to the greater of (i) 1/12th of 4% of the operating income for the SpringHill Suites Atlanta Northwest Property for the preceding calendar year and (ii) the amount of the deposit required by the applicable franchisor on account of FF&E for the SpringHill Suites Atlanta Northwest Property under the applicable franchise agreement (if any).

Environmental Reserve – At origination, the borrowers deposited $3,125 into a reserve for tightness testing for an underground storage tank, which was recommended by the Phase I environmental site assessment.

Backflow Prevention Funds – At origination, the borrowers deposited $87,500 into a reserve for installation of backflow prevention assembly(s) required by Cobb County.

PIP Reserve – At origination, $4,000,000, representing 125% of the estimated cost of the PIP for the Marriott Northwest Atlanta at Galleria Property, was deposited into a reserve for such PIP.

Lockbox and Cash Management. The Atlanta Galleria Hotel Portfolio Mortgage Loan is structured with a springing lockbox and springing cash management. Upon the first occurrence of a Cash Sweep Event Period (as defined below), the borrowers are required to establish and maintain lockbox accounts for the benefit of the lender, to direct all tenants under leases at the Atlanta Galleria Hotel Portfolio Properties to send all payments of rents directly into the related lockbox account, and to direct all credit card banks with which the borrowers have entered into clearance agreements for credit card receipts, and all credit card companies with which the borrowers have entered into merchants’ agreements, to transfer all credit card receipts directly into the related lockbox account. If notwithstanding such directions, the borrowers or any property manager receive any rents, such rents must be deposited into the related lockbox account within one business day of receipt. In addition, upon the first occurrence of a Cash Sweep Event Period, the lender is required to establish, and the borrowers are required to cooperate with the lender to establish, a lender-controlled cash management account. At the lender’s option, during the continuance of a Cash Sweep Event Period, all funds in the lockbox accounts are required to be swept to the cash management account and, provided no event of default is continuing under the Atlanta Galleria Hotel Portfolio Mortgage Loan documents, applied on each monthly payment date: (i) to make the monthly deposits into the real estate tax reserve and insurance reserve, if any, as described above under “Escrows and Reserves,” (ii) to pay debt service on the Atlanta Galleria Hotel Portfolio Mortgage Loan, (iii) to make the monthly deposits into the Marriott Northwest Atlanta at Galleria FF&E reserves and the SpringHill Suites Atlanta Northwest FF&E reserves (each an “FF&E Reserve”), if any, as described above under “Escrows and Reserves,” (iv) to pay operating expenses set forth in the lender-approved annual budget and lender-approved extraordinary expenses, (v) if either a Franchise Default Event or Franchise Termination Event (each as defined below) remain uncured to deposit all remaining amounts into the applicable FF&E Reserve until the lender is provided with a new comfort letter from the applicable franchisor acceptable to the lender (a “Comfort Letter Event”) and (vi) after a Comfort Letter Event but prior to the termination of the related Cash Sweep Event Period, or during the continuance of a Cash Sweep Event Period caused by clauses (i) or (ii) in the definition of such term, into an excess cash flow reserve, to be held as additional security for the Atlanta Galleria Hotel Portfolio Mortgage Loan during such Cash Sweep Event Period.

“Cash Sweep Event Period” means a period:

(A)	commencing upon an event of default under the Atlanta Galleria Hotel Portfolio Mortgage Loan documents, and ending upon the cure (if applicable) of such event of default;
(B)	commencing upon the debt service coverage ratio of the Atlanta Galleria Hotel Portfolio Mortgage Loan being less than 1.50x at the end of any calendar quarter and ending upon the date such debt service coverage ratio is equal to or greater than 1.50x for two consecutive calendar quarters;
(C)	commencing upon the occurrence of a Franchise Default Event, and ending upon the date such default has been remedied to the satisfaction of the lender and franchisor as evidenced by an estoppel from the franchisor in form and substance reasonably satisfactory to the lender; or
(D)	commencing upon the occurrence of a Franchise Termination Event, and ending upon the date the Atlanta Galleria Operating Lessee Borrower has entered into a new franchise agreement containing terms and conditions acceptable to the lender with a qualified franchisor approved by the lender, which qualified franchisor has provided the lender with a comfort letter acceptable to the lender in its reasonable discretion.

“Franchise Default Event” means at any time that the franchisor provides written notice to the borrowers and/or the lender that there has occurred an uncured default by the Atlanta Galleria Operating Lessee Borrower under the applicable franchise agreement or that the applicable individual property is not being operated and maintained in accordance with the requirements of the franchisor, resulting in the Atlanta Galleria Operating Lessee Borrower, as

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

88

Hospitality – Various	Loan #7	Cut-off Date Balance:	$47,000,000
Various	Atlanta Galleria Hotel Portfolio	Cut-off Date LTV:	64.4%
Atlanta, GA 30339		UW NCF DSCR:	2.08x
		UW NOI Debt Yield:	16.8%

franchisee, no longer being in good standing with the franchisor and such default or failure is not cured within 30 days of the Atlanta Galleria Operating Lessee Borrower’s receipt of such notice.

“Franchise Termination Event” means the earlier of the date upon which (i) the franchisor or the Atlanta Galleria Operating Lessee Borrower gives notice that it intends to terminate any franchise agreement and/or (ii) any franchise agreement is surrendered, cancelled or otherwise terminated.

Terrorism Insurance. The borrowers are required to obtain and maintain an “all risk” property insurance policy that covers perils of terrorism and acts of terrorism in an amount equal to the “full replacement cost” of the Atlanta Galleria Hotel Portfolio Properties together with 18 months of business income insurance with a six-month extended period of indemnity. For so long as the Terrorism Risk Insurance Act of 2002, as extended and modified by the Terrorism Risk Insurance Program Reauthorization Act of 2015 (“TRIPRA”) (including any extensions thereof or if another federal governmental program is in effect relating to “acts of terrorism” which provides substantially similar protections as TRIPRA) (i) is in effect and (ii) continues to cover both foreign and domestic acts of terrorism, the lender is required to accept terrorism insurance which covers against “covered acts” as defined by TRIPRA (or such other program). See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

89

Various – Various	Loan #8	Cut-off Date Balance:	$44,100,000
Various	Sycamore Portfolio	Cut-off Date LTV:	48.1%
Los Angeles, CA 90038		UW NCF DSCR:	1.42x
		UW NOI Debt Yield:	11.0%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

90

Various – Various	Loan #8	Cut-off Date Balance:	$44,100,000
Various	Sycamore Portfolio	Cut-off Date LTV:	48.1%
Los Angeles, CA 90038		UW NCF DSCR:	1.42x
		UW NOI Debt Yield:	11.0%

## 926 NORTH SYCAMORE AVENUE

| Floor | | | | | | |
|---|---|---|---|---|---|---|
| 8 | Minml Properties L.L.C. 13,599 SF 3/2029 | Sony Music Entertainment 4,920 SF 1/2030 | Fake Empire 3,964 SF 10/2029 | | | |
| 7 | Renewable Resources Group 11,021 SF 11/2031 | Kobalt America Holdings 12,452 SF 8/2035 | | | | |
| 6 | Spotify USA, Inc. 10,694 SF 2/2031 | First Street Entertainment L.L.C. 6,637 SF 7/2031 | Justin Reed, Inc. 3,081 SF 10/2029 | Advanced Alternative Media 4,064 SF 6/2034 | | |
| 5 | Parking | | | | | |
| 4 | Parking | | | | | |
| 3 | Parking | | | | | |
| 2 | Parking | | | | | |
| 1 | RW McComb Dental Group 2,359 SF 8/2032 | Formula Fig 1,854 SF 8/2032 | Maison Ex Nihilo USA Inc. 902 SF 1/2032 | Lizzie Mandler Fine Jewelry 1,616 SF 9/2027 | Gigi's Cuisine, L.L.C. 400 SF | Gigi's Cuisine, L.L.C. 162 SF |

Vacant | Parking | Storage | 2027 – 2028 | 2029 – 2030 | 2031 – 2032 | 2033+

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

91

Various – Various	Loan #8	Cut-off Date Balance:	$44,100,000
Various	Sycamore Portfolio	Cut-off Date LTV:	48.1%
Los Angeles, CA 90038		UW NCF DSCR:	1.42x
		UW NOI Debt Yield:	11.0%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

92

Various – Various	Loan #8	Cut-off Date Balance:	$44,100,000
Various	Sycamore Portfolio	Cut-off Date LTV:	48.1%
Los Angeles, CA 90038		UW NCF DSCR:	1.42x
		UW NOI Debt Yield:	11.0%

Trebek Open Space
Franklin Ave
Hollywood Blvd
METRO B LINE
Hawthorn Ave
Sunset Blvd
Hollywood
De Longpre Ave
Fountain Ave
West Hollywood
Lexington Ave
Santa Monica Blvd
Romaine St
Willoughby Ave
LOS ANGELES
Waring Ave
Melrose Ave
Clinton St
Rosewood Ave
Oakwood Ave
Beverly Blvd
Fairfax
1St St
La Brea Ave
Sycamore Ave
Orange Dr
Mansfield Ave
Highland Ave
Las Palmas Ave
Seward St
Wilcox Ave
Cahuenga Blvd
Vine St
Yucca St
Selma Ave
Barton Ave
Gardner St
Martel Ave
Fuller Ave
Poinsettia Pl
Formosa Ave
Detroit St
Alta Vista Blvd
Schrader Blvd
Marshfield Way
Ovation Hollywood
Hollywood Blvd Peterson Building
Dolby Theatre
TCL Chinese Theatre, Madame Tussauds Hollywood
The Hollywood Roosevelt
El Capitan Theatre
The Hollywood Museum
Hollywood Wax Museum, Medieval Torture Museum
The Egyptian Theatre Hollywood
Hollywood Walk of Fame
HOLLYWOOD/ HIGHLAND
HOLLYWOOD/ VINE
Museum of Death Hollywood
Capitol Records Building
The Aster
Pantages Theatre
Sunset & LaBrea
The Los Angeles Film School
Cinerama Dome
The Godfrey Hotel Hollywood
Southern California Hospital at Hollywood
De Longpre Park
Academy of Motion Picture Arts and Sciences
Pickford Center for Motion Pictures Study
Hollywood Recreation Center
Paramount Recording Studio
West Hollywood Gateway
Sunset Las Palmas Studios
Poinsettia Recreation Center
170
101
2
1
2
3
4
Burbank
Glendale
Pasadena
Arcadia
Alhambra
El Monte
LOS ANGELES
Santa Monica
Inglewood
Hawthorne
Gardena
Compton
Downey
Whittier
Norwalk
Lakewood
Cerritos
Torrance
Carson
LONG BEACH
Huntington Beach
Pacific Ocean
Sycamore Portfolio
1 926 North Sycamore Avenue Los Angeles, CA
2 909-911 North Orange Drive Los Angeles, CA
3 925 North Orange Drive Los Angeles, CA
4 7029 Willoughby Avenue Los Angeles, CA

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

93

Mortgage Loan No. 8 – Sycamore Portfolio

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	JPMCB			Single Asset/Portfolio:	Portfolio
Credit Assessment (Fitch/Moody’s/KBRA):	NR/NR/NR			Location:	Los Angeles, CA
Original Balance:	$44,100,000			General Property Type(2):	Various
Cut-off Date Balance:	$44,100,000			Detailed Property Type(2):	Various
% of Initial Pool Balance:	5.0%			Title Vesting:	Fee
Loan Purpose:	Refinance			Year Built/Renovated(2):	Various/Various
Borrower Sponsor:	CIM Group			Size:	107,742 SF
Guarantors:	SKR Holdings, LLC and Brea			Cut-off Date Balance PSF:	$409
	Exchange, Inc.			Maturity Balance PSF:	$409
Mortgage Rate:	7.6300%			Property Manager:	CIM Management, Inc.
Note Date:	3/14/2025				(borrower-affiliate)
Maturity Date:	4/5/2030
Term to Maturity:	60 months
Amortization Term:	0 months			Underwriting and Financial Information
IO Period:	60 months			UW NOI(3):	$4,871,010
Seasoning:	0 months			UW NCF	$4,837,849
Prepayment Provisions:	L(24),D(30),O(6)			UW NOI Debt Yield:	11.0%
Lockbox/Cash Mgmt Status:	Hard/Springing			UW NCF Debt Yield:	11.0%
Additional Debt Type:	NAP			UW NOI Debt Yield at Maturity:	11.0%
Additional Debt Balance:	NAP			UW NCF DSCR:	1.42x
Future Debt Permitted (Type):	Yes (Mezzanine)			Most Recent NOI(3)(4):	$4,111,076 (12/31/2024)
Reserves(1)				2nd Most Recent NOI(4):	$1,365,323 (12/31/2023)
Type	Initial	Monthly	Cap	3rd Most Recent NOI(5):	NAV
RE Taxes:	$0	Springing	NAP	Most Recent Occupancy:	100.0% (1/15/2025)
Insurance:	$20,529	Springing	NAP	2nd Most Recent Occupancy:	81.5% (1/1/2024)
Replacement Reserve:	$0	Springing	NAP	3rd Most Recent Occupancy:	48.5% (1/1/2023)
TI/LC Reserve:	$1,500,000	$14,366	NAP	Appraised Value (as of)(2)(6):	$91,700,000 (11/26/2024)
Free Rent Reserve:	$1,057,358	$0	NAP	Appraised Value PSF:	$851
Outstanding TI/LC Reserve:	$2,678,592	$0	NAP	Cut-off Date LTV Ratio(6):	48.1%
Deferred Maintenance:	$17,050	$0	NAP	Maturity Date LTV Ratio(6):	48.1%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount:	$44,100,000	88.5%	Loan Payoff:	$42,901,500	86.1%
Borrower Sponsor Equity(7):	$5,752,500	11.5%	Closing Costs:	$1,677,471	3.4%
			Upfront Reserves:	$5,273,529	10.6%
Total Sources:	$49,852,500	100.0%	Total Uses:	$49,852,500	100.0%

(1)	See “Escrows and Reserves” section below for further discussion of reserve requirements.
(2)	See “Sycamore Portfolio Summary” table below for details regarding individual properties.
(3)	The increase from most recent NOI to UW NOI is largely driven by the $1.0 million increase to rents in place from new leases as well as annualizing in-place rents.
(4)	The increase from 2nd most recent NOI to most recent NOI is primarily attributable to initial lease-up of the Sycamore Portfolio and burn-off of associated free rent with respect to the 926 North Sycamore Avenue Property (as defined below) and the 909-911 North Orange Drive Property (as defined below), having been delivered in 2021, accounting for eight new leases spanning 51,254 SF (47.6% of NRA).
(5)	Historical financial information is not available due to the Sycamore Portfolio Properties’ recent acquisitions in 2017 and 2018 and subsequent developments, completed in 2021, by the borrower sponsor.
(6)	Appraised Value represents (and Cut-off Date LTV Ratio and Maturity Date LTV Ratio are based on) the aggregate appraised values of the Sycamore Portfolio Properties (as defined below) as individual assets on a property-by-property basis. With respect to the 926 North Sycamore Avenue Property (as defined below), Appraised Value represents the “Hypothetical ”As-If-Funded“ Value (Assuming all TI’s and LC’s Are Paid)”, which assumes that all tenant improvements and leasing costs were funded or escrowed (and available). The borrower deposited approximately $2,678,592 at origination for all outstanding tenant improvements and leasing costs. With respect to the 909-911 North Orange Drive Property (as defined below) and the 925 North Orange Drive Property (as defined below), Appraised Value represents the “Hypothetical ”As-If-Subdivided“ Value”, which assumes a lot split is approved by the City of Los Angeles, creating a separate legal parcels that can be sold individually. The aggregate “as-is” value for the Sycamore Portfolio Properties as of November 26, 2024 was $90,000,000, resulting in an aggregate LTV based on the aggregate “as-is” value of 49.0%. No formal request has been made with the city of Los Angeles for sub-division of the Sycamore Portfolio Properties as of the Cut-off Date.
(7)	Borrower Sponsor Equity is inclusive of approximately $5.3 million of existing reserves held in connection with prior financing.

The Mortgage Loan. The eighth largest mortgage loan (the “Sycamore Portfolio Mortgage Loan”) is evidenced by a promissory note in the original principal amount of $44,100,000. The Sycamore Portfolio Mortgage Loan was originated by JPMorgan Chase Bank, National Association on March 14, 2025. The Sycamore Portfolio Mortgage Loan is secured by a first priority fee mortgage encumbering one mixed use and three retail properties, located in Los Angeles, California (each individually, a “Sycamore Portfolio Property”, and collectively, the “Sycamore Portfolio Properties”).

The Borrowers and the Borrower Sponsor. The borrowers are 926 N. Sycamore (LA), LLC and 7029 Willoughby (LA), LLC, each a single-purpose, Delaware limited liability company with two independent directors.

The borrower sponsor is CIM Group, a Los Angeles-based, real estate and infrastructure owner, operator, lender and developer. CIM Group currently has more than 1,000 employees, operates nine regional offices, including London and Tokyo, and has approximately $30.2 billion in assets owned and

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

94

Various – Various	Loan #8	Cut-off Date Balance:	$44,100,000
Various	Sycamore Portfolio	Cut-off Date LTV:	48.1%
Los Angeles, CA 90038		UW NCF DSCR:	1.42x
		UW NOI Debt Yield:	11.0%

operated. The company’s real estate strategies include value-add, opportunistic and ground-up development as CIM Group seeks to create value in real estate assets through repositioning, re-leasing, active management, operational expertise, development or a combination there of. CIM Group was founded in 1994 by Richard Ressler, Avi Shemesh and Shaul Kuba, each possessing over 25 years of active real estate, infrastructure and lending experience. Under firm leadership, CIM Group is armed with expertise to manage every stage of the investment lifecycle by taking complete ownership for each investment, seeking to maximize asset value and deliver return for investors.

The Properties. The Sycamore Portfolio Properties are comprised of one mixed use and three retail properties located in Los Angeles, California, totaling 107,742 square feet (“SF”): 926 North Sycamore Avenue (the “926 North Sycamore Avenue Property”), 909-911 North Orange Drive (the “909-911 North Orange Drive Property”), 925 North Orange Drive (“the 925 North Orange Drive Property”) and 7029 Willoughby Avenue (“the 7029 Willoughby Avenue Property”). The Sycamore Portfolio Properties reside directly adjacent to one another and along main intersections, Santa Monice Boulevard and North La Brea Avenue. The borrower sponsor acquired the Sycamore Portfolio Properties in phases as either land parcels or existing warehouse structures in 2017 and 2018 and subsequently constructed and/or repurposed the existing properties as part of a multi-year re-development strategy. Post-renovation, the Sycamore Portfolio Properties are comprised of Class A creative office and retail and is among the newest, highest-quality product in the market. Specifically, with the ground-up construction of the 926 North Sycamore Avenue Property completed in 2021, outsized property quality has been demonstrated via accelerated lease-up of the office component. Across the Sycamore Portfolio Properties, the borrower sponsor has a total cost basis of approximately $73.4 million (approximately $681 PSF). As of January 15, 2025, the Sycamore Portfolio Properties was 100% leased to a diverse roster of 19 unique tenants operating across various industries with a concentration of creative/entertainment driven businesses.

The following table presents certain information relating to the Sycamore Portfolio Properties:

Sycamore Portfolio Summary
Property Name	Property Type	Allocated Cut-Off Date Balance	% of Portfolio Cut-Off Date Balance	Year Built/Renovated	SF	Underwritten NCF	% of Underwritten NCF	Appraised Value	% of Appraised Value
926 North Sycamore Avenue	Mixed Use	$33,081,700	75.0%	2021 / NAP	77,725	$3,945,882	81.6%	$68,600,000(1)	74.8%
909-911 North Orange Drive	Retail	$5,013,100	11.4%	1951 / 2021, 2022	10,385	$406,835	8.4%	$8,900,000(2)	9.7%
925 North Orange Drive	Retail	$4,123,700	9.4%	1952 / 2018	14,770	$332,739	6.9%	$9,800,000(2)	10.7%
7029 Willoughby Avenue	Retail	$1,881,500	4.3%	1949 / 2018	4,862	$152,393	3.2%	$4,400,000	4.8%
Total		$44,100,000	100.00%		107,742	$4,837,849	100.00%	$91,700,000	100.0%
(1)	With respect to the 926 North Sycamore Avenue Property, Appraised Value represents the “Hypothetical ”As-If-Funded“ Value (Assuming all TI’s and LC’s Are Paid)”, which assumes that all tenant improvements and leasing costs were funded or escrowed (and available). The borrower deposited approximately $2,678,592 at origination for all outstanding tenant improvements and leasing costs.
(2)	With respect to the 909-911 North Orange Drive Property and the 925 North Orange Drive Property, Appraised Value represents the “Hypothetical ”As-If-Subdivided“ Value”, which assumes a lot split is approved by the City of Los Angeles, creating a separate legal parcels that can be sold individually.

The 926 North Sycamore Avenue Property accounts for approximately 75.0%, 72.1% and 81.6% of allocated loan amount, net rentable area (“NRA”) and underwritten net cash flow, respectively. Built in 2021, the 926 North Sycamore Avenue Property is an eight-story, Class A, mixed-use office and retail building, totaling 77,725 SF, of which approximately 90.6% of NRA is attributable to creative office space and 8.7% of NRA is attributable to ground-floor, street-facing retail space. Located within Los Angeles’s Sycamore District, the 926 North Sycamore Avenue Property benefits from direct frontage on the east side of North Sycamore Avenue, a major street in the trade area, lined with contemporary art galleries, renowned restaurants and diversified shopping, providing extensive commercial exposure. The Sycamore District emerged out of a neighborhood of repurposed warehouses to support the burgeoning film and art industries and now serves as a destination for luxury retail, creative office and high-end residences. The creative office spaces at the 926 North Sycamore Avenue Property feature non-traditional office buildouts with larger, open floorplates, creating community spaces for collaboration, as well as modern architecture with glass and steel elements. Amenities include outdoor patios and balconies at each office level, as well as a landscaped front yard and courtyard space. The 926 North Sycamore Avenue Property features an in-house, five-level parking structure with 321 on-site parking spaces, providing tenants direct access to the building. Upon completion of ground-up construction in 2021, the borrower sponsor achieved an accelerated lease-up of 926 North Sycamore Avenue Property, with all leases executed post-COVID. As of January 15, 2025, the 926 North Sycamore Avenue Property is 100.0% leased to 13 tenants with a weighted average lease term of 8.1 years. The 926 North Sycamore Avenue Property has benefited from recent leasing with eight new leases, representing approximately 57,000 SF, having been signed over the past 18 months. Most recently, the borrower sponsor executed two office leases with Sony Music Entertainment (4,920 SF) and Spotify USA, Inc. (10,694 SF) (anticipated to serve as a full studio and office space for sports podcaster Bill Simmons).

In addition to the 926 North Sycamore Avenue Property, the Sycamore Portfolio Properties consist of three retail properties, all of which sit adjacent to one another. The 909-911 North Orange Drive Property comprises two single-story retail buildings spanning 10,385 SF, renovated in January 2022 and 100% leased to two tenants, including a day care/preschool and a clothing shop. The 925 North Orange Drive Property is a single-story retail building spanning 14,770 SF, renovated in September 2018 and 100% leased to one tenant as an art gallery/exhibition space. The 925 North Orange Drive Property benefits from direct frontage along North Orange Drive, providing accessibility and commercial exposure. The 7029 Willoughby Avenue Property is a single-story retail storefront spanning 4,862 SF, renovated in 2018 and 100% leased to three tenants, including two local businesses and a full-service restaurant. The 7029 Willoughby Avenue Property’s corner location and direct frontage along Willoughby Avenue and North Orange Drive provide visibility and access.

Major Tenants.

Jeffrey Deitch, Inc. (14,770 SF; 13.7% of NRA; 8.6% of underwritten base rent). Having been involved with modern and contemporary art for nearly 50 years, Jeffrey Deitch is an American artist, curator, dealer and advisor who has partaken in major cultural movements and art-market inflection points. Following nine years developing and co-managing Citibank’s art advisory service, the first professional art advisory service of its type, Deitch opened his own art advisory firm in 1988, which has recently been reestablished. Deitch later became director of the Museum of Contemporary Art, Los Angeles, presenting 50 exhibitions and projects, including The Painting Factory and Art in the Streets, which had the highest attendance in the museum’s history. In 2010, ArtReview named Deitch the twelfth most influential personal in the international art world. Deitch opened his 925 North Orange Drive Property, Los Angeles gallery in September 2018, showcasing thematic exhibitions like People, 2018, Punch, 2019, and Shattered Glass, 2021 as well as ambitious solo exhibitions with major artists including Ai Weiwei, Judy Chicago, Urs Fischer, Robert Longo, Nari Ward and Rammellzee. Jeffrey Deitch executed its first lease as the sole tenant at the 925 North Orange Drive Property in July 2017 and its current lease expires in July 2028 with two, 5-year renewal options.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

95

Various – Various	Loan #8	Cut-off Date Balance:	$44,100,000
Various	Sycamore Portfolio	Cut-off Date LTV:	48.1%
Los Angeles, CA 90038		UW NCF DSCR:	1.42x
		UW NOI Debt Yield:	11.0%

Minml Properties LLC (13,599 SF; 12.6% of NRA; 16.9% of underwritten base rent). Minml Properties, located in the 926 North Sycamore Avenue Property, serves as the family office and asset management firm for Garrett Camp, a billionaire entrepreneur known for his investments in the tech industry and his role as co-founder of Uber. The firm leases office space at the 926 North Sycamore Avenue Property, which is utilized as an incubator for some of Garrett Camp’s ventures and as a venue for hosting charitable and philanthropic events. Garrett Camp has been instrumental in establishing a series of companies, including the creation of StumbleUpon (now known as Mix), a personalized web-discovery tool, Expa, a startup studio designed for entrepreneurs to create and launch new companies and Aero, a luxury semi-private jet company. Minml Properties LLC has been at the property since 2021 and its current lease expires in March 2029 with one, 5-year renewal option.

Kobalt America Holdings (12,452 SF; 11.6% of NRA; 13.3% of underwritten base rent). Kobalt America Holdings, located in the 926 North Sycamore Avenue Property, is an independent rights management and music publishing company. Kobalt is one the world’s largest, most innovative music companies that uses technology to power creative freedom, transparency, ownership and control for artists. Founded in 2000 by Swedish entrepreneur Willard Ahdritz, Kobalt has been at the forefront of building a global digital music infrastructure and assembling a world-class creative team to lead the streaming era, aiming to create a more rewarding music business for creators. With over 20 years of operation, Kobalt has established itself as a destination for songwriters, artists, publishers, and rights holders. Kobalt has become the leading independent music publishing destination for artists, songwriters and publishers, while offering unique services and a technology platform that tracks and collects royalties for the trillions of micro-payments in digital music today. The company employs a unique one-global-roster, one-territory approach, representing some of the world’s most iconic and influential songwriters, including Roddy Ricch, FINNEAS, Karol G, Andrew Watt, Stevie Nicks, The Lumineers, Gunna, Justin Quiles, The Foo Fighters, Paul McCartney, and many others. On average, Kobalt represents over 40% of the top 100 songs and albums in the US and UK. Kobalt America Holdings has been at the property since 2023 and its current lease expires in August 2035 with one, 5-year renewal option. Kobalt America Holdings has a right of first offer, which expires August 28, 2028, to lease the contiguous space on the 7th floor of the building.

The following table presents certain information relating to the tenancy at the Sycamore Portfolio Properties:

Tenant Summary(1)
Tenant Name	Credit Rating (Fitch/Moody’s/ S&P)(2)	Tenant SF	Approx % of Total SF	Annual UW Rent	% of Total Annual UW Rent	Annual UW Rent PSF	Lease Expiration	Renewal Options	Term. Option (Y/N)
Jeffrey Deitch, Inc.	NR/NR/NR	14,770	13.7%	$594,050	8.6%	$40.22	7/31/2028	2 x 5 year	N
Minml Properties L.L.C.	NR/NR/NR	13,599	12.6%	$1,166,301	16.9%	$85.76	3/31/2029	1 x 5 year	N
Kobalt America Holdings	NR/NR/NR	12,452	11.6%	$919,439	13.3%	$73.84	8/31/2035	1 x 5 year	N
Renewable Resources Group	NR/NR/NR	11,021	10.2%	$820,791	11.9%	$74.48	11/30/2031	1 x 5 year	N
Spotify USA, Inc. (3)	NR/NR/NR	10,694	9.9%	$725,053	10.5%	$67.80	2/28/2031	2 x 5 year	N
Major Tenants Subtotal/Wtd. Avg.		62,536	58.0%	$4,225,635	61.3%	$67.57

Other Tenants		45,206	42.0%	2,669,928	38.7%	$59.06
Occupied Subtotal/Wtd. Avg.		107,742	100.0%	6,895,563	100.0%	$64.00

Vacant Space		0	0.0%
Total/Wtd. Avg.		107,742	100.0%

(1)	Based on the underwritten rent roll as of January 15, 2025, inclusive of contractual rent steps through January 2026.
(2)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(3)	Spotify USA, Inc.is currently in a gap rent period through September 2025, has a free rent period from November 2025 through March 2026, and a rent abatement period for April and May of 2026. The borrower deposited at loan origination an aggregate amount of $1,057,358.30, including $754,342.80 allocated to Spotify USA, Inc.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

96

Various – Various	Loan #8	Cut-off Date Balance:	$44,100,000
Various	Sycamore Portfolio	Cut-off Date LTV:	48.1%
Los Angeles, CA 90038		UW NCF DSCR:	1.42x
		UW NOI Debt Yield:	11.0%

The following table presents certain information relating to the lease rollover schedule at the Sycamore Portfolio Properties:

Lease Rollover Schedule(1)
Year	# of Leases Rolling	SF Rolling	Approx. % of Total SF Rolling	Approx. Cumulative % of SF Rolling	Total UW Rent Rolling	Approx. % of Total Rent Rolling	Approx. Cumulative % of Total Rent Rolling	UW Rent PSF Rolling
MTM/2025(2)	2	562	0.5%	0.5%	$0	0.0%	0.0%	$0.00
2026	0	0	0.0%	0.5%	$0	0.0%	0.0%	$0.00
2027	1	1,616	1.5%	2.0%	$89,979	1.3%	1.3%	$55.68
2028	2	17,044	15.8%	17.8%	$648,129	9.4%	10.7%	$38.03
2029	4	25,759	23.9%	41.7%	$1,911,633	27.7%	38.4%	$74.21
2030	2	6,733	6.2%	48.0%	$408,018	5.9%	44.3%	$60.60
2031	4	29,127	27.0%	75.0%	$2,049,685	29.7%	74.1%	$70.37
2032	3	5,115	4.7%	79.8%	$276,136	4.0%	78.1%	$53.99
2033	0	0	0.0%	79.8%	$0	0.0%	78.1%	$0.00
2034	2	9,334	8.7%	88.4%	$592,544	8.6%	86.7%	$63.48
2035	1	12,452	11.6%	100.0%	$919,439	13.3%	100.0%	$73.84
2036 & Thereafter	0	0	0.0%	100.0%	$0	0.0%	100.0%	$0.00
Vacant	0	0	0.0%	100.0%	$0	0.0%	100.0%	$0.00
Total/Wtd. Avg.	21	107,742	100.0%		$6,895,563	100.0%		$64.00

(1)	Information is based on the underwritten rent roll as of January 15, 2025.
(2)	MTM/2025 is attributable to two leases for Gigi’s Cuisine, L.L.C. (0.7% of UW rent) which utilizes the space as storage for its primary retail space.

The Market. The Sycamore Portfolio Properties are located in Los Angeles, California, the largest city in California and the second largest in the United States, with an estimated population of 3.8 million, according to the appraisal. The city serves as a major hub for business, international trade, entertainment, culture and education. As the “Entertainment Capital of the World,” Los Angeles is home to Hollywood and leads globally in the creation of motion pictures, television production and recorded music. Further according to the appraisal, the Los Angeles Metropolitan Area, with nearly 12.9 million residents, is a significant economic engine within the United States. Los Angeles features a robust public transportation network and is served by Los Angeles International Airport, one of the busiest airports globally, and the Port of Los Angeles, a major gateway for international trade. Los Angeles hosts a range of educational institutions, including the University of California, Los Angeles (UCLA) and the University of Southern California (USC), contributing to a well-educated workforce. The Sycamore Portfolio Properties benefit from Los Angeles’s significant consumer base, diverse economy and cultural significance.

According to the appraisal, the Sycamore Portfolio Properties are further located within the Hollywood/Sunset office submarket, encompassing approximately 5,616,000 SF and accounting for 2.7% of the region’s total office inventory. As of the third quarter of 2024, the submarket’s vacancy rate stands at 18.3%, slightly below the regional average of 18.5%. The Hollywood/Sunset office submarket features a diverse mix of Class A and Class B/C office spaces, with Class A buildings representing a significant portion of the inventory. The Hollywood/Sunset office submarket has a positive net absorption of 21,000 SF as of the third quarter of 2024. Rental rates in the Hollywood/Sunset submarket have an average asking rate at $49.34 per square foot (“PSF”), surpassing the regional average of $42.32. Class A office spaces command premium rents, averaging $54.94 PSF, as compared to $35.62 for Class B/C spaces. Further according to the appraisal, throughout the next five years, rental rates are expected to increase, reaching $52.11 PSF by 2028, reflecting a compound annual growth rate of 1.3%.

The appraisal regards the Los Angeles retail market, particularly the Santa Monica/Westside/Downtown submarket, as a dynamic area, comprising approximately 69.47 million SF (with the Santa Monica/Westside/Downtown submarket accounting for 5.99 million SF) as of the third quarter of 2024. The submarket’s vacancy rate of 4.7% and average rental rate of $44.98 compares favorably to the overall market’s vacancy rate of 8.1% and average rental rate of $34.34. Absorption rates have historically been positive within the submarket, averaging approximately 154,000 SF of absorption per year from 2019 to 2023. Looking ahead, as noted by the appraisal, vacancy rates are projected to decline from 8.0% in 2024 to 7.3% in 2028, while rental rates are expected to rise from $30.27 to $32.79 PSF with the Santa Monica/Westside/Downtown submarket anticipating a rent increase from $40.56 to $48.19 PSF.

According to the appraisal, the 2023 population and average household income within a one-, two- and three-mile radius of the Sycamore Portfolio Properties was 50,672, 185,832, 414,715, $108,386, $115,493 and $112,476, respectively.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

97

Various – Various	Loan #8	Cut-off Date Balance:	$44,100,000
Various	Sycamore Portfolio	Cut-off Date LTV:	48.1%
Los Angeles, CA 90038		UW NCF DSCR:	1.42x
		UW NOI Debt Yield:	11.0%

The following table presents certain information relating to the appraisal’s market rent conclusions for the Sycamore Portfolio Properties:

Market Rent Summary(1)
	Office Space	Office Space - Penthouse	Streetfront Retail
Market Rent (PSF)	$69.00	$81.00	$57.00
Average Lease Term (Years)	10	10	10
Escalations	3.0% Annual	3.0% Annual	3.0% Annual
Reimbursement	FSG	FSG	Net
Tenant Improvements (New/Renewal)	$40 / $20	$40 / $20	$10 / $0
Leasing Commissions (New/Renewal)	6.0% / 3.0%	6.0% / 3.0%	6.0% / 3.0%

(1)	Source: Appraisal dated February 4, 2025.

The following table presents certain information relating to comparable office leases for the Sycamore Portfolio Properties:

Comparable Office Properties(1)
Property Name/Location	Year Built/Renovated	Total NRA (SF)	Tenant Name	Tenant Size (SF)	Lease Date	Rent PSF	Lease Term (years)
926 North Sycamore Avenue Los Angeles, CA	2021 / NAP	77,725(2)				$74.85(2)(3)	8.1(2)(3)
Taft Building 1680 N. Vine Street Los Angeles, CA	1923 / 2019	126,063	Too Lost	3,511	3/23	$54.00	2.0
The Lot 1041 N. Formosa Drive West Hollywood, CA	2013 / NAP	468,760	HBHQ, LLC	38,687	4/23	$70.20	7.6
Columbia Square 1500 North El Centro Avenue Los Angeles, CA	2016 / NAP	113,000	Edelman	25,146	11/23	$66.00	10.8
The Sunset 8560 West Sunset Boulevard West Hollywood, CA	1963 / 2001	74,842	Gamma Media Holdings, LLC	7,818	1/24	$86.52	5.7
Sunset Media Tower 6255 W Sunset Boulevard Hollywood, CA	1971 / 2014	323,922	COM2US USA Inc.	11,841	4/24	$61.80	6.4
The Sunset 8560 Sunset Blvd West Hollywood, CA	1963 /2001	73,000	Bracket Ventures Management	4,498	6/24	$86.40	4.0
Wilshire Courtyard East 5700 Wilshire Boulevard Los Angeles, CA	1987 / 2015	1,006,645	Associated Production Music LLC	19,161	9/24	$54.00	10.7
(1)	Source: Appraisal dated February 4, 2025.
(2)	Based on the underwritten rent roll as of January 15, 2025.
(3)	Represents the weighted average on NRA for office tenants, not including 562 SF of storage space, occupied by Gigi’s Cuisine, L.L.C.

Appraisal. The appraisal concluded to an aggregate “as-is” value for the Sycamore Portfolio Properties of $90,000,000 as of November 26, 2024, resulting in an aggregate LTV based on the “as-is” value of 49.0%. The appraisal further concluded to an aggregate value for the Sycamore Portfolio Properties of $91,700,000, inclusive of the “as-if-funded” value with respect to the 926 North Sycamore Avenue Property and the “as-if-subdivided” value with respect to the 909-911 North Orange Drive Property and the 925 North Orange Drive Property, resulting in an LTV of 48.1%.

Environmental Matters. According to the Phase I environmental site assessments dated January 10, 2025, there was no evidence of any recognized environmental conditions at the Sycamore Portfolio Properties.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

98

Various – Various	Loan #8	Cut-off Date Balance:	$44,100,000
Various	Sycamore Portfolio	Cut-off Date LTV:	48.1%
Los Angeles, CA 90038		UW NCF DSCR:	1.42x
		UW NOI Debt Yield:	11.0%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and Underwritten Net Cash Flow at the Sycamore Portfolio Properties:

Cash Flow Analysis(1)(2)
	2023	2024	UW	UW PSF
Rents in Place	$3,263,789	$5,702,778	$6,712,591	$62.30
Rent Steps	0	0	182,971	$1.70
Straight Line IG Rent	0	0	22,267	$0.21
Overage / Percentage Rent	75,273	65,446	30,296	$0.28
Gross Potential Rent	$3,339,062	$5,768,224	$6,948,126	$64.49
Expense Reimbursement	304,548	383,363	494,723	$4.59
Other Income	273,073	465,322	545,868	$5.07
(Vacancy & Bad Debt)	(74,153)	(66,435)	(372,142)	($3.45)
Effective Gross Income	$3,842,530	$6,550,474	$7,616,574	$70.69

Real Estate Taxes	1,159,309	591,286	860,427	$7.99
Insurance	36,876	50,486	69,471	$0.64
Management Fee	115,276	196,514	228,497	$2.12
Other Operating Expenses	$1,165,747	$1,601,112	$1,587,169	$14.73
Total Expenses	$2,477,207	$2,439,398	$2,745,564	$25.48

Net Operating Income(3)	$1,365,323	$4,111,076	$4,871,010	$45.21
Replacement Reserves	0	0	10,774	$0.10
TI/LC	0	0	22,387	$0.21
Net Cash Flow	$1,365,323	$4,111,076	$4,837,849	$44.90

Occupancy %(4)	48.5%	81.5%	95.0%
NOI DSCR	0.40x	1.21x	1.43x
NCF DSCR	0.40x	1.21x	1.42x
NOI Debt Yield	3.1%	9.3%	11.0%
NCF Debt Yield	3.1%	9.3%	11.0%

(1)	Based on the underwritten rent roll as of January 15, 2025, inclusive of contractual rent steps through January 2026.
(2)	Historical financial information is not available due to the recent acquisitions (2017 and 2018) and subsequent re-development (completed in 2021) of the Sycamore Portfolio Properties.
(3)	The increase in UW Net Operating Income from 2023 Net Operating Income and 2024 Net Operating Income is primarily attributable to initial lease-up of the Sycamore Portfolio and burn-off of associated free rent with the 926 North Sycamore Avenue Property and the 909-911 North Orange Drive Property having been delivered in 2021.
(4)	UW Occupancy % represents the economic occupancy based on the underwritten rent roll dated January 15, 2025.

Escrows and Reserves.

Real Estate Taxes – The borrower is required to deposit into a real estate tax reserve commencing on the occurrence of a Cash Sweep Event (as defined below), on a monthly basis, an amount equal to 1/12 of the real estate taxes that the mortgage lender estimates will be payable during the ensuing 12 months. Notwithstanding the foregoing, the borrower will not be required to make such monthly deposits to the extent that such taxes have been paid on or prior to the date such taxes are due and payable and the borrower provides the lender with satisfactory evidence (as reasonably determined by the mortgage lender) of payment of such taxes within 10 days after the date such taxes are due and payable, provided no event of default has occurred and is continuing.

Insurance – On the loan origination date, the borrower was required to make an upfront deposit of $20,529 into a reserve for initial insurance premium deposit. In addition, the borrower is required to deposit into an insurance reserve commencing on the occurrence of a Cash Sweep Event (as defined below), on a monthly basis, an amount equal to 1/12 of the insurance premiums that the mortgage lender estimates will be payable for the renewal of the insurance coverage; provided, however, that such monthly reserves for insurance premiums will not be required so long as (i) no event of default has occurred and is continuing and (ii) the insurance coverage for the properties included in a blanket policy in accordance with the Sycamore Portfolio Mortgage Loan documents.

Replacement Reserve – The borrower is required to deposit into a replacement reserve commencing on the occurrence of a Cash Sweep Event (as defined below), on a monthly basis, an amount equal to 1/12 of $0.20 per RSF (other than the SF of any portion of the Sycamore Portfolio Properties where a tenant is responsible for the completion of the applicable replacements or an appropriate portion to the extent the tenant is only responsible for a portion of the replacements).

TI/LC Reserve – On the loan origination date, the borrower was required to make an upfront deposit of $1,500,000 into a rollover reserve. In addition, the borrower is required to deposit into a rollover reserve, on a monthly basis, an amount equal to 1/12 of $1.60 per PSF.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

99

Various – Various	Loan #8	Cut-off Date Balance:	$44,100,000
Various	Sycamore Portfolio	Cut-off Date LTV:	48.1%
Los Angeles, CA 90038		UW NCF DSCR:	1.42x
		UW NOI Debt Yield:	11.0%

Free Rent Reserve – On the loan origination date, the borrower was required to make an upfront deposit of $1,057,358 into a reserve for free rent, associated with concessions for Spotify USA, Inc., Sony Music Entertainment and First Street Entertainment, LLC.

Outstanding TI/LC Reserve – On the loan origination date, the borrower was required to make an upfront deposit of $2,678,592 into a reserve for outstanding tenant improvements associated with Minml Properties, LLC, Noah Clothing, Formula Fig, First Street Entertainment, LLC, Sony Music Entertainment and Spotify USA, Inc.

Deferred Maintenance Reserve – On the loan origination date, the borrower was required to make an upfront deposit of $17,050 into a deferred maintenance reserve.

Lockbox and Cash Management. The Sycamore Portfolio Mortgage Loan is structured with a hard lockbox and springing cash management. The borrower and property manager are required to direct the tenants to pay rent directly into the lockbox account and to deposit any rents otherwise received into such lockbox account within one business day after receipt. If no Cash Sweep Event (as defined below) is continuing, all funds in the lockbox account will be swept each business day to the borrower’s operating account. During the continuance of a Cash Sweep Event, all funds in the lockbox account are required to be swept on each business day to a lender-controlled cash management account and applied in accordance with the Sycamore Portfolio Mortgage Loan documents. During the continuance of a Cash Sweep Event, any excess cash is required to be deposited into an excess cash flow reserve account to be held as additional security for the Sycamore Portfolio Mortgage Loan in accordance with the Sycamore Portfolio Mortgage Loan documents. During the continuance of an event of default or an event of bankruptcy, all funds in the cash management account may be applied by the lender in such order and priority as the lender determines.

A “Cash Sweep Event” means the period commencing upon the occurrence of (i) an event of default, (ii) a bankruptcy action of any borrower, (iii) a bankruptcy action of any affiliated manager and borrower’s failure to replace such with a qualified manager under a replacement management agreement within 60 days of the date the borrower becomes aware of such bankruptcy action (which may be extended for an additional 60 days if the delay is solely due to a delay in the servicer’s approval and/or receipt of a rating agency confirmation, to the extent required) or (iv) the debt service coverage ratio falling below 1.25x based on the trailing three month period immediately preceding the date of such determination, unless prior to the occurrence of, the borrower has defeased a portion of the Sycamore Portfolio Mortgage Loan in an amount which, if used to complete such partial defeasance, would be sufficient to cause the calculation of debt service coverage ratio based upon the trailing three periods to be 1.25x or higher for two consecutive quarters.

A Cash Sweep Event will be cured (a) with respect to clause (i) above, upon the acceptance by the lender of a cure of such event of default (which cure the lender may reject or accept in its sole and absolute discretion), (b) with respect to clause (ii) above, if the bankruptcy action has been stayed or dismissed within 60 days without any adverse modifications to the loan documents (provided such bankruptcy action was not the result of the borrower soliciting, or causing to be solicited, petitioning creditors, or otherwise taking collusive action); provided, however, (x) no event of default has occurred and is continuing and (y) borrower pays lender’s reasonable expenses incurred in connection with such cure, including reasonable attorney’s fees and expenses. In no event is the borrower entitled to cure a Cash Sweep Event caused by a bankruptcy action of the borrower, (c) with respect to clause (iii) above, if the borrower replaces the affiliated manager with a qualified manager under a replacement management agreement within sixty days of such bankruptcy action and (d) with respect to clause (iv) above, achievement of a debt service coverage ratio of 1.25x or greater for two consecutive quarters based upon the trailing three month period immediately preceding the date of determination. In no event is the borrower entitled to cure a Cash Sweep Event caused by a bankruptcy action of the borrower other than as provided in clause (b) of this definition.

Release of Property and Partial Defeasance. The Sycamore Portfolio Mortgage Loan allows for the release of individual properties upon borrower’s election to partially defease the property in accordance with the loan documents. The property may be individually released upon satisfaction of, among other customary conditions: (i) the amount of the outstanding principal balance of the loan to be defeased equals or exceeds the Adjusted Release Amount for the applicable property; (ii) no event of default has occurred and is continuing; (iii) borrower conveys the individual property, concurrently with the release, to an entity other than the borrower; (iv) borrower provides reasonably satisfactory evidence that the release will not constitute a default by the borrower or have a material adverse impact on the tenants at the property; (v) if the loan is included in a REMIC Trust and the LTV exceeds or would exceed 125% immediately after the release of the individual property, the principal balance of the loan is prepaid by an amount not less than the greater of the adjusted release amount and at least one of (x) the net proceeds of an arm’s length sale to an unrelated person, (y) the fair market value at the time of release, or (z) the amount such that the LTV for the individual property immediately after the release is not greater than the LTV immediately prior to the release; (vi) borrower provides a letter of endorsement to the title policy, extending the effective date and confirming there has been no change in priority, (vii) borrower continues to be a special purpose entity after the release; (viii) if required by lender, borrower delivers an additional or updated insolvency opinion to lender of the rating agencies; (ix) borrower provides an opinion that the release would not cause a “significant modification” under Treasury Regulation Section 1.860G-2(b); (x) borrower submits a release of lien to the lender not less than 10 days prior to the date of the partial defeasance in a form appropriate to the applicable jurisdiction that would be satisfactory to a prudent lender, and all other documentation lender reasonably requires; (xi) after the release, the DSCR for the properties remaining, based on the trailing three month period immediately preceding the release of the property, is greater than or equal to the DSCR as of the closing date and the DSCR for those remaining properties immediately preceding the release; (xii) borrower delivers evidence that the individual property is legally subdivided properly, constitutes a separate tax parcel, that the parcel is not subject to any easements or liens for taxes, the remaining properties will have an appurtenant easement for utilities and access currently crossing or located on the released property, the release will not have a material adverse effect on the use, operation, or value of the remaining properties; and (xiii) borrower reimburses lender and servicer for reasonable, actual out-of-pocket costs and expenses incurred from such release.

The “Adjusted Release Amount” for each individual property in the Sycamore Portfolio means an amount equal to 110% of the Allocated Cut-Off Date Balance, as displayed in the Sycamore Portfolio Summary above.

If no default is then-existing, borrower also has the right, after two years from the date the last note is securitized but prior to November 5, 2029, to partially defease the property with a defeased note in the amount sufficient to increase the DSCR as required under the loan documents or eliminate one or more mezzanine loans. If defeased under this election, no property will be released.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

100

Various – Various	Loan #8	Cut-off Date Balance:	$44,100,000
Various	Sycamore Portfolio	Cut-off Date LTV:	48.1%
Los Angeles, CA 90038		UW NCF DSCR:	1.42x
		UW NOI Debt Yield:	11.0%

Permitted Mezzanine Loan. The direct or indirect owners of the borrower have a right to incur additional indebtedness in the form of a mezzanine loan (the “Mezzanine Loan”), secured by the ownership interests in the borrower, subject to the satisfaction of certain conditions set forth in the related Sycamore Portfolio Mortgage Loan documents, including, without limitation, the following: (a) no event of default has occurred or is continuing; (b) the ratio of the original amount of the loan and the Mezzanine Loan to the value of the property, as determined by lender pursuant to a new appraisal obtained at the expense of the borrower, does not exceed 48.1%; (c) the debt yield, as determined by lender in its sole and absolute discretion, is at least 11%; (d) the projected DSCR for the three month period following the date of the Mezzanine Loan, as reasonably determined by lender, is not less than 1.40x; (e) the maturity date of the Mezzanine Loan is not earlier than the maturity date of the mortgage loan; (f) the Mezzanine Loan is evidenced by documentation approved by Lender in its sole discretion and the Sycamore Portfolio Mortgage Loan documents have been amended as reasonably required by Lender to reflect active cash management; (g) the Mezzanine Loan is non-transferable without the prior written consent of the lender, except as provided in the referenced intercreditor agreement; (h) Mezzanine Loan lender enters into an intercreditor agreement with lender in the form and substance acceptable to lender and the applicable rating agencies, in its sole discretion; (i) the Mezzanine Loan is subject to the applicable section of the Sycamore Portfolio Mortgage Loan documents in all respects; (j) the Mezzanine Loan lender is not an affiliate of the borrower and satisfies a customary qualified transferee definition (including having assets in excess of $600,000,000 and the capital/statutory surplus or shareholder’s equity of at least $250,000,000 and be regularly engaged in the business of making or owning commercial real estate loans or operating commercial properties); (k) lender, at its option and following a securitization, has received rating agency confirmations; (l) guarantor delivers a reaffirmation of the guaranty and environmental indemnity agreements, as reasonably acceptable to lender; and (m) borrower pays any and all actual and reasonable out-of-pocket costs and expenses incurred by lender in connection with the Mezzanine Loan. See “Description of the Mortgage Pool—Additional Indebtedness” in the prospectus for additional information.

Terrorism Insurance. The borrower is required to obtain and maintain property insurance for 100% of full replacement cost and business interruption, which must cover perils of terrorism and acts of terrorism. See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

101

Hospitality – Select Service	Loan #9	Cut-off Date Balance:	$41,000,000
59-77 Box Street	Box House Hotel	Cut-off Date LTV:	55.4%
Brooklyn, NY 11222		UW NCF DSCR:	1.36x
		UW NOI Debt Yield:	13.2%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

102

Hospitality – Select Service	Loan #9	Cut-off Date Balance:	$41,000,000
59-77 Box Street	Box House Hotel	Cut-off Date LTV:	55.4%
Brooklyn, NY 11222		UW NCF DSCR:	1.36x
		UW NOI Debt Yield:	13.2%

Box House Hotel
59-77 Box Street
Brooklyn, NY 11222
QUEENS
Long Island City
Hunters Point
Greenpoint
BROOKLYN
Williamsburg
East River
Newtown Creek
Long Island Expwy
Brooklyn-Queens Expwy
JFK Intl. Airport 14 miles
QUEENS-MIDTOWN TUNNEL
LIRR
East River Ferry
PULASKI BRIDGE
GREENPOINT AVE. BRIDGE
4540 Center Blvd.
4545 Center Blvd.
Culture Lab LIC
Pepsi Cola Park
Pepsi Cola Sign
Gantry Plaza State Park
4720 Center Blvd.
4705 Center Blvd.
Queens Public Library at Hunters Point
Murray Playground
Attic Studios
Hunters Pt. Comm. Park
GUM Studios Stage A
Hunters Pt. South Park
Hunters Point South - Ferry Terminal
Gotham Point
Silvercup Studios East
FIRST CALVARY CEMETERY
The Greenpoint Gallery
Le Fanfare
The Creamery Studio
Cinema World Studios
Newtown Barge Playground
Eagle + West
Bakeri
Broadway Stages
Faurschou New York
Franklin Guesthouse
Astral Apartments
Mirror Gallery
THE JAVA PROJECT
Cine Magic East River Studios
Key Food
Brooklyn Art Studios
WNYC Transmitter Park
Pencil Factory
The Brooklyn Barge
Ferox Ninja Park
Triskelion Arts
Windmill Studios
Vinnie's Pizzeria
Calyer Place
Greenpoint Sidewalk Clock
Amber Steak House
McGorlick Park
Greenpoint Fish & Lobster Co.
Charlotte Beach
Bushwick Inlet Park
Wythe Hotel
The William Vale
Arlo Williamsburg
Brooklyn Bowl/ Brooklyn Brewery
McCarren Park
North 5th Street Pier Park
The Hoxton, Williamsburg
Hecla Iron Works
Music Hall of Williamsburg
McCarren Play Center
Ericsson Playground
Brooklyn Steel
Manhattan Ave.
McGuinness Blvd.
Greenpoint Ave.
Nassau Ave.
Norman Ave.
Driggs Ave.
Bedford Ave.
Kingsland Ave.
Vandervoort Ave.
Lombardy St.
Meeker Ave.
Van Dam St.
Borden Ave.
Jackson Ave.
Vernon Blvd.
Center Blvd.
48th Ave.
51st Ave.
54th Ave.
PATERSON
YONKERS
BRONX
NEW JERSEY
NEWARK
JERSEY CITY
MANHATTAN
QUEENS
LONG ISLAND
BROOKLYN
STATEN ISLAND
Atlantic Ocean

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

103

Mortgage Loan No. 9 – Box House Hotel

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	MSMCH			Single Asset/Portfolio:	Single Asset
Credit Assessment (Fitch/KRBA/Moody’s):	NR/NR/NR			Location:	Brooklyn, NY 11222
Original Balance:	$41,000,000			General Property Type:	Hospitality
Cut-off Date Balance:	$41,000,000			Detailed Property Type:	Select Service
% of Initial Pool Balance:	4.6%			Title Vesting:	Fee
Loan Purpose:	Refinance			Year Built/Renovated:	2011/2014
Borrower Sponsor:	Joseph Torres			Size:	128 Rooms
Guarantor:	Joseph Torres			Cut-off Date Balance Per Room:	$320,313
Mortgage Rate:	7.9360%			Maturity Date Balance Per Room:	$306,797
Note Date:	3/13/2025			Property Manager:	Self-Managed
Maturity Date:	4/1/2030			Underwriting and Financial Information
Term to Maturity:	60 months			UW NOI:	$5,422,473
Amortization Term:	360 months			UW NCF:	$4,881,942
IO Period:	0 months			UW NOI Debt Yield:	13.2%
Seasoning:	0 months			UW NCF Debt Yield:	11.9%
Prepayment Provisions:	L(24),D(29),O(7)			UW NOI Debt Yield at Maturity:	13.8%
Lockbox/Cash Mgmt Status:	Hard/Springing			UW NCF DSCR:	1.36x
Additional Debt Type:	NAP			Most Recent NOI:	$6,301,649 (12/31/2024)
Additional Debt Balance:	NAP			2nd Most Recent NOI:	$5,529,587 (12/31/2023)
Future Debt Permitted (Type):	No (NAP)			3rd Most Recent NOI:	$4,903,250 (12/31/2022)
				Most Recent Occupancy:	65.9% (12/31/2024)
Reserves(1)				2nd Most Recent Occupancy:	66.3% (12/31/2023)
Type	Initial	Monthly	Cap	3rd Most Recent Occupancy:	67.1% (12/31/2022)
RE Taxes:	$147,550	$49,183	NAP	Appraised Value (as of):	$74,000,000 (10/24/2024)
Insurance:	$317,266	$28,842	NAP	Appraised Value Per Room:	$578,125
FF&E Reserve:	$0	$39,304(2)	NAP	Cut-off Date LTV Ratio:	55.4%
Deferred Maintenance Reserve:	$9,125	$0	NAP	Maturity Date LTV Ratio:	53.1%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan Amount:	$41,000,000	100.0%	Loan Payoff:	$30,383,996	74.1%
			Return of Equity:	$8,609,237	21.0%
			Closing Costs:	$1,532,826	3.7%
			Reserves:	$473,941	1.2%
Total Sources:	$41,000,000	100.0%	Total Uses:	$41,000,000	100.0%
(1)	See “Escrows and Reserves” below.
(2)	The greater of (i) 4% of operating income for the prior month or (ii) the amount of the deposit required by the franchisor on account of FF&E under the franchise agreement (if any).

The Mortgage Loan. The ninth largest mortgage loan (the “Box House Hotel Mortgage Loan”) is evidenced by a promissory note in the original principal amount of $41,000,000. The Box House Hotel Mortgage Loan is secured by a first priority fee mortgage encumbering a hospitality property located in Brooklyn, New York (the “Box House Hotel Property”).

The Borrowers and the Borrower Sponsor. The borrowing entities for the Box House Hotel Mortgage Loan are 77 Box Street Holding Company LLC and Greenpoint Hotel LLC, each a New York limited liability company and single purpose entity with one independent director. Legal counsel to the borrowers delivered a non-consolidation opinion in connection with the origination of the Box House Hotel Mortgage Loan. The borrower sponsor and non-recourse carveout guarantor is Joseph Torres. The borrowing entities, 77 Box Street Holding Company LLC and Greenpoint Hotel LLC, are 98% and 99% owned and controlled, respectively, by Joseph Torres. 77 Box Street Holding Company LLC owns the Box House Hotel Property and Greenpoint Hotel LLC operates the Box House Hotel Property, pursuant to an operating lease between the two borrowers.

The Property. The Box House Hotel Property is a 4-story, 128-key, unflagged independent select-service hospitality property converted in 2011. The site was originally improved as a manufacturing warehouse in 1952. The borrower sponsor acquired the Box House Hotel Property in 1999, when it was a warehouse, for $1.28 million and developed it into a nine-unit commercial building at a cost of $3.0 million. In 2011, the commercial building was converted to a hotel called the Loft Suites with 32 keys at a cost of $5.0 million and over the subsequent three years, 24 more keys were added at a cost of $3.5 million. Between 2014 and 2018, 72 additional keys were added at a cost of $11.4 million, bringing the total to 128 keys, and between 2018 and 2019, the rooftop event space was created at a cost of $1.45 million. The borrower sponsor has owned the Box House Hotel Property for over 25 years and reports a total cost basis of approximately $25.6 million. Between 2019 and 2024, approximately $300,000 was spent on soft goods.

The Box House Hotel Property offers amenities including a restaurant, a rooftop event space, business center, fitness center, guest self-laundry, vending machines, and complimentary car service. The Box House Hotel Property offers 64 standard rooms, 48 loft suites, 15 various sized suites, and a penthouse. Each unit features natural oak hardwood floors, curated antique furnishings, an LCD television, in-room safes, hair dryer, marble bathroom, refrigerator, and individually controlled heat and air conditioning. The suites typically include a pullout sofa in the living room area and a kitchenette with dishware. The penthouse is located directly below the rooftop event space and is comprised of 2,500 SF, two bedrooms, two and a half bathrooms, lounge furniture, full kitchen/bar, city views, and three wrap-around balconies. Select rooms have a balcony and feature views of the New York City skyline. According to the

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

104

Hospitality – Select Service	Loan #9	Cut-off Date Balance:	$41,000,000
59-77 Box Street	Box House Hotel	Cut-off Date LTV:	55.4%
Brooklyn, NY 11222		UW NCF DSCR:	1.36x
		UW NOI Debt Yield:	13.2%

appraisal, the commercial segment accounted for 25% of the Box House Hotel Property’s occupancy while leisure accounted for 65%, with 10% from the group segment.

The restaurant at the Box House Hotel Property is called Brooklyn Lantern. It is a 50-seat, 2,000 SF full-service restaurant and bar specializing in creative American cuisine, craft beer and cocktails. The rooftop event space, Top of the Box, contains 10,000 SF of outdoor space and has a 400-person standing capacity. The rooftop has a retractable roof which allows for events all-year long and features panoramic views of the Manhattan, Brooklyn, and Long Island City skylines, live green wall, wrap-around marble bar and heating and air-conditioning. Brooklyn Lantern and Top of the Box are leased to entities affiliated with the borrower sponsor. Both leases are guaranteed by the non-recourse carveout guarantor and extend five years past the loan term. Brooklyn Lantern has a lease that expires in March 2035 with no termination options. The tenant currently pays annual base rent of $126,000 with 3.0% annual rent escalations. Top of the Box has a lease that expires in October 2035 with no termination options. The tenant currently pays annual base rent of $728,160 with annual rent escalations that average approximately 3.0% per year.

The following table presents certain information relating to the performance of the Box House Hotel Property:

Historical Occupancy, ADR, RevPAR(1)
	Box House Hotel Property			Competitive Set(2)			Penetration Factor
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
2021(3)	51.7%	$232.98	$120.37	71.8%	$148.47	$106.55	72.0%	156.9%	113.0%
2022(3)	67.2%	$268.62	$180.52	81.6%	$203.18	$165.83	82.3%	132.2%	108.9%
2023(4)	66.3%	$296.78	$196.64	86.3%	$224.60	$193.77	76.8%	132.1%	101.5%
2024(4)	65.9%	$306.39	$201.88	88.7%	$236.13	$209.55	74.2%	129.8%	96.3%

(1)	The variances between the underwriting, the appraisal and the industry report data with respect to Occupancy, ADR and RevPAR at the Box House Hotel Property are attributable to variances in reporting methodologies and/or timing differences.
(2)	Occupancy, ADR and RevPAR for the Competitive Set are based on data provided by a third-party hospitality research report.
(3)	The 2021 and 2022 Competitive Set includes Nu Hotel, Aloft New York Brooklyn, Holiday Inn Brooklyn Downtown, CODA Williamsburg, Hotel Indigo Brooklyn, Hampton Inn Brooklyn Downtown, The Tillary Hotel Brooklyn, and Sheraton Hotel Brooklyn.
(4)	The 2023 and 2024 Competitive Set includes Nu Hotel, Aloft New York Brooklyn, Holiday Inn Brooklyn Downtown, CODA Williamsburg, Hampton Inn Brooklyn Downtown, The Tillary Hotel Brooklyn, and Sheraton Hotel Brooklyn.

The Market. The Box House Hotel Property is located in the Greenpoint neighborhood of Brooklyn, New York. The majority of the neighborhood is improved with 3 to 5-story buildings with retail at grade; and the area largely houses a mix of young professionals and families. Due to its proximity to Manhattan, Williamsburg, and Long Island City, the area has become popular within the past several years. Greenpoint, Nassau and Metropolitan Avenues are the main commercial strips and are populated by bars and restaurants, art galleries, retail stores and nightlife venues.

The Box House Hotel Property is a few blocks from Newton Creek Nature Walk and is well connected to various public transportation options, including the G Train subway line, located ten blocks south, and the 7 Train located just across the Pulaski Bridge Pedestrian Path. The Box House Hotel Property is less than a mile from the Greenpoint Ferry Terminal, which provides regular direct ferry service to Dumbo and East 34th Street and Pier 11 at Wall Street in Manhattan. Average travel time via public transportation to the heart of Manhattan is approximately 30 minutes. Additionally, the neighborhood is approximately a 15-minute drive from LaGuardia Airport.

The following table presents certain information relating to the primary hotel competition for the Box House Hotel Property from the appraisal:

Appraisal Primary Competitive Set(1)
Property	Location	Year Opened	Number of Rooms	Occupancy	ADR	RevPAR
Box House Hotel Property(2)	Brooklyn, NY	2011	128	65.9%	$306.00	$201.68
Nu Hotel	Brooklyn, NY	2008	93	75% - 80%	$250 - $260	$195 - $205
Aloft New York Brooklyn	Brooklyn, NY	2011	176	80% - 85%	$215 - $225	$170 - $180
Holiday Inn Brooklyn Downtown	Brooklyn, NY	2016	245	90% - 95%	$205 - $215	$190 - $200
CODA Williamsburg	Brooklyn, NY	2011	64	70% - 75%	$230 - $240	$160 - $170
Hampton Inn Brooklyn Downtown	Brooklyn, NY	2014	262	85% - 90%	$225 - $235	$190 - $200
The Tillary Hotel Brooklyn	Brooklyn, NY	2015	174	85% - 90%	$225 - $235	$190 - $200
Sheraton Hotel Brooklyn	Brooklyn, NY	2010	321	90% - 95%	$215 - $225	$195 - $205

Source: Appraisal unless otherwise noted. Occupancy, ADR and RevPAR are based on estimated 2023 values.

(1)	The variances between the underwriting, the appraisal and the industry report data with respect to Occupancy, ADR and RevPAR at the Box House Hotel Property are attributable to variances in reporting methodologies and/or timing differences.
(2)	Box House Hotel Property information is based on financial information provided by the borrower sponsor for 2024.

Appraisal. The appraisal concluded to an “As-is” appraised value for the Box House Hotel Property of $74,000,000 as of October 24, 2024.

Environmental Matters. According to the Phase I environmental site assessment dated November 5, 2024, there was no evidence of any recognized environmental conditions at the Box House Hotel Property.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

105

Hospitality – Select Service	Loan #9	Cut-off Date Balance:	$41,000,000
59-77 Box Street	Box House Hotel	Cut-off Date LTV:	55.4%
Brooklyn, NY 11222		UW NCF DSCR:	1.36x
		UW NOI Debt Yield:	13.2%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Box House Hotel Property:

Cash Flow Analysis
	2021	2022	2023	2024	UW	Per Room
Occupancy(1)	51.7%	67.1%	66.3%	65.9%	65.9%
ADR(1)	$226.05	$267.71	$295.92	$306.00	$306.00
RevPAR(1)	$116.79	$179.58	$196.07	$201.68	$201.68

Room Revenue	$5,342,983	$8,237,177	$8,987,684	$9,265,529	$9,275,475	$72,465
Food and Beverage Revenue(2)	$937,000	$770,000	$780,000	$792,360	$3,455,366	$26,995
Misc Income(3)	$156,184	$11,078	$4,086	$782,418	$782,418	$6,113
Total Revenue	$6,436,167	$9,018,255	$9,771,770	$10,840,307	$13,513,259	$105,572

Room Expense	$1,116,673	$1,872,417	$2,398,875	$2,393,092	$2,395,622	$18,716
Food and Beverage Expense(2)	$0	$0	$0	$0	$2,591,525	$20,246
Real Estate Taxes	$440,601	$468,775	$518,521	$552,883	$568,647	$4,443
Property Insurance	$183,881	$214,970	$181,617	$221,626	$336,027	$2,625
Other Expenses	$1,018,565	$1,558,843	$1,143,170	$1,371,057	$2,198,966	$17,179
Total Expenses	$2,759,720	$4,115,005	$4,242,183	$4,538,658	$8,090,786	$63,209

Net Operating Income	$3,676,447	$4,903,250	$5,529,587	$6,301,649	$5,422,473	$42,363
FF&E	$0	$0	$0	$0	$540,530	$4,223
Net Cash Flow	$3,676,447	$4,903,250	$5,529,587	$6,301,649	$4,881,942	$38,140

NOI DSCR	1.02x	1.37x	1.54x	1.76x	1.51x
NCF DSCR	1.02x	1.37x	1.54x	1.76x	1.36x
NOI Debt Yield	9.0%	12.0%	13.5%	15.4%	13.2%
NCF Debt Yield	9.0%	12.0%	13.5%	15.4%	11.9%
(1)	The variances between the underwriting, the appraisal and the industry report data with respect to Occupancy, ADR and RevPAR at the Box House Hotel Property are attributable to variances in reporting methodologies and/or timing differences.
(2)	Food and Beverage spaces include Brooklyn Lantern and Top of the Box. leased to entities affiliated with the hotel ownership, with both leases guaranteed by the non-recourse carveout guarantor. Brooklyn Lantern has a lease that expires in March 2035 and pays a current annual base rent of $126,000 with 3.0% annual rent steps. Top of the Box has a lease that expires in October 2035, and currently pays annual base rent of $728,160 with annual rent steps that average approximately 3.0% per year. Historical Food and Beverage Revenue represent annual base rent paid by Brooklyn Lantern and Top of the Box. UW Food and Beverage Revenue was underwritten based on 2024 actual revenue from Brooklyn Lantern and Top of the Box. UW Food and Beverage Expense was underwritten at 75% of the Food and Beverage Revenue based on historical expense ratios and appraisal estimates.
(3)	Miscellaneous income includes resort fees, early check in fees, late check out fees, upgrade fee and forfeited customer deposits. In 2024, the Box House Hotel Property began implementing a resort fee, upgrade fee and early check-in fee. The resort fee is the largest contributor to the miscellaneous income.

Escrows and Reserves.

Deferred Maintenance – The Box House Hotel Mortgage Loan documents provide for an upfront reserve of approximately $9,125 for deferred maintenance.

Real Estate Taxes – The Box House Hotel Mortgage Loan documents require the borrowers to deposit $147,550 into an upfront reserve for real estate taxes on the origination date. In addition, the Box House Hotel Mortgage Loan documents require ongoing monthly deposits into a reserve for real estate taxes in an amount equal to 1/12 of the real estate taxes that the lender estimates will be payable during the next twelve months for the Box House Hotel Property, initially estimated to be $49,183 monthly.

Insurance – The Box House Hotel Mortgage Loan documents require the borrowers to deposit $317,266 into an upfront reserve for insurance premiums on the origination date. In addition, the Box House Hotel Mortgage Loan documents require ongoing monthly deposits into a reserve for insurance premiums in an amount equal to 1/12 of the insurance premiums that the lender estimates will be payable for the renewal of coverage upon the expiration of the insurance policies, initially estimated to be $28,842 monthly.

Notwithstanding the above, the borrowers are not required to make deposits into such reserve so long as (i) the liability and casualty insurance policies covering the Box House Hotel Property are part of a blanket or umbrella policy approved by the lender in its reasonable discretion, (ii) no event of default is continuing under the Box House Hotel Mortgage Loan documents and (iii) the borrowers provide the lender with evidence of renewal of such insurance policies and paid receipts for the insurance premiums no later than 10 days prior to their expiration.

FF&E Reserve – The Box House Hotel Mortgage Loan documents provide for ongoing monthly deposits for furniture, fixtures and equipment in an amount equal to the greater of (i) 4% of the projected operating income for the Box House Hotel Property for the prior month as set forth in the most recent annual budget or approved annual budget, as applicable and (ii) the then-current amount required by any franchise agreement that is entered into by the borrowers following the origination date.

Future PIP Reserve – The Box House Hotel Mortgage Loan documents require the borrowers, in connection with entering into any franchise agreement, to deposit all Excess Cash Flow (as defined below) on each monthly payment date into a reserve for any future property improvement plan (“PIP”) for the Box House Hotel Property, until the amount of the deposit is at least equal to 110% of the total amount as set forth in the PIP agreement.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

106

Hospitality – Select Service	Loan #9	Cut-off Date Balance:	$41,000,000
59-77 Box Street	Box House Hotel	Cut-off Date LTV:	55.4%
Brooklyn, NY 11222		UW NCF DSCR:	1.36x
		UW NOI Debt Yield:	13.2%

Lockbox and Cash Management. The Box House Hotel Mortgage Loan is structured with a hard lockbox and springing cash management. At origination, the borrowers were required to establish and maintain a lockbox account for the benefit of the lender, to direct all tenants under leases at the Box House Hotel Property to send all payments of rents directly into the lockbox account, and to direct all credit card banks with which the borrowers have entered into clearance agreements for credit card receipts, and all credit card companies with which the borrowers have entered into merchants agreements, to transfer all credit card receipts directly into the lockbox account. If notwithstanding such directions, the borrowers or any property manager receive any rents, such rents must be deposited into the lockbox account within two business days of receipt. In addition, upon the first occurrence of a Cash Sweep Event Period (as defined below), the lender is required to establish and the borrowers are required to cooperate with the lender to establish, a lender-controlled cash management account. In the absence of a Cash Sweep Event Period, the funds in the lockbox account are required to be released to an account controlled by the borrowers. If a Cash Sweep Event Period is continuing, the lender has the right to require that all funds in the lockbox account be swept to the cash management account, and applied, provided that no event of default is continuing under the Box House Hotel Mortgage Loan, (i) to fund the required tax and insurance reserves deposits, if any, as described above under “Escrows and Reserves,” (ii) to fund the payment of debt service on the Box House Hotel Mortgage Loan, (iii) to pay the required monthly deposit, if any, into the FF&E reserve, as described above under “Escrows and Reserves,” (iv) to pay monthly operating expenses referenced in the lender-approved annual budget, and extraordinary expenses approved by the lender, and (v) to pay all amounts remaining after payment of the amounts set forth in the preceding clauses (the “Excess Cash Flow”) in the following order of priority: (A) if then required as described above, to the future PIP reserve, or (B) to an excess cash flow reserve, to be held as additional security for the Box House Hotel Mortgage Loan during such Cash Sweep Event Period.

“Cash Sweep Event Period” means a period:

(A)	commencing upon an event of default under the Box House Hotel Mortgage Loan documents, and ending upon the cure (if applicable) of such event of default; or
(B)	commencing upon the debt service coverage ratio of the Box House Hotel Mortgage Loan being less than 1.20x at the end of any calendar quarter (“DSCR Event”) and ending upon either (a) the date that such debt service coverage ratio is equal to or greater than 1.20x for two consecutive calendar quarters or (b) provided that the debt service coverage ratio is above 1.00x, the borrowers deliver to the lender the DSCR Maintenance Funds (as defined below), either in the form of cash or a DSCR Maintenance Letter of Credit (as defined below).

“DSCR Maintenance Funds” means an amount which, if applied to repay the then outstanding principal balance of the Box House Hotel Mortgage Loan, would result in the debt service coverage ratio being at least equal to 1.20x. The amount of DSCR Maintenance Funds will be recalculated by the lender each calendar quarter for so long as a DSCR Event is continuing.

“DSCR Maintenance Letter of Credit” means a letter of credit in a face amount equal to the required amount of DSCR Maintenance Funds.

Terrorism Insurance. The borrowers are required to obtain and maintain an “all risk” property insurance policy that covers perils of terrorism and acts of terrorism in an amount equal to the “full replacement cost” of the Box House Hotel Property together with 12 months of business income insurance with a six-month extended period of indemnity. For so long as the Terrorism Risk Insurance Act of 2002, as extended and modified by the Terrorism Risk Insurance Program Reauthorization Act of 2015 (“TRIPRA”) (including any extensions thereof or if another federal governmental program is in effect relating to “acts of terrorism” which provides substantially similar protections as TRIPRA) (i) is in effect and (ii) continues to cover both foreign and domestic acts of terrorism, the lender is required to accept terrorism insurance which covers against “covered acts” as defined by TRIPRA (or such other program). See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

107

Various – Various	Loan #10	Cut-off Date Balance:	$36,492,753
Various	Radius at Harbor Bay	Cut-off Date LTV:	66.8%
Alameda, CA 94502		UW NCF DSCR:	1.45x
		UW NOI Debt Yield:	10.8%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

108

Various – Various	Loan #10	Cut-off Date Balance:	$36,492,753
Various	Radius at Harbor Bay	Cut-off Date LTV:	66.8%
Alameda, CA 94502		UW NCF DSCR:	1.45x
		UW NOI Debt Yield:	10.8%

OAKLAND
Alameda
San Francisco Bay
San Leandro Bay
San Leandro
Bay Farm Island
Oakland International Airport
ALAMEDA COUNTY
College of Alameda
Marina Village Shopping Center
Jean Sweeney Open Space Park
Fortman Marina
Downtown Oakland 1 mile
Coast Guard Island Alameda
Pacific Pinball Museum
Neptune Plaza Shopping Center
Robert W. Crown Mem. State Beach
Alameda Hospital
DOWNTOWN ALAMEDA
South Shore Center
Bridgeside Shopping Center
Mills College
FRUITVALE
OAKLAND COLISEUM
Oakland Arena
Oakland Coliseum
Chuck Corica Golf Complex
Arrowhead Park
Oakland Aviation Museum
Metropolitan Golf Links
OAKLAND AIRPORT
San Leandro Marina
Marina Park
Tony Lema Golf Course
Nimitz Fwy
AMTRAK CAPITAL CORRIDOR
BART
Tidal Canal

Radius at Harbor Bay	
1 1420 Harbor Bay Parkway	Alameda, CA
2 1351 Harbor Bay Parkway	Alameda, CA
3 1451 Harbor Bay Parkway	Alameda, CA
4 1640 South Loop Road	Alameda, CA
5 1650 Harbor Bay Parkway	Alameda, CA
6 1600 Harbor Bay Parkway	Alameda, CA
7 1350 South Loop Road	Alameda, CA
8 1321 Harbor Bay Parkway	Alameda, CA
9 1501 Harbor Bay Parkway	Alameda, CA
10 1411 Harbor Bay Parkway	Alameda, CA

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

109

Mortgage Loan No. 10 – Radius at Harbor Bay

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	WFB			Single Asset/Portfolio:	Portfolio
Credit Assessment (Moody’s/Fitch/KBRA):	NR/NR/NR			Location:	Alameda, CA 94502
Original Balance(1):	$36,600,000			General Property Type:	Various
Cut-off Date Balance(1):	$36,492,753			Detailed Property Type:	Various
% of Initial Pool Balance:	4.1%			Title Vesting:	Fee
Loan Purpose:	Refinance			Year Built/Renovated:	Various/Various
Borrower Sponsors:	TNREF IV REIV, LLC and True North Real Estate Fund IV, L.P.			Size: Cut-off Date Balance per SF(1):	643,220 SF $329
Guarantors:	TNREF IV REIV, LLC and True North Real Estate Fund IV, L.P.			Maturity Balance per SF(1): Property Manager:	$309 CBRE, Inc.
Mortgage Rate:	6.1260%
Note Date:	12/30/2024
Maturity Date:	1/11/2030
Original Term to Maturity:	60 months
Original Amortization Term:	360 months			Underwriting and Financial Information(1)
IO Period:	0 months			UW NOI(4):	$22,761,221
Seasoning:	3 months			UW NCF:	$22,439,357
Prepayment Provisions(2):	L(27),D(26),O(7)			UW NOI Debt Yield:	10.8%
Lockbox/Cash Mgmt Status:	Hard/Springing			UW NCF Debt Yield:	10.6%
Additional Debt Type(1):	Pari Passu			UW NOI Debt Yield at Maturity:	11.4%
Additional Debt Balance(1):	$174,886,035			UW NCF DSCR:	1.45x
Future Debt Permitted (Type):	No (NAP)			Most Recent NOI(4):	$18,029,392 (9/30/2024 TTM)
				2nd Most Recent NOI(4):	$12,162,354 (12/31/2023)
Reserves(3)				3rd Most Recent NOI:	$10,220,790 (12/31/2022)
Type	Initial	Monthly	Cap	Most Recent Occupancy:	93.9% (Various)
RE Taxes:	$1,000,744	$250,186	NAP	2nd Most Recent Occupancy:	89.5% (12/31/2023)
Insurance:	$0	Springing	NAP	3rd Most Recent Occupancy:	90.7% (12/31/2022)
Replacement Reserve:	$0	$10,721	$385,932	Appraised Value (as of)(5):	$316,270,000 (Various)
TI/LC Reserve:	$4,500,000	$53,602	(3)	Appraised Value per SF(5):	$492
Abbott Reserve:	$0	Springing	(3)	Cut-off Date LTV Ratio:	66.8%
Existing TI/LC Reserve:	$20,860,736	$0	NAP	Maturity Date LTV Ratio:	62.9%
Rent Concessions Reserve:	$355,039	$0	NAP

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan Amount(1):	$212,000,000	98.1%	Loan Payoff:	$177,584,940	82.2%
Borrower Sponsor Equity:	$4,133,191	1.9%	Reserves:	$26,716,519	12.4%
			Closing Costs:	$11,831,733	5.5%
Total Sources:	$216,133,191	100.0%	Total Uses:	$216,133,191	100.0%

(1)	The Radius at Harbor Bay Mortgage Loan (as defined below) is part of a whole loan evidenced by six pari passu promissory notes with an aggregate original principal balance of $212,000,000. The information presented is based on the Radius at Harbor Bay Whole Loan (as defined below).
(2)	The defeasance lockout period will be at least 27 months beginning with and including the first payment date on February 11, 2025. Defeasance of the Radius at Harbor Bay Whole Loan is permitted after the date that is the earlier of (i) two years from the closing date of the securitization that includes the last pari passu note to be securitized and (ii) December 30, 2027. The assumed defeasance lockout period of 27 payments is based on the anticipated closing date of the BANK5 2025-5YR14 securitization in April 2025. The actual defeasance lockout period may be longer.
(3)	See “Escrows and Reserves” below for further discussion of reserve requirements.
(4)	The increase in NOI from 2022 to UW was primarily due to an increase in occupancy from 90.7% to 93.9% and an increase in average rental rates from $22.08 PSF to $37.62 PSF. Additionally, Penumbra, Inc. is converting the 1451 Harbor Bay Parkway property into an R&D facility. Demolition has started, and Penumbra, Inc. is expected to complete the buildout by July 2025.
(5)	The appraisal provided “hypothetical as-stabilized” or “hypothetical as-complete/stabilized” values for eight of the 10 Radius at Harbor Bay Properties (as defined below) and as-is values for the other two. Of those eight mortgaged properties, six “hypothetical as-stabilized” or “hypothetical as-complete/stabilized” values were used because the respective property conversions from office to life science use have been completed, property occupancies have stabilized and all outstanding TI/LC reserves of $20,860,736 have been reserved for upfront. For the remaining two non-stabilized mortgaged properties that have not been converted and the two mortgaged properties that will not undergo conversions, as-is values were used. The aggregate portfolio value on this combined basis was $316,270,000 as of October 21, 2024 and October 23, 2024.

The Mortgage Loan. The tenth largest mortgage loan (the “Radius at Harbor Bay Mortgage Loan”) is part of a whole loan (the “Radius at Harbor Bay Whole Loan”) evidenced by six pari passu promissory notes with an aggregate original principal amount $212,000,000. The Radius at Harbor Bay Whole Loan is secured by a first priority fee mortgage encumbering the borrowers’ fee interests in 10 office, industrial, and mixed use properties totaling 643,220 SF of net rentable area located in Alameda, California, (collectively the “Radius at Harbor Bay Properties”). The Radius at Harbor Bay Mortgage Loan is evidenced by the non-controlling Notes A-2-1-1 and A-3, with an aggregate original principal balance of $36,600,000. The Radius at Harbor Bay Whole Loan is serviced pursuant to the pooling and servicing agreement for the WFCM 2025-5C3 transaction. See “Description of the Mortgage Pool—The Non-Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans” in the prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

110

Various – Various	Loan #10	Cut-off Date Balance:	$36,492,753
Various	Radius at Harbor Bay	Cut-off Date LTV:	66.8%
Alameda, CA 94502		UW NCF DSCR:	1.45x
		UW NOI Debt Yield:	10.8%
Radius at Harbor Bay Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Note
A-1	$83,000,000	$82,756,790	WFCM 2025-5C3	Yes
A-2-1-1	$25,000,000	$24,926,744	BANK5 2025-5YR14	No
A-2-1-2(1)	$25,000,000	$24,926,744	WFB	No
A-2-2	$25,000,000	$24,926,744	BANK5 2025-5YR13	No
A-3	$11,600,000	$11,566,009	BANK5 2025-5YR14	No
A-4	$42,400,000	$42,275,758	BBCMS 2025-5C33	No
Total	$212,000,000	$211,378,788

(1)	Expected to be contributed to one or more future securitization trust(s).

The Borrowers and the Borrower Sponsors. The borrowers are Harbor Bay Parkway LLC, 1640 South Loop Road LLC, 1501 Harbor Bay LLC, 1321 & 1351 Harbor Bay LLC, 1411 Harbor Bay LLC, 1420 Harbor Bay LLC, 1451 Harbor Bay LLC and 1350 South Loop LLC, each a single-purpose, Delaware limited liability company with one independent director.

The borrower sponsors and non-recourse carveout guarantors are TNREF IV REIV, LLC and True North Real Estate Fund IV, L.P. (individually or collectively, “True North Management Group”).

True North Management Group is a real estate investment firm that invests in middle market real estate assets in growing United States metropolitan areas with a value add and opportunistic approach. True North Management Group has raised over $1.5 billion in discretionary institutional equity capital across four funds and multiple co-investment vehicles.

The Properties. The Radius at Harbor Bay Properties comprise 643,220 SF across 10 buildings consisting of a mix of R&D, laboratory, and office uses located on a 33.93-acre site in Alameda, California. The Radius at Harbor Bay Properties consist of 435,949 SF of mixed use (R&D/Lab/Office) space, 121,216 SF of headquartered office space, and 86,055 SF of industrial R&D space. As of October 16, 2024 and November 26, 2024, the Radius at Harbor Bay Properties were 93.9% leased to 18 unique tenants with a weighted average lease term of approximately 8.2 years. The Radius at Harbor Bay Properties also include 2,525 on-site parking spaces (3.93 spaces per 1,000 SF), inclusive of 1,498 spaces shared on a non-exclusive basis to the entire Empire Parkway Centre condominium regime.

The following table presents certain information relating to the Radius at Harbor Bay Properties:

Radius at Harbor Bay Properties Summary
Property Name / Property Type / Property Sub-Type	Allocated Whole Loan Cut-off Date Balance	% of Portfolio Cut-off Date Balance	Occupancy(1)	Year Built / Renovated(2)	Net Rentable Area (SF)(1)	Appraised Value(2)	Allocated Cut-off Date LTV	UW NOI(1)	% of UW NOI
1420 Harbor Bay Parkway Office / Suburban	$29,960,240	14.1%	100.0%	1986 / Various	121,216	$46,420,000	64.5%	$4,225,296	18.6%
1351 Harbor Bay Parkway Mixed Use / R&D/Lab/Office	$28,895,302	13.6%	100.0%	1984 / Various	97,980	$44,770,000	64.5%	$2,826,526	12.4%
1451 Harbor Bay Parkway Industrial / R&D	$25,377,782	12.0%	100.0%	1984 / Various	86,055	$39,320,000	64.5%	$2,482,514	10.9%
1640 South Loop Road Mixed Use / R&D/Lab/Office	$23,557,707	11.1%	100.0%	1996 / 2021-2022	51,780	$36,500,000	64.5%	$3,245,026	14.3%
1650 Harbor Bay Parkway Mixed Use / R&D/Lab/Office	$23,493,165	11.1%	67.1%	2001 / 2019-2024	67,537	$29,600,000	79.4%	$1,400,062	6.2%
1600 Harbor Bay Parkway Mixed Use / R&D/Lab/Office	$23,041,374	10.9%	100.0%	2001 / 2019-2024	62,696	$35,700,000	64.5%	$2,692,701	11.8%
1350 South Loop Road Mixed Use / R&D/Lab/Office	$20,324,170	9.6%	100.0%	1987 / 2022	43,645	$31,490,000	64.5%	$2,827,643	12.4%
1321 Harbor Bay Parkway Mixed Use / R&D/Lab/Office	$14,799,403	7.0%	100.0%	1984 / Various	50,177	$22,930,000	64.5%	$1,447,506	6.4%
1501 Harbor Bay Parkway Mixed Use / R&D/Lab/Office	$14,199,166	6.7%	49.8%	1985 / 2021	33,817	$16,600,000	85.5%	$797,057	3.5%
1411 Harbor Bay Parkway Mixed Use / R&D/Lab/Office	$8,351,691	3.9%	100.0%	1984 / Various	28,317	$12,940,000	64.5%	$816,889	3.6%
Total/Weighted Average	$212,000,000	100.0%	93.9%		643,220	$316,270,000	67.0%	$22,761,221	100.0%

(1)	Information based on the underwritten rent roll.
(2)	Source: Appraisal.
(3)	The appraisal provided “hypothetical as-stabilized” or “hypothetical as-complete/stabilized” values for eight of the 10 Radius at Harbor Bay Properties and as-is values for the other two. Of those eight mortgaged properties, six “hypothetical as-stabilized” or “hypothetical as-complete/stabilized” values were used because the respective property conversions from office to life science use have been completed, property occupancies have stabilized and all outstanding TI/LC reserves of $20,860,736 have been reserved for upfront. For the remaining two non-stabilized mortgaged properties that have not been converted and the two mortgaged properties that will not undergo conversions, as-is values were used. The aggregate portfolio value on this combined basis was $316,270,000 as of October 21, 2024 and October 23, 2024.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

111

Various – Various	Loan #10	Cut-off Date Balance:	$36,492,753
Various	Radius at Harbor Bay	Cut-off Date LTV:	66.8%
Alameda, CA 94502		UW NCF DSCR:	1.45x
		UW NOI Debt Yield:	10.8%

Major Tenants.

Penumbra, Inc. (262,529 SF, 40.8% net rentable area, 31.3% underwritten base rent). Founded in 2004, Penumbra, Inc. (NYSE: PEN) is a global provider of neurological and vascular medical devices. Penumbra, Inc. offers a 3D computer-based technology platform for the surgical removal of fluid and tissue from the ventricles and cerebrum. Penumbra, Inc. started occupying the 1351 Harbor Bay Parkway property in May 2008, and has since expanded into the 1451 Harbor Bay Parkway property, 1411 Harbor Bay Parkway property, and 1321 Harbor Bay Parkway property. In addition, Penumbra, Inc. also occupies space at five adjacent buildings (non-collateral) including its headquarters located at 1310 Harbor Bay Parkway (non-collateral). Penumbra, Inc. employs approximately 4,200 individuals and generates annual revenue of over $1.06 billion through a combination of direct sales and distributor arrangements. The Penumbra, Inc. lease has a current expiration of December 31, 2036, with three five-year renewal options and no termination options remaining.

Abbott Diabetes Care, Inc. (121,216 SF, 18.8% of net rentable area; 17.4% of underwritten base rent). Abbott Labs (NYSE: ABT), the parent company of Abbott Diabetes Care, Inc. (“Abbott”) is a global medical device company that develops and sells healthcare products worldwide. The company’s product portfolio spans across four segments: pharmaceutical products, diagnostic products, nutritional products, and medical devices. The company generated over $40.1 billion in revenue in 2023. The Abbott lease has a current expiration of December 31, 2029, with two five-year renewals and no termination options.

Vivani Medical, Inc. (43,645 SF; 6.8% of net rentable area; 11.7% of underwritten base rent). Vivani Medical, Inc. (Nasdaq: VANI) is a biopharmaceutical company that specializes in miniaturized and subdermal implants, utilizing its advanced nano portal implant technology to treat chronic diseases. The Vivani Medical, Inc. lease has a current expiration of September 30, 2033, with two five-year renewals and no termination options remaining.

The following table presents certain information relating to the tenancy at the Radius at Harbor Bay Properties:

Tenant Summary
Tenant Name	Credit Rating (Fitch/Moody's/ S&P)(1)	Tenant SF	% of Total SF	Annual UW Rent(2)	% of Total Annual UW Rent(2)	Annual UW Rent PSF(2)	Lease Expiration	Term. Option (Y/N)	Renewal Options
Penumbra, Inc.(3)	NR/NR/NR	262,529	40.8%	$7,573,435	31.3%	$28.85	12/31/2036	N	3 x 5 Yr
Abbott Diabetes Care, Inc.	NR/Aa3/AA-	121,216	18.8%	$4,216,554	17.4%	$34.79	12/31/2029	N	2 x 5 Yr
Vivani Medical, Inc.	NR/NR/NR	43,645	6.8%	$2,839,299	11.7%	$65.05	9/30/2033	N	2 x 5 Yr
Bay Area Disruptor	NR/NR/NR	28,488	4.4%	$1,589,630	6.6%	$55.80	9/30/2037	N	None
AllCells, LLC	NR/NR/NR	25,865	4.0%	$1,580,554	6.5%	$61.11	11/30/2033	N	1 x 5 Yr
Subtotal/Wtd. Avg.		481,743	74.9%	$17,799,472	73.6%	$36.95

Other Tenants		122,285	19.0%	$6,399,187	26.4%	$52.33
Total Occupied Space		604,028	93.9%	$24,198,660	100.0%	$40.06

Vacant Space		39,192	6.1%
Total/Wtd. Avg.		643,220	100.0%

(1)	Credit Ratings are those of the parent company, whether or not the parent company guarantees the lease.
(2)	The Annual UW Rent and Annual UW Rent PSF includes rent steps through December 2025 totaling $1,036,969.
(3)	Penumbra, Inc. is converting the 1451 Harbor Bay Parkway property into an R&D/advanced manufacturing facility on a lease through December 31, 2036, totaling 86,055 SF. Demolition has started, and Penumbra, Inc. is expected to complete the buildout by July 2025.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

112

Various – Various	Loan #10	Cut-off Date Balance:	$36,492,753
Various	Radius at Harbor Bay	Cut-off Date LTV:	66.8%
Alameda, CA 94502		UW NCF DSCR:	1.45x
		UW NOI Debt Yield:	10.8%

The following table presents certain information relating to the lease rollover schedule at the Radius at Harbor Bay Properties:

Lease Rollover Schedule(1)
Year	# of Leases Rolling	SF Rolling	Approx. % of SF Rolling	Approx. Cumulative % of SF Rolling	Total UW Rent Rolling	Approx. % of Total UW Rent Rolling	Approx. Cumulative % of Total UW Rent Rolling	UW Rent PSF Rolling
MTM/2025	2	18,267	2.8%	2.8%	$559,096	2.3%	2.3%	$30.61
2026	2	11,363	1.8%	4.6%	$616,283	2.5%	4.9%	$54.24
2027	2	13,772	2.1%	6.7%	$742,411	3.1%	7.9%	$53.91
2028	2	16,830	2.6%	9.4%	$584,790	2.4%	10.3%	$34.75
2029	2	131,044	20.4%	29.7%	$4,860,913	20.1%	30.4%	$37.09
2030	0	0	0.0%	29.7%	$0	0.0%	30.4%	$0.00
2031	2	25,915	4.0%	33.8%	$1,657,538	6.8%	37.3%	$63.96
2032	2	26,310	4.1%	37.9%	$1,594,711	6.6%	43.9%	$60.61
2033	2	69,510	10.8%	48.7%	$4,419,853	18.3%	62.1%	$63.59
2034	0	0	0.0%	48.7%	$0	0.0%	62.1%	$0.00
2035	0	0	0.0%	48.7%	$0	0.0%	62.1%	$0.00
Thereafter	2	291,017	45.2%	93.9%	$9,163,065	37.9%	100.0%	$31.49
Vacant	0	39,192	6.1%	100.0%	$0	0.0%	100.0%	$0.00
Total/Wtd. Avg.(2)	18	643,220	100.0%		$24,198,660	100.0%		$40.06
(1)	Information is based on the underwritten rent roll.
(2)	Total/Wtd. Avg. UW Rent PSF Rolling excludes vacant space.

The Market. The Radius at Harbor Bay Properties are located within Alameda County, California, and are part of the San Francisco-Oakland-Fremont, CA, MSA. The Radius at Harbor Bay Properties are located in the southern section of Alameda in an area known as Bay Farm Island. The Bay Farm Island neighborhood consists of a mix of residential and commercial uses. Commercial uses in the area include hotels, office buildings, R&D developments, industrial developments and a shopping center. Primary access to the Radius at Harbor Bay neighborhood is provided by State Route 61 (Doolittle Drive). The nearest freeway, which is Interstate 880, is approximately one mile from the neighborhood, but is about a four-mile drive from the Radius at Harbor Bay Properties. Oakland International Airport is located approximately 1.3 miles southeast of the Radius at Harbor Bay Properties.

The Radius at Harbor Bay Properties are located in the Alameda office submarket. The Alameda office submarket consists of approximately 4,329,309 square feet of office space with a 5.1% vacancy rate as of the first quarter of 2025.

The following table presents certain information relating to the appraisals’ market rent conclusions for the Radius at Harbor Bay Properties:

Market Rent Summary
	1321 Harbor Bay Parkway	1351 Harbor Bay Parkway	1411 Harbor Bay Parkway	1451 Harbor Bay Parkway	1420 Harbor Bay Parkway	1350 South Loop Road	1501 Harbor Bay Parkway - Café	1501 Harbor Bay Parkway - Office/Lab	1640 South Loop Road	1600 Harbor Bay Parkway-Lab	1600 Harbor Bay Parkway-Office	1650 Harbor Bay Parkway-Lab	1650 Harbor Bay Parkway-Office
Market Rent (PSF)	$42.00	$42.00	$42.00	$42.00	$32.40	$55.20	$30.00	$55.20	$55.20	$55.20	$42.00	$55.20	$42.00
Lease Term (Years)	7	7	7	7	5	7	5	7	7	7	5	7	5
Lease Type	NNN	NNN	NNN	NNN	Net	NNN	MG	Net	Net	Net	Base Year Stop	Net	Base Year Stop
Rent Increase Projection	3.0% per annum	3.0% per annum	3.0% per annum	3.0% per annum	3.0% per annum	3.0% per annum	3.0% per annum	3.0% per annum	3.0% per annum	3.0% per annum	3.0% per annum	3.0% per annum	3.0% per annum
Tenant Improvements (New)	$25 PSF	$25 PSF	$25 PSF	$25 PSF	$50 PSF	$25 PSF	$10 PSF	$25 PSF	$25 PSF	$25 PSF	$25 PSF	$25 PSF	$25 PSF
Leasing Commissions (New)	6.00%	6.00%	6.00%	6.00%	6.00%	6.00%	6.00%	6.00%	6.00%	6.00%	6.00%	6.00%	6.00%
Free Rent (New)	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

113

Various – Various	Loan #10	Cut-off Date Balance:	$36,492,753
Various	Radius at Harbor Bay	Cut-off Date LTV:	66.8%
Alameda, CA 94502		UW NCF DSCR:	1.45x
		UW NOI Debt Yield:	10.8%

Appraisal. The appraisal provided “hypothetical as-stabilized” or “hypothetical as-complete/stabilized” values for eight of the 10 Radius at Harbor Bay Properties and as-is values for the other two. Of those eight mortgaged properties, six “hypothetical as-stabilized” or “hypothetical as-complete/stabilized” values were used because the respective property conversions from office to life science use have been completed, property occupancies have stabilized and all outstanding TI/LC reserves of $20,860,736 have been reserved for upfront. For the remaining two non-stabilized mortgaged properties that have not been converted and the two mortgaged properties that will not undergo conversions, as-is values were used. The aggregate portfolio value on this combined basis was $316,270,000 as of October 21, 2024 and October 23, 2024.

Environmental Matters. According to the Phase I environmental site assessment dated October 16, 2024, there was no evidence of any recognized environmental l conditions at the Radius at Harbor Bay Properties.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and underwritten net cash flow at the Radius at Harbor Bay Properties:

Cash Flow Analysis
	2021	2022	2023	TTM 9/30/2024	UW	UW PSF
Base Rent(1)	$6,907,151	$14,203,703	$18,060,546	$21,415,565	$24,198,660	$37.62
Grossed Up Vacant Space	$0	$0	$0	$0	$2,163,398	$3.36
Gross Potential Rent	$6,907,151	$14,203,703	$18,060,546	$21,415,565	$26,362,058	$40.98
Total Recoveries	$1,271,131	$2,764,535	$5,146,479	$5,754,206	$7,209,534	$11.21
Free Rent Adjustment	($66,025)	($231,018)	($3,079,675)	($955,146)	$0	$0.00
Other Income	$40,054	$3,294	$5,676	$27,968	$27,968	$0.04
Parking/Garage/Other	$32,980	$33,969	$34,988	$35,774	$36,302	$0.06
Less Vacancy & Credit Loss	$0	$0	$0	$0	($2,163,398)	($3.36)
Effective Gross Income	$8,185,291	$16,774,483	$20,168,014	$26,278,366	$31,472,463	$48.93

Management Fee	$195,980	$401,493	$584,721	$703,679	$944,174	$1.47
Real Estate Taxes	$1,362,226	$2,367,596	$2,692,786	$2,795,238	$2,957,367	$4.60
Insurance	$164,552	$380,590	$463,153	$500,199	$559,844	$0.87
Other Operating Expenses	$1,942,768	$3,404,014	$4,264,999	$4,249,857	$4,249,857	$6.61
Total Expenses	$3,665,526	$6,553,693	$8,005,660	$8,248,974	$8,711,242	$13.54

Net Operating Income	$4,519,765	$10,220,790(2)	$12,162,354(2)	$18,029,392(2)	$22,761,221(2)	$35.39
CapEx	$0	$0	$0	$0	$128,644	$0.20
TI/LC	$0	$0	$0	$0	$643,220	$1.00
TI/LC Reserve(3)	$0	$0	$0	$0	($450,000)	($0.70)
Net Cash Flow	$4,519,765	$10,220,790	$12,162,354	$18,029,392	$22,439,357	$34.89

Occupancy %	81.4%	90.7%	89.5%	93.9%(4)	91.8%(4)
NOI DSCR(5)	0.29x	0.66x	0.79x	1.17x	1.47x
NCF DSCR(5)	0.29x	0.66x	0.79x	1.17x	1.45x
NOI Debt Yield(5)	2.1%	4.8%	5.8%	8.5%	10.8%
NCF Debt Yield(5)	2.1%	4.8%	5.8%	8.5%	10.6%

(1)	UW Base Rent includes rent steps through December 2025 totaling $1,036,969 representing approximately 4.5% of the underwritten base rent (excluding such rent steps).
(2)	The increase in NOI from 2022 to UW was primarily due to an increase in occupancy from 90.7% to 93.9% and an increase in average rental rates from $22.08 PSF to $37.62 PSF. Additionally, Penumbra, Inc. is converting the 1451 Harbor Bay Parkway property into an R&D facility. Demolition has started, and Penumbra, Inc. is expected to complete the buildout by July 2025.
(3)	Represents a credit for 10% of the upfront TI/LC reserve of $4,500,000.
(4)	The underwritten economic vacancy is 8.2%. The Radius at Harbor Bay Properties were 93.9% physically occupied as of October 16, 2024 and November 26, 2024.
(5)	The information presented is based on the Radius at Harbor Bay Whole Loan.

Escrows and Reserves.

Real Estate Taxes – The loan documents require an upfront reserve of $1,000,744 and ongoing monthly real estate tax reserves in an amount equal to 1/12th of the real estate taxes that the lender estimates will be payable during the next 12 months, initially estimated at $250,186 monthly.

Insurance – The loan documents require an ongoing monthly deposit into an insurance reserve equal to 1/12th of the insurance premiums that the lender reasonably estimates will be payable during the next ensuing 12 months; provided that no deposits are required if (i) no event of default is continuing, (ii) the borrower maintains insurance coverage for the Radius at Harbor Bay Properties as part of blanket or umbrella coverage reasonably approved by the lender, and (iii) the borrower provides the lender with evidence of the renewals of the insurance policies and paid receipts for the payment of the insurance premiums no later than 10 business days prior to the expiration dates of the policies.

Replacement Reserve – The loan documents require an ongoing monthly replacement reserve deposit of $10,721 until such time as the amount on deposit in the replacement reserve equals $385,932.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

114

Various – Various	Loan #10	Cut-off Date Balance:	$36,492,753
Various	Radius at Harbor Bay	Cut-off Date LTV:	66.8%
Alameda, CA 94502		UW NCF DSCR:	1.45x
		UW NOI Debt Yield:	10.8%

TI/LC Reserve – The loan documents require an upfront deposit of $4,500,000 and ongoing leasing reserve deposits, as follows: (i) $53,602 on each monthly payment date until Abbott exercises its extension option in writing or a replacement tenant event (an “Abbott Renewal Event”) has occurred, and (ii) following an Abbott Renewal Event, if leasing reserve funds are less than $1,400,000, $53,602 on each monthly payment date up to a cap of $1,400,000.

Abbott Reserve – Commencing in August 2028, the loan documents require an ongoing monthly replacement reserve deposit of $500,000 on each monthly payment date until the earlier of (i) the occurrence of an Abbott Renewal Event has occurred, or (ii) the combined amounts deposit sum for the leasing reserve and Abbott Reserve equals $12,000,000, provided, however, that such reserve fund will no longer apply from and after the release of the 1420 Harbor Bay Parkway property.

Existing TI/LC Reserve – The loan documents require an upfront deposit of $20,860,736, which represents the leasing commissions and tenant improvements payable by the borrower under existing leases at the Radius at Harbor Bay Properties.

Rent Concessions Reserve – The loan documents require an upfront deposit of $355,039, which represents the future rent credits or abatements under existing leases at the Radius at Harbor Bay Properties.

Lockbox and Cash Management. The Radius at Harbor Bay Whole Loan is structured with a hard lockbox and springing cash management. The borrowers and property manager are required to direct the tenants to pay rent directly into the lockbox account, and to deposit any rents otherwise received in such account within three business days after receipt. So long as no Cash Trap Event Period (as defined below) is continuing, the borrowers will have access to the funds deposited into the lockbox account, and may utilize the lockbox account as an operating account. During the continuance of a Cash Trap Event Period, the borrowers will no longer have any further access to the funds in the lockbox account, and such funds in the lockbox account are required to be swept to a lender-controlled cash management account, and applied and disbursed in accordance with the Radius at Harbor Bay Whole Loan documents, with any excess funds (i) above $125,000 per month, disbursed to the borrowers if the net cash flow debt service coverage ratio ("NCF DSCR") is below 1.20x and greater than or equal to 1.15x, tested quarterly, (ii) to be deposited into an excess cash flow reserve account held by the lender as cash collateral for the Radius at Harbor Bay Whole Loan during the continuance of such Cash Trap Event Period, or (iii) if no Cash Trap Event Period is continuing, disbursed to the borrowers.

A “Cash Trap Event Period” will commence upon the earlier of the following:

(i)	the occurrence and continuance of an event of default under the loan documents;
(ii)	the NCF DSCR is below 1.20x, tested quarterly;
(iii)	Abbott or Penumbra, Inc. (or any lease guarantor of either of the foregoing) avails itself of any creditor’s rights laws, provided this clause will no longer apply (a) with respect to Abbott from and after the 1420 Harbor Bay Parkway property is released from the lien or (b) with respect to Penumbra, Inc. from and after the 1411 Harbor Bay Parkway property, 1451 Harbor Bay Parkway property, 1321 Harbor Bay Parkway property, and 1351 Harbor Bay Parkway property are released from the lien; or
(iv)	Abbott or Penumbra, Inc. goes dark, vacates or fails to physically occupy more than 50% of the occupiable square footage of the premises demised to such tenant under its lease.

A Cash Trap Event Period will end upon the occurrence of the following:

●	with regard to clause (i) above, the cure of such event of default;
●	with regard to clause (ii) above, the NCF DSCR being equal to or greater than 1.20x for two consecutive calendar quarters;
●	with regard to clause (iii)(a)-(b) above, an Abbott Renewal Event has occurred without any negative material change in the economics, scope or duration of such lease (unless approved by the lender in its reasonable discretion) pursuant to an order or confirmed plan of reorganization under the applicable creditors rights law; and
●	with regard to clause (iv) above, Abbott and/or Penumbra, Inc. has re-commenced occupancy of its leased space or a replacement tenant event has occurred.

Release of Property. The loan documents provide for the partial release of any individual property following the defeasance lockout date, subject to certain conditions, including: (i) partial defeasance of the loan equal to the greatest of (A) 115% of the allocated loan amount for the release property, (B) an amount that results in the post-release debt yield for the remaining properties being not less than the greater of 10.6% or the pre-release debt yield of then-encumbered properties, (C) an amount that results in the post-release debt service coverage ratio for the remaining properties being not less than the greater of 1.40x or the pre-release debt service coverage ratio of then-encumbered properties and (D) an amount that results in the post-release loan-to-value ratio for the remaining properties being not greater than the lesser of 62.7% or the pre-release loan-to-value ratio for then-encumbered properties; (ii) if any of the four constituent properties included in the Empire Parkway Centre condominium regime (i.e. the 1321 Harbor Bay Parkway property, 1351 Harbor Bay Parkway property, 1411 Harbor Bay Parkway property and 1451 Harbor Bay Parkway property) are among the remaining properties post-release, the remaining borrowers will have a voting rights interest in the related owners’ association of no less than 50%; (iii) an opinion of counsel that the partial release satisfies applicable REMIC requirements; and (iv) if determined by lender in good faith that the applicable pooling and servicing agreement requires it, a rating agency confirmation.

Condominium. Each of the 1351 Harbor Bay Parkway property, 1451 Harbor Bay Parkway property, 1321 Harbor Bay Parkway property, and 1411 Harbor Bay Parkway property are units in the eight-unit Empire Parkway Centre condominium regime. The Borrower owns four of the eight units, and have an aggregate 50.00% voting rights interest in the related owners’ association and the resulting power to veto any modification or termination of the condominium regime, among other things. Each unit owner is responsible for its building maintenance and property insurance.

Terrorism Insurance. The loan documents require an “all risk” insurance policy on a replacement cost basis, together with (i) business interruption insurance covering no less than the 18-month period following the occurrence of a casualty event, together with a 6-month extended period of indemnity, (ii) windstorm and/or named storm coverage with a deductible up to 5% of the total insurable value, and (iii) terrorism coverage as defined by TRIPRA. See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

115

Mortgage Loan No. 11 – Township Apartments

Mortgage Loan Information				Property Information
Mortgage Loan Sellers:	WFB			Single Asset/Portfolio:	Single Asset
Credit Assessment (Fitch/KBRA/Moody’s):	NR/NR/NR			Location:	Humble, TX 77338
Original Balance:	$33,200,000			General Property Type:	Multifamily
Cut-off Date Balance:	$33,200,000			Detailed Property Type:	Garden
% of Initial Pool Balance:	3.8%			Title Vesting(2):	Fee
Loan Purpose:	Refinance			Year Built/Renovated:	1974/2023
Borrower Sponsors:	Rakesh Bansal and Rajib Batabyal			Size:	300 Units
Guarantors:	Rakesh Bansal and Rajib Batabyal			Cut-off Date Balance per Unit:	$110,667
Mortgage Rate:	6.7050%			Maturity Balance per Unit:	$110,667
Note Date:	3/18/2025			Property Manager:	Goat Property Management LLC
Maturity Date:	4/11/2030
Term to Maturity:	60 months
Amortization Term:	0 months			Underwriting and Financial Information
IO Period:	60 months			UW NOI:	$3,705,695
Seasoning:	0 months			UW NCF:	$3,630,695
Prepayment Provisions:	YM1(56),O(4)			UW NOI Debt Yield:	11.2%
Lockbox/Cash Mgmt Status:	Soft/Springing			UW NCF Debt Yield:	10.9%
Additional Debt Type:	NAP			UW NOI Debt Yield at Maturity:	11.2%
Additional Debt Balance:	NAP			UW NCF DSCR:	1.61x
Future Debt Permitted (Type):	No (NAP)			Most Recent NOI:	$2,893,501 (12/31/2024)
				2nd Most Recent NOI:	$2,663,192 (12/31/2023)
				3rd Most Recent NOI:	$1,799,540 (4/30/2022 TTM)
Reserves				Most Recent Occupancy:	92.7% (3/10/2025)
Type	Initial	Monthly	Cap	2nd Most Recent Occupancy:	92.0% (12/31/2024)
RE Taxes:	$139,950	$46,650	NAP	3rd Most Recent Occupancy:	88.2% (12/31/2023)
Insurance:	$247,383	$27,487	NAP	Appraised Value (as of)(3):	$61,100,000 (12/27/2024)
Replacement Reserve:	$0	$6,250	NAP	Appraised Value per Unit(3):	$203,667
Immediate Repairs:	$122,750	$0	NAP	Cut-off Date LTV Ratio(3):	54.3%
Ground Rent Reserve:	$0	Springing(1)	NAP	Maturity Date LTV Ratio(3):	54.3%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount(1):	$33,200,000	100.0%	Loan Payoff:	$29,963,591	90.3%
			Closing Costs:	$1,750,183	5.3%
			Return of Equity:	$976,144	2.9%
			Upfront Reserves:	$510,083	1.5%
Total Sources:	$33,200,000	100.0%	Total Uses:	$33,200,000	100.0%
(1)	The borrower will be required to make monthly deposits equal to the 1/12th of the annual ground rent (estimated to be $4,442.90 at closing) after providing evidence to lender that the property is subject to the PHFC Program (as defined below) and while the PHFC Program is in effect and upon the occurrence of an event of default or borrower does not provide lender with paid receipts for the amounts due and payable under the ground lease prior to the due date.
(2)	The Township Apartments Property (as defined below) is encumbered by a 99-year ground lease as part of the Pecos Housing Finance Corporation Program (the “PHFC Program”). The lender has a lien on both the leasehold interest, held by the borrower, and the fee interest, held by the Pecos Housing Finance Corporation (“PHFC”), in the Township Apartments Property. See “The Property” below for further information.
(3)	Represents the “Hypothetical Value - Restricted” Appraised Value, which assumes the Township Apartments Property is encumbered by a ground lease as part of the PHFC Program. The appraisal also concluded to an as-is appraised value, which assumed no tax exemption, of $49,600,000 as of December 27, 2024, which equates to a Cut-off Date LTV Ratio and LTV Ratio at Maturity of 66.9% and 66.9%, respectively.

The Mortgage Loan. The eleventh mortgage loan (the “Township Apartments Mortgage Loan”) is evidenced by a promissory note in the original principal amount of $33,200,000 and secured by the borrower’s fee interest in a multifamily property totaling 300 units located in Humble, TX (the “Township Apartments Property”).

The Borrower and the Borrower Sponsors. The borrower is 7C Township Holding LLC, a Delaware limited liability company and single purpose bankruptcy-remote entity with one independent director. The borrower sponsors and the non-recourse carveout guarantors are Rakesh Bansal and Rajib Batabyal.

Rakesh Bansal is the founder and principal of and Rajib Batabyal is the managing partner of 7C Equity Group, a real estate firm specializing in the ownership and operation of multifamily properties in Houston, Texas. The company’s core focus revolves around multifamily value-add assets. 7C Equity Group owns and operates 11 properties totaling more than 3,000 units across Texas. The borrower sponsors and non-recourse carveout guarantors the same as the Hollyview Apartments Mortgage Loan.

The Property. The Township Apartments Property comprises 44, two-story apartment buildings containing 300 units. Built in 1974 and most recently renovated in 2023, the property is situated on a 15.2-acre site and includes a parking garage with 534 spaces (1.78 spaces per unit). Amenities include two swimming pools, a fitness center, soccer field, playground, and laundry facility. The property includes 128 one-bedroom units, 67 two-bedroom units, 94 three-bedrooms units and 11 four-bedroom units. As of March 10, 2025, the property was 92.7% occupied and has averaged 92.6% since 2015.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

116

Multifamily – Garden	Loan #11	Cut-off Date Balance:	$33,200,000
411 South Bender Avenue 300	Township Apartments	Cut-off Date LTV:	54.3%
Humble, TX 77338		UW NCF DSCR:	1.61x
		UW NOI Debt Yield:	11.2%

The following table presents certain information relating to the unit mix of the Township Apartments Property:

Unit Mix
Unit Type	Total No. of Units	Occupied Units	% of Total Units	Occupancy	Average Unit Size (SF)	Average Underwritten Monthly Rent per Unit
1 Bedroom	128	122	43.9%	95.3%	700	$1,028
2 Bedrooms	67	62	22.3%	92.5%	1,089	$1,358
3 Bedrooms	94	85	30.6%	90.4%	1,276	$1,501
4 Bedrooms	11	9	3.2%	81.8%	1,500	$1,932
Total/Weighted Average	300	278	100.0%	92.7%	997	$1,276

(1)	Information based on the underwritten rent roll.

The borrower has applied for the property’s inclusion in the PHFC Program that, if approved, would result in the property’s having a 100% property tax exemption in its situs jurisdiction. Current Texas law permits “traveling HFC’s”, meaning that a non-situs jurisdiction’s housing finance corporation can grant program eligibility to any qualifying property in Texas. The PHFC Program requires that 50% of the units be set-aside for tenants earning less than 80% of the applicable area median income (AMI), and that 90% of the units be set-aside for tenants earning less than 140% of such AMI. The in-place rents at the property ostensibly satisfy the PHFC Program requirements. Until the Township Apartments Property is accepted into the PHFC Program, the Township Apartments Mortgage Loan is full recourse to the loan guarantors. If the evidence of PHFC acceptance is not provided by April 11, 2026 or if the property tax exemption is discontinued, the lender can require the borrower to prepay the loan in an amount equal to the greater of (i) an amount that would result in the DSCR’s being equal or greater to 1.61x, and (ii) an amount that would result in the debt yield’s being equal or greater to 10.94%, together with applicable yield maintenance premium therefor. Texas House Bill 21 and Senate Bill 867 have been proposed in the current legislative session to modify or curtail the current traveling HFC legislation. We cannot assure you what effect, if any, such legislative consideration will have on the continuation of the current HFC Program or the property’s eligibility. The underwriting of Township Apartments Mortgage Loan is based on the availability of the property tax exemption. If the property tax exemption were unavailable, the resulting DSCR for Township Apartments Mortgage Loan would be 1.37x.

The Market. The Township Apartments Property is located in Humble, Texas, approximately 19.1 miles northeast of the Houston central business district.. The primary demand generators in the area include George Bush Intercontinental Airport, which is approximately 3.6 miles away, Downtown Houston, Lone Star College – Kingwood, Northeast Medical Cetner Hospital, and Deerbrook Mall. According to the appraisal, the 2024 population within a one-, three- and five-mile radius of the Township Apartments Property is 6,733, 45,724 and 154,167, respectively. The average household income for the same one-, three- and five-mile radius was $59,006, $82,450 and $101,667 respectively.

According to a third party market research report, the property is located in the Lake Houston submarket of the Houston market. As of Q3 2024, the submarket reported total inventory of 34,474 units with a 10.1% vacancy rate and average asking rents of $1,345 per month. The appraisal identified five directly competitive multifamily comparables with average asking rents ranging from $940 to $1,453 per unit and are further detailed in the table below:

Competitive Set
	Township Apartment (Subject)	Barrington Court	Pines at Humble Park	The Park at Deerbrook	Timbers of Deerbrook	Bender Hollow
Location	Humble, TX	Humble, TX	Humble, TX	Humble, TX	Humble, TX	Humble, TX
Distance to Subject	--	--	--	--	--	--
Property Type	Multifamily / Garden	Multifamily / Garden	Multifamily / Garden	Multifamily / Garden	Multifamily / Garden	Multifamily / Garden
Year Built/Renovated	1974/2023	1980/NAP	1976/NAP	1984/NAP	1982/NAP	1981/NAP
Number of Units	300(1)	76	170	100	260	102
Average Monthly Rent (per unit)
1 Bedroom	$1,028(1)	NAP	$940	$1,029	$1,068	$990
2 Bedrooms	$1,358(1)	$1,100	$1,243	$1,324	$1,299	$1,334
3 Bedrooms	$1,501(1)	$1,350	$1,453	NAP	NAP	NAP
4 Bedrooms	$1,932(1)	NAP	NAP	NAP	NAP	NAP
Occupancy	92.7%(1)	99.0%	90.0%	94.0%	88.0%	88.0%

Source: Appraisal dated December 27, 2024, unless otherwise indicated.

(1)	Information obtained from the underwritten rent roll.

Appraisal. The appraiser concluded to a “Hypothetical Value - Restricted” Appraised Value of $61,100,000 as of December 27, 2024, which assumes the Township Apartments Property is encumbered by a ground lease as part of the HFC Program. The appraisal also concluded to an as-is appraised value, which assumed no tax exemption, of $49,600,000 as of December 27, 2024, which equates to a Cut-off Date LTV Ratio and LTV Ratio at Maturity of 66.9% and 66.9%, respectively.

Environmental Matters. According to the Phase I environmental site assessment dated January 7, 2025, there was no evidence of any recognized environmental l conditions at the Township Apartments Property.

Underwritten Net Cash Flow. The following table presents certain information relating to the Underwritten Net Cash Flow at the Township Apartments Property:

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

117

Multifamily – Garden	Loan #11	Cut-off Date Balance:	$33,200,000
411 South Bender Avenue 300	Township Apartments	Cut-off Date LTV:	54.3%
Humble, TX 77338		UW NCF DSCR:	1.61x
		UW NOI Debt Yield:	11.2%
Cash Flow Analysis
	TTM April 2022(1)	2023	2024	UW	UW per Unit
Base Rent	$3,171,026	$3,630,011	$4,021,506	$4,255,092	$14,184
Grossed Up Vacant Space	$232,156	$347,674	$445,686	$370,008	$1,233
Gross Potential Rent	$3,403,182	$3,977,685	$4,467,192	$4,625,100	$15,417
Concessions	($69,667)	($18,873)	($114,015)	($114,015)	($380)
Collection Loss	($33,204)	($99,994)	($98,741)	($98,741)	($329)
Vending	$279,222	$378,263	$365,902	$365,902	$1,220
Other Income	$232,461	$400,054	$564,657	$564,657	$1,882
Net Rentable Income	$3,811,993	$4,637,134	$5,184,996	$5,342,904	$17,810
(Vacancy / Credit Loss)	($232,156)	($347,674)	($445,686)	($370,008)	($1,233)
Effective Gross Income	$3,579,838	$4,289,460	$4,739,310	$4,972,896	$16,576

Real Estate Taxes	$308,337	$445,223	$414,562	$0(2)	$0
Insurance	$174,480	$247,750	$503,550	$314,137	$1,047
Other Operating Expenses	$1,297,481	$933,295	$927,697	$953,064	$3,177
Total Operating Expenses	$1,780,298	$1,626,268	$1,845,809	$1,267,201	$4,224

Net Operating Income	$1,799,540(3)	$2,663,192(3)	$2,893,501(3)	$3,705,695(3)	$12,352
Replacement Reserves	$0	$0	$0	$75,000	$250
Net Cash Flow	$1,799,540	$2,663,192	$2,893,501	$3,630,695	$12,102

Occupancy (%)(4)	92.4%(5)	88.2%	92.0%	92.0%
NOI DSCR	0.80x	1.18x	1.28x	1.64x
NCF DSCR	0.80x	1.18x	1.28x	1.61x
NOI Debt Yield	5.4%	8.0%	8.7%	11.2%
NCF Debt Yield	5.4%	8.0%	8.7%	10.9%
(1)	The borrower sponsor purchased the property in August 2022; therefore a complete 2022 operating statement was not available at origination. The TTM April 2022 was provided by the prior owner to the borrower sponsor.
(2)	No real estate taxes were underwritten due to entry into the PHFC Program.
(3)	The increase in NOI between TTM April 2022 and 2023 and 2024 and UW was primarily due to the borrower sponsor renovating 185 units and increasing rental rates at the property. Additionally, no real estate taxes were underwritten.
(4)	UW Occupancy (%) represents economic occupancy. Historical occupancies represent physical occupancies. The property was 92.7% physically occupied as of March 10, 2025.
(5)	Represents the occupancy as of December 31, 2022.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

118

Mortgage Loan No. 12 – Hollyview Apartments

Mortgage Loan Information				Property Information
Mortgage Loan Sellers:	WFB			Single Asset/Portfolio:	Single Asset
Credit Assessment (Fitch/KBRA/Moody’s):	NR/NR/NR			Location:	Houston, TX 77091
Original Balance:	$31,000,000			General Property Type:	Multifamily
Cut-off Date Balance:	$31,000,000			Detailed Property Type:	Garden
% of Initial Pool Balance:	3.5%			Title Vesting(2):	Fee
Loan Purpose:	Refinance			Year Built/Renovated:	1980/2023
Borrower Sponsors:	Rakesh Bansal and Rajib Batabyal			Size:	324 Units
Guarantors:	Rakesh Bansal and Rajib Batabyal			Cut-off Date Balance per Unit:	$95,679
Mortgage Rate:	6.7050%			Maturity Balance per Unit:	$95,679
Note Date:	3/18/2025			Property Manager:	NSP Management Group, LLC
Maturity Date:	4/11/2030
Term to Maturity:	60 months			Underwriting and Financial Information
Amortization Term:	0 months			UW NOI:	$3,210,327
IO Period:	60 months			UW NCF:	$3,129,327
Seasoning:	0 months			UW NOI Debt Yield:	10.4%
Prepayment Provisions:	YM1(56),O(4)			UW NCF Debt Yield:	10.1%
Lockbox/Cash Mgmt Status:	Soft/Springing			UW NOI Debt Yield at Maturity:	10.4%
Additional Debt Type:	NAP			UW NCF DSCR:	1.48x
Additional Debt Balance:	NAP			Most Recent NOI:	$2,470,188 (12/31/2024)
Future Debt Permitted (Type):	No (NAP)			2nd Most Recent NOI:	$2,159,692 (12/31/2023)
				3rd Most Recent NOI:	$1,821,382 (12/31/2022 T-10 Annualized)
Reserves				Most Recent Occupancy:	94.8% (3/10/2025)
Type	Initial	Monthly	Cap	2nd Most Recent Occupancy:	92.9% (12/31/2024)
RE Taxes:	$164,031	$54,677	NAP	3rd Most Recent Occupancy:	89.5% (12/31/2023)
Insurance:	$207,720	$23,080	NAP	Appraised Value (as of)(3):	$52,200,000 (12/27/2024)
Replacement Reserve:	$0	$6,750	NAP	Appraised Value per Unit:	$161,111
Immediate Repair Reserve:	$7,750	$0	NAP	Cut-off Date LTV Ratio:	59.4%
Ground Rent Reserve:	$0	Springing(1)	NAP	Maturity Date LTV Ratio:	59.4%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount:	$31,000,000	100.0%	Loan Payoff:	$28,012,421	90.4%
			Upfront Reserves:	$379,501	1.2%
			Closing Costs:	$1,741,367	5.6%
			Return of Equity:	$866,710	2.8%
Total Sources:	$31,000,000	100.0%	Total Uses:	$31,000,000	100.0%

(1)	The borrower will be required to make monthly deposits equal to the 1/12th of the annual ground rent (estimated to be $5,207.37 at closing) after providing evidence to lender that the property is subject to the PHFC Program and while the PHFC Program (as defined below) is in effect and upon the occurrence of an event of default or borrower does not provide lender with paid receipts for the amounts due and payable under the ground lease prior to the due date.
(2)	The Hollyview Apartments Property (as defined below) is encumbered by a 99-year ground lease as part of the Pecos Housing Finance Corporation Program (the “PHFC Program”). The lender has a lien on both the leasehold interest, held by the borrower, and the fee interest, held by the Pecos Housing Finance Corporation (“PHFC”), in the Hollyview Apartments Property. See “The Property” below for further information.
(3)	Represents the “Hypothetical Value - Restricted” Appraised Value, which assumes the Hollyview Apartments Property is encumbered by a ground lease as part of the PHFC Program. The appraisal also concluded to an as-is appraised value, which assumed no tax exemption, of $41,800,000 as of December 27, 2024, which equates to a Cut-off Date LTV Ratio and LTV Ratio at Maturity of 74.2% and 74.2%, respectively

.

The Mortgage Loan. The twelfth largest mortgage loan (the “Hollyview Apartments Mortgage Loan”) is evidenced by a promissory note in the original principal amount of $31,000,000 and secured by the borrower’s fee interest in a garden multifamily property totaling 324 units located in Houston, TX (the “Hollyview Apartments Property”).

The Borrower and the Borrower Sponsors. The borrower is 7C Hollyview Holding LLC, a Delaware limited liability company and single purpose bankruptcy-remote entity with one independent director. The borrower sponsors and the non-recourse carveout guarantors are Rakesh Bansal and Rajib Batabyal.

Rakesh Bansal is the founder and principal of and Rajib Batabyal is the managing partner of 7C Equity Group, a real estate firm specializing in the ownership and operation of multifamily properties in Houston, Texas. The company’s core focus revolves around multifamily value-add assets. 7C Equity Group owns and operates 11 properties totaling more than 3,000 units across Texas. The borrower sponsors and non-recourse carveout guarantors are the same as the Township Apartments Mortgage Loan.

The Property. The Hollyview Apartments Property comprises 21, two story apartment buildings containing 324 units. Built in 1980 and renovated in 2023, the property is situated on a 10.5-acre site and includes 570 parking space (1.76 space per unit). Amenities include a swimming pool, business center, lounge, clubhouse, maintenance on site, controlled access, package service, fitness center, playground, gated entrance, pool, and laundry facilities. The property includes 1 studio unit, 209 one-bedroom units, and 114 two-bedroom units. As of March 10, 2025, the property was 94.8% physically occupied and has averaged 91.7% since 2015.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

119

Multifamily – Garden	Loan #12	Cut-off Date Balance:	$31,000,000
5555 Holly View Drive	Hollyview Apartments	Cut-off Date LTV:	59.4%
Houston, TX 77091		UW NCF DSCR:	1.48x
		UW NOI Debt Yield:	10.4%

The following table presents certain information relating to the unit mix of the Hollyview Apartments Property:

Unit Mix(1)
Unit Type	Total No. of Units	Occupied Units	% of Total Units	Occupancy	Average Unit Size (SF)	Average Underwritten Monthly Rent per Unit
Studio	1	1	0.3%	100.0%	500	$825
1 Bedroom	209	195	64.5%	93.3%	638	$908
2 Bedrooms	114	111	35.2%	97.4%	921	$1,168
Total/Weighted Average	324	307	100.0%	94.8%	737	$1,001
(1)	Information based on the underwritten rent roll.

The borrower has applied for the property’s inclusion in the PHFC Program that, if approved, would result in the property’s having a 100% property tax exemption in its situs jurisdiction. Current Texas law permits “traveling HFC’s”, meaning that a non-situs jurisdiction’s housing finance corporation can grant program eligibility to any qualifying property in Texas. The PHFC Program requires that 50% of the units be set-aside for tenants earning less than 80% of the applicable area median income (AMI), and that 90% of the units be set-aside for tenants earning less than 140% of such AMI. The in-place rents at the property ostensibly satisfy the PHFC Program requirements. Until the related property is accepted into the PHFC Program, the Hollyview Apartments Mortgage Loan is full recourse to the loan guarantors. If the evidence of such acceptance is not provided by April 11, 2026 or if the property tax exemption is discontinued otherwise, the lender can require the borrower to prepay the loan in an amount equal to the greatest of (i) an amount that would result in the DSCR being equal or greater to 1.48x, and (ii) an amount that would result in the debt yield’s being equal or greater to 10.09%, together with applicable yield maintenance premium therefor. Texas House Bill 21 and Senate Bill 867 have been proposed in the current legislative session to modify or curtail the current traveling HFC legislation. We cannot assure you what effect, if any, such legislative consideration will have on the continuation of the current HFC Program or the property’s eligibility. The underwriting of Hollyview Apartments Mortgage Loan is based on the availability of the property tax exemption. If the property tax exemption were unavailable, the resulting NCF DSCR for the Hollyview Apartments Mortgage Loan would be 1.19x.

The Market. The Hollyview Apartments is located in Houston, Texas, approximately 12.9 miles northwest of the central business district. The primary demand generators in the area include the Energy Corridor, Texas Medical Center, University of Houston, and Rice University. According to the appraisal, the 2024 population within a one-, three- and five-mile radius of the Hollyview Apartments Property is 22,568, 133,104 and 360,798, respectively. The average household income for the same one-, three- and five-mile radius was $60,286, $79,883 and $95,105 respectively.

According to a third party market research report, the property is located in the Brookhollow/Inwood submarket of the Houston apartment market. As of October 2024, the submarket reported total inventory of 30,836 units with a 9.2% vacancy rate and average asking rents of $1,108 per month. The appraisal identified six directly competitive multifamily comparables with average asking rents ranging from $770 to $2,046 per unit and are further detailed in the table below:

		Competitive Set
	Hollyview Apartments (Subject)	Aspen Apartments	Diamond Ridge Apartments	Hollister Place	Inwood Place	The Park at Live Oak	Pine Arbor
Location	Houston, TX	Houston, TX	Houston, TX	Houston, TX	Houston, TX	Houston, TX	Houston, TX
Distance to Subject	--	-	-	-	-	-	-
Property Type	Multifamily / Garden	Multifamily / Garden / Low Rise	Multifamily / Garden / Low Rise	Multifamily / Garden / Low Rise	Multifamily / Garden / Low Rise	Multifamily / Garden / Low Rise	Multifamily / Garden / Low Rise
Year Built/Renovated	1980/2023	1974/NAP	1980/NAP	1997/NAP	1984/NAP	1981/NAP	1974/NAP
Number of Units	324(1)	209	499	260	48	148	114
Average Monthly Rent (per unit)
Studio	$825(1)	$775	NAP	NAP	NAP	NAP	$770
1 Bedroom	$908(1)	$982	$891	$1,167	$1,125	$844	$940
2 Bedrooms	$1,168(1)	$1,399	$1,192	$1,390	$1,325	$1,149	$1,075
3 Bedrooms	NAP	NAP	$1,476	$2,046	NAP	$1,399	$1,325
Occupancy	94.8%(1)	97.0%	99.0%	88.0%	96.0%	96.0%	97.0%

Source: Appraisal, unless otherwise indicated.

(1)	Information obtained from the underwritten rent roll.

Appraisal. The appraiser concluded to a “Hypothetical Value - Restricted” Appraised Value of $52,200,000 as of December 27, 2024, which assumes the Hollyview Apartments Property is encumbered by a ground lease as part of the HFC Program. The appraisal also concluded to an as-is appraised value, which assumed no tax exemption, of $41,800,000 as of December 27, 2024, which equates to a Cut-off Date LTV Ratio and LTV Ratio at Maturity of 74.2% and 74.2%, respectively.

Environmental Matters. According to the Phase I environmental site assessment dated January 7, 2025, there was no evidence of any recognized environmental l conditions at the Hollyview Apartments Property.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

120

Multifamily – Garden	Loan #12	Cut-off Date Balance:	$31,000,000
5555 Holly View Drive	Hollyview Apartments	Cut-off Date LTV:	59.4%
Houston, TX 77091		UW NCF DSCR:	1.48x
		UW NOI Debt Yield:	10.4%

Underwritten Net Cash Flow. The following table presents certain information relating to the Underwritten Net Cash Flow at the Hollyview Apartments Property:

Cashflow Analysis
	12/31/2022 T-10 Annualized(1)	2023	2024	UW	UW per Unit
Base Rent(2)	$3,180,893	$3,399,308	$ 3,704,077	$3,689,220	$11,386
Grossed Up Vacant Space	$235,694	$221,766	126,736	$204,060	$630
Gross Potential Rent	$3,416,587	$3,621,074	$3,830,813	$3,893,280	$12,016
Concessions	($4,740)	($20,270)	($16,736)	($16,736)	($52)
Collection Loss	($98,871)	($47,836)	($15,742)	($15,742)	($49)
Vending Income	$279,019	$339,223	$365,661	$365,661	$1,129
Other Income	$232,937	$379,121	$487,508	$487,508	$1,505
Net Rentable Income	$3,824,932	$4,271,311	$4,651,504	$4,713,971	$14,549
(Vacancy / Credit Loss)	($235,694)	($221,766)	($126,736)	($204,060)	($630)
Effective Gross Income	$3,589,237	$4,049,545	$4,524,768	$4,509,911	$13,919

Real Estate Taxes	$715,301	$744,067	$786,830	$0(2)	$0
Insurance	$221,015	$262,857	$272,198	$ 273,240	$843
Other Operating Expenses	$ 831,540	882,929	995,551	$1,026,344	$3,168
Total Operating Expenses	$1,767,855	$1,889,853	$2,054,579	$1,299,585	$4,011

Net Operating Income	$1,821,382(3)	$2,159,692(3)	$2,470,188(3)	$3,210,327(3)	$9,908
Replacement Reserves	$0	$0	$0	$81,000	$250
Net Cash Flow	$1,821,382	$2,159,692	$2,470,188	$3,129,327	$9,658

Occupancy (%)(4)	84.0%	89.5%	92.9%	94.8%
NOI DSCR	0.86x	1.02x	1.17x	1.52x
NCF DSCR	0.86x	1.02x	1.17x	1.48x
NOI Debt Yield	5.9%	7.0%	8.0%	10.4%
NCF Debt Yield	5.9%	7.0%	8.0%	10.1%

(1)	The borrower sponsor purchased the property in March 2022; therefore a complete 2022 operating statement was not available at origination.
(2)	No real estate taxes were underwritten due to entry into the PHFC Program.
(3)	The increase in NOI year over year was primarily due to the borrower sponsor renovating 111 units and increasing rental rates at the property. Additionally, no real estate taxes were underwritten.
(4)	UW Occupancy (%) represents economic occupancy. Historical occupancies represent physical occupancies. The property was 94.8% physically occupied as of March 10, 2025.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

121

Mortgage Loan No. 13 – Redmond Town Center

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	WFB			Single Asset/Portfolio:	Single Asset
Credit Assessment (Moody’s/Fitch/KBRA):	NR/NR/NR			Location:	Redmond, WA 98052
Original Balance(1):	$30,375,000			General Property Type:	Retail
Cut-off Date Balance(1):	$30,375,000			Detailed Property Type:	Lifestyle Center
% of Initial Pool Balance:	3.4%			Title Vesting:	Fee
Loan Purpose:	Refinance			Year Built/Renovated:	1996, 1999, 2013/NAP
Borrower Sponsor:	Fairbourne Properties, LLC			Size:	389,431 SF
Guarantor:	Fairbourne Properties, LLC			Cut-off Date Balance PSF:	$312
Mortgage Rate:	6.7000%			Maturity Date Balance PSF:	$312
Note Date:	3/6/2025			Property Manager:	Fairbourne Properties, LLC
Maturity Date:	3/6/2030				(borrower-affiliated)
Term to Maturity:	60 months
Amortization Term:	0 months			Underwriting and Financial Information(1)
IO Period:	60 months			UW NOI:	$12,850,287
Seasoning:	1 month			UW NCF:	$12,247,459
Prepayment Provisions(2):	L(25),D(28),O(7)			UW NOI Debt Yield:	10.6%
Lockbox/Cash Mgmt Status:	Hard/Springing			UW NCF Debt Yield:	10.1%
Additional Debt Type(1):	Pari Passu			UW NOI Debt Yield at Maturity:	10.6%
Additional Debt Balance(1):	$91,125,000			UW NCF DSCR:	1.48x
Future Debt Permitted (Type):	No (NAP)			Most Recent NOI:	$12,087,496 (12/31/2024)
Reserves				2nd Most Recent NOI:	$11,856,956 (12/31/2023)
Type	Initial	Monthly	Cap	3rd Most Recent NOI:	$10,154,248 (12/31/2022)
RE Taxes:	$0	$81,900	NAP	Most Recent Occupancy:	97.1% (2/7/2025)
Insurance:	$31,904	$15,952	NAP	2nd Most Recent Occupancy:	92.6% (12/31/2023)
Replacement Reserve:	$0	$4,960	$178,560	3rd Most Recent Occupancy:	87.6% (12/31/2022)
TI/LC Reserve:	$1,562,694	$44,785	$1,612,260	Appraised Value (as of):	$180,000,000 (1/22/2025)
Free Rent Reserve:	$15,275	$0	NAP	Appraised Value PSF:	$462
				Cut-off Date LTV Ratio:	67.5%
				Maturity Date LTV Ratio:	67.5%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount(1):	$121,500,000	100.0%	Loan Payoff:	$96,437,598	79.4%
			Borrower Sponsor Equity:	$21,888,141	18.0%
			Upfront Reserves:	$1,609,873	1.3%
			Closing Costs:	$1,564,388	1.3%
Total Sources:	$121,500,000	100.0%	Total Uses:	$121,500,000	100.0%
(1)	The Redmond Town Center Mortgage Loan (as defined below) is part of the Redmond Town Center Whole Loan (as defined below), which is comprised of three pari passu promissory notes with an aggregate outstanding principal balance as of the Cut-off Date of $121,500,000. Financial Information in the chart above is based on the aggregate outstanding principal balance as of the Cut-off Date of the Redmond Town Center Whole Loan.
(2)	The defeasance lockout period will be at least 25 payment dates beginning with and including the first payment date in April 2025. Defeasance of the Redmond Town Center Whole Loan is permitted at any time after the earlier to occur of (i) two years after the closing date of the securitization that includes the last promissory note to be securitized and (ii) March 6, 2028. The assumed defeasance lockout period of 25 payment dates is based on the anticipated closing date of the BANK5 2025-5YR14 securitization trust in April 2025. The actual lockout period may be longer.

The Mortgage Loan. The thirteenth largest mortgage loan (the “Redmond Town Center Mortgage Loan”) is part of a whole loan (the “Redmond Town Center Whole Loan”) secured by the borrower’s fee interest in a 389,431 square foot lifestyle center located in Redmond, Washington (the “Redmond Town Center Property”). The Redmond Town Center Whole Loan is evidenced by three pari passu promissory notes with an aggregate outstanding principal balance as of the Cut-off Date of $121,500,000. The Redmond Town Center Whole Loan was originated by Citi Real Estate Funding Inc. (“CREFI”) and Wells Fargo Bank, National Association (“WFB”). The Redmond Town Center Whole Loan has an initial term of five years, is interest-only for the full term and accrues interest at a fixed rate of 6.70000% per annum on an Actual/360 basis. The Redmond Town Center Mortgage Loan is evidenced by the non-controlling Note A-3 with an outstanding principal balance as of the Cut-off Date of $30,375,000.

The table below identifies the promissory notes that comprise the Redmond Town Center Whole Loan. The relationship between the holders of the Redmond Town Center Whole Loan is governed by a co-lender agreement as described under “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans” in the Preliminary Prospectus. The Redmond Town Center Whole Loan will be serviced under the pooling and servicing agreement for the Benchmark 2025-V14 securitization trust. See “The Pooling and Servicing Agreement” in the prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

122

Retail – Lifestyle Center	Loan #13	Cut-off Date Balance:	$30,375,000
7525 166th Avenue Northeast	Redmond Town Center	Cut-off Date LTV:	67.5%
Redmond, WA 98052		UW NCF DSCR:	1.48x
		UW NOI Debt Yield:	10.6%

The table below identifies the promissory notes that comprise the Redmond Town Center Whole Loan:

Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1	$70,000,000	$70,000,000	Benchmark 2025-V14	Yes
A-2(1)	$21,125,000	$21,125,000	CREFI	No
A-3	$30,375,000	$30,375,000	BANK5 2025-5YR14	No
Whole Loan	$121,500,000	$121,500,000
(1)	Expected to be contributed to one or more future securitization(s).

The Borrower and the Borrower Sponsor. The borrower is FHR Main Retail Center, LLC, a Delaware limited liability company and single purpose entity with one independent director. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Redmond Town Center Whole Loan. The borrower sponsor and non-recourse carveout guarantor is Fairbourne Properties, LLC (“Fairbourne Properties”). Founded in 2016, Fairbourne Properties is a full-service real estate investment and property management company focused on the acquisition, management and asset management of office, retail and mixed-use properties throughout the United States. Fairbourne Properties has total assets under management of approximately $1.8 billion consisting of 18 properties totaling approximately 7.7 million square feet.

The Property. The Redmond Town Center Property is a 389,431 square foot lifestyle center located in Redmond, Washington, a suburb of the Seattle-Tacoma-Bellevue metropolitan statistical area (the “Seattle MSA”). The Redmond Town Center Property was constructed between 1996 and 2013 and is comprised of nine one- and two-story buildings located on an approximately 19.9-acre site. The Redmond Town Center Property has 1,658 surface and garage parking spaces, resulting in a parking ratio of approximately 4.26 spaces per 1,000 square feet. The Redmond Town Center Property is part of a large development project within Redmond, Washington that includes the Seattle Marriott Redmond Hotel, the Residence Inn by Marriott Seattle East/Redmond, and the Archer Hotel, as well as a residential apartment complex and office buildings leased to Amazon, Microsoft, and AT&T. The Redmond Town Center Property is located near Interstate 405 and benefits from the East Link Light Rail, which connects Seattle and neighboring suburbs and was completed in 2024. The East Link Light Rail is in the process of completing an expansion with a stop located directly across from the Redmond Town Center Property which is expected to open on May 10, 2025. We cannot assure you whether the new stop will open as expected or at all.

As of February 7, 2025, the Redmond Town Center Property was 97.1% leased to a diverse tenant pool of 108 tenants, which includes a variety of retail, restaurant, medical office, office (including 1,282 SF of management office space for which no rent is attributable, and cinema spaces. Office space at the Redmond Town Center represents 12.8% of the net rentable area and 16.0% of underwritten base rent. As of February 7, 2025, the office component was 100.0% leased to a mix of medical and traditional office tenants. The Redmond Town Center Property is subject to one ground lease, with a remaining term of approximately eight years, held by BJ's Restaurant & Brewhouse, which pays $272,250 per year. In addition, the rent roll at the Redmond Town Center Property is granular, with the largest tenant representing 10.0% of net rentable area, and no other tenant exceeding 4.0% of net rentable area.

Major Tenants. The three largest tenants based on underwritten base rent are iPic Theaters, Allegro Pediatrics and Gene Juarez Salon & Spa.

iPic Theaters (38,858 SF; 10.0% of NRA; 5.1% of UW rent). iPic Theaters is a national chain of movie theatres with 13 locations across eight states. iPic Theaters has been a tenant at the Redmond Town Center Property since October 2008 and has a current lease term through September 2030 with two, five-year renewal options remaining and no termination options.

Allegro Pediatrics (10,996 SF; 2.8% of NRA; 4.1% of UW rent). Allegro Pediatrics (Moody’s: B2/S&P: B) is a pediatric care chain with eight locations in the Seattle metropolitan area. The location at the Redmond Town Center Property has 12 doctors who primarily deal with newborns, well care visits, sick or injured children, behavioral health, teens, and immunizations. Allegro Pediatrics has been at the Redmond Town Center Property since October 2018 and has a current lease term through September 2028 with two, five-year renewal options remaining and no termination options.

Gene Juarez Salon & Spa (9,568 SF; 2.5% of NRA; 3.5% of UW rent). Gene Juarez Salon & Spa is a full salon and spa that offers haircuts, hair extensions, waxing, facials, manicures and pedicures, among other options. Gene Juarez Salon & Spa has been a tenant at the Redmond Town Center Property since February 2009 and has a current lease term through May 2034 with one, five-year renewal option remaining and no termination options.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

123

Retail – Lifestyle Center	Loan #13	Cut-off Date Balance:	$30,375,000
7525 166th Avenue Northeast	Redmond Town Center	Cut-off Date LTV:	67.5%
Redmond, WA 98052		UW NCF DSCR:	1.48x
		UW NOI Debt Yield:	10.6%

The following table presents certain information relating to the tenancy at the Redmond Town Center Property:

Tenant Summary(1)
Tenant Name	Credit Rating (Fitch/Moody's/ S&P)(2)	Tenant SF	Approx. % of SF	Annual UW Rent	% of Total Annual UW Rent	Annual UW Rent PSF	TTM Nov 2024 Sales $ (PSF)(3)	Occ Cost %	Lease Expiration	Renewal Options	Term. Option (Y/N)
Major Tenants
iPic Theaters	NR/NR/NR	38,858	10.0%	$641,157	5.1%	$16.50	$682,038.86(4)	13.4%	9/30/2030	2 x 5 yr	N
Allegro Pediatrics	NR/B2/B	10,996	2.8%	$511,314	4.1%	$46.50	NAV	NAV	9/30/2028	2 x 5 yr	N
Gene Juarez Salon & Spa	NR/NR/NR	9,568	2.5%	$434,115	3.5%	$45.37	$637.35	7.1%	5/31/2034	1 x 5 yr	N
Evergreen Health	NR/NR/NR	8,167	2.1%	$320,554	2.6%	$39.25	NAV	NAV	8/31/2032	2 x 5 yr	N
Brightmont Academy	NR/NR/NR	8,174	2.1%	$319,798	2.5%	$39.12	NAV	NAV	9/30/2025	1 x 5 yr	N
FCS Group	NR/NR/NR	8,518	2.2%	$312,273	2.5%	$36.66	NAV	NAV	4/30/2030	1 x 5 yr	N
Town Square Dentistry	NR/NR/NR	6,992	1.8%	$307,648	2.4%	$44.00	NAV	NAV	2/28/2034	2 x 5 yr	N
Guitar Center	NR/Caa2/CCC	15,393	4.0%	$299,240	2.4%	$19.44	NAV	NAV	5/31/2030	1 x 5 yr	N
Matts' Rotisserie & Oyster Lounge	NR/NR/NR	7,731	2.0%	$287,143	2.3%	$37.14	$612.63	6.1%	1/31/2031	2 x 5 yr	N
BJ's Restaurant & Brewhouse(5)	NR/NR/NR	1	0.0%	$272,250	2.2%	$272,247.04	$5,555,473.45	4.9%	5/31/2033	2 x 5 yr	N
Major Tenant Subtotal/Wtd. Avg.		114,398	29.4%	$3,705,491	29.5%	$32.39

Non-Major Tenants(6)		263,582	67.7%	$8,861,248	70.5%	$33.62
Occupied Collateral Subtotal/Wtd. Avg.		377,980	97.1%	$12,566,739	100.0%	$33.25
Vacant Space		11,451	2.9%
Total/Wtd. Avg.		389,431	100.0%
(1)	Based on the underwritten rent roll dated February 7, 2025, inclusive of $352,285 of contractual rent steps through March 1, 2026.
(2)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(3)	Sales PSF / Year represents the TTM November 2024 sales information as provided by the borrower.
(4)	Sales PSF for iPic Theaters represent per screen sales based on seven screens.
(5)	BJ's Restaurant & Brewhouse leases its space pursuant to a ground lease.
(6)	Non-Major Tenants includes of a management office that occupies 1,282 square feet for which no rent is attributable, as well as two tenants with license agreements that occupy 1 SF and 0 SF at the Redmond Town Center Property and account for $91,324 in Annual UW Rent.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

124

Retail – Lifestyle Center	Loan #13	Cut-off Date Balance:	$30,375,000
7525 166th Avenue Northeast	Redmond Town Center	Cut-off Date LTV:	67.5%
Redmond, WA 98052		UW NCF DSCR:	1.48x
		UW NOI Debt Yield:	10.6%

The following table presents certain information relating to the lease rollover schedule at the Redmond Town Center Property:

Lease Rollover Schedule(1)
Year	# of Leases Rolling	SF Rolling	Approx. % of Total SF Rolling	Approx. Cumulative % of SF Rolling	Total UW Rent Rolling	Approx. % of Total Rent Rolling	Approx. Cumulative % of Total Rent Rolling	UW Rent PSF Rolling
2025 & MTM(2)	14	33,785	8.7%	8.7%	$970,559	7.7%	7.7%	$28.73
2026	8	27,326	7.0%	15.7%	$630,720	5.0%	12.7%	$23.08
2027	12	24,873	6.4%	22.1%	$1,084,926	8.6%	21.4%	$43.62
2028(3)	17	41,744	10.7%	32.8%	$1,804,390	14.4%	35.7%	$43.23
2029(4)	11	34,640	8.9%	41.7%	$1,275,014	10.1%	45.9%	$36.81
2030	14	97,226	25.0%	66.7%	$2,452,481	19.5%	65.4%	$25.22
2031	8	27,957	7.2%	73.8%	$1,037,274	8.3%	73.6%	$37.10
2032	6	23,888	6.1%	80.0%	$880,165	7.0%	80.7%	$36.85
2033(5)	10	41,036	10.5%	90.5%	$1,370,242	10.9%	91.6%	$33.39
2034	2	16,560	4.3%	94.8%	$741,762	5.9%	97.5%	$44.79
2035	3	7,662	2.0%	96.7%	$227,881	1.8%	99.3%	$29.74
2036 & Thereafter	0	0	0.0%	96.7%	$0	0.0%	99.3%	$0.00
Other(6)	3	1,283	0.3%	97.1%	$91,324	0.7%	100.0%	$71.18
Vacant	0	11,451	2.9%	100.0%	$0	0.0%	100.0%	$0.00
Total/Wtd. Avg.	108	389,431	100.0%		$12,566,739	100.0%		$33.25(7)
(1)	Based on the underwritten rent roll dated February 7, 2025, inclusive of $352,285 of contractual rent steps through March 1, 2026. Certain tenants may have lease termination options that are not reflected in the Lease Rollover Schedule.
(2)	2025 & MTM includes a parking agreement with Amazon.com Parking for 0 square feet and for which $67,982 of Total UW Rent Rolling is attributable, a parking agreement with EVgo Car Charging Station for which 0 SF and no rent is attributable, and a month to month lease to Fuego for which 1,210 SF and $55,000 of Total UW Rent Rolling is attributable.
(3)	2028 includes an antenna lease to T-Mobile which accounts for 0 square feet of net rentable area and $39,946 in Total UW Rent Rolling.
(4)	2029 includes an antenna lease to Verizon which accounts for 0 square feet of net rentable area and $53,686 in Total UW Rent Rolling.
(5)	2033 includes a ground lease to BJ's Restaurant & Brewhouse which accounts for 1 square feet of net rentable area and $272,250 in Total UW Rent Rolling.
(6)	Other is inclusive of a management office that occupies 1,282 square feet for which no rent is attributable, as well as two tenants with license agreements that occupy 1 SF and 0 SF at the Redmond Town Center Property and account for $91,324 in UW Total Rent Rolling.
(7)	Total/Wtd. Avg. UW Rent and UW Rent PSF excludes vacant SF.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

125

Retail – Lifestyle Center	Loan #13	Cut-off Date Balance:	$30,375,000
7525 166th Avenue Northeast	Redmond Town Center	Cut-off Date LTV:	67.5%
Redmond, WA 98052		UW NCF DSCR:	1.48x
		UW NOI Debt Yield:	10.6%

The Market. The Redmond Town Center Property is located in Redmond, Washington, which is part of the Seattle MSA, approximately 15.9 miles from downtown Seattle. Major employers in the Seattle MSA include The Boeing Company, Joint Base Lewis-McChord, Microsoft Corporation, Amazon.com, and the University of Washington. The Redmond Town Center Property benefits from regional linkages, including Interstate 405, which converge in various locations within three miles from the Redmond Town Center Property. Access to the Redmond Town Center Property is also provided via bus service through King County Metro Transit, which has bus stops on Redmond Way and connecting street Bear Creek Parkway. The Redmond Town Center Property also benefits from the East Link Light Rail, which connects Seattle and neighboring suburbs and was completed in 2024. The East Link Light Rail is in the process of completing an expansion with a stop located directly across from the Redmond Town Center Property which is expected to open on May 10, 2025.

According to the appraisal, the Redmond Town Center Property is located within the Seattle/Puget Sound retail market, which, as of December 31, 2024, consisted of 182,426,223 square feet of retail space with a market vacancy of rate of 3.4% and average gross asking rent of $24.08 per square foot. According to the appraisal, the Redmond Town Center Property is located in the Redmond retail submarket, which, as of December 31, 2024, consisted of 3,013,378 square feet of retail space with a vacancy rate of 1.4% and an average gross asking rent per square foot of $35.86.

According to the appraisal, the 2024 population within a one-, three- and five-mile radius of the Redmond Town Center Property was 21,324, 107,707 and 260,339, respectively. The 2024 average household income within the same radii was $189,277, $216,004 and $217,851, respectively.

The following table presents information relating to comparable retail rentals for the Redmond Town Center Property:

Market Analysis – Retail Rentals(1)
Property Name / Address	Distance from Subject	Tenant	Suite Size (SF)	Lease Commencement	Lease Term	Rent (PSF)
Redmond Town Property 7525 166th Avenue Northeast Redmond, WA
Ground Floor Retail 7405 168th Avenue Northeast Redmond, WA	0.2 mi	Musashi's	2,032	Oct-24	60 mos.	$42.00
Bel Red Design Center 13500 Northeast Bel-Red Road Bellevue, WA	3.8 mi	AgencyOne	4,298	Jun-23	60 mos.	$35.00
Northup Center 12121 Northup Way Bellevue, WA	3.9 mi	Yoga Tenant	1,925	Mar-24	60 mos.	$32.00
Woodinville Plaza 14001-14235 NE Woodinville Duvall Road Woodinville, WA	5.9 mi	Club Pilates	1,519	Jan-23	60 mos.	$36.00
Heritage Square 710 Northwest Gilman Boulevard Issaquah, WA	9.4 mi	Restaurant Tenant	3,803	Mar-24	120 mos.	$47.00
Fairwood Square 14202 Southeast Petrovitsky Road Renton, WA	15.8 mi	The Red Tea Room	1,275	Mar-23	60 mos.	$23.00
(1)	Source: Appraisal.

Appraisal. According to the appraisal, the Redmond Town Center Property had an “as-is” appraised value of $180,000,000 as of January 22, 2025.

Environmental Matters. According to a Phase I environmental report dated February 3, 2025, there was no evidence of any recognized environmental conditions at the Redmond Town Center Property.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

126

Retail – Lifestyle Center	Loan #13	Cut-off Date Balance:	$30,375,000
7525 166th Avenue Northeast	Redmond Town Center	Cut-off Date LTV:	67.5%
Redmond, WA 98052		UW NCF DSCR:	1.48x
		UW NOI Debt Yield:	10.6%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and Underwritten Net Cash Flow at the Redmond Town Center Property:

Cash Flow Analysis
	2021	2022	2023	2024	UW	UW PSF
Base Rent(1)	$9,147,999	$9,961,051	$11,000,290	$11,468,412	$12,214,454	$31.36
Contractual Rent Steps(2)	$0	$0	$0	$0	$352,285	$0.90
Potential Income from Vacant Space	$0	$0	$0	$0	$483,914	$1.24
Reimbursements	$4,732,078	$4,930,200	$5,933,657	$5,937,524	$6,146,693	$15.78
Gross Potential Income	$13,880,077	$14,891,252	$16,933,947	$17,405,937	$19,197,346	$49.30
Economic Vacancy & Credit Loss	$0	$0	$0	$0	($959,867)	($2.46)
Percentage Rent	$101,850	$210,105	$185,641	$264,919	$264,919	$0.68
Parking	$14,167	$170,000	$170,000	$170,000	$170,000	$0.44
Other Income(3)	$41,243	$109,593	$121,809	$187,308	$187,308	$0.48
Effective Gross Income	$14,037,337	$15,380,949	$17,411,397	$18,028,164	$18,859,706	$48.43

Real Estate Taxes	$958,079	$928,300	$793,625	$895,841	$935,997	$2.40
Management Fee	$452,297	$491,357	$530,601	$533,165	$565,791	$1.45
Insurance	$101,739	$119,784	$155,457	$186,340	$182,309	$0.47
Other Expenses(4)	$3,439,390	$3,687,261	$4,074,757	$4,325,322	$4,325,322	$11.11
Total Operating Expenses	$4,951,505	$5,226,702	$5,554,441	$5,940,668	$6,009,419	$15.43

Net Operating Income	$9,085,832	$10,154,248	$11,856,956	$12,087,496	$12,850,287	$33.00
Replacement Reserves	$0	$0	$0	$0	$58,415	$0.15
TI/LC	$0	$0	$0	$0	$544,414	$1.40
Net Cash Flow	$9,085,832	$10,154,248	$11,856,956	$12,087,496	$12,247,459	$31.45

Occupancy (%)	90.8%	87.6%	92.6%	97.1%(5)	95.0%(5)
NOI DSCR(6)	1.10x	1.23x	1.44x	1.46x	1.56x
NCF DSCR(6)	1.10x	1.23x	1.44x	1.46x	1.48x
NOI Debt Yield(6)	7.5%	8.4%	9.8%	9.9%	10.6%
NCF Debt Yield(6)	7.5%	8.4%	9.8%	9.9%	10.1%
(1)	Underwritten Base Rent is based on the underwritten rent roll dated February 7, 2025.
(2)	Contractual Rent Steps are inclusive of inclusive of $352,285 of contractual rent steps through March 1, 2026
(3)	Other Income includes late fees from tenants, storage income, and other miscellaneous revenues.
(4)	Other Expenses includes repairs and maintenance, advertising and marketing expenses, utilities, general and administrative expenses, and security related costs, which include payroll and employee benefits of center-employed security personnel, contracted security services, equipment, uniforms and attributable supplies.
(5)	The underwritten economic vacancy is 5.0%. The Redmond Town Center Property was 97.1% physically occupied as of February 7, 2025.
(6)	Based on the Redmond Town Center Whole Loan.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

127

Mortgage Loan No. 14 – Las Olas City Centre

Mortgage Loan Information				Property Information
Mortgage Loan Seller:		JPMCB		Single Asset/Portfolio:	Single Asset
Credit Assessment (Fitch/Moody’s/KBRA):				Location:	Fort Lauderdale, FL 33301
Original Balance(1):		$30,000,000		General Property Type:	Office
Cut-off Date Balance(1):		$30,000,000		Detailed Property Type:	CBD
% of Initial Pool Balance:		3.4%		Title Vesting:	Fee
Loan Purpose:		Acquisition		Year Built/Renovated:	2003/2023
Borrower Sponsors:		Lone Star R.E. Management Co.		Size:	410,561 SF
		VII, Ltd., LSREF VII REIT		Cut-off Date Balance PSF(1):	$353
		Holdings I, L.P. and LSREF7		Maturity Date Balance PSF(1):	$353
		REIT Holdings, L.P.		Property Manager:	Square2Management LLC
Guarantor:		Lone Star Real Estate Fund VII,			(borrower-affiliate)
		L.P.
Mortgage Rate:		6.65800%
Note Date:		2/13/2025
Maturity Date:		3/6/2030
Term to Maturity:		60 months
Amortization Term:		0 months		Underwriting and Financial Information
IO Period:		60 months		UW NOI(7):	$18,547,329
Seasoning:		1 month		UW NCF:	$17,438,815
Prepayment Provisions(2):		L(11),YM1(14),DorYM1(28),O(7)		UW NOI Debt Yield(1):	12.8%
Lockbox/Cash Mgmt Status:		Hard/Springing		UW NCF Debt Yield(1):	12.0%
Additional Debt Type(1):		Pari Passu		UW NOI Debt Yield at Maturity(1):	12.8%
Additional Debt Balance(1):		$115,000,000		UW NCF DSCR(1):	1.78x
Future Debt Permitted (Type):		No (NAP)		Most Recent NOI(6) (7):	$16,548,390 (10/31/2024 TTM)
Reserves				2nd Most Recent NOI(7):	$14,458,379 (12/31/2023)
Type	Initial	Monthly	Cap	3rd Most Recent NOI:	$13,321,712 (12/31/2022)
RE Taxes:	$1,208,740	$302,185	NAP	Most Recent Occupancy:	94.6% (2/13/2025)
Insurance:	$0	Springing	NAP	2nd Most Recent Occupancy:	91.1% (12/31/2024)
Replacement Reserve:	$0	$6,843	NAP	3rd Most Recent Occupancy:	90.0% (12/31/2023)
TI / LC Reserve(3):	$5,000,000	$85,534	NAP	Appraised Value (as of):	$222,700,000 (1/15/2025)
Outstanding TI / LC Reserve:	$6,999,322	$0	NAP	Appraised Value PSF:	$542
Other Reserve(4):	$4,163,124	$0	NAP	Cut-off Date LTV Ratio(1):	65.1%
				Maturity Date LTV Ratio(1):	65.1%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan(1)	$145,000,000	61.4%	Purchase Price(5)	$221,000,000	93.5%
Borrower Sponsor Equity(5)	$91,244,608	38.6%	Upfront Reserves(5)	$12,371,186	5.2%
			Closing Costs	$2,873,422	1.2%
Total Sources:	$236,244,608	100.0%	Total Uses:	$236,244,608	100.0%
(1)	The Las Olas City Centre Mortgage Loan (as defined below) is part of the Las Olas City Centre Whole Loan (as defined below), which is comprised of six pari passu promissory notes with an aggregate original principal balance of as of the Cut-off Date $145,000,000. The Underwriting and Financial Information in the chart above is based on the Las Olas City Centre Whole Loan. See “—The Mortgage Loan” below.
(2)	The prepayment lockout period will be 11 payment dates beginning with and including the first payment date on April 6, 2025. In addition, on any business day from and after the prepayment lockout period, voluntary prepayment of the Las Olas City Centre Whole Loan is permitted in whole (but not in part), together with, if such voluntary prepayment occurs prior to the monthly payment date that occurs in September 2029, a prepayment fee equal to the greater of (x) 1.00% (or 3.00% during an event of default) of the principal amount of the Las Olas City Centre Whole Loan being prepaid and (y) a yield maintenance premium. Defeasance of the Las Olas City Centre Whole Loan in full but not in part is permitted at any time after the earlier to occur of (i) February 13, 2028 and (ii) the date that is two years from the closing date of the securitization that includes the last pari passu note to be securitized (the “Defeasance Lockout Period”).The assumed Defeasance Lockout Period of 25 payments is based on the anticipated closing date of the BANK5 2025-5YR14 securitization in April 2025. The actual Defeasance Lockout Period may be longer.
(3)	Initial TI/LC Reserve is held in the form of a letter of credit (“LoC”) in lieu of a cash reserve to be used for (i) general tenant improvements and leasing commissions and (ii) speculative suite buildout costs up to $110 PSF. The LoC has an initial maturity date of February 12, 2026 and can only be extended until April 2, 2026. The lender will have the right to draw on the LoC if the lender has not received a notice from the issuing bank that it has renewed the LoC at least 60 days prior to the date on which such LoC is scheduled to expire and the borrowers have not, at least 60 days prior to the date on which the outstanding LoC is scheduled to expire, either (x) delivered to the lender a substitute LoC in the amount of the applicable LoC as of such date, or (y) delivered to the lender cash in the required amount of the applicable LoC as of such date, to be deposited by the lender into the applicable escrow or reserve or otherwise applied in accordance with the Las Olas City Centre Whole Loan documents. Subsequent to origination of the Las Olas City Centre Whole Loan, the escrow agent deposited an additional approximately $1.5 million into the TI / LC Reserve account in connection with the a leasing condition outlined in the purchase and sale agreement not satisfied as of the required date. See “Description of the Mortgage Pool--Certain Terms of the Mortgage Loans—Escrows” in the Prospectus for additional information.
(4)	Initial Other Reserve is comprised of (i) $3,783,141 for outstanding free rent and (ii) approximately $379,982 for prepaid rent.
(5)	The seller of the mortgaged property credited the borrower (i.e. reduced the purchase price of the mortgaged property) with approximately $11,162,446 for outstanding contractual leasing costs, outstanding free rent and prepaid rent. The borrower deposited a corresponding amount into related reserves as follows: (i) approximately $6,999,322 for outstanding tenant improvements and leasing commissions, (ii) $3,783,141 for outstanding free rent and (iii) $379,982 into a reserve for prepaid rent.
(6)	The increase in Underwritten NOI from Most Recent NOI is primarily attributable to (i) recent leasing since October 2024 (approximately 19,183 SF and $640,088 of UW Base Rent commenced since October 2024), (ii) contractual rent steps through February 2026 (in the amount of approximately $1.2 million) and (iii) future rent step credit for investment grade tenants (in the amount of $207,892).
(7)	The increase in Most Recent NOI from 2nd Most Recent NOI is primarily attributable to three leases executed in July, August and October 2023, corresponding to approximately 30,519 SF and $1,365,624 of UW Base Rent.

The Mortgage Loan. The fourteenth largest mortgage loan (the “Las Olas City Centre Mortgage Loan”) is part of a whole loan (the “Las Olas City Centre Whole Loan”) evidenced by six pari passu promissory notes with an aggregate outstanding principal balance as of the Cut-off Date of $145,000,000. The

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

128

Office – CBD	Loan #14	Cut-off Date Balance:	$30,000,000
401 East Las Olas Boulevard	Las Olas City Centre	Cut-off Date LTV:	65.1%
Fort Lauderdale, FL 33301		UW NCF DSCR:	1.78x
		UW NOI Debt Yield:	12.8%

Las Olas City Centre Whole Loan is secured by the borrowers’ fee interests in the Las Olas City Centre Property, a 410,561 square foot, office tower located in Fort Lauderdale, Florida (the “Las Olas City Centre Property”) The Las Olas City Centre Mortgage Loan is evidenced by the non-controlling Note A-4 and Note A-5-B with an aggregate outstanding principal balance as of the Cut-off Date of $50,000,000. The Las Olas City Centre Whole Loan was originated by German American Capital Corporation and JPMorgan Chase Bank, National Association.

The relationship between the holders of the Las Olas City Centre Whole Loan is governed by a co-lender agreement as described under “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” in the Preliminary Prospectus. The Las Olas City Centre Whole Loan will be serviced pursuant to the pooling and servicing agreement for the Benchmark 2025-V14 securitization trust. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans” in the Preliminary Prospectus.

The table below identifies the promissory notes that comprise the Las Olas City Centre Whole Loan:

Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1	$50,000,000	$50,000,000	Benchmark 2025-V14(1)	Yes
A-2-A	$15,000,000	$15,000,000	DBR Investments Co. Limited(2)	No
A-2-B	$10,000,000	$10,000,000	BMO 2025-5C9(3)	No
A-3	$20,000,000	$20,000,000	Benchmark 2025-V14(1)	No
A-4	$25,000,000	$25,000,000	BANK5 2025-5YR14	No
A-5-A	$20,000,000	$20,000,000	JPMCB(2)	No
A-5-B	$5,000,000	$5,000,000	BANK5 2025-5YR14	No
Whole Loan	$145,000,000	$145,000,000

(1)	Benchmark 2025-V14 is expected to close on April 15, 2025.
(2)	Expected to be contributed to one or more future securitization transactions or may otherwise be transferred at any time.
(3)	BMO 2025-5C9 is expected to close on March 31, 2025.

The Borrowers and the Borrower Sponsors. The borrowers are LSREF7 401 Propco, LLC and LSREF7 401 TRS, LLC, each a Delaware limited liability company and single purpose entity with two independent directors.

The borrower sponsors are Lone Star R.E. Management Co. VII, Ltd., LSREF VII REIT Holdings I, L.P. and LSREF7 REIT Holdings, L.P. and the non-recourse carveout guarantor is Lone Star Real Estate Fund VII, L.P., which is a subsidiary of Lone Star Funds (“Lone Star”). Lone Star is a leading private equity firm advising funds that invest globally in real estate, corporate equity, credit and other financial assets. Since the establishment of its first fund in 1995, Lone Star has organized 25 funds with aggregate capital commitments totaling approximately $95 billion. The Lone Star funds are structured as closed-end, private equity limited partnerships, the limited partners of which include corporate and public pension funds, sovereign wealth funds, university endowments, foundations, funds of funds, and high-net-worth individuals. Lone Star has raised seven real estate funds with a total of approximately $33.8 billion invested.

The Property. Built in 2003 and renovated in 2023, the Las Olas City Centre Property is a 410,561 SF class A office tower located in Fort Lauderdale’s financial district situated on a 2.4-acre city block and consisting of 23 stories. The Las Olas City Centre Property is located in the epicenter of the Las Olas Financial District, with access to the central business district restaurant offerings. The Las Olas City Centre Property was recently renovated and, since 2018, $7.8 million ($18.88 PSF) has been invested in the Las Olas City Centre Property with the majority of the capital used to renovate the lobby, common areas and restrooms, as well as to upgrade the HVAC system, among other improvements. There are 1,042 parking spaces which equates to approximately 2.5 spaces per 1,000 SF. The Las Olas City Centre Property is LEED Gold Certified and includes a fitness center and a conference room. According to the appraisal, the Las Olas City Centre Property is Energy Star-rated, a two-time winner in the Building of the Year Awards from the Building Owners and Managers Association and a recipient of other numerous awards for its management, craftsmanship, finishes and quality architecture.

The Las Olas City Centre Property is 94.6% leased as of February 13, 2025 to a diverse rent roll with anchor tenants including Bank of America (68,368 SF, Moody’s/Fitch/S&P: A1/AA- /A-, 15.3% of UW Base Rent, expiring May 2033), Greenberg Traurig (48,790 SF, AM Law #14, 11.8% of UW Base Rent, expiring Jan 2041) and Boies, Schiller & Flexner (25,848 SF, AM Law #150, 7.2% of UW Base Rent, expiring June 2032). The Las Olas City Centre Property has maintained 94.0% average historical occupancy since initial stabilization in 2006 and credit tenants and AM Law 200 law firms represent approximately 68.1% of UW Base Rent. The Las Olas City Centre Property maintains a weighted average remaining lease term of approximately 7 years.

Major Tenants.

Bank of America (68,368 SF; 16.7% of NRA; 15.3% of underwritten base rent). Representing the second largest banking institution in the United States and in the world by market capitalization, Bank of America (“BoA”) is an American multinational investment bank and financial services holding company. BoA offers a comprehensive range of banking, investment and asset management services to individuals and corporations, providing checking accounts, loans, credit cards, wealth management services and investment banking services across the United States and multiple international markets. BoA has been at the Las Olas City Centre Property since development in 2003 and occupies office space on floors 21, 18 and 9, as well as ground floor retail space in suite R-110. Holding signage rights on the top-floors, BoA also holds a continuous right of first offer to lease any space on a multi-tenant floor which it occupies and on floors contiguous to the leased premises at fair market value with 15 days prior notice. BoA currently has a lease expiration date in May 2033, with one 5-year (below market) renewal option, resulting in a fully extended lease expiration date in May 2038. BoA has no termination options, but has a contraction option with respect to the entire 18th floor effective as of September 30, 2028 with 12-months prior notice and a payment of (i) unamortized leasing costs, (ii) two months of base rent and (iii) one month of its proportionate share of operating expenses.

Greenberg Traurig (48,790 SF; 11.9% of NRA; 11.8% of underwritten base rent). Greenberg Traurig was founded in 1967 by Mel Greenberg, Larry J. Hoffman and Robert Traurig who were looking to establish a New York style law firm in South Florida. Today, Greenberg Traurig has over 2,750 attorneys spanning 49 offices in 15 countries across multiple continents. Greenberg Traurig is known for its multidisciplinary approach to legal services, providing

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

129

Office – CBD	Loan #14	Cut-off Date Balance:	$30,000,000
401 East Las Olas Boulevard	Las Olas City Centre	Cut-off Date LTV:	65.1%
Fort Lauderdale, FL 33301		UW NCF DSCR:	1.78x
		UW NOI Debt Yield:	12.8%

clients with a wide range of expertise in areas including corporate law, real estate, litigation and tax law. Greenberg Traurig ranked 14th in the AM Law 200 List. Greenberg Traurig recently extended its lease through January 2041 and will receive 16 months of free rent (from February 2026 through May 2027) in connection with the renewal. On the origination date of the Las Olas City Centre Whole Loan, approximately $3.8 million was escrowed for free rent obligations, of which, approximately $3.6 million was earmarked for Greenberg Traurig. Greenberg Traurig leases floors 19-20 and holds two five-year fair market renewal options, as well as a one-time right of first offer to lease any available space on the next highest available floor below the 19th floor. Greenberg Traurig has no termination options but has a one-time right to reduce the size of Suite 1900 by 2,500 to 4,000 rentable square feet. , effective on or after January 31, 2026, with a written notice on or before the date that is one year after the date of the seventh amendment to the lease.

Boies, Schiller & Flexner (25,848 SF; 6.3% of NRA; 7.2% of underwritten base rent). Boies, Schiller & Flexner is a New York City-based law firm that specializes in trial advocacy, crisis management, and strategic advice. David Boies and Jonathan D. Schiller founded the firm in 1997, with Donald L. Flexner joining in 1999. Boies, Schiller & Flexner has over 150 attorneys and 13 offices located in the United States, United Kingdom and Italy. The firm ranked 150th in The American Lawyer’s 2024 Am Law 200 list. Boies, Schiller & Flexner specializes in litigation, antitrust, class action, corporate, employment and white-collar defense. Boies, Schiller & Flexner recently executed a renewal for suites 1200, 1260 & 1280 (19,774 SF) along with an expansion into suites 1250 & 1710 (6,074 SF). The tenant holds a continuous right of first offer to lease available space on the 12th floor at fair market value (such right expiring June 2029). Boies, Schiller & Flexner has the one-time option to terminate its lease with respect to its entire lease premises as of December 2030 with 12-months’ written notice and payment of a termination fee equal to approximately $1,184,544 provided, however, that in the event that the borrower and tenant amend the lease in the future and the borrower incurs additional fees of the type described in the applicable lease amendments, the amount of the termination fee to be paid in connection with the aforesaid termination option shall be appropriately adjusted, with the parties agreeing to document such adjustment in such amendment.

The following table presents certain information relating to the tenancy at Las Olas City Centre Property:

Tenant Summary(1)
Tenant Name	Credit Rating (Moody's/S&P/ Fitch)(2)	Tenant SF	Approx % of Total SF	Annual UW Rent	% of Total Annual UW Rent	Annual UW Rent PSF	Lease Expiration	Renewal Options	Term. Option (Y/N)
Major Tenants
Bank of America	A1/A-/AA-	68,368	16.7%	$2,483,685	15.3%	$36.33	5/31/2033	2 x 5 yr	N(3)(4)
Greenberg Traurig	NR/NR/NR	48,790	11.9%	$1,907,201	11.8%	$39.09	1/31/2041	2 x 5 yr	N(5)
Boies, Schiller & Flexner	NR/NR/NR	25,848	6.3%	$1,172,649	7.2%	$45.37	6/30/2032	N	Y(6)
Motorola Solutions	Baa2/BBB/BBB	24,515	6.0%	$1,064,368	6.6%	$43.42	3/31/2027	2 x 5 yr	N
Carr Workplaces(7)	NR/NR/NR	24,395	5.9%	$1,104,013	6.8%	$45.26	11/30/2028	1 x 5 yr	N
GrayRobinson	NR/NR/NR	24,395	5.9%	$1,029,713	6.4%	$42.21	4/30/2031	2 x 5 yr	N
UBS Financial	A3/ A-/A	20,607	5.0%	$846,948	5.2%	$41.10	10/31/2026	2 x 5 yr	N
Ubicquia(8)	NR/NR/NR	15,921	3.9%	$670,539	4.1%	$42.12	10/31/2028	2 x 5 yr	N
WLD Enterprises	NR/NR/NR	13,559	3.3%	$611,375	3.8%	$45.09	6/30/2028	1 x 5 yr	N
CBRE	NR/BBB+/NR	12,993	3.2%	$564,936	3.5%	$43.48	8/31/2029	2 x 5 yr	Y(9)
Subtotal/Wtd. Avg.		279,391	68.1%	$11,455,427	70.7%	$41.00

Other Occupied Tenants		109,026	26.6%	$4,736,973	29.3%	$43.45
Occupied Collateral Total		388,417	94.6%	$16,192,399	100.0%	$41.69

Vacant Space		22,144	5.4%
Total/Wtd. Avg.		410,561	100.0%
(1)	Based on the underwritten rent roll dated as of February 13, 2025.
(2)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(3)	Bank of America has a contraction option with respect to the entire 18th floor (approximately 11,626 SF) effective as of September 2028 with 12-months’ prior notice and payment of (i) unamortized leasing costs, (ii) two months of base rent and (iii) its proportionate share of operating expenses.
(4)	Bank of America may close for business to the public with respect to the lobby space for a consecutive period of 6 months before the landlord has the option to recapture the lobby space, in which event the base rent for the lobby space accruing after the recapture date is required to be abated.
(5)	Greenberg Traurig has a one-time right to reduce the size of Suite 1900 by 2,500 to 4,000 SF, effective on or after January 31, 2026, with a written notice on or before the date that is one year after the date of the seventh amendment to the lease.
(6)	Boies, Schiller & Flexner has the one-time option to terminate its lease with respect to its entire leased premises as of December 2030 with 12-months’ written notice and payment of a termination fee equal to approximately $1,184,544.
(7)	Carr Workplaces (co-working tenant) is currently on a reduced rent payment plan. Annual UW Rent represents the average rent payments submitted under the payment plan over the preceding 8-month period ending July 2024. Carr Workplaces has been in occupancy since 2003. The borrower sponsor has the right to vacate Carr Workplaces and may ultimately elect to build out the Carr Workplaces space as spec suites for future leasing and/or additional meeting space.
(8)	Ubicquia has a right of first offer with regard to the 8th floor.
(9)	CBRE has the right to terminate its lease effective on the last day of February 2027 with 12-months prior written notice.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

130

Office – CBD	Loan #14	Cut-off Date Balance:	$30,000,000
401 East Las Olas Boulevard	Las Olas City Centre	Cut-off Date LTV:	65.1%
Fort Lauderdale, FL 33301		UW NCF DSCR:	1.78x
		UW NOI Debt Yield:	12.8%

The following table presents certain information relating to the lease rollover schedule at Las Olas City Centre Property:

Lease Rollover Schedule(1)(2)
Year	# of Leases Rolling	SF Rolling(3)	Approx. % of Total SF Rolling	Approx. Cumulative % of SF Rolling	Total UW Rent Rolling	Approx. % of Total Rent Rolling	Approx. Cumulative % of Total Rent Rolling	UW Rent PSF Rolling
MTM/2025	1	4,766	1.2%	1.2%	$203,842	1.3%	1.3%	$42.77
2026	3	33,536	8.2%	9.3%	$1,381,681	8.5%	9.8%	$41.20
2027	3	37,662	9.2%	18.5%	$1,618,426	10.0%	19.8%	$42.97
2028	8	71,203	17.3%	35.8%	$3,224,533	19.9%	39.7%	$45.29
2029	2	21,587	5.3%	41.1%	$916,001	5.7%	45.4%	$42.43
2030	3	9,812	2.4%	43.5%	$519,256	3.2%	48.6%	$52.92
2031	1	24,395	5.9%	49.4%	$1,029,713	6.4%	55.0%	$42.21
2032	4	43,024	10.5%	59.9%	$2,007,350	12.4%	67.3%	$46.66
2033	2	70,786	17.2%	77.2%	$2,620,752	16.2%	83.5%	$37.02
2034(3)	4	15,414	3.8%	80.9%	$763,645	4.7%	88.2%	$49.54
2035	0	0	0.0%	80.9%	$0	0.0%	88.2%	$0.00
2036 & Thereafter(3)	5	56,232	13.7%	94.6%	$1,907,201	11.8%	100.0%	$33.92
Vacant	0	22,144	5.4%	100.0%	$0	0.0%	100.0%	$0.00
Total/Wtd. Avg.(4)	36	410,561	100.0%		$16,192,399	100.0%		$41.69
(1)	Based on the underwritten rent roll as of February 13, 2025.
(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the related lease that are not considered in the Lease Rollover Schedule.
(3)	Inclusive of the management office, fitness center, engineering office and conference center. There is no UW Base Rent associated with these spaces.
(4)	Total/Wtd. Avg. UW Rent and UW Rent PSF excludes vacant SF.

The Market. The Las Olas City Centre Property is located in the downtown submarket of Fort Lauderdale, Florida. Downtown Fort Lauderdale is Broward County’s central business district and is undergoing increased development activity. Developers have increased the area’s apartment stock by 80% over the past decade and are on course to increase supply by a an additional 10% over the next several years. The Brightline, a service that connects the major business hubs in South Florida and Central Florida via a fast-train service, has made downtown Fort Lauderdale more accessible. In 2024, the median household income within a one-, three- and five-mile radius was $109,162, $82,936 and $72,577, respectively. In 2024, the population within the same radii was 32,716, 143,671 and 296,334, respectively.

According to a third party market report, the Las Olas City Centre Property submarket’s central South Florida location, its access to a deep talent pool and recent infrastructure upgrades are some of the area's primary tenant draws. Many financial and business services companies and technology firms occupy space in this area. The submarket vacancy for all properties in the submarket was 11.3% as of October 2024, while the submarket vacancy for the Downtown Fort Lauderdale Class A office market was approximately 15.0% as of year-end 2024. According to a third party market report, South Florida’s rent growth ranks 1st nationally at a 28.8% increase recorded over the last five years .. Based on market rents identified by the appraiser, contract rents at the Las Olas City Centre Property are 18.0% below market, providing a mark-to-market opportunity as tenants roll.

According to a third party market report, while office rent growth across the U.S. has decelerated and has not yet recovered to pre-pandemic levels, rent growth in Fort Lauderdale has recently surged above last year’s levels. Annual rent gains in downtown Fort Lauderdale have remained positive at 2.8%, slightly above broader Fort Lauderdale market gains. Still, this marks a slowdown from peak rent growth of over 8% in the second quarter of 2022 and falls below the five-year historical average of 3.5%.

The table below presents certain information relating to office leases comparable to the Las Olas City Centre Property identified by the appraisal:

Comparable Office Leases(1)
Property Name	Year Built/Renovated	Total NRA	Occupancy	Tenant	Rent PSF	Lease Date	Lease Term (Mos.)
Las Olas City Centre	2003 / 2023	410,561(2)	94.6%(2)	Bank of America(2)	$36.33(2)	Various(2)	Various(2)
One Financial Plaza	1972 / 2018	275,618	94.0%	Xplore Group, LLC	$35.02	Aug-23	25
Broward Financial Center	1985 / 2024	325,486	76.0%	Direct Deals Corp	$35.00	Dec-23	63
200 East Broward	1992 / 2002	235,110	76.0%	Asking Rent	$45.00	Jan-25	N/A
The Main Las Olas	2020 / NAP	387,402	100.0%	Bankers Healthcare	$46.00	Dec-22	60
Las Olas Square	1991 / NAP	278,635	93.0%	Asking Rent	$55.00	Jan-25	N/A
Weighted Average(3)			88.6%		$43.11
(1)	Information obtained from the appraisal, unless otherwise specified.
(2)	Based on the underwritten rent roll dated as of February 13, 2025.
(3)	Weighted Average excludes the Las Olas City Centre Property.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

131

Office – CBD	Loan #14	Cut-off Date Balance:	$30,000,000
401 East Las Olas Boulevard	Las Olas City Centre	Cut-off Date LTV:	65.1%
Fort Lauderdale, FL 33301		UW NCF DSCR:	1.78x
		UW NOI Debt Yield:	12.8%

The following table presents certain information relating to the appraisal’s market rent conclusions for the Las Olas City Centre Property:

Market Rent Summary(1)
	Lower Floor Office - Multi-Tenant Space:	Lower Floor Office - Full Floor Space:	Upper Floor Office - Multi-Tenant Space:	Upper Floor Office - Full Floor Space:	Restaurant/Primary Retail Space:	Retail Space:	Storage Space:
Market Rent (PSF)	$50.00	$48.00	$54.00	$52.50	$70.00	$55.00	$30.00
Average Lease Term (Months)	65	132	65	132	132	132	60
Escalations	3.00%/year	3.00%/year	3.00%/year	3.00%/year	3.00%/year	3.00%/year	3.00%/year
Reimbursement	NNN	NNN	NNN	NNN	NNN	NNN	None
Tenant Improvements (New/Renewal)	$50 / $10	$75 / $15	$50 / $10	$75 / $15	$100 / $15	$50 / $10	$0 / $0
Leasing Commissions (New/Renewal)	6.0% / 3.0%	6.0% / 3.0%	6.0% / 3.0%	6.0% / 3.0%	6.0% / 3.0%	6.0% / 3.0%	6.0% / 3.0%
(1)	Source: Appraisal.

Appraisal. According to the appraisal, the Las Olas City Centre Property had an “as-is” appraised value of $222,700,000 as of January 15, 2025.

Environmental Matters. According to the Phase I environmental site assessment dated November 21, 2024, there was no evidence of any recognized environmental conditions at the Las Olas City Centre Property.

The following table presents certain information relating to the historical operating performance and Underwritten Net Cash Flow at the Las Olas City Centre Property:

	Cash Flow Analysis
	2020	2021	2022	2023	TTM 10/31/2024	UW(1)	UW Per SF
Rents in Place	$12,585,092	$12,352,161	$12,721,326	$12,868,326	$14,919,926	$16,192,399	$39.44
Rent Steps	$0	$0	$0	$0	$0	1,215,598	$2.96
Straight Line IG Rent	$0	$0	$0	$0	$0	207,892	$0.51
Vacant Income	$0	$0	$0	$0	$0	1,185,352	$2.89
Gross Potential Income	$12,585,092	$12,352,161	$12,721,326	$12,868,326	$14,919,926	$18,801,241	$45.79
Expense Reimbursements	$6,805,759	$6,922,967	$7,258,717	$7,771,304	$7,879,935	$7,587,948	$18.48
Other Income(2)	$1,797,183	$1,746,157	$1,144,966	$1,968,870	$2,354,216	$1,867,472	$4.55
Net Rental Income	$21,188,034	$21,021,285	$21,125,009	$22,608,500	$25,154,076	$28,256,661	$68.82
(Vacancy)(3)	($616,877)	$0	$0	$0	($468,753)	($1,412,833)	($3.44)
Effective Gross Income	$20,571,157	21,021,285	$21,125,009	$22,608,500	$24,685,323	$26,843,828	$65.38
Real Estate Taxes	$3,712,692	$3,705,666	$3,883,584	3,757,419	$3,602,335	$3,520,602	$8.58
Insurance	$233,962	$301,971	$350,502	$596,058	562,314	807,172	$1.97
Management Fee	$301,349	$268,897	$288,855	$356,596	$380,981	$536,877	$1.31
Other Operating Expenses	$2,711,437	$2,872,181	$3,280,356	$3,440,048	$3,591,303	$3,431,848	$8.36
Total Expenses	$6,959,440	$7,148,715	$7,803,297	$8,150,121	$8,136,933	$8,296,499	$20.21
Net Operating Income(4)(5)	$13,611,717	$13,872,570	$13,321,712	$14,458,379	$16,548,390	$18,547,329	$45.18
Replacement Reserves	$0	$0	$0	$0	$0	$82,112	$0.20
TI/LC	$0	$0	$0	$0	$0	$1,026,403	$2.50
Net Cash Flow	$13,611,717	$13,872,570	$13,321,712	$14,458,379	$16,548,390	$17,438,815	$42.48

Occupancy(6)	90.5%	88.5%	84.2%	90.0%	94.6%	95.0%
NOI DSCR(7)	1.39x	1.42x	1.36x	1.48x	1.69x	1.89x
NCF DSCR(7)	1.39x	1.42x	1.36x	1.48x	1.69x	1.78x
NOI Debt Yield(7)	9.4%	9.6%	9.2%	10.0%	11.4%	12.8%
NCF Debt Yield(7)	9.4%	9.6%	9.2%	10.0%	11.4%	12.0%
(1)	Based on the underwritten rent roll dated February 13, 2025.
(2)	UW Other Income is based on the borrower sponsor’s 2025 budget and inclusive of income from parking, telecom and other miscellaneous income.
(3)	Vacancy reflects bad debt for historical periods.
(4)	The increase in TTM 10/31/2024 NOI from 2023 NOI is primarily attributable to three leases executed in July, August and October 2023, corresponding to approximately 30,519 SF and $1,365,624 of UW Base Rent.
(5)	The increase in UW NOI from 10/31/2024 NOI is primarily attributable to (i) recent leasing since October 2024 (approximately 19,183 SF and $640,088 of UW Base Rent commenced since October 2024), (ii) contractual rent steps through February 2026 (in the amount of approximately $1.2 million) and (iii) future rent step credit for investment grade tenants (in the amount of $207,892).
(6)	UW Occupancy % represents the economic occupancy based on the underwritten rent roll dated February 13, 2025. Historical occupancies represent physical occupancies.
(7)	Debt service coverage ratios and debt yields are based on the Las Olas City Centre Whole Loan.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

132

Mortgage Loan No. 15 – Logan Cargo Park

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	MSMCH			Single Asset/Portfolio:	Single Asset
Credit Assessment (Fitch/Moody’s/KBRA):	NR/NR/NR			Location:	East Boston, MA 02128
Original Balance(1):	$30,000,000			General Property Type:	Industrial
Cut-off Date Balance(1):	$30,000,000			Detailed Property Type:	Warehouse/Distribution
% of Initial Pool Balance:	3.4%			Title Vesting:	Fee/Leasehold
Loan Purpose:	Refinance			Year Built/Renovated:	1965, 2005/2022
Borrower Sponsor:	Cargo Ventures			Size:	266,690 SF
Guarantor:	Christopher M. Jeffries			Cut-off Date Balance PSF(1):	$450
Mortgage Rate:	6.9000%			Maturity Date Balance PSF(1):	$450
Note Date:	2/27/2025			Property Manager:	Cargo Ventures LLC
Maturity Date:	3/7/2030				(borrower-related)
Term to Maturity:	60 months			Underwriting and Financial Information
Amortization Term:	0 months			UW NOI(2):	$10,917,452
IO Period:	60 months			UW NCF:	$10,597,424
Seasoning:	1 month			UW NOI Debt Yield(1):	9.1%
Prepayment Provisions:	L(25),D(28),O(7)			UW NCF Debt Yield(1):	8.8%
Lockbox/Cash Mgmt Status:	Hard/In Place			UW NOI Debt Yield at Maturity(1):	9.1%
Additional Debt Type(1):	Pari Passu			UW NCF DSCR:	1.26x
Additional Debt Balance(1):	$90,000,000			Most Recent NOI(2):	$7,495,610 (12/31/2024)
Future Debt Permitted (Type):	No (NAP)			2nd Most Recent NOI:	$7,305,215 (12/31/2023)
Reserves				3rd Most Recent NOI:	$5,802,539 (12/31/2022)
Type	Initial	Monthly	Cap	Most Recent Occupancy:	95.2% (2/25/2025)
RE Taxes:	$137,869	$137,869	NAP	2nd Most Recent Occupancy:	94.1% (12/31/2023)
Insurance:	$0	$27,017	NAP	3rd Most Recent Occupancy:	93.7% (12/31/2022)
Replacement Reserve:	$0	$5,556	$62,500	Appraised Value (as of):	$213,400,000 (1/24/2025)
TI/LC Reserve:	$350,000	$11,112	$125,000	Appraised Value PSF:	$800
Ground Rent Reserve:	$0	$39,455	NAP	Cut-off Date LTV Ratio(1):	56.2%
Delta Reserve:	$6,070,703	$0	NAP	Maturity Date LTV Ratio(1):	56.2%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan Amount:	$120,000,000	100.0%	Loan Payoff:	$96,781,961	80.7%
			Return of Equity:	$14,477,699	12.1%
			Upfront Reserves:	$6,558,572	5.5%
			Closing Costs:	$2,181,769	1.8%
Total Sources:	$120,000,000	100.0%	Total Uses:	$120,000,000	100.0%

(1)	The Logan Cargo Park Mortgage Loan (as defined below) is part of the Logan Cargo Park Whole Loan (as defined below), with an aggregate original principal amount of $120,000,000. The Cut-off Date Balance PSF, Maturity Date Balance PSF, UW NOI Debt Yield, UW NCF Debt Yield, UW NOI Debt Yield at Maturity, UW NCF DSCR, Cut-off Date LTV Ratio and Maturity Date LTV Ratio numbers presented above are based on the Logan Cargo Park Whole Loan.
(2)	UW NOI includes rent steps of $3,064,007 from the Delta Air Lines Inc. lease through April 2027. The increase from Most Recent NOI to UW NOI is due to the inclusion of the Delta rent steps. Delta currently is required to pay $30.03 PSF annually, and beginning in April 2027, will be required to pay $65.85 PSF through its lease expiration date on March 31, 2032. The borrower reserved $6,070,703 with the lender at origination for Delta’s rent differential through March 2027.

The Mortgage Loan. The fifteenth largest mortgage loan (the “Logan Cargo Park Mortgage Loan”) is part of a whole loan (the “Logan Cargo Park Whole Loan”) evidenced by five pari passu promissory notes with an aggregate original principal amount of $120,000,000. The Logan Cargo Park Whole Loan is secured by a first priority fee and leasehold mortgage encumbering a 266,690 SF industrial property located in East Boston, Massachusetts (the “Logan Cargo Park Property”). The Logan Cargo Park Mortgage Loan is evidenced by the non-controlling Notes A-3, A-4, and A-5 with an aggregate original principal amount of $30,000,000. The Logan Cargo Park Whole Loan will be serviced pursuant to the pooling and servicing agreement for the MSBAM 2025-5C1 securitization trust. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans”, and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans” in the prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

133

Industrial – Warehouse/Distribution	Loan #15	Cut-off Date Balance:	$30,000,000
440 and 480 William F McClellan Highway	Logan Cargo Park	Cut-off Date LTV:	56.2%
East Boston, MA 02128		UW NCF DSCR:	1.26x
		UW NOI Debt Yield:	9.1%

The table below summarizes the promissory notes that comprise the Logan Cargo Park Whole Loan.

Logan Cargo Park Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Note
A-1	$70,000,000	$70,000,000	MSBAM 2025-5C1	Yes
A-2	$20,000,000	$20,000,000	MSBAM 2025-5C1	No
A-3	$10,000,000	$10,000,000	BANK5 2025-5YR14	No
A-4	$10,000,000	$10,000,000	BANK5 2025-5YR14	No
A-5	$10,000,000	$10,000,000	BANK5 2025-5YR14	No
Total	$120,000,000	$120,000,000

The Borrowers and Borrower Sponsor. The borrowers for the Logan Cargo Park Whole Loan are 440 McClellan LLC and 480 McClellan LLC, each a single-purpose Delaware limited liability company with two independent directors in its organizational structure. The borrower sponsor is Cargo Ventures, a full-service real estate development, investment, and management company, bringing together expertise from pre-development planning and construction. Cargo Ventures has undertaken logistics related projects in the United States and Europe totaling in excess of 3.9 million SF. Cargo Ventures focuses on developing, owning and operating industrial facilities in close proximity to major transportation gateways and is focused on managing and growing its Boston Airport centric properties. The chief executive officer and founder of Cargo Ventures is Jacob Citrin, who owns a 19.8% indirect stake in the borrower. Cargo Ventures manages both the Logan Cargo Park Whole Loan borrowers, and the Logan Cargo Park Property.

The non-recourse carveout guarantor for the Logan Cargo Park Whole Loan is Christopher M. Jeffries, who is an American real estate developer, owner and philanthropist. He is the founder of Millennium Partners, a national real estate development firm. Founded in 1992, Millennium Partners has developed more than 3,200 luxury condominiums, eight five-star hotels, two extended-stay luxury hotels, 2.0 million SF of office space, 1.0 million SF of retail space, 4,150 parking spaces, five Loews Cineplex theaters and five health clubs. Today, Millennium Partners owns and operates a portfolio reportedly worth more than $5 billion. Christopher M. Jeffries owns a 57.8% interest in the borrower.

The Logan Cargo Park Whole Loan documents permit transfers of equity, including controlling interests in the related borrowers, to the following specified entities: Delaware Life Insurance Company, Declaration Partners Real Estate LLC, and Massachusetts Mutual Life Insurance, as well as their affiliates, provided certain conditions are satisfied.

The borrowers have incurred two loans aggregating $1,906,478 pursuant to the Massachusetts Commercial Property Assessed Clean Energy Program (the “C-PACE Loans”). The C-PACE Loans are paid through tax assessments and are secured by tax liens which are superior to the lien of the Logan Cargo Park Whole Loan documents.

The Property. The Logan Cargo Park Property consists of two-adjacent industrial warehouse/distribution buildings (the “440 William F McClellan Highway Building” and the “480 William F McClellan Highway Building”) comprising 266,690 SF in East Boston, Massachusetts, located approximately 2.0 miles from the entrance to Logan International Airport. The Logan Cargo Park Property sits within the only immediate industrial area in Logan International Airport, serving the airport’s passenger and freight carriers. The operations at the Logan Cargo Park Property include the airport’s two largest carriers, Delta and JetBlue, and are important for the day-to-day airline operations. The borrower sponsor has invested approximately $6.5 million into the Logan Cargo Park Property since 2021. As of February 25, 2025, the Logan Cargo Park Property was 95.2% occupied.

The 440 William F McClellan Highway Building was originally constructed in 1965, expanded in 1977 and 1991, and was renovated in 1985, 2006, and 2022. The interior is largely comprised of industrial space with a mix of food processing/preparation areas, cold storage, and dry storage. The building also features a portion of second floor mezzanine area that is primarily built out with office finish. At the front of the site is a freestanding Starbucks leased building with a drive-through. The two largest tenants at the 440 William F McClellan Highway Building, Delta and JetBlue, comprise 94.3% of NRA, with one additional office tenant, two additional industrial tenants, and Starbucks as the sole retail tenant. As of February 25, 2025, the 440 William F McClellan Highway Building was 98.9% occupied.

The 480 William F McClellan Highway Building was constructed in 2005 and is situated on a 5.1-acre site that is ground leased from the Massachusetts Port Authority. The building includes a four-story office component and an 80,810 SF single-story industrial component leased to Forward Air and JetBlue. Forward Air and JetBlue comprise 62.2% of NRA of the 480 William F McClellan Highway Building, with an additional 10 office tenants located at the property. As of February 25, 2025, the 480 William Highway Building was 91.9% occupied, with only office space contributing to the vacant space.

Major Tenants.

Delta Air Lines, Inc. (85,539 SF, 32.1% of NRA, 30.5% of underwritten rent). Delta Air Lines, Inc. (“Delta”) is a major airline in the United States, headquartered in Atlanta, Georgia. Founded in 1925, Delta is the United States’ oldest operating airline, and the seventh oldest operating airline worldwide. Delta operates over 5,400 flights daily and serves 325 destinations in 52 countries on six continents. Delta employs approximately 103,000 employees worldwide. Delta’s current lease expires in March, 2027, and Delta is currently required to pay $30.03 PSF. Delta has executed its renewal option, and will be required to pay $65.85 PSF from April 2027 through its lease renewal expiration date of March 31, 2032. As such, a $3,064,007 annual rent increase was underwritten through March, 2027. The borrower reserved $6,070,703 with the lender at origination for Delta’s rent differential through March 2027. Delta has occupied 85,539 SF of industrial space at the 440 William F McClellan Highway Building since 2022, has a lease expiration date of March 31, 2032, and has one, five-year renewal option remaining.

Forward Air (62,216 SF, 23.3% of NRA, 32.7% of underwritten rent). Forward Air provides surface transportation and related logistics services to the air freight market. The company provides scheduled surface transportation of cargo as an alternative to air transportation, and brokerage transportation services. The wholesale transportation community logistics companies, freight forwarders, integrated air cargo carriers, passenger cargo airlines, and non-traditional shippers utilize Forward Air as a single-source provider. Forward Air has occupied 62,216 SF of industrial space at the 480 William F McClellan Highway Building since 2009, has a lease expiration date of January 31, 2032, and has one, five-year renewal option remaining.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Industrial – Warehouse/Distribution	Loan #15	Cut-off Date Balance:	$30,000,000
440 and 480 William F McClellan Highway	Logan Cargo Park	Cut-off Date LTV:	56.2%
East Boston, MA 02128		UW NCF DSCR:	1.26x
		UW NOI Debt Yield:	9.1%

JetBlue (57,872 SF, 21.7% of NRA, 19.9% of underwritten rent). JetBlue is a major airline in the United States, headquartered in Long Island City in Queens, New York, with corporate offices in Utah and Florida. JetBlue operates over 1,000 flights daily and serves over 100 domestic and international network destinations in the Americas and Europe. The airline operates out of six hubs, with its primary being New York’s JFK International Airport. JetBlue was founded in 1998 and employs over 23,000 employees. JetBlue has occupied 31,322 SF of industrial space at the 440 William F McClellan Highway Building since 2018, has a lease expiration date of August 31, 2028, and has one, five-year renewal option remaining. JetBlue has occupied 18,594 SF of industrial space with an additional 7,956 SF of office space at the 480 William F McClellan Highway Building since 2018, has a lease expiration date of July 31, 2028, and has one, five-year renewal option remaining.

The following table presents certain information relating to the tenants at the Logan Cargo Park Property:

Tenant Summary(1)
Tenant Name	Credit Rating (Fitch/ Moody's/S&P)	Building	Tenant SF	Approx.% of SF	Annual UW Base Rent	Annual UW Base Rent PSF		% of Total Annual UW Base Rent	Lease Expiration	Renewal Option	Term. Option (Y/N)
Delta Air Lines Inc.	BBB/Baa1/BBB-	440 William F McClellan Highway	85,539	32.1%	$3,720,443	$43.49		30.5%	3/31/2032	1 x 5 year	N
Forward Air	B/NR/B	480 William F McClellan Highway	62,216	23.3%	$3,987,267	$64.09		32.7%	1/31/2032	1 x 5 year	N
JetBlue	BB/B3/B-	440 William F McClellan Highway / 480 William F McClellan Highway	57,872	21.7%	$2,431,997	$42.02		19.9%	Various(2)	1 x 5 year	N
FedEx Trade Networks	NR/NR/NR	480 William F McClellan Highway	9,967	3.7%	$369,445	$37.07		3.0%	10/31/2026	2 x 3 year	N
Kyon Pharma	NR/NR/NR	480 William F McClellan Highway	7,766	2.9%	$273,436	$35.21		2.2%	11/30/2025	1 x 5 year	N
Subtotal/Wtd. Avg.			223,360	83.8%	$10,782,589	$48.27		88.4%

Other Tenants			30,410	11.4%	$1,408,904	$46.33		11.6%
Vacant Space			12,920	4.8%	$0	$0.00		0.0%
Total/Wtd. Avg.			266,690	100.0%	$12,191,492	$48.04	(3)	100.0%

(1)	Information is based on the underwritten rent roll dated February 25, 2025.
(2)	JetBlue has 31,322 SF of industrial space at the 440 William F McClellan Highway Building that has a lease expiration date of August 31, 2028, and has 18,594 SF of industrial space with an additional 7,956 SF of office space at the 480 William F McClellan Highway Building that has a lease expiration date of July 31, 2028.
(3)	Excludes Vacant Space.

The following table presents certain information relating to the lease rollover schedule at the Logan Cargo Park Property:

Lease Rollover Schedule(1)
Year	# of Leases Rolling	SF Rolling	UW Base Rent PSF Rolling		Approx. % of Total SF Rolling	Approx. Cumulative % of SF Rolling	Total UW Base Rent Rolling	Approx. % of Total Rent Rolling	Approx. Cumulative % of Total Rent Rolling
MTM	0	0	$0.00		0.0%	0.0%	$0	0.0%	0.0%
2025	5	12,375	$33.96		4.6%	4.6%	$420,269	3.4%	3.4%
2026	3	12,587	$36.47		4.7%	9.4%	$459,074	3.8%	7.2%
2027	6	9,071	$39.65		3.4%	12.8%	$359,689	3.0%	10.2%
2028	4	59,572	$44.84		22.3%	35.1%	$2,671,330	21.9%	32.1%
2029	0	0	$0.00		0.0%	35.1%	$0	0.0%	32.1%
2030(3)	1	12,410	$46.21		4.7%	39.8%	$573,420	4.7%	36.8%
2031	0	0	$0.00		0.0%	39.8%	$0	0.0%	36.8%
2032	2	147,755	$52.17		55.4%	95.2%	$7,707,710	63.2%	100.0%
2033	0	0	$0.00		0.0%	95.2%	$0	0.0%	100.0%
2034	0	0	$0.00		0.0%	95.2%	$0	0.0%	100.0%
2035	0	0	$0.00		0.0%	95.2%	$0	0.0%	100.0%
2036 & Beyond	0	0	$0.00		0.0%	95.2%	$0	0.0%	100.0%
Vacant	0	12,920	$0.00		4.8%	100.0%	$0	0.0%	100.0%
Total/Wtd. Avg.	21	266,690	$48.04	(3)	100.0%		$12,191,492	100.0%

(1)	Information is based on the underwritten rent roll dated February 25, 2025.
(2)	The maturity date of the Logan Cargo Park Whole Loan is March 7, 2030.
(3)	Excludes Vacant Space.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Industrial – Warehouse/Distribution	Loan #15	Cut-off Date Balance:	$30,000,000
440 and 480 William F McClellan Highway	Logan Cargo Park	Cut-off Date LTV:	56.2%
East Boston, MA 02128		UW NCF DSCR:	1.26x
		UW NOI Debt Yield:	9.1%

Ground Lease. The borrower’s interest in the 480 William McClellan Highway Building consists of a ground leasehold interest under a ground lease between the Massachusetts Port Authority and the related borrower. The ground lease has a term expiring on May 26, 2120, with no extension options. The ground lease provides for rent of $473,460 annually through May 26, 2025, which increases by 20% every ten years, commencing May 27, 2025. The ground lease contains certain restrictions on transfers and subleases of the ground leasehold estate, and the entities which may hold a mortgage on such estate. In particular, while the ground lessor’s consent is not required for an assignment of the leasehold estate as a result of foreclosure or deed in lieu thereof, further assignments require the ground lessor’s consent, not to be unreasonably withheld, conditioned or delayed. See “Description of the Mortgage Pool—Fee & Leasehold Estates—Ground Leases” for further information regarding the ground lease.

The Market. The Logan Cargo Park Property is located in East Boston, Massachusetts, approximately 2.0 miles from the Logan International Airport entrance, and located within the urban submarket of the Greater Boston Metro industrial market. According to the appraisal, as of the fourth quarter of 2024, the vacancy rate in the Greater Boston Metro industrial market was 7.5%, with average asking rents of $15.30 PSF, and an inventory of approximately 315.8 million SF. According to the appraisal, as of the fourth quarter of 2024, the vacancy rate in the urban submarket was 5.0%, with average asking rents of $26.49 PSF and an inventory of approximately 14.3 million SF. According to the appraisal, the estimated 2024 population within a one-, three-, and five-mile radius of the 440 William F McClellan Highway Building was 32,163, 240,876 and 592,439, respectively. According to the appraisal, the 2024 average household income within the same radii was $105,540, $120,686, and $153,299, respectively. According to the appraisal, the estimated 2024 population within a one-, three-, and five-mile radius of the 480 William F McClellan Highway Building was 33,009, 234,874 and 580,392, respectively. According to the appraisal, the 2024 average household income within the same radii was $105,485, $117,473 and $153,065, respectively.

The following table presents certain information relating to the appraisal’s market rent conclusions for the Logan Cargo Park Property:

Market Rent Summary
Category	Market Rent (PSF)	Lease Term (Yrs)	Rental Increase Projection	Tenant Improvements (New / Renewals)	Leasing Commissions (New / Renewals)	Reimbursements
Industrial Warehouse:	$65.00	5	3% per annum	$5.00 / $2.00	6.0% / 6.0%	NNN
Office:	$30.00	5	3% per annum	$25.00 / $2.00	6.0% / 6.0%	OFF MG
Retail:	$130.00	10	3% per annum	$5.00 / $5.00	6.0% / 6.0%	NNN

Source: Appraisal.

The following table presents certain information relating to industrial leases comparable to the Logan Cargo Park Property:

Comparable Industrial Lease Summary
Property Name/Location	Year Built / Renovated	Total SF	Tenant Name	Lease SF	Lease Term (yrs.)	Rent PSF	Lease Type
Logan Cargo Park (subject) (1) 440 William F McClellan Highway East Boston, MA	1965 / 2022	123,956	Delta Air Lines Inc.	85,539	10.0	$43.49	NNN
Logan Cargo Park (subject)(1) 480 William F McClellan Highway East Boston, MA	2005 / NAP	142,734	Forward Air	62,216	10.0	$64.09	NNN
370 McClellan Highway East Boston, MA	1986 / NAP	19,461	Patriot Logistics	15,700	7.3	$43.00	NNN
310 McClellan Highway East Boston, MA	1980 / NAP	16,219	HG Bos Duty Free	11,278	12.5	$40.00	NNN
580 & 467 Chelsea Street Boston, MA	1965 / 2005	103,687	AirTime Express	18,421	5.0	$40.00	NNN
New Bedford Foss Marine Terminal 13 Pine Street New Bedford, MA	2024 / NAP	200,000	Southcoast Wind Vineyard Offshore	30,000 30,000	20.0 20.0	$80.05 $86.78	Gross Gross
Logan Airport Industrial Building 13 One Harborside Drive East Boston, MA	NAV	24,682	Confidential	24,682	5.0	$73.09	NNN

Source: Appraisal, unless otherwise noted.

(1)	Information is based on the underwritten rent roll dated February 25, 2025, other than Year Built / Renovated and Lease Type.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

136

Industrial – Warehouse/Distribution	Loan #15	Cut-off Date Balance:	$30,000,000
440 and 480 William F McClellan Highway	Logan Cargo Park	Cut-off Date LTV:	56.2%
East Boston, MA 02128		UW NCF DSCR:	1.26x
		UW NOI Debt Yield:	9.1%

The following table presents certain information relating to office/retail leases comparable to the Logan Cargo Park Property:

Comparable Office/Retail Lease Summary
Property Name/Location	Year Built / Renovated	Total SF	Tenant Name	Lease SF	Lease Term (yrs.)	Rent PSF	Lease Type
Logan Cargo Park (subject) (1) 440 William F McClellan Highway East Boston, MA	1965 / 2022	123,956	Starbucks Corporation	1,700	10	$140.78	NNN
Logan Cargo Park (subject)(1) 480 William F McClellan Highway East Boston, MA	2005 / NAP	142,734	Kyon Pharma Gandara Mental Health	7,766 2,373	Various(2) 3.0	$35.21 $33.61	OFF MG OFF MG
Commerce Place 350 Main Street Malden, MA	1989 / NAP	169,800	Cambridge Health Alliance Berlin Packaging Spaulding Rehab	69,592 5,088 10,750	5.3 7.2 5.0	$28.75 $31.00 $29.00	Base Year Stop Modified Gross NNN
The Schrafft Center 529 Main Street Charlestown, MA	1928 / 1986	609,536	Bevi Accion Systems	13,364 13,457	7.4 3.0	$38.00 $40.00	Base Year Stop Base Year Stop
Starbucks 25A American Legion Highway Revere, MA	2023 / NAP	2,200	Starbucks	2,200	10.0	$90.00	NNN
Starbucks 399 Union Street Ashland, MA	2024 / NAP	2,575	Starbucks	2,575	10.0	$67.96	NNN
Dunkin Donuts 620 & 632 Main Street Wakefield, MA	1999 / NAP	1,888	Dunkin’ Donuts	1,888	20.0	$79.45	Absolute Net
Starbucks 1207 North 91st Avenue Tolleson, AZ	2024 / NAP	1,470	Starbucks	1,470	15.0	$127.55	Absolute Net
Starbucks 2536 Highland Avenue Highland, CA	2024 / NAP	1,020	Starbucks	1,020	10.0	$182.96	NNN

Source: Appraisal, unless otherwise noted.

(1)	Information is based on the underwritten rent roll February 25, 2025, other than Year Built / Renovated and Lease Type.
(2)	1,639 SF of the Kyon Pharma space has a lease term of 4.0 years. 6,127 SF of the Kyon Pharma space has a lease term of 7.2 years.

Appraisal. The appraisal concluded to an “As-is” value for the Logan Cargo Park Property of $213,400,000 as of January 24, 2025.

Environmental Matters. According to the Phase I environmental site assessments dated January 30, 2025, there was no evidence of any recognized environmental conditions at the Logan Cargo Park Property. The Phase I for the 480 McClellan Property identified a controlled recognized environmental condition relating to oil related polycyclic aromatic hydrocarbons and related activity and use limitations. See “Description of the Mortgage Pool—Environmental Considerations” in the prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

137

Industrial – Warehouse/Distribution	Loan #15	Cut-off Date Balance:	$30,000,000
440 and 480 William F McClellan Highway	Logan Cargo Park	Cut-off Date LTV:	56.2%
East Boston, MA 02128		UW NCF DSCR:	1.26x
		UW NOI Debt Yield:	9.1%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and Underwritten Net Cash Flow at the Logan Cargo Park Property:

Cash Flow Analysis
	2021	2022	2023	2024	UW		UW PSF
Gross Potential Rent(1)	$4,870,775	$7,233,463	$8,369,452	$8,829,051	$12,223,097		$45.83
Reimbursement	$1,971,853	$2,529,068	$2,869,599	$3,003,183	$3,162,182		$11.86
Solar Income	$0	$0	$0	$0	$44,555		$0.17
Parking/Miscellaneous Income	$16,083	$39,348	$7,320	$3,587	$3,677		$0.01
Billboard Income	$20,425	$34,093	$34,908	$11,880	$55,000		$0.21
Less Vacancy & Credit Loss	$0	$0	$0	$0	$0		$0.00
Effective Gross Income	$6,879,136	$9,835,972	$11,281,279	$11,847,701	$15,488,511		$58.08

Real Estate Taxes	$1,179,160	$1,287,863	$1,536,846	$1,560,614	$1,654,427		$6.20
Insurance	$171,896	$190,402	$229,542	$268,413	$280,249		$1.05
Ground Rent	$473,457	$473,457	$473,457	$473,457	$528,694		$1.98
Other Operating Expenses	$1,822,907	$2,081,711	$1,736,218	$2,049,606	$2,107,689		$7.90
Total Operating Expenses	$3,647,419	$4,033,433	$3,976,063	$4,352,091	$4,571,059		$17.14

Net Operating Income(1)	$3,231,717	$5,802,539	$7,305,215	$7,495,610	$10,917,452		$40.94
Capital Expenditures	$0	$0	$0	$0	$53,338		$0.20
TI/LC	$0	$0	$0	$0	$266,690		$1.00
Net Cash Flow	$3,231,717	$5,802,539	$7,305,215	$7,495,610	$10,597,424		$39.74

Occupancy %	88.6%	93.7%	94.1%	95.2%	95.2%	(2)
NOI DSCR(3)	0.38x	0.69x	0.87x	0.89x	1.30x
NCF DSCR(3)	0.38x	0.69x	0.87x	0.89x	1.26x
NOI Debt Yield(3)	2.7%	4.8%	6.1%	6.2%	9.1%
NCF Debt Yield(3)	2.7%	4.8%	6.1%	6.2%	8.8%

(1)	UW Gross Potential Rent is based on the rent roll as of February 25, 2025 and includes rent steps of $3,064,007 from the Delta Air Lines Inc. lease through April 2027. The increase from Most Recent NOI to UW NOI is due to the inclusion of the Delta rent steps. Delta currently is required to pay $30.03 PSF annually, and beginning in April 2027, will be required to pay $65.85 PSF through its lease expiration date on March 31, 2032. The borrower reserved $6,070,703 with the lender at origination for Delta’s rent differential through March 2027.
(2)	UW Occupancy % represents economic occupancy.
(3)	DSCRs and Debt Yields are based on the Logan Cargo Park Whole Loan.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

138

BANK5 2025-5YR14	Transaction Contact Information
VI.	Transaction Contact Information

Questions regarding this Structural and Collateral Term Sheet may be directed to any of the following individuals:

Wells Fargo Securities, LLC

Brigid Mattingly	Tel. (312) 269-3062

Sean Duffy	Tel. (312) 827-1518

Daniel Thomas	Tel. (212) 214-2813

BofA Securities, Inc.

Leland F. Bunch, III	Tel. (646) 855-3953

Danielle Caldwell	Tel. (646) 855-3421

J.P. Morgan Securities LLC

Avinash Sharma	Tel. (212) 834-3111

Kunal Singh	Tel. (212) 834-5467

Harris Rendelstein	Tel. (212) 834-6737

Derrick Fetzer	Tel. (212) 834-3111

Morgan Stanley & Co. LLC

Nishant Kapur	Tel. (212) 761-1483

Jane Lam	Tel. (212) 761-3507

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

139